                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         SUNSTONE HOTEL INVESTORS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

          Common stock, $0.01 par value per share, of Sunstone Hotel Investors, Inc. Class A cumulative convertible preferred stock, $0.01 par value per share, of Sunstone Hotel Investors, Inc.
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

          39,757,386 shares of common stock, assuming the exercise of all currently outstanding options to purchase common stock and the conversion of all other outstanding securities (other than preferred stock) currently convertible into shares of common stock and no other issuance or redemption of common stock
          250,000 shares of preferred stock
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the aggregate of the cash and value of securities and other property to be distributed to the stockholders of Sunstone Hotel Investors, Inc.
          $10.41 per share of common stock
          $100.00 per share of preferred stock
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction: $438,874,389

     -------------------------------------------------------------------------


     (5) Total fee paid: $87,775

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                      [LOGO OF SUNSTONE HOTEL INVESTORS]


                                                    ___________ ___, 1999



Dear Sunstone Hotel Investors, Inc. Stockholder:

     You are cordially invited to attend the special meeting of stockholders of Sunstone Hotel Investors, Inc., a Maryland corporation (we refer to ourselves as "Sunstone," "we" or "us"), to be held on _________ ___, 1999 at ______ a.m., local time, at ______________________________.

     At the special meeting, you will be asked to vote on a set of proposals (Items 1, 2 and 3 on your Proxy) relating to the merger of SHP Investors Sub, Inc., a Maryland corporation, with and into Sunstone. SHP Investors Sub is a subsidiary of SHP Acquisition, L.L.C., a Delaware limited liability company.

     If the proposals are approved and the merger is consummated, you will receive $10.35 in cash for each share of our common stock that you own, subject to adjustment as described below. In addition, you and the other common stockholders will be paid an amount equal to your proportionate share of 50% of the increase in our cash balance on the date five business days prior to the merger as compared to our cash balance on June 30, 1999, in each case as calculated as provided in the merger agreement. This additional payment to you and the other stockholders will be at least $2.5 million, or approximately 6 cents per share, even if the increase in the cash balance is less than that amount. The merger agreement also provides for a possible decrease in the merger price in the event certain transaction expenses and consent payments exceed amounts specified in the merger agreement. The price of $10.41 per share of common stock represents a premium of approximately 44.18% to the average closing price of the common stock on the New York Stock Exchange of $7.22 over the 30-day period ending on and including April 5, 1999, the day prior to the date SHP Acquisition (through an affiliate) publicly disclosed its initial cash offer of $9.50 to $10.00 per share. If the merger is completed, holders of our preferred stock will receive an amount equal to the liquidation preference ($100.00, plus accrued and unpaid dividends) for each share of preferred stock owned by them.

     The accompanying proxy statement provides a detailed description of the merger and other information regarding matters to be considered at the special meeting. As described in this proxy statement, at the special meeting, you will be asked to consider and vote upon the adoption and authorization of an Agreement and Plan of Merger dated as of July 12, 1999 among us, SHP Acquisition and SHP Investors Sub, as well as certain related matters that are required to permit the merger. Please note that unless our stockholders approve all three proposals, we will not implement any of the proposals. A copy of the merger agreement is attached to the proxy statement as Appendix A.

     An independent Special Committee of our Board of Directors has carefully reviewed and considered the terms and conditions of the merger and the related proposals that are required to implement the merger. The Special Committee consists of five members of our Board of

Directors who are not employees of or otherwise affiliated with us, SHP Acquisition or its affiliates.

     Our Board of Directors, acting on the unanimous recommendation of the Special Committee, unanimously believes that the proposed merger and the related matters to be voted upon at the special meeting are in the best interests of our stockholders, has approved the merger, the merger agreement and the related matters and recommends that our stockholders vote FOR all three proposals.

     The investment banking firm of Goldman, Sachs & Co. has delivered its opinion to the Special Committee of the Board of Directors dated July 12, 1999 to the effect that, as of such date and based upon certain assumptions and limitations set forth in such opinion, the $10.35 per share, as adjusted in the manner provided in the merger agreement, to be received by the holders (other than SHP Acquisition, its subsidiaries and certain of its affiliates) of common stock in the merger was fair to such stockholders from a financial point of view. A copy of the opinion of Goldman, Sachs & Co. is attached to the proxy statement as Appendix B.

     Your vote on these matters is very important. The merger must be approved by holders of a majority of the outstanding shares of our common stock and preferred stock (voting as a single class, with the preferred stock voting on an as converted basis). The two related proposals, which must be approved in order for the merger to be completed, must be approved and authorized by holders of at least 66b of the outstanding shares of our common stock and preferred stock (voting as a single class, with the preferred stock voting on an as converted basis). If you fail to return your proxy card or vote by telephone or electronically over the Internet, the effect will be the same as a vote against the merger and the two related proposals, unless you appear at the special meeting and vote in favor of the merger and the two related proposals. We urge you to review carefully the enclosed materials and to return your proxy promptly.

     Stockholders with questions regarding the merger or other transactions or matters described herein may contact [Name of Proxy Solicitor] at
_______________.

     Whether or not you plan to attend the special meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                   Sincerely,

                                   ___________________

903 Calle Amanecer
San Clemente, California 92673-6212
Telephone (949) 369-4000

                        SUNSTONE HOTEL INVESTORS, INC.
                              903 CALLE AMANECER
                      SAN CLEMENTE, CALIFORNIA 92673-6212


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON _______________, 1999


To the stockholders of Sunstone Hotel Investors, Inc.:

          Notice is hereby given that a special meeting of the stockholders of Sunstone Hotel Investors, Inc., a Maryland corporation (we refer to ourselves as "Sunstone," "we" or "us") will be held on __________, 1999 at ___ a.m., local time, at _________________ for the following purposes:

     1. To consider and vote upon a proposal to approve the merger of SHP Investors Sub, Inc., a Maryland corporation, with and into us pursuant to an Agreement and Plan of Merger dated as of July 12, 1999 by and among us, SHP Acquisition, L.L.C., a Delaware limited liability company, and SHP Investors Sub (Item No. 1). A copy of the merger agreement is attached as Appendix A to the Proxy Statement accompanying this notice.

     2. To consider and vote upon a proposal to approve resolutions of our Board of Directors recommending that we terminate our status as a real estate investment trust qualifying as such under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (a "REIT"), and that we amend provisions of our Articles of Incorporation ("Charter"), including Article V of our Charter, to permit us to terminate our REIT status in connection with the proposed merger of SHP Investors Sub with and into us, and to approve the implementation of such actions (Item No. 2).

     3. To consider and vote upon a proposal to approve the amendment of our Charter to permit us to terminate our status as a REIT, as contemplated by the resolution referred to in paragraph 2 above, specifically by deleting Sections 2, 4 and 7 of Article V and Section 3(b) of Article IX thereof, modifying Article III, Sections 1(a), 3, and 6 of Article V, Sections 1 and 3 of Article VII and Section 3(a) of Article IX thereof and renumbering Sections 3, 5 and 6 of Article V and Section 3(c) of Article XI thereof (Item No. 3). A copy of the proposed amendment to our Charter is attached as Appendix C to the Proxy Statement accompanying this Notice.

          Each proposal will be voted upon separately by our stockholders; however, unless our stockholders approve all three proposals, we will not close the merger or implement any of the proposals. If the proposals are approved, we will not permit the termination of our status as a REIT prior to the closing of the merger.

          In addition, at the special meeting, the holders of our common stock will be asked to consider and to vote upon such other business as may properly come before the special meeting or any postponement or adjustment thereof.

          The Board of Directors has fixed the close of business on ___________, 1999 as the record date for the determination of the stockholders of Sunstone entitled to notice of and to vote at the special meeting and at any adjournments thereof. Only stockholders of record on the record date will be so entitled to vote.

          By order of the Board of Directors.



                              _________________________________
                              Robert A. Alter, Secretary

                        SUNSTONE HOTEL INVESTORS, INC.
                              903 CALLE AMANECER
                      SAN CLEMENTE, CALIFORNIA 92673-6212

                                PROXY STATEMENT

                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON ____________, 1999


          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sunstone Hotel Investors, Inc., a Maryland corporation (we refer to ourselves as "Sunstone," "we" or "us"), of proxies for use at the special meeting of stockholders of Sunstone to be held on ________________, 1999 at _____ a.m. at ________________________ and at any
adjournments or postponements thereof.

          At the special meeting, the holders of our common stock, $0.01 par value per share, and our Class A cumulative convertible preferred stock, $0.01 par value per share, will consider and vote upon three proposals:

          (1) to approve the merger of SHP Investors Sub, Inc., a Maryland corporation, with and into us pursuant to an Agreement and Plan of Merger dated as of July 12, 1999 by and among us, SHP Acquisition, L.L.C., a Delaware limited liability company, and SHP Investors Sub,

          (2) to approve resolutions of our Board of Directors recommending that we:

          - terminate our status as a real estate investment trust qualifying as such under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (a "REIT"), and

          - amend provisions of our articles of incorporation (which are referred to in this Proxy Statement as the "Charter"), including
               Article V thereof, to permit us to terminate our REIT status in connection with the proposed merger of SHP Investors Sub with and into us, and to approve the implementation of such actions, and

          (3) to approve the amendment of our Charter in connection with the proposed merger to permit us to terminate our status as a REIT, as contemplated by the resolutions referred to in the preceding paragraph 2, specifically by deleting Sections 2, 4 and 7 of Article V and Section 3(b) of Article IX thereof, modifying Article III, Sections 1(a), 3, and 6 of
     Article V, Sections 1 and 3 of Article VII and Section 3(a) of Article IX thereof and renumbering Sections 3, 5 and 6 of Article V and Section 3(c) of Article XI thereof.

The three proposals are collectively referred to in this Proxy Statement as the "Merger Proposals." Each Merger Proposal will be voted upon separately by our stockholders;

however, unless our stockholders approve all three Merger Proposals, we will not close the merger or implement any of the Merger Proposals. If the Merger Proposals are approved, we will not permit the termination of our status as a REIT prior to the closing of the merger.

          In addition, at the special meeting, the holders of our common stock will be asked to consider and to vote upon such other business as may properly come before the special meeting or any postponement or adjournment thereof.

          A copy of the merger agreement is attached as Appendix A to this Proxy Statement. A copy of the resolutions of the Board recommending the termination of our status as a REIT and the proposed amendment of our Charter is attached as Appendix D to this Proxy Statement. A copy of the proposed amendment of our Charter is attached as Appendix C to this Proxy Statement.

          As a result of the merger agreement,

     - prior to the merger, certain assets would be distributed to us by Sunstone Hotel Investors, L.P., a Delaware limited partnership through which we conduct substantially all our operations (referred to in this Proxy Statement as the "Operating Partnership"), after which a subsidiary of SHP Acquisition would be merged with and into the Operating Partnership, which would continue as the surviving entity;

     - SHP Investors Sub would then be merged with and into us, with Sunstone continuing as the surviving entity;

     - each outstanding share of common stock (other than shares owned by SHP Acquisition and its affiliates) would be converted, upon consummation of the merger, into the right to receive $10.35 in cash, as such amount may be adjusted as further described in "The Merger and the Merger Agreement (Item No. 1) -- Merger Consideration" below; and

     - each outstanding share of preferred stock will be owned by SHP Acquisition Sub at the time of closing of the merger, and will be canceled in the merger for no consideration.

          The Securities and Exchange Commission has not approved or disapproved this transaction or determined if this Proxy Statement is truthful or complete. Any representation to the contrary is a criminal offense.

          SHP Investors Sub is a wholly-owned indirect subsidiary of SHP Acquisition. Mr. Robert Alter, who currently serves as our President, Chief Executive Officer and Chairman of our Board of Directors, is an affiliate of SHP Acquisition and SHP Investors Sub and beneficially owns _________ shares of our common stock. Westbrook Real Estate Partners, L.L.C., a

Delaware limited liability company ("Westbrook"), which is an affiliate of SHP Acquisition and SHP Investors Sub, may be deemed to be the beneficial owner of __________ shares of our common stock and all 250,000 shares of our preferred stock. Mr. Paul Kazilionis, who serves as a Director of Sunstone, is a managing principal of Westbrook. Members of our Board of Directors are referred to as "Directors," and our Board of Directors is referred to as the "Board of Directors" or the "Board," in this Proxy Statement.

          Our Board of Directors, acting on the unanimous recommendation of a Special Committee consisting of five Directors who are not employees of or otherwise affiliated with us, SHP Acquisition or its affiliates, unanimously believes that each of the Merger Proposals is in the best interest of our stockholders, has approved each of the Merger Proposals and recommends that the stockholders vote FOR approval and adoption of each of the Merger Proposals. The Special Committee received an opinion dated July 12, 1999 from the Special Committee's financial advisor, Goldman, Sachs & Co., to the effect that, as of such date, and based upon the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, as set forth therein, the $10.35 per share, as adjusted as provided in the merger agreement, to be received by holders (other than SHP Acquisition, its subsidiaries and certain of its affiliates) of our common stock in the merger was fair to such stockholders from a financial point of view.

          Stockholders are urged to read and consider carefully the information contained in this Proxy Statement and to consult with their personal financial and tax advisors.

          Each executed proxy will be voted in accordance with the instructions of the stockholder granting it. If no choice is specified, the proxy will be voted FOR approval of each of the Merger Proposals. Any proxy may be revoked by the stockholder granting it at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to our transfer agent and registrar, or by voting in person at the special meeting. Attendance at the special meeting will not itself be deemed to revoke a proxy; the stockholder must give affirmative written notice at the special meeting that the stockholder intends to revoke the proxy and vote in person. If a stockholder holds shares through a broker, the stockholder must notify the broker in order to revoke a proxy.

          It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the special meeting, please complete, date, sign and return the proxy card in the enclosed postage-paid envelope or vote by telephone or electronically over the Internet following the instructions on your proxy card.

          The notice of meeting, this Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about _______________, 1999.

          THE DATE OF THIS PROXY STATEMENT IS _________, 1999.

                  ---------------------------------------------

                               TABLE OF CONTENTS

                  ---------------------------------------------

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................    1

WHO CAN HELP ANSWER YOUR QUESTIONS?.......................................    2

SUMMARY...................................................................    3
     VOTING SECURITIES AND VOTES REQUIRED.................................    3
     PURPOSE, STRUCTURE AND EFFECTS OF THE MERGER.........................    5
     RECOMMENDATION OF THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE...    6
     FAIRNESS OPINION.....................................................    7
     CERTAIN CONFLICTS OF INTEREST OF OFFICERS AND DIRECTORS OF SUNSTONE..    7
     CLOSING DATE.........................................................    8
     MERGER CONSIDERATION.................................................    8
     OPERATING PARTNERSHIP MERGER AND RELATED MATTERS.....................    9
     VOTING AGREEMENT.....................................................    9
     CONDITIONS TO THE MERGER.............................................   10
     TERMINATION OF THE MERGER AGREEMENT..................................   12
     TERMINATION FEES AND EXPENSES........................................   15
     FINANCING; SOURCE OF FUNDS...........................................   15
     FEDERAL INCOME TAX CONSEQUENCES......................................   16

INFORMATION CONCERNING THE SPECIAL MEETING................................   17
     TIME, PLACE AND DATE.................................................   17
     PURPOSE OF THE SPECIAL MEETING.......................................   17
     RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK AND
          PREFERRED STOCK ENTITLED TO VOTE................................   17
     VOTE REQUIRED........................................................   18
     ACTION TO BE TAKEN UNDER THE PROXY...................................   19
     PROXY SOLICITATION...................................................   20

MATTERS RELATING TO THE MERGER PROPOSALS..................................   20
     GENERAL..............................................................   20
          SUNSTONE........................................................   20

          SHP ACQUISITION AND SHP INVESTORS SUB...........................   21
     BACKGROUND OF THE MERGER.............................................   21
     PURPOSE AND STRUCTURE OF THE MERGER..................................   44
          PURPOSE.........................................................   44
          STRUCTURE.......................................................   44
     BENEFITS AND DETRIMENTS OF THE MERGER TO SHP ACQUISITION.............   45
     RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF
          DIRECTORS; FAIRNESS OF THE MERGER...............................   46
     BENEFITS AND DETRIMENTS TO NONAFFILIATED STOCKHOLDERS................   50
     OPINION OF THE INDEPENDENT FINANCIAL ADVISOR.........................   50
          SELECTED LODGING COMPANIES ANALYSIS.............................   52
          SELECTED ACQUISITIONS OF COMPANIES IN THE LODGING
               INDUSTRY...................................................   54
          NET ASSET VALUE ANALYSIS........................................   55
     POSITION OF SHP ACQUISITION AND SHP INVESTORS SUB....................   57
     INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.............   58
          CONTRIBUTION AND SALE AGREEMENT.................................   58
          FORMATION OF SHP ACQUISITION....................................   59
          OPTIONS AND WARRANTS............................................   59
          INDEMNIFICATION AND INSURANCE...................................   60
          EMPLOYMENT AND RELATED AGREEMENTS AND
          ARRANGEMENTS....................................................   61
     CERTAIN CONSEQUENCES OF THE MERGER...................................   61
     REDEMPTION AND OPERATING PARTNERSHIP MERGER..........................   62
     PLANS FOR SUNSTONE AFTER THE MERGER..................................   63
     CONDUCT OF THE BUSINESS OF SUNSTONE IF THE MERGER IS NOT
          CONSUMMATED.....................................................   64
     MATERIAL FEDERAL TAX CONSEQUENCES....................................   65
          UNITED STATES STOCKHOLDERS......................................   65
          FOREIGN STOCKHOLDERS............................................   65
          WITHHOLDING.....................................................   66
     LITIGATION REGARDING THE MERGER......................................   66
     ACCOUNTING TREATMENT.................................................   67
     FINANCING; SOURCE OF FUNDS...........................................   67
     APPRAISAL RIGHTS.....................................................   69
     FEES AND EXPENSES....................................................   69
     REGULATORY REQUIREMENTS..............................................   70

THE MERGER AND THE MERGER AGREEMENT (ITEM NO. 1)..........................   70
     THE MERGER...........................................................   70
     MERGER CONSIDERATION.................................................   70
     CLOSING DATE AND EFFECTIVE TIME......................................   73
     EXCHANGE AND PAYMENT PROCEDURES......................................   73
     TRANSFER OF COMMON STOCK AND PREFERRED STOCK.........................   74
     ADDITIONAL AGREEMENTS................................................   74

     LESSEE/MANAGER AGREEMENT.............................................   76
     CONDUCT OF BUSINESS PENDING THE MERGER...............................   76
     REPRESENTATIONS AND WARRANTIES.......................................   80
     CONDITIONS...........................................................   83
     TERMINATION; WITHDRAWAL OF RECOMMENDATIONS...........................   86
     TERMINATION FEES AND EXPENSES........................................   88
     AMENDMENT AND WAIVER.................................................   92

DIRECTORS RESOLUTIONS RECOMMENDING REIT TERMINATION (ITEM NO. 2)..........   93

CHARTER AMENDMENTS (ITEM NO. 3)...........................................   96

SELECTED FINANCIAL DATA OF SUNSTONE AND LESSEE............................   97

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS................   99

CERTAIN FINANCIAL PROJECTIONS REGARDING SUNSTONE..........................  100

COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION...............  105

CERTAIN RELATIONSHIPS AND TRANSACTIONS....................................  106
     PERCENTAGE LEASES....................................................  107
     MANAGEMENT AGREEMENTS................................................  107
     EMPLOYMENT AGREEMENTS................................................  107
     TRANSACTIONS WITH LESSEE.............................................  108
     TRANSACTIONS WITH MANAGEMENT COMPANY.................................  108
     THIRD PARTY PLEDGE...................................................  109
     OP UNIT PURCHASE AGREEMENT...........................................  109
     LESSEE STOCK APPRECIATION RIGHTS/WARRANT EXCHANGE
          PROGRAM.........................................................  109
     CONSULTING AGREEMENT WITH MR. GELLER.................................  110
     TRANSACTION BONUS AGREEMENT WITH MR. CROWLEY.........................  111
     VOTING AGREEMENT.....................................................  111

MANAGEMENT OF SUNSTONE....................................................  111

MANAGEMENT OF SHP ACQUISITION AND SHP INVESTORS SUB;
     MEMBERS OF SHP ACQUISITION...........................................  115
     SHP ACQUISITION AND SHP INVESTORS SUB................................  115
     ALTER SHP AND BIEDERMAN SHP..........................................  115
     WESTBROOK AFFILIATES.................................................  115

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT OF SUNSTONE...............................................  116

PROPOSALS BY STOCKHOLDERS OF SUNSTONE.....................................  118

INDEPENDENT ACCOUNTANTS...................................................  119

WHERE YOU CAN FIND MORE INFORMATION.......................................  119

OTHER MATTERS.............................................................  120

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  120


APPENDIX A -   MERGER AGREEMENT
APPENDIX B -   FAIRNESS OPINION OF GOLDMAN, SACHS & CO.
APPENDIX C -   FORM OF CHARTER AMENDMENTS
APPENDIX D -   BOARD OF DIRECTORS REIT STATUS RESOLUTIONS
APPENDIX E -   COMPOSITE CHARTER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A:   If the merger is completed, you will receive $10.35 in cash in exchange for each share of Sunstone common stock owned by you at the time of the merger, subject to adjustment as described below. You and the other common stockholders will also be paid an amount equal your proportionate share of 50% of the increase in our cash balance five business days prior to the merger as compared to our cash balance on June 30, 1999, in each case as calculated as provided in the merger agreement. You will, however, be paid approximately 6 cents per share even if your proportionate share is less than 6 cents. However, the merger agreement also provides for a possible decrease in the merger price in the event certain transaction expenses and consent payments exceed amounts specified in the merger agreements. See "The Merger and the Merger Agreement (Item No. 1) -- Merger Consideration."

          The record date for the special meeting is earlier than the expected date of the merger. Therefore, transferors of shares of common stock and preferred stock after the record date but prior to the merger will retain their right to vote at the special meeting but the right to receive the cash payment per share will transfer with the shares of common stock and preferred stock, respectively.

Q:   WHAT WILL HAPPEN TO MY COMMON STOCK DIVIDENDS?

A:   The merger agreement provides that we will not pay any dividends on common stock without SHP Acquisition's prior consent unless a dividend is required in order for us to maintain our REIT status. In the event any dividend is paid prior to the closing of the merger, the amount paid to you at the closing of the merger would be reduced by the amount of the dividend.

Q:   WHAT DO I NEED TO DO NOW?

A:   Please complete, date and sign your proxy card and then mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the special meeting. You can also cast your vote by telephone by calling the number on your proxy card or over the Internet by going to the web site designated on your proxy card.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:   No. If the merger is completed, we will send you written instructions for exchanging your stock certificates for cash.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
SHARES FOR ME?

A:   Your broker will vote your shares ONLY if you provide your broker with instructions on how to vote. Any failure to instruct your broker to vote in favor of the merger will have the effect of a NO vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR VOTED
BY TELEPHONE OR OVER THE INTERNET?

A:   Yes. Just send in a later-dated, signed proxy card before the special meeting or attend the special meeting, give written notice that you are revoking your proxy and vote in person. You can also change your vote by voting by telephone or over the Internet at a later time. If your shares are held in "street name" by a broker and you wish to change your vote, you will need to contact your broker.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:   We are working to complete the merger as quickly as possible, and we expect to complete the merger (if it is approved by the stockholders) on or about _________, 1999.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A:   The exchange of common stock and preferred stock for cash by a stockholder in the merger will be a taxable transaction for federal income tax purposes (which will cause you to recognize a taxable gain upon completion of the merger if, and to the extent, the amount of cash you receive in the merger exceeds your tax basis in your common stock or preferred stock, as the case may be) and may also be a taxable transaction under state and local and other tax laws. You should consult your own financial and tax advisor for a full understanding of the tax consequences of the merger. See "Information Regarding the Merger -- Material Federal Tax Consequences."

Q:   WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A:   We do not expect any other matters to be voted on at the special meeting.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

          If you have more questions about the merger or would like additional copies of this Proxy Statement, you should contact:

                           [Name of Proxy Solicitor]
                                   [Address]
                                  [Telephone]

                                    SUMMARY

          This summary highlights certain material information included in this Proxy Statement. This summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other documents to which we have referred you. See "Where You Can Find More Information."

          All information contained in this Proxy Statement relating to SHP Acquisition, SHP Investors Sub, Westbrook and their respective affiliates (other than us and our subsidiaries) or to their respective actions, purposes, beliefs, intentions or plans has been supplied by SHP Acquisition, SHP Investors Sub, Westbrook or such affiliate for inclusion herein and has not been independently verified by us. For a description of the members of SHP Acquisition, see "Management of SHP Acquisition and SHP Investors Sub -- Members of SHP Acquisition."

VOTING SECURITIES AND VOTES REQUIRED

          On August 13, 1999, we had outstanding and entitled to vote an aggregate of 37,940,453 shares of common stock and 250,000 shares of preferred stock. Each holder of shares of common stock is entitled to one vote per share. Holders of shares of preferred stock are entitled to vote on an "as converted" basis, together with the holders of shares of common stock as one class, on all matters on which the holders of shares of common stock are entitled to vote (the preferred stock on an "as converted basis" and the common stock are collectively referred to in this Proxy Statement as the "Voting Securities"). Subject to the terms of the Articles Supplementary classifying and establishing the terms applicable to the preferred stock, each share of preferred stock is currently convertible into 6.79842 shares of common stock based upon a conversion price of $14.7093, thus entitling the holders of shares of preferred stock issued and outstanding on August 13, 1999 to 1,699,605 votes or 4.29% of the 39,640,058 total votes on such date.

          Our Board of Directors has fixed __________, 1999 as the record date for determination of stockholders entitled to vote at the special meeting.

          The presence at the special meeting, in person or by proxy, of the holders of 50% of all votes entitled to be cast by the holders of the issued and outstanding common stock and preferred stock as of the record date will constitute a quorum for the transaction of business at the special meeting. Shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval at the special meeting will nonetheless be counted for purposes of determining whether a quorum is present at the special meeting.

          The following votes are required for approval of the Merger Proposals:

     - the affirmative vote of holders of a majority of all votes entitled to be cast is required to approve and adopt the merger pursuant to the merger agreement;

     - the affirmative vote of holders of two-thirds of all votes entitled to be cast is required to approve resolutions of our Board of Directors recommending that we terminate our status as a REIT and that we amend the provisions of our Charter, including Article V thereof, to allow us to terminate our REIT status in connection with the proposed merger of SHP Investors Sub with and into us, and to approve the implementation of those actions; and

     - the affirmative vote of holders of two-thirds of all votes entitled to be cast is required to approve the proposed amendment of our Charter.

Each Merger Proposal will be voted upon separately by our stockholders; however, unless our stockholders approve all three Merger Proposals, we will not close the merger or implement any of the Merger Proposals. If the Merger Proposals are approved, we will not terminate our status as a REIT prior to the closing of the merger.

          Shares which abstain from voting on any of the Merger Proposals, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to any of the Merger Proposals, are nonetheless considered outstanding shares. Thus, such abstentions and "broker non-votes" will have the same effect as a vote against the Merger Proposals.

          Westbrook Real Estate Fund I, L.P., a Delaware limited partnership ("Westbrook Fund I"), Mr. Alter and Mr. Charles Biederman, our Executive Vice President and Vice Chairman of our Board, have each agreed to vote their shares of our common stock and preferred stock for approval and adoption of each of the Merger Proposals. As of ________, 1999, Messrs. Alter and Biederman (each of whom is an affiliate of SHP Acquisition and SHP Investors Sub), and their
affiliates owned approximately ____% of the Voting Securities.   As of ________,
1999, Westbrook Fund I and its affiliates owned approximately _____% of the Voting Securities. See "Certain Relationships and Transactions."

          In addition, Directors and executive officers of Sunstone (other than Messrs. Alter and Biederman) who own or control _____ shares of our common stock (constituting approximately ____% of the outstanding Voting Securities) have indicated to us that they currently intend to vote all such shares for approval and adoption of each of the Merger Proposals.

          We conduct substantially all of our operations through the Operating Partnership. We are the sole general partner and a limited partner of the Operating Partnership. Under the partnership agreement for the Operating Partnership, the holders of units of limited partnership interest in the Operating Partnership ("OP Units") (other than us) have redemption rights that enable them to cause the Operating Partnership to redeem their OP Units in exchange for cash or, at the election of the Operating Partnership, shares of our common stock on a one-for-one basis, subject to anti-dilution provisions. Prior to the merger, an affiliate of SHP Acquisition will be merged with and into the Operating Partnership. See "-- Operating Partnership Merger and Related Matters." The holders of two-thirds of the OP Units must approve and adopt the

Operating Partnership merger and related required amendment of the partnership agreement of the Operating Partnership in order for the Operating Partnership merger and the merger of SHP Investors Sub into us to take place. It is a condition to the closing of the merger that the Operating Partnership merger have occurred. The holders of OP Units will receive separate consent solicitation materials in connection with their vote and this Proxy Statement is not a solicitation of a vote from the holders of OP Units. The OP Units do not have the right to vote at the special meeting.

PURPOSE, STRUCTURE AND EFFECTS OF THE MERGER

          The purpose of the merger is to enable SHP Acquisition to acquire the entire equity interest in Sunstone and provide our stockholders other than SHP Acquisition and its wholly-owned subsidiaries (the "Nonaffiliated Stockholders") with the opportunity to liquidate their investment in us for cash at a significant premium to market prices for the common stock prior to the announcement of SHP Acquisition's acquisition offer. SHP Acquisition and SHP Investors Sub believe that the merger is beneficial to them because, following the merger, they intend to take advantage of alternate structures not available to us due to the limitations of tax laws applicable to REITs by combining our business with the operations currently conducted by Sunstone Hotel Management, Inc., a Colorado corporation (the "Management Company"), and Sunstone Hotel Properties, Inc., a Colorado corporation ("Lessee"). Lessee is owned 80% by Mr. Alter and 20% by Mr. Biederman and the Management Company is owned entirely by Mr. Alter. SHP Acquisition will become the beneficiary of any of our future earnings growth and any increase in our value as well as any additional earnings growth and value resulting from synergies of the combination with Lessee and the Management Company. For the reasons set forth below under "Matters Relating to the Merger Proposals -- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger," our Board of Directors and the Special Committee believe that the merger is beneficial to the Nonaffiliated Stockholders because they believe it represents the best currently available alternative for maximizing stockholder value.

          Pursuant to the merger agreement, following approval and adoption of the Merger Proposals and subject to the fulfillment or waiver of the other conditions in the merger agreement, SHP Investors Sub would be merged with and into us, and we would continue as the surviving company in the merger. The consequences to the Nonaffiliated Stockholders are described below.

          Immediately prior to and in connection with the merger, a subsidiary of SHP Acquisition will be merged with and into the Operating Partnership, with the Operating Partnership as the surviving entity. See "-- Operating
Partnership Merger and Related Matters."    The Operating Partnership merger is
a condition to the obligations of SHP Acquisition, SHP Investors Sub and Sunstone to consummate the merger. See "The Merger and the Merger Agreement (Item No. 1) -- Conditions." The holders of two-thirds of the OP Units must approve and adopt the Operating Partnership merger and related required amendment of the partnership agreement of the Operating Partnership in order for the Operating Partnership merger, and the merger of Sunstone, to occur. See "-- Voting Securities and Votes Required."

          Immediately prior to the Operating Partnership merger, the Operating Partnership will redeem from us some of the OP Units held by us, and in exchange we will receive certain equity interests and assets relating to the hotel properties we obtained from Kahler Realty Corporation. The redemption by the Operating Partnership of a portion of the OP Units held by us is a condition to the obligation of SHP Acquisition and SHP Investors Sub to consummate the merger.

          Upon completion of the merger, Nonaffiliated Stockholders who hold shares of common stock will have the right to receive $10.35 in cash per share, as adjusted by (i) a payment equal to the Nonaffiliated Stockholders' proportionate share of 50% of the increase in our cash balance five business days prior to the merger as compared to our cash balance as of June 30, 1999, in each case as calculated as provided in the merger agreement, provided that a
                                                             --------
minimum of approximately 6 cents per share will be paid ($2.5 million in the aggregate) even if such proportionate share is less than that amount and (ii) a reduction in the event certain transaction expenses and consent payments exceed amounts specified in the merger agreement. (See "--Merger Consideration"). Also, upon completion of the merger, the Nonaffiliated Stockholders will cease to have any ownership interest in us and will cease to participate in our future earnings growth, if any, or to benefit from any increase in our value. Moreover, public trading of the common stock will cease, the common stock will be delisted from the New York Stock Exchange and the registration of the common stock under the Securities Exchange Act of 1934, as amended, will terminate.

          Westbrook Fund I and an affiliate hold all our preferred stock and have agreed to sell the preferred stock to SHP Investors Sub prior to the merger for an amount equal to the liquidation preference for the preferred stock (as set forth in the Articles Supplementary designating the preferred stock). The preferred stock will then be canceled in the merger for no consideration in accordance with the merger agreement.

          See "Matters Relating to the Merger Proposals -- Certain Consequences of the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

          Our Board of Directors, acting on the unanimous recommendation of the Special Committee, has unanimously approved each of the Merger Proposals and recommends that you vote FOR adoption and approval of all of the Merger Proposals. The Board of Directors and the Special Committee believe that the merger is fair to, and in the best interests of, the Nonaffiliated Stockholders, and that the Merger Consideration (as this term is defined below in "The Merger and the Merger Agreement (Item No. 1) -- Merger Consideration") is fair to the
Nonaffiliated Stockholders.   The Special Committee and our Board of Directors
considered several factors in evaluating and approving the Merger Proposals.
See "Matters Relating to the Merger Proposals -- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger."

          The members of the Special Committee are Messrs. Laurence S. Geller, Fredric H. Gould, H. Raymond Bingham, Edward H. Sondker and David E. Lambert. None of the members of the Special Committee are employees of or otherwise affiliated with us, SHP Acquisition or its affiliates. Whether or not the merger occurs, each Director on the Special Committee will receive a payment of $50,000 for his service on the Special Committee, and Mr. Geller will receive an additional $50,000 for serving as chairman of the Special Committee. They own in the aggregate _________ shares of common stock and will receive an aggregate amount of approximately $________ (assuming the price paid for each share of common stock in the merger equals $10.41) upon consummation of the merger as payment for their shares of common stock. In addition, they will receive payment in respect of stock options upon consummation of the merger in the aggregate amount of approximately $_______ (assuming the price paid for each share of common stock in the merger equals $10.41). See "Matters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to be Acted Upon -- Options and Warrants."

FAIRNESS OPINION

          The Special Committee's financial advisor, Goldman Sachs, has delivered a written opinion to the Special Committee that, as of July 12, 1999 and based upon the assumptions made, matters considered and limitation on the review undertaken in connection with such opinion, as set forth therein, the Merger Consideration (as this term is defined below in "The Merger and the Merger Agreement (Item No. 1) -- Merger Consideration") to be received by the holders of shares of common stock was fair from a financial point of view to our stockholders other than SHP Acquisition, its subsidiaries and certain of its affiliates (collectively, the "Related Persons").

          The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this Proxy Statement. The opinion of Goldman Sachs referred to in this Proxy Statement does not constitute a recommendation as to how any holder of shares of common stock should vote with respect to the merger agreement. Holders of shares of common stock are urged to, and should, read such opinion in its entirety. See "Matters Relating to the Merger Proposals -- Opinion of the Independent Financial Advisor." Goldman Sachs has received or will receive financial advisory fees of approximately 0.67% of the aggregate consideration paid in connection with the merger (including payments made for our and the Operating Partnership's equity securities, and the principal amount of all indebtedness for borrowed money as shown on our most recent consolidated balance sheet prior to the closing). See "Matters Relating to the Merger Proposals -- Opinion of the Independent Financial Advisor."

CERTAIN CONFLICTS OF INTEREST OF OFFICERS AND DIRECTORS OF SUNSTONE

          Our executive officers and Directors may have interests in the merger that are different from your interests as a stockholder or relationships that may present conflicts of interest. See "Matters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to be Acted Upon" and "Certain Relationships and Transactions."

CLOSING DATE

          The closing of the merger will take place at 10:00 a.m., local time in New York, New York, on the date which is the third business day following satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions (other than those that are incapable of being satisfied until the date of the closing) set forth in the merger agreement, unless another date is agreed to in writing by the parties to the merger agreement. Articles of Merger will be filed with the Department of Assessments and Taxation of the State of Maryland to become effective on the closing date of the merger.

MERGER CONSIDERATION

          Upon completion of the merger, Nonaffiliated Stockholders who hold shares of common stock will have the right to receive $10.35 in cash per share as adjusted by:

     (1) an increase of not less than approximately 6 cents per share ($2.5 million in the aggregate) representing a pro rata portion (based on the number of outstanding shares of common stock) of an aggregate amount equal to 50% of the increase in our cash balance as of the date five business days prior to the merger as compared to our cash balance as of June 30, 1999, in each case as calculated as provided in the merger agreement

     (2) a decrease, if any, representing a pro rata portion (based on the number of outstanding shares of common stock) of an aggregate amount equal to a specified formula based on the amount by which fees and certain other costs relating to the consents of franchisors under the franchise agreements for our hotel properties which are required to be obtained in connection with merger exceed $12.5 million,

     (3) a decrease, if any, representing the amount by which our expenses relating to the merger and the Operating Partnership merger exceed $11.5 million,

     (4) a decrease, if any, representing the amount by which fees relating to obtaining the consents of the lessors under certain ground leases for our hotel properties and the lenders under certain of our outstanding debt financing, including the four loans described below for which consents are required, exceeds $1.5 million,

     (5) a decrease, if any, representing the amount by which consents relating to the merger and the Operating Partnership merger other than as described in the preceding paragraphs (2) through (4) exceeds $100,000,

     (6) a decrease, if any, representing the amount necessary to pay in full at the closing of the merger all remaining amounts under four loans for which lender consents are required and not obtained and

     (7) a decrease, if any, representing the amount of any dividends paid after July 12, 1999 and prior to the closing of the merger

The amount per share of common stock paid to the Nonaffiliated Stockholders, after the adjustments described in each of paragraphs 1 through 7 above, is referred to in this Proxy Statement as the "Merger Consideration."

OPERATING PARTNERSHIP MERGER AND RELATED MATTERS

          Immediately prior to the consummation of the merger, and in accordance with the terms of the Agreement and Plan of Merger, dated as of July 12, 1999, by and among SHP Acquisition, SHP OP, L.L.C., a Delaware limited liability company, SHP Properties Corp., a Delaware corporation, and the Operating Partnership, SHP OP will be merged with and into the Operating Partnership with the Operating Partnership as the surviving entity.

          In connection with the Operating Partnership merger, subject to satisfaction of certain conditions, the holders of OP Units will have the right to elect to receive an amount of cash per OP Unit equal to the Merger Consideration or preferred or common equity interests in SHP Acquisition. This Proxy Statement does not constitute an offer to holders of OP Units to make any such election.

          The consent of the holders of more than 50% of the OP Units must be obtained to approve the Operating Partnership merger, and the consent of holders of more than 66-2/3% of the OP Units (excluding OP Units held by us and our affiliates) is required to approve the amendment of the partnership agreement of the Operating Partnership necessary to effect the Operating Partnership merger. We held approximately ____% of the outstanding OP Units as of _____, 1999, and were required by the terms of the merger agreement to consent to the Operating Partnership merger. In addition, holders of _____ % of the outstanding OP Units (other than OP Units held by us and our affiliates which are not counted for purposes of the vote regarding the amendment) have delivered written consents to the amendment of the partnership agreement of the Operating Partnership.

          Immediately prior to the merger of the Operating Partnership, the Operating Partnership will redeem a portion of the OP Units owned by us in exchange for certain assets and equity interests. In this redemption, certain subsidiaries and/or properties owned directly or indirectly by the Operating Partnership will be transferred to one or more direct or indirect subsidiaries of us.

VOTING AGREEMENT

          Pursuant to a voting agreement dated as of July 12, 1999 among us, Messrs. Alter and Biederman and Westbrook Fund I, each of Westbrook Fund I and Messrs. Alter and Biederman has agreed to vote the common stock and preferred stock which they own directly and indirectly (including any shares of common stock or preferred stock issued after the date the voting agreement was executed) for approval and adoption of each of the Merger Proposals. As of the date hereof, the shares subject to the voting agreement represent approximately ___% of the votes entitled to be cast on the Merger Proposals.

          The voting agreement is an exhibit to the Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. See "Where You Can Find More Information." The summaries of the voting agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by, the text of the voting agreement.

CONDITIONS TO THE MERGER

          The merger agreement sets forth a number of conditions that must be satisfied before we, SHP Acquisition and SHP Investors Sub are obligated to complete the merger. These conditions are:

     - two-thirds of all votes entitled to be cast by the holders of the issued and outstanding common stock and preferred stock (voting on an as-converted basis) voting as a single class must approve the amendment of our Charter set forth as Appendix C to this Proxy Statement and the recommendation by the Board that we should terminate our status as a REIT;

     - a majority of all votes entitled to be cast by the holders of the issued and outstanding common stock and preferred stock (voting on an as-converted basis) voting as a single class must approve the merger pursuant to the merger agreement;

     - our Board of Directors must ratify and approve the votes of the stockholders described above to approve the merger, merger agreement, termination of our status as a REIT and amendment of our Charter;

     - there can be no legal restraints or prohibitions that prevent completion of the merger, the Operating Partnership merger or the other transactions contemplated by the merger agreement; and

     - all applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, if any, must have expired or have otherwise been terminated. See "Matters Relating to the Merger Proposals -- Regulatory Requirements."

          There are additional conditions that must be satisfied before SHP Acquisition and SHP Investors Sub are obligated to complete the merger. These conditions are:

     - the representations and warranties we made in the merger agreement must be true and correct, as of the date of the merger agreement and the closing date of the merger, in all material respects, except for representations and warranties that are qualified by their terms as to materiality, which must be true in all respects;

     - we must perform in all material respects all obligations required to be performed by us pursuant to the terms of the merger agreement;

     - no material adverse changes to our business, properties, assets, financial condition or results of operations may have occurred since the date of the merger agreement, including no change of law resulting in our not qualifying as a REIT;

     - SHP Acquisition and SHP Investors Sub must have received tax opinions as to our qualification as a REIT within the meaning of the Internal Revenue Code of 1986, as amended, and as to the treatment of the Operating Partnership, as a partnership for federal income tax purposes from our counsel, Brobeck, Phleger & Harrison LLP;

     - certain identified third-party consents and waivers identified in the merger agreement must have been obtained and not subsequently revoked;

     - certain of our expenses in connection with the merger and the Operating Partnership merger must not exceed $11.5 million, unless we elect to reduce the Merger Consideration by the amount that exceeds $11.5 million;

     - the redemption of a portion of our interests in the Operating Partnership must have occurred as provided in the merger agreement;

     -    the Operating Partnership merger must have been consummated; and

     - SHP Acquisition and its subsidiaries must have obtained funds under its debt financing commitment letter of at least $454.6 million (subject to reduction as provided in the merger agreement).

          There are additional conditions that must be satisfied before we are obligated to complete the merger. These conditions are:

     - the representations and warranties of SHP Acquisition and SHP Investors Sub made in the merger agreement must be true and correct, as of the date of the merger agreement and the closing date of the merger, in all material respects, except for representations and warranties that are qualified by their terms as to materiality, which must be true in all respects;

     - each of SHP Acquisition and SHP Investors Sub must perform in all material respects all obligations required to be performed by them pursuant to the terms of the merger agreement;

     - no change may have occurred since the date of the merger agreement in the business, financial condition or results of operations of SHP Investors Sub and its subsidiaries, taken as a whole, or SHP Acquisition and its subsidiaries, taken as a whole, that has had or would reasonably be expected to have a material adverse effect on the ability of SHP Investors Sub, SHP OP or SHP Acquisition to consummate the transactions contemplated by the merger agreement and the Operating Partnership merger agreement;

     - we and the Operating Partnership must have received an opinion by a reputable expert firm selected by SHP Acquisition and reasonably acceptable to us as to the solvency and adequate capitalization of us and the Operating Partnership immediately before, and of Sunstone and the Operating Partnership as the surviving entities immediately after, giving effect to the merger and the Operating Partnership merger;

     - certain of our expenses in connection with the merger and the Operating Partnership merger not exceeding $11.5 million shall have been paid or arrangements shall have been made to pay them; and

     -    the Operating Partnership merger shall have been consummated.

          The threat or existence of any legal action with respect to the merger agreement or the Operating Partnership merger agreement or any transaction contemplated by the merger agreement or the Operating Partnership merger agreement will not constitute a failure of specified conditions set forth in the merger agreement, unless that action has resulted in the granting of injunctive relief that prevents the consummation of the merger and the other transactions contemplated by the merger agreement and the Operating Partnership merger agreement and such injunctive relief has not been dissolved or vacated.

          The mutual conditions can be waived if waiver is legally permitted and both parties agree. The conditions we must meet can be waived by SHP Investors Sub and the conditions SHP Acquisition and SHP Investors Sub must meet can be waived by us.

TERMINATION OF THE MERGER AGREEMENT

          The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval by our stockholders:

     -    by mutual written consent of us, SHP Acquisition and SHP Investors
          Sub;

     - by SHP Investors Sub or SHP Acquisition, upon a breach of any representation, warranty or agreement set forth in the merger agreement on our part such that certain conditions set forth in the merger agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to us;

     - by us, upon a breach of any representation, warranty or agreement set forth in the merger agreement on the part of SHP Investors Sub or SHP Acquisition, in either case such that certain conditions set forth in the merger agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to SHP Investors Sub or SHP Acquisition;

     - by SHP Investors Sub, SHP Acquisition or us, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the merger has become final and nonappealable;

     - by SHP Investors Sub, SHP Acquisition or us, if the merger has not been consummated on or before December 31, 1999, except that a party may not terminate the merger agreement for this reason if such party has breached in any material respect its representations, warranties or obligations under the merger agreement in any manner that has proximately contributed to the failure of the merger to be consummated on or before December 31, 1999;

     - by either us (unless we are in breach of our obligations set forth in the merger agreement with respect to the special meeting) or SHP Investors Sub or SHP Acquisition (unless SHP Investors Sub or SHP Acquisition is in breach of its obligations set forth in the merger agreement with respect to obtaining certain debt financing) if the Merger Proposals have not been approved at the special meeting or an adjournment thereof;

     - by us, prior to the special meeting, if our Board of Directors has withdrawn or modified its approval or recommendation of the merger or the merger agreement in connection with, or approved or recommended, a bona fide acquisition proposal made by a third party which our Board or a committee of the Board determines in good faith (after consultation with its financial advisor) to be more favorable to the stockholders than the merger and which the Board (or committee) determines is reasonably capable of being consummated (an acquisition proposal meeting these criteria is hereafter referred to in this Proxy Statement as a "Superior Acquisition Proposal"); but no such termination will be effective under circumstances in which a termination fee in the amount of $17.5 million, plus expenses up to $7.5 million, is payable by us and the Operating Partnership pursuant to the terms of the merger agreement, unless simultaneous with such termination, such termination fee is paid to SHP Acquisition in full by us or the Operating Partnership (see "The Merger and the Merger Agreement (Item No. 1) -- Termination Fees and Expenses" for a discussion of termination fees and amounts reimbursable for expenses in the event the merger agreement is terminated);

     -    by SHP Investors Sub or SHP Acquisition if:

          -- prior to the special meeting, our Board of Directors has withdrawn or modified in any manner adverse to SHP Investors Sub its approval or recommendation of the merger or the merger agreement, or approved or recommended any acquisition proposal from a third party, or

          -- we have entered into an agreement with respect to any acquisition proposal from a third party (other than a confidentiality agreement entered into in compliance with the terms of the merger agreement);

     - by us, if SHP Investors Sub has not closed the borrowings contemplated by the commitment letter dated as of July 12, 1999 provided by PW Real Estate Investments Inc. ("Paine Webber"), a wholly-owned subsidiary of Paine Webber Real Estate Securities Inc., to Westbrook Real Estate Fund III, L.P., a Delaware limited partnership ("Westbrook Fund III"), on or prior to the closing date of the merger, or if the commitment under the commitment letter terminates, unless a Lender Property Determination (as such term is defined in the following paragraph) has been made;

     - by SHP Acquisition or SHP Investors Sub, if SHP Investors Sub has not closed the borrowings contemplated by the commitment letter with Paine Webber because the costs of remedying certain defects identified by Paine Webber in our hotel properties plus uninsured losses with respect to such properties exceed $25 million or because our net actual cash flow together with the net actual cash flow of our subsidiaries over the prior twelve month period has decreased by more than 1.5% from the calculation of net actual cash flow of us and our subsidiaries for the twelve month period ended May 31, 1999 (either such event, a "Lender Property Determination");

     - by SHP Acquisition or SHP Investors Sub, if an acquisition proposal from a third party that is publicly announced has been commenced or communicated in writing to us and contains a proposal as to price and:

          -- we have not rejected such proposal within ten business days after the date of receipt thereof by us or within ten business days after the date its existence first becomes publicly announced, if sooner, or

          -- we have failed to confirm the recommendation of our Board of Directors to the stockholders approving the merger and adopting the merger agreement within ten business days after being requested by SHP Investors Sub to do so;

     - by SHP Acquisition or SHP Investors Sub, if the fees with respect to obtaining the consent of franchisors under certain franchise agreements with respect to our hotel properties to the transactions contemplated by the merger agreement exceed $25 million and we do not elect to decrease the Merger Consideration by the amount of such excess; or

     - by SHP Acquisition or SHP Investors Sub, in the event each of the Merger Proposals is approved by the required stockholders and the ratification and approval of such approval by our Board of Directors does not occur by the first business day following the approval by the stockholders.

TERMINATION FEES AND EXPENSES

          If the merger agreement is terminated for certain of the reasons described above, we and the Operating Partnership will be obligated to pay SHP Acquisition, or SHP Acquisition and SHP Investors Sub will be obligated to pay us, on behalf of the Operating Partnership, the stockholders and the holders of OP Units:

     - a termination fee in the amount of $17.5 million (or, in the case of amounts payable to us, the lesser of $17.5 million or the maximum amount that can be paid to us without causing us to fail to meet certain REIT requirements); and/or

     - the lesser of certain specified amounts and the documented out-of-pocket expenses (such expenses not to exceed $7.5 million) incurred by the party to which the payment is to be made in connection with the merger agreement and the transactions contemplated thereby.

See "The Merger and the Merger Agreement (Item No. 1) -- Termination Fees and Expenses" for a detailed explanation of the fees payable in the event of a termination of the merger agreement for any reason described above.

FINANCING; SOURCE OF FUNDS

          The total amount of funds required by SHP Acquisition in connection with the consummation of the merger and the Operating Partnership merger is estimated to be approximately $837 million, assuming the Merger Consideration is $10.41 per share, including:

     - Payment of the Merger Consideration to stockholders in the amount of approximately $394.7 million, consisting of an aggregate of $23.8 million to Westbrook and its affiliates, Mr. Alter and his affiliates and Mr. Biederman and his affiliates and an aggregate of $370.9 million to all other stockholders.

     - Payment of cash to holders of preferred stock in the amount of approximately $25 million.

     - Payment of cash to holders of OP Units (other than us, SHP Acquisition and its affiliates) in the amount of approximately $12.4 million (assuming that all such holders elect to receive cash).

     -    Repayment of debt in the amount of approximately $365.7 million.

     - Payment in respect of stock options and warrants in the aggregate amount of approximately $1.0 million.

     - Payment of fees and expenses (including debt prepayment fees and financing fees) in the amount of approximately $29.3 million.

     - Cash payments under the contribution agreement in the amount of approximately $8.5 million.


          Pursuant to a commitment letter, Paine Webber has agreed to provide at least $454.6 million of debt financing (subject to reduction as provided in the commitment letter) and may provide as much as $502 million of debt financing with respect to the transactions contemplated by the merger agreement and the Operating Partnership merger agreement. Paine Webber has subsequently indicated it will provide $495 million of debt financing. Pursuant to a contribution agreement entered into among certain affiliates of Westbrook and Messrs. Alter and Biederman, members of SHP Acquisition affiliated with Westbrook have agreed to make aggregate cash contributions to SHP Acquisition on or prior to the closing date of the merger such that, after giving effect to the proceeds under the commitment letter, SHP Acquisition and its subsidiaries shall have an amount of cash that is sufficient to consummate the transactions contemplated by the merger agreement and the Operating Partnership merger agreement. See "Matters Relating to the Merger Proposals -- Financing; Source of Funds." Pursuant to the contribution agreement, Mr. Alter and his affiliates have agreed to contribute to SHP Acquisition all of the assets and liabilities of the Management Company and a controlling interest in Lessee, as well as all OP Units held by them. The contribution agreement further provides that Mr. Biederman will sell all of his interest in Lessee and will contribute all OP Units held by him to SHP Acquisition. See "Matters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to be Acted On -- Contribution and Sale Agreement."

FEDERAL INCOME TAX CONSEQUENCES

          You will be taxed on your receipt of the Merger Consideration if and to the extent that the amount you receive exceeds your tax basis in your common stock or preferred stock, as the case may be. In addition, immediately prior to the Operating Partnership merger, the Operating Partnership will redeem from us a portion of the OP Units held by us in exchange for certain equity interests and assets relating to the hotel properties we obtained from Kahler Realty Corporation. After that redemption, the Operating Partnership merger will occur. Determining the tax consequences of the merger can be complicated. You should consult your financial and tax advisor in order to understand fully how the merger will affect you.

APPRAISAL RIGHTS

          Under Maryland law, stockholders are not entitled to seek any appraisal or similar rights with respect to such stockholders' shares of common stock as a result of the consummation of the merger or any of the actions contemplated by the Merger Proposals. See "Matters Relating to the Merger Proposals -- Appraisal Rights."

                  INFORMATION CONCERNING THE SPECIAL MEETING

TIME, PLACE AND DATE

          This Proxy Statement is being furnished to the holders of the outstanding shares of our common stock and preferred stock in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of our stockholders to be held on ____________, 1999 at _____ a.m., local time, at ___________________, including any adjournments or postponements thereof.

PURPOSE OF THE SPECIAL MEETING

          At the special meeting, holders of Voting Securities will consider and vote upon each of the Merger Proposals. Additional information concerning the special meeting and the merger agreement is set forth below and a copy of the merger agreement is attached as Appendix A to this Proxy Statement. The summaries of the portions of the merger agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the merger agreement.

          At a meeting held on July 12, 1999, all of the members of our Board of Directors, based upon the unanimous recommendation of the Special Committee, determined that the terms of each of the Merger Proposals are advisable and fair to, and in the best interests of, the Nonaffiliated Stockholders.

          Our Board of Directors, acting on the unanimous recommendation of the Special Committee, unanimously believes that each of the Merger Proposals is in the best interests of our stockholders, has approved each of the Merger Proposals and recommends that you vote FOR adoption and approval of all of the Merger Proposals. Stockholders should be aware that certain of the members of our Board of Directors have conflicts of interest with respect to the merger. See AMatters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to Be Acted Upon" And "Certain Relationships And Transactions."

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK AND PREFERRED STOCK ENTITLED TO
VOTE

          The record date for the special meeting has been fixed as the close of business on __________, 1999. Only holders of record of common stock and preferred stock on the record date are entitled to notice of and to vote at the special meeting.

          Holders of common stock on the record date are entitled to one vote on matters properly presented at the special meeting for each share of common stock held. Holders of preferred stock are entitled to vote on an "as converted" basis, together with the holders of common stock as a single class, on all matters on which the holders of common stock are entitled to vote. Each share of preferred stock is currently convertible, subject to the terms of the Articles

Supplementary with respect thereto, into 6.79842 shares of common stock, based on a conversion price of $14.7093.

          Accordingly, on the record date, there were outstanding shares of common stock and preferred stock entitled to cast a total of ____________ votes, of which ________ votes could be cast by holders of common stock and 1,699,605 votes by holders of preferred stock.

          As of the record date, Messrs. Alter and Biederman and their affiliates owned ________ OP Units. Under the partnership agreement for the Operating Partnership, the holders of OP Units (other than us) have redemption rights that enable them to cause the Operating Partnership to redeem their OP Units in exchange for cash or, at the election of the Operating Partnership, shares of our common stock on a one-for-one basis, subject to anti-dilution provisions. The holders of OP Units will have no rights in their capacity as such holders to vote at the special meeting. The holders of two-thirds of the outstanding OP Units (excluding OP Units held by Sunstone) must approve and adopt the Operating Partnership merger and related required amendment of the Operating Partnership's partnership agreement before the Operating Partnership Merger and the merger of SHP Acquisition Sub into us can take place.

          A list of stockholders will be available for examination by holders of common stock or preferred stock, for any purpose related to the special meeting, during the ten-day period preceding the special meeting, at the offices of Sunstone, 903 Calle Amanecer, San Clemente, California 92673-6212, telephone
(949) 369-4000.

          The presence at the special meeting in person or by proxy of the holders entitled to cast 50% of the votes that could be cast by the holders of Voting Securities will constitute a quorum for the transaction of business by the holders of common stock and preferred stock at the special meeting. Shares of common stock and preferred stock present in person or represented by proxy (including shares whose holders abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the special meeting.

VOTE REQUIRED

          The approval of the resolutions of our Board of Directors recommending that we terminate our status as a REIT and that we amend the provisions of our Charter, including Article V thereof, and the proposed amendment of our Charter, each require the affirmative vote of two-thirds of all votes entitled to be cast. A copy of the proposed amendment of Article V and the other articles of our Charter is set forth as Appendix C to this Proxy Statement. The merger must be approved by the stockholders holding a majority of all votes entitled to be cast. Shares which abstain from voting on any of the Merger Proposals, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to any of the Merger Proposals, are nonetheless considered outstanding shares and such abstentions and "broker non-votes" will have the same effect as a vote against the Merger Proposals.

          Since the affirmative vote of two-thirds of all votes entitled to be cast by the stockholders is required for approval of the recommendation of our Board of Directors that we terminate our status as a REIT and amend the provisions of our Charter, including Article V thereof, and for approval of the amendment of our Charter and since consummation of the merger is conditioned upon approval of such proposals, we expect that if the holders of less than two-thirds (or such higher percentage as our Board may determine) of the shares of our stock outstanding and entitled to vote are present, in person or by proxy, at the special meeting, the special meeting may be adjourned to a later date, notwithstanding the presence of a quorum thereat.

          As of the close of business on the record date, Messrs. Alter and Biederman (each of whom is an affiliate of SHP Acquisition and SHP Investors
Sub), and their affiliates owned approximately ____% of the Voting Securities. As of the closing of business on the record date, Westbrook Fund I and its affiliates owned approximately _____% of the Voting Securities. See "Certain Relationships and Transactions." Westbrook Fund I, Mr. Alter and Mr. Biederman, our Executive Vice President and Vice Chairman of our Board, have each agreed to vote their shares of our common stock and preferred stock for approval and adoption of each of the Merger Proposals. In addition, Directors and executive officers of Sunstone (other than Messrs. Alter and Biederman) who own or control _____ shares of our common stock (constituting approximately ____% of the outstanding Voting Securities) have indicated to us that they currently intend to vote all such shares for approval and adoption of each of the Merger Proposals.

          The merger is subject to conditions in addition to the required vote of the stockholders. See "The Merger and the Merger Agreement (Item No. 1) -- Conditions."

ACTION TO BE TAKEN UNDER THE PROXY

          All proxies that are properly executed and returned to our transfer agent and registrar, Chase Mellon Shareholder Services, on or before the date of the special meeting, and that are not revoked, will be voted at the special meeting or any adjournments or postponements thereof in accordance with any instructions thereon, or, if no instructions are provided, will be voted FOR adoption and approval of each of the Merger Proposals. The enclosed form of proxy card is provided for your use, and proxies may be submitted by U.S. mail, telephone or Internet. Any stockholder who has given a proxy pursuant to this solicitation may revoke it by attending the special meeting and giving written notice to the Secretary of Sunstone of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the special meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the transfer agent and registrar. Stockholders who hold shares through a broker must notify the broker in order to revoke a proxy.

          If a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions of the merger is presented for consideration, the persons named in the enclosed form of proxy and acting thereunder generally will have the discretion to vote on such matters in accordance with their best judgment, except that any shares which were voted by proxy against the merger proposal will not be voted in favor of the adjournment or postponement of the special meeting in order to solicit additional proxies.

          Our management does not know of any matters other than those set forth in this Proxy Statement which may come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matters.

PROXY SOLICITATION

          The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mails, proxies may be solicited by our officers and Directors and our regular employees, without additional remuneration, by personal interviews, written communication, telephone, telegraph or facsimile transmission. We also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of common stock and preferred stock held of record by such brokerage firms, nominees, custodians and fiduciaries and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. In addition, we have retained ____________ to assist in the solicitation of proxies at an estimated fee of $_______ plus reimbursement of reasonable expenses to be paid by us.


                    MATTERS RELATING TO THE MERGER PROPOSALS

GENERAL

     SUNSTONE. Sunstone was incorporated as a Maryland corporation in September 1994 and is structured for federal tax purposes as a REIT. Through our 94.7% ownership interest in the Operating Partnership, we own and lease luxury, upscale and mid-price hotels located primarily in the Pacific and Mountain regions of the western United States, which includes the states of California, Utah, Colorado, Arizona, Washington, Oregon, New Mexico and Minnesota. The hotels are operated on behalf of Lessee through percentage leases. Messrs. Alter and Biederman own Lessee. The hotels operate primarily under national franchises, including brands affiliated with Marriott International, Inc., Bass Hotels and Resorts, Hilton Hotels Corporation and Promus Hotel Corporation. As of August 13, our portfolio consisted of 59 hotels with a total of 10,525 rooms. The majority of our hotel portfolio consists of luxury, upscale and mid-price full-service hotels and upscale extended-stay properties (approximately 78%) with the remainder of our portfolio consisting of mid-price limited service properties.

          On ___________, 1999 (the most recent practicable date prior to the printing of this Proxy Statement), the high and low sales prices of our common stock on the New York Stock Exchange were $____ and $____, respectively.

          The address of the principal business and the principal executive offices of Sunstone is 903 Calle Amanecer, San Clemente, California 92673, and its telephone number is (949) 369-4000.

     SHP ACQUISITION AND SHP INVESTORS SUB. SHP Acquisition is a Delaware limited liability company recently organized by affiliates of Westbrook and Mr. Alter. SHP Acquisition was formed for the purpose of owning and conducting the business of Sunstone, Lessee and the Management Company following the merger. SHP Investors Sub is a Maryland corporation and a wholly-owned indirect subsidiary of SHP Acquisition. SHP Investors Sub was organized for the purpose of effecting the merger.

          SHP Acquisition and SHP Investors Sub currently have no material assets, do not own any shares of common stock or OP Units and have not engaged in any activities except those incident to their formation and in connection with the merger. The principal business address of SHP Acquisition and SHP Investors Sub is c/o Westbrook Real Estate Partners, L.L.C., 599 Lexington Avenue, New York, New York 10022, telephone (212) 583-1800.

          The members of SHP Acquisition are Westbrook Fund III, Westbrook SHP L.L.C., a Delaware limited liability company ("Westbrook SHP"), and Westbrook Real Estate Co-Investment Partnership III, L.P., a Delaware limited partnership ("Westbrook Co-Invest III") (each of which is an affiliate of Westbrook), Alter SHP LLC, a Delaware limited liability company (which is an affiliate of Mr. Alter), and Biederman SHP LLC, a Delaware limited liability company (which is an affiliate of Mr. Biederman). See "Matters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to be Acted Upon."

          As of the record date, Messrs. Alter and Biederman and their affiliates owned ______ shares, or approximately ___%, of our outstanding common stock and ________ OP Units or approximately ____%, of the outstanding OP Units. OP Units are redeemable by the holder for cash or shares of common stock, at our option, on a one-for-one basis. If the OP Units held by Messrs. Alter and Biederman and their affiliates had been converted into our common stock as of the record date, such persons would have owned approximately _____% of our outstanding shares of common stock as of such date.

          As of the record date, Westbrook and its affiliates owned _______ shares or approximately ____% of our outstanding common stock and all of our preferred stock. Westbrook Fund I holds _______ shares of common stock and _______ shares of preferred stock and Westbrook Real Estate Co-Investment Partnership I, L.P., a Delaware limited partnership ("Westbrook Co-Invest I"), holds _______ shares of common stock and _______ shares of our preferred stock. Mr. Kazilionis has been granted options exercisable as of the record date to purchase _______ shares of common stock.

BACKGROUND OF THE MERGER

     REIT STRUCTURE AND SUNSTONE OPERATIONS PRIOR TO 1998. We were formed as a self-administered REIT for federal tax purposes in 1994. In order to qualify as a

REIT under the Internal Revenue Code of 1986, neither we nor the Operating Partnership can operate hotels. Accordingly, since our formation each of our hotels has been leased to Lessee, a corporation owned by Messrs. Alter and Biederman, and has been managed by the Management Company, a corporation owned by entirely by Mr. Alter. The Operating Partnership or one of its subsidiaries has entered into a separate percentage lease with Lessee for each hotel property, each of which provides for Lessee to pay the Operating Partnership a fixed rent charge plus a percentage of revenues for such property. See "Certain Relationships and Transactions -- Percentage Leases." Lessee has entered into a separate management agreement with the Management Company for each of our hotels, providing for the payment of a fee to the Management Company equal to a percentage of revenues. See "Certain Relationships and Transactions --Management Agreements." Because of this structure, all of our revenues are derived from the payments made to us by Lessee.

          Our earnings per share on a diluted basis were $0.69 for the year ended December 31, 1996 and $0.71 for the year ended December 31, 1997. We paid dividends of $0.96 and $1.05 per share in those periods. On October 15, 1997, we acquired all of the outstanding capital stock of Kahler Realty Corporation, which owned and operated 17 hotels, from Westbrook Fund I and Westbrook Co-Invest I for an aggregate purchase price of approximately $372.3 million. In 1998, we then embarked on a strategic plan to make capital improvements to the hotels acquired from Kahler Realty Corporation and our other properties, acquired 11 hotels and commenced construction on three additional hotels. Our intent was to update and renovate our properties and shift our market focus from limited service properties to midscale and upscale properties. We had planned to fund these improvements and acquisitions through public sales of our equity and debt. Our stock traded above $16.00 per share on the New York Stock Exchange for most of the last quarter of 1997 and the first few weeks of 1998.

     STRUCTURAL DIFFICULTIES AND INITIAL CONSIDERATION OF ALTERNATIVES. Early 1998, conditions in the capital markets for Sunstone's securities as well as those of other public REITs began to become unfavorable. A significant downturn began in both the equity and debt markets for lodging REITs. During the summer and early fall of 1998, conditions in the market for public REITs deteriorated substantially. During 1998, the S&P 500 was up 27%, while REIT stock prices were down over 20%. In 1998, our earnings per share on a diluted basis declined to $0.40 per share and we paid $1.12 per share in dividends for that year. The combined effect of our deteriorating financial performance and the adverse market conditions was that the trading price of our common stock on the New York Stock Exchange fell from $17.3125 in early January 1998 to $6.50 in early October of that year.

          In addition to depressing our stock price, the changes in the markets limited our access to capital, which in turn increased our difficulty in carrying out our capital improvements plan. We cancelled two offerings for our securities in August 1998 because of the declining securities market in general and the falling market for REIT securities in particular. Our capital improvements plan resulted in our incurrence of significant expenditures on improvements and a loss of revenues during the time that the hotel rooms that were being renovated could not be occupied. These expenditures and lost revenues ultimately exceeded the budgets prepared by Lessee and us relating to our capital improvement plan. Without access to the public debt or equity markets, we had to fund our operations, capital improvements and dividends with more expensive bank debt.

          Due to our increased bank debt and our inability to access the capital markets, by the summer of 1998 our Board of Directors spent more time considering ways to address our financial difficulties and, as part of this evaluation, our Board of Directors began to consider ways in which we could restructure our relationship with Lessee. We considered creating a revised structure with Lessee that would (i) minimize conflicts of interest between, and further align the interests of, our stockholders and the stockholders of Lessee,
(ii) provide more opportunity for equity incentives tied to our stock price for the stockholders of Lessee and (iii) increase the capitalization of Lessee.

          The Board considered on several occasions alternative structures. In connection with this evaluation, Lessee retained NationsBank Montgomery Securities to review potential structural alternatives. On August 25, 1998, at a meeting of the Executive Committee of the Board attended by Messrs. Lambert, Geller, Alter and Gould, NationsBank Montgomery presented a written analysis of possible methods of restructuring the relationship between us and the Operating Partnership, on the one hand, and Lessee and the Management Company on the other. NationsBank Montgomery recommended the creation of a "paper-clipped" structure in which our stockholders would receive shares in a newly created publicly traded operating company that would be the lessee under percentage leases with the Operating Partnership. In the report, NationsBank Montgomery estimated that the combined valuation of Lessee and the Management Company was between $55 and $70 million.

          The Board of Directors at its September 1, 1998 meeting created the Lessee Assessment Committee to study the NationsBank Montgomery proposal and other possible methods of restructuring the current relationship. The members of a Lessee Assessment Committee were Messrs. Gould, Kazilionis and Lambert, who served as the Chairman. This Committee met five times, on September 1 and 9, October 8 and December 23 of 1998 and January 14, 1999, to discuss the NationsBank Montgomery proposal and the valuation of Lessee in any transaction. During this period, representatives of the Lessee Assessment Committee and the stockholders of Lessee met to discuss a proposed valuation of Lessee and the Management Company in connection with creation of a new "paper clipped" lessee. Ultimately the Lessee Assessment Committee reported to the Board of Directors at its January 14 meeting that it had determined that the NationsBank Montgomery proposal was not currently in the best interests of Sunstone and our stockholders.

          With no decision relating to the realignment of our relationship with Lessee and in light of continued financial market turmoil and deteriorating financial performance at a growing number of our hotels, certain Directors, including some of our independent Directors, began to believe that we should review our strategic alternatives. Certain of our Directors became concerned that future cash flow might not be sufficient to implement our capital improvements plan and at the same time maintain our current dividend rate. Several Directors indicated that they continued to believe strategic alternatives should be pursued, despite the fact that no conclusion had resulted from the earlier discussions.

     DISCUSSIONS BETWEEN WESTBROOK AND MR. ALTER PRIOR TO DELIVERY OF PROPOSAL OF SHP ACQUISITION. On February 17, 1999, Mr. Kazilionis, one of our Directors and a managing principal of Westbrook, contacted Mr. Alter to explore whether he might be interested in considering a possible offer for Sunstone in a transaction that would combine us, Lessee and the Management Company under common ownership. They agreed that Westbrook would consider a possible proposal and that Mr. Alter and Mr. Kazilionis would speak again in approximately two weeks. On March 1, 1999, a subsequent conversation was held among Mr. Alter, Mr. Kazilionis, Jonathan Paul, a principal in Westbrook, and certain other representatives of Westbrook to discuss a possible proposal regarding us. These discussions were preliminary in nature and included possible terms of the contribution of Lessee and the Management Company to the combined entity and Mr. Alter's continued employment and equity participation in the combined entity. These discussions continued during the month of March and into early April. During this time period, Westbrook had preliminary conversations with several potential financing sources for the transaction, including Paine Webber, and Mr. Alter spoke with Mr. Robert Enever and Mr. Biederman, Directors of Sunstone, about their possible participation in a transaction. On April 4, 1999, Mr. Alter and Westbrook reached agreement on the general terms on which they would be willing to make an offer for us. The agreement between Westbrook and Mr. Alter was documented in a letter agreement dated April 5, 1999 and a letter dated April 5, 1999 to the Board of Directors quoted below (each of which was publicly filed as an exhibit to a Schedule 13D statement by SHP Acquisition on April 6,
1999).

     DELIVERY OF INITIAL PROPOSAL OF SHP ACQUISITION. At a previously scheduled April 5, 1999 Board of Directors meeting, Mr. Alter made a presentation regarding the difficulties facing the lodging industry and public hotel companies in general and us in particular. These difficulties included the depressed stock prices for lodging REITs and limited access to capital which had previously concerned the Board. Mr. Alter discussed other transactions previously examined by us to address these problems and the structural problems associated with Lessee and the Management Company. After completion of this discussion, representatives of Westbrook were admitted to the meeting and Mr. Alter then delivered to the Board of Directors and discussed the following letter on behalf of SHP Acquisition:

     April 5, 1999


     Board of Directors
     Sunstone Hotel Investors, Inc.
     903 Calle Amanecer
     San Clemente, CA  92673

     Dear Sirs:

           SHP Acquisition, L.L.C. ("SHP Acquisition") is pleased to propose that it acquire all of the common stock of Sunstone Hotel Investors, Inc. ("Sunstone") for consideration of $9.50 to $10.00 in cash per share
     (the "Cash Price"), on the terms and subject to the conditions set forth in this letter. The average trading price of the Sunstone common stock on the New York Stock Exchange for the period March 1, 1999 through April 1, 1999 was $7.25. Based on this price, the consideration we are offering your shareholders represents a premium of 31% to 38%. Under this proposal, the holders of outstanding partnership units in Sunstone Hotel Investors, L.P. ("Sunstone OP") (other than Sunstone) would receive, at their option, either cash in an amount per partnership unit equal to the Cash Price or redeemable perpetual preferred units in Sunstone OP having a face value equal to the Cash Price. Sunstone's 7.9% Class A Cumulative Convertible Preferred Stock would be redeemed in accordance with its terms for a cash amount equal to its liquidation preference plus accrued and unpaid dividends. SHP Acquisitions, L.L.C. is a Delaware limited liability company newly organized by Westbrook Fund III Acquisitions, L.L.C. ("Westbrook"), Mr. Robert A. Alter ("Mr. Alter") and certain management personnel of Sunstone Hotel Properties, Inc. ("Lessee").

           It is our view that this consideration is very fair and would be attractive to your shareholders. We hope that you will view this proposal as an excellent opportunity for the shareholders of Sunstone to realize full value for their shares to an extent not available to them in the marketplace, and for Sunstone to continue its operations even more strongly as a private company in experienced industry hands focused on the long-term value of Sunstone and no longer subject to the often short-term pressures imposed by the public financial markets and the limitations imposed by Sunstone's REIT structure.

           We presently contemplate that the acquisition would be accomplished by the merger of a subsidiary of SHP Acquisition into Sunstone. After consummation of the transaction, Sunstone would be wholly owned by SHP Acquisition, which would in turn be owned by Westbrook, Mr. Alter and other members of Lessee's management. Prior to consummation of the merger, SHP Acquisition would acquire all of Sunstone's interests in Sunstone OP and acquire or receive a contribution of certain stock and certain assets of Lessee and Sunstone Hotel Management, Inc. ("Management"). We and our representatives are prepared to discuss our proposed acquisition structure with you at your request. Attached as Annex A is a term sheet outlining the arrangements, which Westbrook and Mr. Alter intend to enter into between themselves with respect to the ownership and operation of SHP Acquisition and the businesses of SHP Acquisition's subsidiaries after the acquisition, including the equity interests to be held by each such person.

           We believe that the combination of Westbrook and Mr. Alter represents a strategic match up of longstanding industry experience and expertise with well-recognized financial and investment sophistication. Mr. Alter, a co-founder of Sunstone, has been actively involved with Sunstone since its formation and has been active in hotel management and ownership since 1976. Led by Mr. Alter, management of Lessee has a unique blend of experience in hotel ownership and operation, particularly with acquisitions, development and financing, combined with exceptional regional and property level managers. Westbrook's parent, Westbrook Real Estate Fund III, L.P. ("Westbrook Fund"), is a $1.25 billion equity fund that targets investments in a broad range of real estate related assets, portfolios and companies. The proposal contained in this letter has been approved by the investment committee of Westbrook Fund. Westbrook Fund's investor group includes institutional investors, primarily consisting of public and private pension funds, endowments and foundations. Since its inception in 1994, Westbrook Real Estate Partners L.L.C. ("Westbrook Partners"), the general partner of Westbrook Fund, has closed over 70 investments with a total capitalization in excess of $6 billion.

           The financing used to complete the proposed transaction will be a combination of equity and debt. Westbrook Fund is prepared to make an equity investment in excess of $250 million in this acquisition, and we are confident that we will be able to secure the required debt financing on an expedited basis. In fact, we have already had extensive discussions with and received a preliminary proposal from an affiliate of PaineWebber (which we are currently negotiating), which has financed a number of transactions for Westbrook Partners in the past, to provide all necessary funds to consummate the transaction. Should you wish to discuss any aspect of the proposed debt financing with PaineWebber, we would be happy to arrange an opportunity for you to meet with appropriate representatives.

           As with every other Westbrook Partners transaction, consummation of this transaction is subject to the completion of the financing arrangements described above. We believe that Westbrook Partner's record of securing the financing necessary to complete transactions by its affiliates is well recognized by the investment community. The magnitude of Westbrook Fund's proposed equity investment demonstrates its commitment to a responsible capital structure in order to facilitate Sunstone's continuing as a financially sound, growing company which is well positioned to meet its ongoing responsibilities and obligations. We would like to sign a definitive merger agreement no later than April 30, 1999, and we expect to have executed commitment letters for all of the required financing at that time. We anticipate that definitive documentation for the financing would be finalized in the period prior to the vote of the Sunstone shareholders with respect to the proposed acquisition.

           This proposal is also subject to the following conditions: (i) approval by Sunstone's Board of Directors and shareholders pursuant to the requirements of

     Maryland law and the rules of the New York Stock Exchange, (ii) any required approval by the holders of the operating partnership units of Sunstone OP, (iii) receipt of any consents of third parties required under material contracts of Sunstone, Lessee and Management, (iv) Sunstone having balance sheet liabilities at the closing of the proposed acquisition not in excess of those shown on its consolidated balance sheet dated as of March 31,1999 and (v) the negotiation and execution of definitive agreements providing for the merger and the transactions outlined on Annex A and the satisfaction of customary conditions to be set forth therein, including a mutually satisfactory definitive merger agreement which would contain customary covenants, representations, warranties, conditions and other provisions normal to such agreements. The merger agreement would prohibit Sunstone from soliciting indications of interest from other persons with respect to an acquisition of Sunstone, although it would permit the Board of Directors of Sunstone to respond to inquiries from and provide information to bona fide interested third parties and, subject to reimbursement of expenses and payment of a termination fee in the amount of 3% of the total transaction value (which value shall include the total price to be paid to Sunstone shareholders, all debt to be assumed or refinanced and all fees and expenses), terminate the merger agreement if it determined to accept an alternative transaction. The merger agreement would provide Sunstone the ability to require that the shareholders of Lessee and Management sell such companies to any purchaser of Sunstone for a cash purchase price of $35 million and give the shareholders of such companies the option to sell such companies to any such purchaser or its designee for a $35 million cash purchase price. We would expect that Sunstone would continue to pay dividends to its shareholders in the ordinary course consistent with past practice until the consummation of this acquisition.

            While we have reviewed the publicly available information with respect to Sunstone and have devoted a great deal of time and effort to studying Sunstone, our proposal is subject to confirmatory due diligence to be conducted by Westbrook. Given the familiarity of both Mr. Alter and Westbrook with Sunstone, this diligence would be completed expeditiously and should not delay the execution of a definitive merger agreement. Our offer is based on the understanding that there are approximately 37,638,427 shares of common stock of Sunstone currently outstanding and approximately 2,106,480 additional shares are currently issuable upon conversion of operating partnership units of Sunstone OP.

           We have no intention of attempting to acquire Sunstone other than in a transaction approved by Sunstone's Board of Directors. We hope that you will view this merger proposal favorably and that you, after appropriate consideration, will authorize further discussions with a view towards reaching a definitive agreement. We would appreciate hearing from you regarding our proposal by the close of business on April 19, 1999, at which time our proposal will lapse. If you believe that you will require additional time to consider our proposal adequately, we would be pleased to discuss an extension.

           We are prepared to move promptly in connection with this matter. We have considered legal and other requirements with our advisors and do not foresee any insurmountable difficulties. We are prepared to meet with you or with your representatives to discuss our proposal and to answer any questions you or they may have. We believe that the negotiation of a satisfactory definitive merger agreement could be accomplished in a relatively short period of time. Thereafter we would work with you to obtain any required regulatory approvals and the other approvals referred to above. Please contact Paul Kazilionis [...] [...] of Westbrook Partners, or Bob Alter [...] of SHP Acquisition, or [...] of Simpson Thacher & Bartlett, or [...] of Battle Fowler LLP, to respond to our offer, or if you or your counsel require any additional information with respect to the offer. We look forward to discussing our offer with you, entering into a definitive merger agreement promptly and consummating this transaction on an expedited basis.


                                             Very truly yours,

                                             SHP Acquisition, L.L.C.

                                             By /s/ Robert A. Alter
                                             -------------------------------

                                             Name:  Robert A. Alter
                                             Title: Manager


                                             By /s/ Paul D. Kazilionis
                                             -------------------------------
                                             Name:  Paul D. Kazilionis
                                             Title: Manager

     Attachment

     FORMATION AND INITIAL ACTIONS OF THE SPECIAL COMMITTEE. Following the presentation of the proposal letter from SHP Acquisition, Messrs. Alter, Biederman, Enever and Kazilionis, as well as the other representatives of affiliates of Westbrook present at the meeting, excused themselves from the meeting. At the time, Mr. Enever was considering making an equity investment in SHP Acquisition, which he subsequently determined not to do. The Board then formed the independent Special Committee of the Board of Directors, consisting of the remaining five of the nine members, Messrs. Geller, Bingham, Gould, Sondker, and Lambert. Mr. Geller was named Chairman of the Special Committee. The Special Committee was charged by the Board to consider the terms of the proposal of SHP Acquisition, to discuss and, should the Special Committee determine it in our best interest to do so, negotiate that proposal with SHP Acquisition; take actions to facilitate the development of alternatives to the SHP Acquisition proposal should the Special Committee determine it in our best interest to do so; consider and negotiate any alternatives; and report to the full Board of Directors its recommendations and conclusions with regard to the proposal of SHP Acquisition and any or all alternatives to that proposal.

     INITIAL ACTIONS AND MEETING OF THE SPECIAL COMMITTEE. Between April 6, 1999 and April 9, 1999, Mr. Geller, on behalf of the Special Committee, began to contact and interview potential legal and financial advisors to the Special Committee.

          The initial meeting of the Special Committee was held on April 9, 1999. The Special Committee decided to engage Altheimer & Gray as independent legal counsel to the Special Committee, and Altheimer & Gray then joined the meeting. Altheimer & Gray summarized and discussed with the members the duties of the Special Committee. Mr. Geller then reported that he had interviewed eight investment banks, and described the relative merits of each. The Special Committee determined to engage Goldman Sachs as its independent financial advisor to help it evaluate SHP Acquisition's proposal and consider alternatives. The Special Committee, on behalf of Sunstone, and Goldman Sachs executed a formal engagement letter on April 14, 1999. The Special Committee instructed Goldman Sachs and Altheimer & Gray to commence a due diligence review of Sunstone and its properties with a view to advising the Special Committee on its legal and business options in responding to SHP Acquisition's proposal.

     ACTIONS OF SHP ACQUISITION BETWEEN APRIL 5 AND APRIL 23. After the presentation of the proposal of SHP Acquisition to the Board, Mr. Alter and Westbrook began to prepare and negotiate agreements with respect to the ownership and governance of SHP Acquisition and SHP Acquisition's proposed acquisition of Lessee and the Management Company. Negotiations took place among Mr. Alter and Westbrook during this period and continued on an on-going basis until definitive documentation was signed by them concurrently with the execution of the merger agreement on July 12. Representatives of Westbrook also continued their negotiations with Paine Webber for the debt financing for the proposed transactions. SHP Acquisition was informed that the Special Committee had retained independent legal and financial advisors and would not be in a position to respond to SHP Acquisition's proposal until these advisors had time to review the situation and Sunstone and report back to the Special Committee.

     APRIL 16 SPECIAL COMMITTEE MEETING. At an April 16 meeting of the Special Committee, Mr. Crowley, our Chief Operating Officer, reviewed our financial position, and as part of his review discussed our cash constraints. Goldman Sachs and Altheimer & Gray were present at the meeting.

          During the Special Committee meeting, Mr. Geller updated the Committee regarding his contacts with representatives of SHP Acquisition to date and discussed with the Special Committee a letter which he had received on April 16, 1999 from a third party. The letter indicated that in light of SHP Acquisition's proposal the party was evaluating its willingness in making its own offer for us and had an interest in obtaining additional information and due diligence materials regarding Sunstone.

          Goldman Sachs and Altheimer & Gray reviewed and analyzed options for the process and timing of the Special Committee's evaluation of the proposal of SHP Acquisition.

          In anticipation of the quarterly Board of Directors meeting scheduled for April 19, 1999, the Special Committee analyzed our ability to declare and pay a dividend for the quarter ended March 30, 1999. The Special Committee, and subsequently the Board of Directors at the April 19 meeting, determined that there were sufficient funds to pay the dividend. The Special Committee also determined that, absent significant improvement in our financial performance or our otherwise generating additional cash (for example, through the sale of some of our properties), the Board of Directors might be required to either significantly curtail or completely omit to pay the dividend for the quarter ended June 30, 1999. Members of the Special Committee asked numerous questions of Goldman Sachs and Altheimer & Gray regarding how a failure to declare and pay the regular dividend in order to maintain the appropriate corporate liquidity could limit the Special Committee's ability to generate alternatives to the proposal of SHP Acquisition that could benefit our stockholders. The Special Committee agreed to continue to monitor our liquidity.

     EVENTS BETWEEN APRIL 16 AND APRIL 23; ANALYSIS OF STRUCTURAL ISSUES CONCERNING LESSEE. By this time, Goldman Sachs and Altheimer & Gray had commenced and were continuing their due diligence investigations regarding us, which included identifying and analyzing key issues associated with us, SHP Acquisition's proposal and possible alternatives to that proposal. These key issues included the fact that each of our properties would remain subject to a lease with Lessee and a management agreement with the Management Company in connection with any sale of us. If a potential purchaser did not have the management expertise necessary to operate our hotels and run our business, then that purchaser might want to acquire Lessee and the Management Company along with us. SHP Acquisition had already agreed with Messrs. Alter and Biederman that, in connection with an acquisition of us by SHP Acquisition, SHP Acquisition would acquire control of Lessee and the Management Company. We did not have the right to cause Messrs. Alter and Biederman to sell those entities to any other potential purchaser. By letter dated April 19, 1999, the Special Committee requested Messrs. Alter and Biederman to agree to grant any third party purchaser of Sunstone an option to acquire Lessee and the Management Company for a purchase price of $35 million. Messrs. Alter and Biederman indicated that their agreement with Westbrook relating to SHP Acquisition would prohibit them from agreeing to provide such an option at that time. As indicated in SHP Acquisition's April 5 proposal, SHP Acquisition and Messrs. Alter and Biederman were willing, however, to agree (as part of an agreement by SHP Acquisition and Messrs. Alter and Biederman to acquire Sunstone), to provide us with an option to require Messrs. Alter and Biederman to sell Lessee and the Management Company to any third party purchaser of Sunstone for a cash purchase price of $35 million, but only if Messrs. Alter or Biederman also had the right to sell Lessee and the Management Company to any such purchaser for the same price.

          A potential purchaser might want to terminate the contractual arrangements with Lessee and the Management Company with respect to the hotels. Such a purchaser could structure the acquisition as a purchase of our underlying hotels, which would permit the termination of the leases with Lessee, subject to the payment of a termination fee based on the profits of Lessee. Upon termination of a lease, the related management agreement with the Management Company would also be canceled. We estimated that the aggregate termination fees payable to Lessee under the leases in connection with the sale of all of the hotels would be significantly less than $35 million. However, the tax basis of the hotels acquired by us from Kahler Realty Corporation was significantly less than their fair market value and, under tax rules applicable to us, if we were to sell such hotels at this time we would incur a tax on the "built-in-
gain" of the hotels.   We estimated this tax would be approximately $60 to $80
million if all these hotels were sold for cash in a taxable transaction, depending upon the actual selling price for the hotels.

          Also during this time, we, Altheimer & Gray and Goldman Sachs assembled a "data room" containing all the documents we thought were necessary for any prospective acquirer to conduct a thorough due diligence review of us.

          SHP Acquisition's proposal was to expire on April 19, 1999. At the request of the Special Committee, in a letter dated April 21, 1999, SHP Acquisition extended its proposal until April 30, 1999. The letter was publicly filed as an exhibit to a Schedule 13D statement by SHP Acquisition on April 22, 1999.

     APRIL 23 MEETING REGARDING SHP ACQUISITION PROPOSAL. On April 23, 1999, the Special Committee's legal and financial advisors met with representatives of SHP Acquisition including its counsel, Simpson Thacher & Bartlett and Battle Fowler LLP. At the meeting, SHP Acquisition discussed the key terms of its proposal in greater detail and indicated that it would like to receive a response from the Special Committee as soon as possible, although it understood that the Special Committee and its advisors required sufficient time to act on a fully-informed basis. SHP Acquisition indicated that to complete the proposed acquisition it would require approximately $850 million of financing, including approximately $600 million of debt financing. SHP Acquisition anticipated that Paine Webber would commit to provide up to $530 million in debt financing and that SHP Acquisition would assume approximately $70 million of our existing debt. SHP Acquisition indicated that affiliates of Westbrook were prepared to make an equity contribution of approximately $250 million to SHP Acquisition. SHP Acquisition also indicated that affiliates of Westbrook were not then in a position to provide any additional equity if SHP Acquisition could not access a total of $600 million of debt financing, including the assumed debt. Representatives of the Special Committee then discussed the Special Committee's desire to conduct a fair process with regard to evaluating SHP Acquisition's proposal and evaluating our other alternatives. The representatives also reviewed certain terms of SHP Acquisition's proposal that they indicated should be improved upon by SHP Acquisition. Among other things, the representatives requested that SHP Acquisition remove the condition relating to financing from its proposal and lower the amount of its proposed termination fee, but SHP Acquisition was not willing to do so.

          On April 26, 1999, representatives of the Special Committee and SHP Acquisition discussed the tax implications of SHP Acquisition's proposal.

     APRIL 28 SPECIAL COMMITTEE MEETING AND SOLICITATION OF OTHER POTENTIAL BIDDERS. The Special Committee held its next meeting on April 28, 1999.
Goldman Sachs discussed with the members of the Special Committee the events which occurred since the last meeting. The Special Committee also discussed SHP Acquisition's proposed financing.

          Goldman Sachs then discussed with the Special Committee the view of Goldman Sachs regarding our alternatives in light of SHP Acquisition's proposal, and the benefits and risks of each alternative. These alternatives included:

     -    continuing to operate Sunstone independently;

     - accepting the proposal of SHP Acquisition and entering into a definitive agreement that provided us with sufficient flexibility to examine competing offers, conduct a market check by permitting us to enter into negotiations with other potential bidders and accept an alternative proposal should a better offer emerge;

     - soliciting alternative acquisition proposals through an auction process prior to entering into an agreement with SHP Acquisition; and

     -    liquidating Sunstone through an asset sale strategy.

The Special Committee discussed each of the forgoing items. The Special Committee was concerned about our capital constraints and their effect on stockholder value, as well as issues of management continuity if we remained independent. The Special Committee considered the fact that we could terminate the leases in an asset sale for less than $35 million as well as the large tax burden associated with a sale of the hotels formerly owned by Kahler Realty Corporation. Entering into a definitive agreement with SHP Acquisition, and then attempting a market check, would have provided some additional assurance that a transaction would be completed. However, this advantage was offset by the termination fee that would have to be paid to SHP Acquisition, the request that Messrs. Alter and Biederman have the right to require the sale of Lessee and the Management Company for $35 million in cash, and the significant closing conditions (particularly relating to financing) SHP Acquisition required. Although there was a risk that SHP Acquisition would withdraw its bid, soliciting bids for Sunstone while negotiating with SHP Acquisition, in the Special Committee's view, maximized its alternatives and would most likely deliver the greatest value to our stockholders.

          The Special Committee decided to solicit offers to acquire Sunstone under two scenarios: (1) by means of a purchase of Sunstone, subject to the existing leases and management contracts, and (2) by means of a purchase of Sunstone, Lessee and the Management Company on a combined basis. The Special Committee authorized Goldman Sachs to contact, and Goldman

Sachs subsequently contacted, 38 potential bidders, whom Goldman Sachs and the Special Committee believed were the parties who might have an interest in, and the ability to purchase, us.

          Twenty of the 38 potential bidders that were contacted, including the party that had previously requested information, indicated that they had a possible interest in a purchase of us and executed confidentiality agreements. Information packages regarding us and our properties were distributed to those 20 parties beginning April 29, 1999. The packages also contained instructions asking each of the recipients to provide Goldman Sachs with an initial bid for us by May 10, 1999. The instructions also requested that the bids be structured either as an acquisition of us, subject to the existing lease and management arrangements or as an acquisition of us, Lessee and the Management Company on a combined basis, assuming a purchase price of $35 million for Lessee and the Management Company. These packages included financial projections for us and Lessee dated April 29, 1999 which were prepared by Lessee and the Management Company (the "April 29 Projections"). SHP Acquisition also received the April 29 Projections.

     APRIL 30 MEETING BETWEEN SHP ACQUISITION AND THE SPECIAL COMMITTEE. On April 30, 1999, representatives of the Special Committee, SHP Acquisition and Paine Webber met to discuss Paine Webber's proposed financing. Paine Webber indicated that it had a long and excellent relationship with Westbrook and discussed its plans for financing SHP Acquisition's proposal. Paine Webber suggested that a full financing commitment with respect to the loan would not be issued until two weeks after the meeting. Paine Webber indicated the amount of the loan would not be finalized until certain due diligence and related reviews of the properties were completed, which could take an additional 60 days after the commitment was issued. In addition, Paine Webber described certain of the conditions to its obligation to fund the proposed loan.

          At the April 30, 1999 meeting, Goldman Sachs informed SHP Acquisition that it had been instructed by the Special Committee to conduct a process which would include soliciting other parties regarding their interest in purchasing Sunstone in order to evaluate SHP Acquisition's proposal and our alternatives to it. Goldman Sachs emphasized that the Special Committee had authorized material negotiations with respect to SHP Acquisition's proposal only after the Special Committee had received assurances that SHP Acquisition would obtain an acceptable financing commitment.

          Representatives of the Special Committee then asked SHP Acquisition to extend its proposal to a future date. SHP Acquisition initially declined to do so, but following discussions between Mr. Geller and Mr. Jonathan Paul of Westbrook after the April 30, 1999 meeting, by letter dated April 30, 1999, SHP Acquisition extended the date of its proposal to May 5, 1999. The letter was publicly filed as an exhibit to a Schedule 13D statement by SHP Acquisition on April 30, 1999.

          On May 5, 1999, at the request of the Special Committee, by letter dated May 5, 1999, SHP Acquisition again extended the expiration date of its proposal, this time for an indefinite period. SHP Acquisition retained the right, however, to withdraw its proposal at any time. The letter was publicly filed as an exhibit to a Schedule 13D statement by SHP Acquisition on May 5, 1999.

     MAY 6 SPECIAL COMMITTEE MEETING. The Special Committee again met on May 6, 1999. Goldman Sachs and Altheimer & Gray described the status of SHP Acquisition's proposal, its financing and the discussions that had taken place. The Special Committee and its advisors were concerned with the lack of certainty regarding the size of Paine Webber's commitment as well as the conditions to such financing. As a result, the Special Committee instructed Goldman Sachs to request that SHP Acquisition obtain a firmer financing commitment than that being discussed and that SHP Acquisition make a significant cash deposit in connection with the signing of any definitive acquisition agreement, which deposit would be forfeited if the proposed acquisition failed to close due to SHP Acquisition not receiving the required financing. Goldman Sachs also reported that 17 of the 20 other potential bidders remained in the process and that its own financial analysis of us was continuing, but was taking longer than anticipated in light of our deteriorating financial position.

          At the May 6 meeting, the Special Committee also determined that it was essential for us to retain the services of Mr. Crowley, who was serving a critical role in running Sunstone and assisting the Special Committee and its advisors. In light of this, the Special Committee determined it would be appropriate to provide additional compensation to Mr. Crowley. See "Certain Relationships and Transactions -- Transaction Bonus Agreement with Mr. Crowley."

          Between May 5 and May 16, 1999, Goldman Sachs and members of the Special Committee continued their analysis of the financial performance and operations of us and Lessee. The analysis indicated that the financial performance of us and Lessee for the month of April were below budget, leading us to be concerned about the ability of Lessee and Sunstone to meet their future budgets and forecasts in the future.

     INITIAL INDICATIONS OF INTEREST FROM OTHER POTENTIAL PURCHASERS. On May 9 and 10, 1999, Goldman Sachs received indications of interest from three potential purchasers who had been provided with information packages about us. No party indicated any interest in purchasing us subject to the existing leases and management agreements. Each of the three expressed an interest in purchasing us, together with Lessee and the Management Company. One of those bidders offered $9.12 per share, assuming a purchase price of $35 million to purchase Lessee and the Management Company, and would have deducted transaction expenses in excess of $10 million. A second bidder offered $9.10 per share, also assuming a purchase price of $35 million to purchase Lessee and the Management Company, but did not disclose either its equity financing or its debt financing arrangements. On May 12, 1999, following discussions to clarify their proposals, these two bidders were notified by Goldman Sachs that their bids were not competitive. After receiving the notification, both bidders withdrew from the bidding process.

          A third bidder ("Competing Bidder") provided a non-binding preliminary proposal on May 10, 1999. Competing Bidder's proposal contained a price to stockholders of between

$10.50 and $11.00 per share assuming the acquisition of Lessee and the Management Company for an additional $35 million. Competing Bidder's bid letter stated that it also wished to examine an alternative structure under which it would not acquire Lessee and the Management Company. Competing Bidder stated that it would increase its purchase price to our stockholders by the difference between $35 million and the actual cost of terminating the leases and the incremental costs of engaging in an asset acquisition rather than a stock acquisition. We proposed an alternative structure, whereby we would sell all of our hotels to Competing Bidder which would allow termination of the lease and management arrangements. Competing Bidder indicated that it would acquire the hotels formerly owned by Kahler Realty Corporation in like-kind exchanges that would not trigger the estimated $60 to 80 million tax on these hotels' built-in gain.

     MAY 16 SPECIAL COMMITTEE MEETING. The Special Committee again met on May 16, 1999. At this meeting, Mr. Geller reported on information furnished by Mr. Crowley regarding the continuing deterioration of the financial performance of our hotels. The Special Committee asked Mr. Crowley to monitor Lessee's performance. The Special Committee considered securing the advice of an outside asset manager to determine the reasons for the decline and to evaluate Lessee's financial projections.

          Goldman Sachs then reported to the Special Committee the status of the bidding process, summarizing the indications of interest received and the fact that two of the three bidders subsequently withdrew from the bidding. Goldman Sachs noted some of the issues it encountered in obtaining bids and the concerns of potential bidders. One issue was that Sunstone, due to additional borrowing in light of our deteriorating financial performance coupled with our payment of a first quarter dividend of 28.5 cents, owed more debt than had previously been estimated and communicated to potential bidders. Another concern was the ability of us and Lessee to achieve the financial result contained in the April 29 Projections under these changed circumstances.

          Goldman Sachs and Altheimer & Gray discussed with the Special Committee the status of SHP Acquisition's proposal, in particular the financing commitment of Paine Webber. Goldman Sachs indicated that in its view the proposed financing was aggressive but within market parameters. The Special Committee was concerned about the relatively large proportion of debt financing required by SHP Acquisition in order to accomplish the proposed transaction and the number of conditions to the financing. The Special Committee was also concerned that after the amount of Paine Webber's loan commitment was determined, the proceeds of the loan might be insufficient to fund the transaction. As a result of the uncertainty and conditions associated with Paine Webber's commitment, the Special Committee viewed SHP Acquisition's bid as highly conditional.

          The Special Committee then considered Competing Bidder's indication of interest, including its proposed alternative structure. Altheimer & Gray and Goldman Sachs told the Special Committee that Competing Bidder was exploring use of a Section 1031 like-kind exchange for the purchase of the hotels we acquired from Kahler Realty Corporation. The Special Committee instructed its advisors to continue to evaluate such structure and for Goldman Sachs to explore this alternative with interested parties who were previously contacted.

          The Special Committee also discussed a draft of an agreement and plan of merger prepared by Altheimer & Gray to be submitted to interested bidders, including SHP Acquisition. After making comments and suggestions, the Special Committee approved the form of agreement. The Special Committee also instructed its advisors to keep all potential acquirors proceeding at as close to the same pace as possible.

     MAY 17 THROUGH MAY 24 CONTACTS BETWEEN THE SPECIAL COMMITTEE AND SHP ACQUISITION AND COMPETING BIDDER. On May 17, 1999, Altheimer & Gray distributed a draft of the merger agreement to SHP Acquisition and its counsel. On May 20, 1999, SHP Acquisition's counsel sent its initial comments to the merger agreement.

          In a letter dated May 24, 1999 from Competing Bidder to Goldman Sachs, Competing Bidder indicated a preliminary price of $10.50 to $11.00 per share under its proposed alternative structure which did not contemplate the purchase of Lessee or the Management Company. In that letter, Competing Bidder stated that it was willing to participate in an auction process so long as the process included reimbursement of its out-of-pocket expenses. In subsequent discussions with Goldman Sachs, Competing Bidder explained that it could not offer a higher price as previously indicated in light of the increase in our projected debt. Competing Bidder was also asked by Goldman Sachs to quantify the effect of our increased debt on its original proposal, but Competing Bidder declined to do so.

     MAY 25 SPECIAL COMMITTEE MEETING.   The Special Committee again met on May
25, 1999.   Goldman Sachs updated the Special Committee on the discussions with
SHP Acquisition and reviewed the process of soliciting other offers. They reported that SHP Acquisition had indicated that due to our increased debt and declining operating performance, in the event it were to enter into an agreement with us, its price would likely be in the low end of the $9.50 to $10.00 range indicated in SHP Acquisition's proposal letter of April 5, 1999. Goldman Sachs also continued to express its concerns to the Special Committee about the extent of the conditions to SHP Acquisition's proposal. Goldman Sachs then updated the Special Committee about the May 24 letter of Competing Bidder, and informed the Special Committee that it had contacted the other parties that had indicated an interest in purchasing us and suggested to them the alternative structure being examined by Competing Bidder. None of the other bidders indicated any interest in pursuing this strategy or remained interested in pursuing any transaction involving us.

          Mr. Crowley then reported in detail about our financial condition. He stated that the financial results for the month of May would mostly likely be significantly lower than budgeted, and May's results would show a larger decline from budget than the decline in April. Mr. Crowley also stated that without a sale of assets it was most likely that we would only be able to pay a second quarter dividend significantly less than the $0.285 per share dividend paid in the first quarter, if at all. The Special Committee determined that it should appoint an asset manager not affiliated with us, Lessee or the Management Company to examine why our performance was below that contemplated by the April 29 Projections and to assess the probability of our achieving our projections for the remainder of 1999. We authorized Altheimer & Gray to retain on our behalf Mr. Vern Deming as a consultant to perform that analysis and assist us by preparing a set of projections independent of our management and that of Lessee and the Management Company as part of our due diligence to be used in addition to those prepared by Lessee. Mr. Deming is a consultant with twenty-three years experience in the hospitality industry in both management and consulting capacities. Mr. Deming is an Executive Vice President of, and had previously provided asset management services for, Strategic Hotel Capital Incorporated, of which Mr. Geller is Chief Executive Officer.

          Goldman Sachs was asked to update the Special Committee on its ongoing financial analysis of us. Goldman Sachs requested that we provide it with revised projections, due to our failure to meet targets contained in the April 29 Projections.

          The Special Committee then discussed developments regarding SHP Acquisition's proposal. Additionally, the Special Committee discussed and solicited Goldman Sachs' opinion of the seriousness of Competing Bidder.
Because of the conditions to SHP Acquisition closing its proposed merger, the proposed termination fee of 3% of the transaction value, the required payments for Lessee and the Management Company associated with SHP Acquisition's proposal and the uncertainty of Paine Webber's proposed financing, and in the context of the ongoing discussions and indications of Competing Bidder, the Special Committee determined that it would continue to negotiate with both SHP Acquisition and Competing Bidder. Goldman Sachs was instructed to set up a procedure where both SHP Acquisition and Competing Bidder would submit firm offers to purchase Sunstone by a set date. The Special Committee requested Goldman Sachs to ask Competing Bidder whether it would make a firm bid with respect to us that was not contingent on financing as part of that process.
With respect to the request for expense reimbursement described in Competing Bidder's letter, the Special Committee also agreed to pay up to $2 million of any bidder's expenses upon the receipt of a firm bid from the bidder, subject to certain conditions, if its bid was not accepted.

     NEGOTIATIONS WITH SHP ACQUISITION AND COMPETING BIDDER. Goldman Sachs notified representatives of SHP Acquisition on May 25, 1999 that the Special Committee had determined that its proposal was not acceptable in its present form. SHP Acquisition reiterated its position that it would strongly prefer not to enter into a bidding process, but that it was amenable to continuing to negotiate its proposal.

          On May 28, 1999, Goldman Sachs sent Competing Bidder final bid instructions which included a June 17, 1999 deadline for a bid that was not subject to a financing contingency and an offer of expense reimbursement of up to $2.0 million if Competing Bidder submitted such a bid by that date that offered a price no less favorable than that set forth in its May 24 letter. Competing Bidder stated that it would need more time in order to complete its financing arrangements, and discussions between Competing Bidder and Goldman Sachs continued regarding the amount of time it would need to complete its bid and elements of a revised proposal.

     JUNE 1 SPECIAL COMMITTEE MEETING.   Goldman Sachs met with the Special
Committee on June 1, 1999 to discuss the progress of the discussions between Goldman Sachs and each of SHP Acquisition and Competing Bidder.

          With respect to SHP Acquisition, Goldman Sachs reported that SHP Acquisition had indicated that if a definitive agreement were reached, it would consider making concessions including with respect to price, size of termination fee and the Special Committee's request that SHP Acquisition provide a deposit. Goldman Sachs also reported that SHP Acquisition again stated that it could withdraw its offer at any time. The Special Committee was of the view that, although it would not accept SHP Acquisition's proposal in its present form at that time, it wished to continue simultaneously to negotiate with both SHP Acquisition and Competing Bidder. To that end, the Special Committee authorized Altheimer & Gray to send a merger agreement to Competing Bidder for its consideration and to continue negotiating with SHP Acquisition and Competing Bidder. A proposed agreement, reflecting Competing Bidder's proposed alternative structure, was sent by Altheimer & Gray to Competing Bidder on June 4, 1999.

     JUNE 7 SPECIAL COMMITTEE MEETING. The Special Committee again met on June 7, 1999. At the meeting, Goldman Sachs reviewed its continued discussions with Competing Bidder. Goldman Sachs noted Competing Bidder's position that it be reimbursed for expenses even if it did not deliver a firm bid or delivered a bid with a financing contingency. Goldman Sachs was concerned that this request raised questions as to Competing Bidder's willingness to actually consummate a transaction. Goldman Sachs also communicated Competing Bidder's concerns that the June 17 deadline did not give it sufficient time to submit a fully financed bid. Goldman Sachs then discussed the recent developments with SHP Acquisition, noting that SHP Acquisition had indicated that it might be prepared to revise its offer to $10.125 per share, assuming that the dividend with respect to the second quarter of 1999 would not be paid. Goldman Sachs also detailed other elements which SHP Acquisition had indicated it might be prepared to agree to in the event a definitive agreement was reached, including providing additional equity as long as the proposed debt financing of Paine Webber reached a minimum amount, making a deposit and potentially reducing the purchase price for Lessee and Management Company. Goldman Sachs noted, however, that the price SHP Acquisition had indicated it might be prepared to offer was still less than Competing Bidder's indicated price. The Special Committee again discussed other alternatives to SHP Acquisition's proposal or negotiating with Competing Bidder, including keeping us independent. The Special Committee determined to continue negotiations with SHP Acquisition and Competing Bidder. Additionally, since each of SHP Acquisition and Competing Bidder had indicated to Goldman Sachs that it would not be able to provide firm financing commitments by June 17, the Special Committee determined to extend the deadline date for bids until July 9, 1999. The Special Committee also determined to offer Competing Bidder and SHP Acquisition up to $2 million of expense reimbursement, subject to certain conditions, to ensure their continued participation in the process.

          On June 11, 1999 the Special Committee and its advisors received our revised projections which were prepared by Lessee and the Management Company (the "June 11 Projections") and which updated the April 29 Projections based on
our recent financial performance.   The June 11 Projections were furnished to
Competing Bidder and SHP Acquisition. As part of his work for the Special Committee, Mr. Deming, our independent consultant, reviewed, among other things, the June 11 Projections. Mr. Deming also reviewed the preparation of the June 11 Projections.

          SHP Acquisition was informed in a letter dated June 11, 1999 and Competing Bidder was informed in letter dated June 15, 1999 of a revised final bidding process establishing July 9, 1999 as the revised final bid date, although the Special Committee expressly retained the option to sign an agreement with any party or terminate the bid process at any time. Each letter contemplated expense reimbursement of up to $2 million to either party, subject to certain conditions. Competing Bidder's letter also provided up to $750,000 of expense reimbursement under certain other conditions in the event it did not meet the conditions for the $2 million reimbursement.

     CONTINUING NEGOTIATIONS WITH SHP ACQUISITION. Between June 8 and June 22, 1999, the Special Committee and SHP Acquisition's representatives continued to negotiate the terms of a merger agreement. A revised draft of Paine Webber's proposed commitment letter with respect to the proposed financing was sent to Altheimer & Gray and Goldman Sachs on June 15, 1999. Members of the Special Committee indicated to SHP Acquisition their continuing concerns with the conditions to funding under the draft commitment. The negotiations included a meeting among Mr. Geller, Mr. Gould and Mr. Kazilionis on June 8, 1999 during which the participants discussed the process and procedures relating to SHP Acquisition's proposal. During this period, SHP Acquisition indicated that it would be willing to consider making a $5 million deposit to be forfeited if Paine Webber withdrew its commitment and that SHP Acquisition's purchase of Lessee and the Management Company need not be a condition to SHP Acquisition's closing the merger.

          On June 23, 1999, representatives of the Special Committee and SHP Acquisition again met to continue negotiations regarding the significant open issues with respect to SHP Acquisition's proposal (other than price), in light of SHP Acquisition indicating that it might withdraw its proposal prior to July 9, 1999, the date final bids were due. SHP Acquisition also discussed changes to Paine Webber's proposed financing commitment that addressed some of the Special Committee's concerns regarding the conditional nature of the proposed financing. SHP Acquisition confirmed that Paine Webber had agreed to provide at least $454 million in debt financing for the proposed acquisition, and might be willing to fund up to $502 million pending completion of Paine Webber's due diligence. SHP Acquisition also indicated that it might be prepared to withdraw its request that Messrs. Alter and Biederman could require a third party purchaser of us to purchase the shares of Lessee and the Management Company in the event a third party purchased us, but that we would retain the option to purchase all of the outstanding shares of Lessee and the Management Company. However, SHP Acquisition was not prepared to make requested concessions on certain other items with respect to financing (including the termination date of the proposed commitment), matters regarding the nonsolicitation provisions, the termination fee and our representations and warranties in the draft Merger Agreement.

     JUNE 24 SPECIAL COMMITTEE MEETING. The Special Committee met on June 24, 1999 to discuss the previous day's meeting. Specifically, the Special Committee was concerned that Paine Webber's commitment would expire on October 29, 1999, as the Special Committee was advised that we would likely not be able to consummate a transaction by that date.

          The Special Committee was briefed on, and continued to question and be concerned by, our operating performance, particularly the general decline in the industry and Goldman Sachs stated that it would be able to complete its financial analysis of us after it obtained the projections being prepared by Mr. Deming.

          The Special Committee then had an extended discussion on the possible effects of signing or not signing an agreement with SHP Acquisition prior to the July 9 date. The Special Committee also discussed the material unresolved issues with SHP Acquisition. The Special Committee unanimously directed its advisors to continue negotiations with SHP Acquisition and to inform Competing Bidder that it might be required to accelerate the submission of a bid in order for that bid to be considered.

          Negotiations with SHP Acquisition continued from the 25th through the 28th of June. On June 25, 1999, SHP Acquisition responded to the Special Committee's request for its best price by indicating that in the event it could enter into an agreement by July 2, 1999, it believed it would be in the position to pay $10.35 per share (provided we did not pay a second quarter dividend) less any amounts of expense reimbursements paid to third parties, reduce the termination fee to $25 million and address certain other concerns of the Special Committee, including the provision of a $7.5 million deposit that would be payable to us if Paine Webber defaulted on its loan commitment. SHP Acquisition indicated that it could not make certain concessions requested by the Special Committee concerning our proposed representations, warranties and covenants.

          On June 26, 1999, representatives of Competing Bidder provided the advisors to the Special Committee with a brief outline of a proposed change in their acquisition structure, which eliminated the need for a Section 1031 like-kind exchange. On June 27, 1999, Goldman Sachs requested that Competing Bidder submit its bid by July 2, 1999. In response, Competing Bidder indicated that it would not be prepared to submit a definitive bid until July 9, 1999.

     JUNE 29 SPECIAL COMMITTEE MEETING. On June 29, 1999, Mr. Geller and Goldman Sachs updated the Special Committee on the recent operating performance of Sunstone and a new set of projections dated June 28, 1999 that had been prepared by our independent consultant, Mr. Deming (the "June 28 Projections"). The members of the Special Committee discussed the June 28 Projections, which were less favorable than our June 11 Projections, which, in turn, were less
favorable than the April 29 Projections.   Based on the historic and continuing
performance of Lessee and Sunstone relative to the April 29 Projections and the June 11 Projections, the Special Committee instructed Goldman Sachs to rely only on the June 28 Projections for purposes of its financial analysis of us.

          The Special Committee then considered the status of the two proposals from SHP Acquisition and Competing Bidder. Goldman Sachs summarized its June 25 discussions with SHP Acquisition.

          Goldman Sachs then discussed the status of Competing Bidder's bid and the fact that Competing Bidder would not be in a position to make a definitive offer until the July 9 date previously established by the Special Committee.
The Special Committee discussed the risk that SHP Acquisition withdraw or adversely modify its bid if negotiations extended past July 2, 1999. The Special Committee instructed Goldman Sachs to ascertain the status of Competing Bidder 's proposal, including price, financing and conditions to its offer while simultaneously requesting that SHP Acquisition commit to make a definitive bid on July 9, 1999.

          On June 30, 1999, Goldman Sachs met with the representatives of Competing Bidder. At the meeting, Competing Bidder indicated that the declining financial position of Sunstone was not of particular concern, and that it was impressed with our hotel properties following its visits to them. In response to Goldman Sachs' inquiries, Competing Bidder reiterated that it expected to make a definitive offer on July 9, 1999 in the price range previously indicated under its alternative structure that did not contemplate the purchase of Lessee or the Management Company and that its offer would be a firm, fully financed bid that would be attractive to the Special Committee and in the best interest of our shareholders.

     JULY 1 SPECIAL COMMITTEE MEETING. On July 1, 1999, Goldman Sachs summarized for the Special Committee its discussions with SHP Acquisition and Competing Bidder, including the results of its June 30 meeting with Competing Bidder. Goldman Sachs then contrasted the offer it expected to receive from Competing Bidder, against the terms being discussed with SHP Acquisition. Goldman Sachs noted, however, that SHP Acquisition had indicated that it might withdraw or adversely modify the revised terms being discussed if a definitive agreement were not signed by July 2, 1999.

          The Special Committee determined not to accept any offer until the July 9 bid deadline. Instead, it instructed Goldman Sachs to communicate to SHP Acquisition that, although it could not enter into a definitive agreement at that time, the Special Committee requested that SHP Acquisition submit its best and final offer on July 9, stressing that the Special Committee was obligated to explore all available alternatives to SHP Acquisition's proposal that would maximize stockholder value, and that it would not be prepared to recommend SHP Acquisition's proposal until the Special Committee had determined whether another bid offering higher value was forthcoming.

          Goldman Sachs communicated this to SHP Acquisition later that same day, and Altheimer & Gray sent a revised draft of the merger agreement to Simpson Thacher & Bartlett on July 2, 1999.

     FURTHER NEGOTIATIONS WITH COMPETING BIDDER AND SHP ACQUISITION. On July 1 and 2, Altheimer & Gray held conversations with Competing Bidder's counsel regarding the structure and timing of Competing Bidder's proposal. On July 6, 7 and 8 Competing Bidder's advisors also conducted further due diligence. Competing Bidder delivered the initial draft of its Asset Purchase Agreement to Altheimer & Gray on July 8, 1999.

          On July 6, 1999, a principal of SHP Acquisition called Mr. Geller regarding the status of the Special Committee's deliberations. Mr. Geller encouraged SHP Acquisition to submit a bid on July 9 containing terms no less favorable to Sunstone than those that had been previously discussed.

     SUBMISSION OF FINAL BIDS.  On July 9, 1999, both Competing Bidder and SHP
Acquisition submitted formal bids.   In contrast to its prior statements,
Competing Bidder offered $10.00 per share for the common stock of Sunstone under its alternative structure and did not, in effect, permit us to pay any dividends. Competing Bidder's bid made receiving adequate financing a condition of its transaction, and its financing proposal was subject to a number of significant conditions, including completion of lender due diligence which had not yet begun. SHP Acquisition offered $10.35 per share less transaction expenses (including expense reimbursement of bidders) in excess of $10 million, provided that we did not pay any more dividends. SHP Acquisition's bid was otherwise generally consistent with its prior positions in its negotiations with the Special Committee. In a letter dated July 9, 1999 following submission of its bid, SHP Acquisition clarified that we could retain a $25 million deposit or that it would obtain alternative financing if Paine Webber refused to fund the loan for other than agreed upon reasons. The loan commitment from Paine Webber had also been extended to November 23, 1999.

     JULY 10 SPECIAL COMMITTEE MEETING. On July 10, 1999, Goldman Sachs summarized for the Special Committee the bids of each of Competing Bidder and SHP Acquisition. Goldman Sachs noted that Competing Bidder's bid was conditioned on receiving adequate financing with no money at risk and that, at Competing Bidder's option, a portion of the consideration could be paid as a dividend to our stockholders.

          The Special Committee then extensively discussed and questioned Goldman Sachs and Altheimer & Gray regarding the issues relating to SHP Acquisition's and Competing Bidder's proposals. Goldman Sachs stated to the Special Committee that when compared to Competing Bidder's proposal, SHP Acquisition's proposal provided a higher price, better overall economics and fewer conditions to closing. The Special Committee also discussed having Sunstone remain independent. Following deliberations, the Special Committee agreed with the recommendation of Goldman Sachs to have Goldman Sachs contact SHP Acquisition for clarification of issues regarding the payment of dividends, transaction expenses and consents. The Special Committee also instructed Altheimer & Gray to complete the documentation required for a transaction with SHP Acquisition. The Special Committee also requested that Goldman Sachs contact Competing Bidder to clarify why its bid was so materially different than what it previously indicated and previously reconfirmed and to confirm that this was its best and final offer.

          Goldman Sachs then contacted Competing Bidder and Competing Bidder stated that it would not increase its price.

          On July 10, 11 and 12, 1999, representatives of the Special Committee and SHP Acquisition continued to negotiate the remaining open issues with respect to SHP Acquisition's bid. In those negotiations, the parties agreed that, in lieu of a third quarter dividend payment, each of our stockholders would be paid, as additional merger consideration, an amount equal to its proportionate share of 50% of the increase in our cash balance on the date five business days prior to the merger as compared to our cash balance on June 30, 1999, in each case as calculated as provided in the merger agreement. The stockholders would, however, be paid a total of $2.5 million, or approximately 6 cents per share, even if the increase were less than that amount.

     JULY 12 SPECIAL COMMITTEE MEETING. On July 12, 1999, Goldman Sachs reported to the Special Committee on the result of its negotiations with SHP Acquisition since July 10, 1999 and its conversation with Competing Bidder. Goldman Sachs also reviewed the process undertaken since receipt of SHP Acquisition's proposal on April 5, 1999, the analysis performed by Goldman Sachs, and the June 28 Projections as well as actual financial results.

          The Special Committee considered its alternatives to accepting SHP Acquisition's bid and the attendant risks and benefits. It discussed the challenges facing Sunstone should we determine to remain independent. These issues included lack of access to capital, our recent operating performance, the fact that our stock had under-performed the stock of our peers, a lack of understanding by the public markets of the capital expenditures incurred in connection with our renovation program and the issues resulting from our relationship with Lessee and the Management Company. Goldman Sachs then discussed other alternative transactions available to us, noting that there was no interest in the market in acquiring Sunstone subject to the leases on its properties and that the sale of assets alternative bid on by Competing Bidder did not yield a higher price to us and was a less certain transaction.

          Goldman Sachs reviewed the process it had gone through in evaluating SHP Acquisition's proposal and our alternatives and stated to the Special Committee that it believed that the process undertaken by the Special Committee and its advisors represented a very thorough marketing effort. Goldman Sachs had contacted parties it believed were qualified and potentially interested, and had structured a process designed to obtain the highest price for our stockholders. Goldman Sachs noted several areas in which the current SHP Acquisition bid was superior to SHP Acquisition's original proposal, especially considering the decline in our financial performance during the intervening
period.   The Special Committee then extensively discussed SHP Acquisition's proposal and compared it to Competing Bidder's proposal. The Special Committee considered the significant conditions to closing associated with Competing Bidder's proposal to be a fundamental issue. Furthermore, the Committee did not see how the Competing Bidder's transaction could deliver more value to our stockholders, especially in light of the fact that Competing Bidder's final proposal was at a per share price lower than SHP Acquisition's proposal and effectively precluded us from paying any further dividends.

          Goldman Sachs reviewed in detail its financial analysis of SHP Acquisition's bid. Following its presentation and subsequent discussion with the members of the Special Committee, Goldman Sachs stated that in its opinion, as of July 12, 1999 and based upon the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, and the Merger Consideration to be received by the holders of shares of common stock, was fair from a financial point of view to our stockholders (other than the Related Persons).

          Following discussions among the members of the Special Committee after being advised by and asking questions of Goldman Sachs and Altheimer & Gray, the members of the Special Committee unanimously approved entering into each of the Merger Proposals and recommended that the full Board of Directors approve them.

     BOARD OF DIRECTORS MEETING. Following the meeting of the Special Committee, a meeting of our Board of Directors was convened. The Special Committee recommended that we enter into each of the Merger Proposals. The Board of Directors unanimously approved and adopted resolutions relating to each of the Merger Proposals which, among other things, authorized us to enter into the merger agreement, as well as resolutions that we pay a success bonus to Mr. Terry Crowley and approving the fees to be paid to the members of the Special Committee. The Board of Directors also approved and adopted resolutions permitting the Special Committee to continue in operation with regard to oversight of expenditures that could result in an adjustment to the Merger Consideration, including with regard to certain third party consents and capital expenditures and other issues arising from the merger agreement, as well as the power to enter into any amendments or waivers with respect to the merger agreement.

          Following further minor negotiations with respect to the merger agreement and the related documents, the parties executed the merger agreement and related documents on July 13, 1999 and issued a press release announcing the transaction.

PURPOSE AND STRUCTURE OF THE MERGER

     PURPOSE. The purpose of effecting the merger at this time is to:

     - enable SHP Acquisition and SHP Investors Sub to acquire the entire equity interest in Sunstone, and

     - to provide the Nonaffiliated Stockholders with an opportunity to liquidate their investment in us for cash at a significant premium to the market prices for the common stock prior to the announcement of SHP Acquisition's initial acquisition offer and at the Liquidation Preference per share of preferred stock.

SHP Acquisition determined that it was an appropriate time to make its acquisition offer to us based on its knowledge of the real estate industry, its belief that the trading price of our common stock undervalued us and our assets and its desire to take advantage of the benefits described below under "-- Benefits and Detriments of the Merger to SHP Acquisition."

     STRUCTURE. The transaction was structured as a sale of our interest in the Operating Partnership by means of a merger of a subsidiary of SHP Acquisition with and into the Operating Partnership followed by the merger of SHP Investors Sub with and into us. We and SHP Acquisition believed this structure to be the most efficient means to transfer the assets of and entire equity interest in us to SHP Acquisition and to provide the Nonaffiliated Stockholders with cash for their common stock.

BENEFITS AND DETRIMENTS OF THE MERGER TO SHP ACQUISITION

          Following the merger, SHP Acquisition will become the beneficiary of any future earnings growth and any increase in our value. SHP Acquisition believes the value of Sunstone as the surviving entity will be enhanced following the merger (which will benefit SHP Acquisition) by the following:

     - by becoming a private company (which will occur as a result of the merger), we will have access to capital from our controlling investor rather than being dependant upon the cyclical public capital markets

     - by becoming a private company, we will be able to emphasize growth and operating cash flow without the constraint of the public market's emphasis on quarterly earnings;

     - by deciding to cease operating Sunstone as the surviving company as a REIT (see "-- Plans for Sunstone After the Merger"), the need to comply with the distribution requirements imposed by tax laws applicable to REITs will be eliminated, thereby increasing our ability to retain capital;

     - by combining our operations with those of Lessee and the Management Company (which will be permitted when we cease to operate as a REIT), we will be able to eliminate certain conflicts and inefficiencies of the current organizational structure (see "-- Plans for Sunstone After the Merger"), resulting in a more efficient operating entity; and

     - by eliminating the costs associated with our public ownership, the overall operational and administrative costs of Sunstone as the surviving company will be reduced.

          The detriments of the completion of the merger to SHP Acquisition are:

     - the significant cash outlay by SHP Acquisition required to complete the merger;

     - the inability of Sunstone as the surviving company to pay for acquisitions with publicly traded securities; and

     - the inability of Sunstone as the surviving company to grant options to its employees exercisable for publicly traded securities.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; FAIRNESS OF THE MERGER

          At a meeting held on July 12, 1999, the Special Committee unanimously
(i) determined that the terms of the merger are fair to, and in the best interests of, us and the Nonaffiliated Stockholders, and (ii) recommended that the Board of Directors approve the merger agreement, declare the merger to be advisable and approve each of the Merger Proposals. At a meeting of the Board of Directors held on July 12, 1999, all of the Directors, based on the recommendation of the Special Committee, among other things:

     - determined that the merger is fair and reasonable to, and in the best interests of, the Nonaffiliated Stockholders and declared the merger advisable;

     - authorized our officers to call a special meeting of our stockholders for purposes of approving the Merger Proposals;

     - determined to recommend to our stockholders that they vote to approve the Merger Proposals; and

     - authorized our officers to execute the merger agreement and related documents.

See "Matters Relating to the Merger Proposals -- Background of the Merger."

     THE SPECIAL COMMITTEE. In determining to recommend to the Board of Directors that it approve the merger agreement and declare the merger to be advisable, and in determining that the merger was fair to, and in the best interests of, the Nonaffiliated Stockholders, the Special Committee considered both potential positive and negative factors. Among the positive factors considered were the following factors, each of which, in the Special Committee's view, supported the Special Committee's determination to recommend the merger:

     - its determination, after consultation with its independent financial advisor, that the Merger Consideration presented greater value to the Nonaffiliated Stockholders than they were likely to realize by:

          --   any alternative sale proposed by any other bidder for us;

          -- continuing to operate us as an independent company (especially considering issues regarding our recent difficulties in obtaining financing, our recent operating performance and the inherent structural limitations of our relationship with Lessee and the Management Company); or

          -- conducting an orderly liquidation of Sunstone through an asset sale strategy;

     - we had thoroughly explored the market interest in an acquisition of us, through the efforts on our behalf by Goldman Sachs to solicit indications of interest to purchase all or part of our business, which efforts included contacting 38 potential acquirors and extended over nearly three months;

     -    that, based on:

          -- its negotiations with other parties that expressed interest or made offers to acquire us which, among other things, led to significant improvements in SHP Acquisition's offer, and

          -- the extensive efforts made by the Special Committee to negotiate and execute a merger agreement favorable to us and the Nonaffiliated Stockholders;

          the Merger Consideration together with the other terms set forth in the merger agreement represented the best of the available alternatives;

     - historical data relating to market prices of our common stock, including data that indicated that, assuming the Merger Consideration would be $10.41 per share, the Merger Consideration represents an approximately 44.18% premium to the average closing price of our common stock on the New York Stock Exchange of $7.22 over the 30-day period prior ending on and including April 5, 1999 (the day prior to the date SHP Acquisition's initial cash offer was made and disclosed);

     - the opinion dated July 12, 1999 of Goldman Sachs, independent financial advisor to the Special Committee, that, as of such date, and based upon the assumptions made, matters considered and limitations on review undertaken in connection with such opinion, as set forth therein, that the Merger Consideration to be received by our stockholders who are not Related Persons was fair from a financial point of view to those holders;

     - that SHP Acquisition, upon signing the merger agreement, posted a letter of credit in the amount of $25 million to secure the performance of certain of its obligations under the merger agreement;

     - the increased likelihood of consummation of the merger by SHP Acquisition and SHP Investors Sub because of the delivery of the letter of credit described above and the limited number and nature of the conditions to their obligations to close, including:

          -- that SHP Acquisition has received a commitment to fund $454 million (subsequently increased to $495 million) of the purchase price from Paine Webber, and that the financing commitment subjects the financing to only limited conditions; and

          -- that the existence of litigation relating to the merger, other than any such litigation resulting in the granting of injunctive relief that prevents consummation of the merger, will not cause a failure of the conditions;

     - although Sunstone is restricted from paying dividends under the merger agreement, the Merger Consideration will be increased by half of the increase of our available cash from June 30, 1999 until the fifth business day prior to the closing, as calculated as provided in the merger agreement, which increase will be not less than approximately 6 cents per share, subject to adjustments which may decrease the amount of the Merger Consideration (See "The Merger and the Merger Agreement (Item No. 1) -- Merger Consideration");

     - the other terms and conditions of the merger agreement, including the scope of the parties' representations, warranties, covenants and agreements and the right of the Board of Directors to withdraw or modify its recommendation if we receive an unsolicited superior acquisition proposal that we desire to accept (See "The Merger and Merger Agreement (Item No. 1) -- Termination; Withdrawal of Recommendations"); and

     - the approval of the merger will require the affirmative vote of the holders of approximately __% of the shares held by the Nonaffiliated Stockholders, assuming all other stockholders vote for each of the Merger Proposals.

          The material negative factors, which the Special Committee viewed as insufficient to outweigh the positive factors, were:

     - that, following the merger, the Nonaffiliated Stockholders would not benefit from our future earnings growth or increase in value, should either of these events occur;

     - the potential conflicts of interest of certain of our officers and Directors in connection with the merger; and

     - that a Nonaffiliated Stockholder will recognize a taxable gain upon completion of the merger if the amount of cash that the Nonaffiliated Stockholder receives in the merger exceeds its tax basis in its common stock.

          The Special Committee believes that the merger is procedurally fair because:

     - the Special Committee consisted of disinterested Directors appointed to represent the interests of, and to negotiate on an arm's-length basis with all potential acquirors (including SHP Acquisition) on behalf of, the holders of common stock;

     - the Special Committee retained and was advised by independent outside legal counsel;

     - the Special Committee retained and was advised by Goldman Sachs, as its independent financial advisor; and

     - the Company thoroughly explored the interest of other potential acquirors in entering into a transaction with Sunstone.

          In light of the number and variety of factors the Special Committee considered in connection with its evaluation of the merger, the Special Committee did not find it practicable to assign relative weights to the foregoing factors; accordingly, the Special Committee did not do so.

          In addition, the Special Committee believes that the merger is procedurally fair because the price and the other terms and conditions of the merger agreement resulted from active arm's-length bargaining between the Special Committee and SHP Acquisition.

     THE BOARD OF DIRECTORS. The Board of Directors, at its July 12, 1999 meeting, considered the unanimous recommendation of the Special Committee, the opinions of the independent financial advisor as to the fairness of the Merger Consideration from a financial point of view, as well as the other factors (enumerated above) considered by the Special Committee, and determined that the merger is fair to, and in the best interests of, the stockholders, approved and adopted the Merger Proposals, and recommended that the stockholders vote to approve and adopt the Merger Proposals. The vote of the Directors to authorize and approve the Merger Proposals was unanimous, and a majority of the Directors voting were not employees of, or otherwise affiliated with (other than as Directors), us. The Board of Directors considered the recommendation of the Special Committee but made its own evaluation, based on the factors enumerated above, of the substantive and procedural fairness of the Merger Proposals.

          The foregoing discussion of the information and factors considered by the Special Committee and the Board of Directors is not intended to be exhaustive but includes all material factors considered by them in making their respective decisions. In view of the variety of factors considered in connection with their evaluation of the merger, the Special Committee and the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their respective determinations. In addition, individual members of the Special Committee or of the Board of Directors may have given different weight to different factors. In the course of their deliberations, neither the Special Committee nor the Board of Directors established a range of values for us; however, based on the factors outlined above and on the presentation and opinion of Goldman Sachs, the Special Committee and the Board of Directors determined that the merger agreement and the merger are fair to, and in the best interests of, Sunstone and the Nonaffiliated Stockholders.

          The Board of Directors also considered the interests described under "Matters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to be Acted Upon" that certain Directors and members of management have in the merger. The Board concluded that the fact that existing stock options previously granted to Directors and management will accelerate and be converted into cash as a result of the merger, and that certain members of management will receive payments as a result of the merger, all as described under "Matters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to be Acted Upon," were reasonable in the context of the entire transaction.

          The Board of Directors considered the significant equity to be held in SHP Acquisition by affiliates of Messrs. Alter and Biederman and the employment agreements they have entered into with SHP Acquisition. The Board concluded that these arrangements were reasonable in the context of the entire transaction in light of the fact that they were the product of arm's length negotiations between the individuals involved and affiliates of Westbrook.

BENEFITS AND DETRIMENTS TO NONAFFILIATED STOCKHOLDERS

          We, SHP Acquisition and SHP Investors Sub believe that the merger will result in the following benefits to Nonaffiliated Stockholders:

     - they will realize the value of their investment in our company in cash at a price which represents a substantial premium to the market price for the common stock prior to the announcement of SHP Acquisition's initial cash offer of $9.50 to $10.00 per share; and

     - it will eliminate the risk of a decline in the value of their investment in our company in the depressed market for public REITs.

The primary detriment of the merger to Nonaffiliated Stockholders is that they will not have an opportunity to continue their equity interest in our company as an ongoing concern. This means they will not share in the future earnings and potential growth, if any, of our company or its properties, or benefit from any increases in the value of our company, if any. Nonaffiliated Stockholders also will recognize a taxable gain upon the completion of the merger if the amount of cash such Nonaffiliated Stockholders receive in the merger exceeds their tax basis in their common stock. See "Matters Relating to the Merger Proposals -- Material Federal Tax Consequences."

OPINION OF THE INDEPENDENT FINANCIAL ADVISOR

          On July 12, 1999, Goldman Sachs delivered its oral opinion to the Special Committee that, as of the date of such opinion, and based upon the assumptions made, matters considered and limitations on review undertaken in connection with such opinion, as set forth therein, the Merger Consideration to be received by the holders of shares of common stock was fair from a financial point of view to our stockholders (other than the Related Persons). Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated July 12, 1999.

          The full text of the written opinion of Goldman Sachs, dated July 12, 1999, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this Proxy Statement. Holders of shares of common stock are urged to, and should, read such opinion in its entirety.

          In connection with its opinion, Goldman Sachs reviewed, among other things:

     -    the merger agreement;

     - the Lessee/Manager Agreement, dated as of July 12, 1999, among us, the Operating Partnership, Messrs. Alter and Biederman, Lessee and the Management Company;

     - our Annual Reports to stockholders and Annual Reports on Form 10-K for the three years ended December 31, 1996, 1997 and 1998;

     - certain interim reports to stockholders and our Quarterly Reports on Form 10-Q;

     -    certain other communications from us to our stockholders; and

     -    certain internal financial analyses and forecasts for us, including:
          (i) projections, dated November 1998, prepared by outside consultants, Hospitality Valuation Services; (ii) projections, dated April 29, 1999, prepared collectively by Lessee and the Management Company and reviewed by our management; (iii) projections, dated June 11, 1999, prepared collectively by Lessee and the Management Company and reviewed by our management; and (iv) projections, dated June 28, 1999, prepared by independent consultants hired by our management at the direction of the Special Committee.

          Goldman Sachs also held discussions with members of the Special Committee and the management of Sunstone and Lessee regarding our past and current business operations, financial condition and future prospects. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for the shares of common stock;

     - compared certain financial and stock market information for us with similar information for certain other companies the securities of which are publicly traded;

     - reviewed the financial terms of certain recent business combinations in the hospitality and real estate industries specifically and other industries generally; and

     - performed such other studies and analyses as it considered appropriate.

          Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, for purposes of the opinion and the related analysis, the Special Committee instructed Goldman Sachs to rely on the June 28 Projections, and accordingly Goldman Sachs has assumed that the June 28 Projections were reasonably prepared. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of us or any of our subsidiaries.

          The advisory services and the opinion of Goldman Sachs are provided for the information and assistance of the Special Committee in connection with its consideration of the transaction contemplated by the merger agreement, and such opinion does not constitute a recommendation as to how any holder of shares of common stock should vote with respect to such transaction.

          The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral opinion to the Special Committee on July 12, 1999, which opinion was subsequently confirmed in writing.

     SELECTED LODGING COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples relating to us to corresponding financial information, ratios and public market multiples for eight publicly traded REITs:

     -    Boykin Lodging Company;

     -    Equity Inns Inc.;

     -    FelCor Lodging Trust Incorporated Inc.;

     -    Hospitality Properties Trust;

     -    Host Marriott Corporation;

     -    Lasalle Hotel Properties;

     -    MeriStar Hospitality Corporation; and

     -    Patriot American Hospitality

          Goldman Sachs also reviewed and compared certain financial information, ratios and public market multiples relating to us to corresponding financial information, ratios and public market multiples for ten publicly traded corporations in the lodging business:

     -    Florida Panthers Holdings, Inc.;

     -    Four Seasons Hotels Inc.;

     -    Hilton Hotels Corporation;

     -    Marriott International, Inc.;

     -    MeriStar Hotels & Resorts, Inc.;

     -    Prime Hospitality Corp.;

     -    Promus Hotel Corporation;

     -    Red Roof Inns, Inc.;

     -    Starwood Hotel & Resorts Worldwide, Inc.; and

     -    U.S. Franchise Systems, Inc.

          The selected lodging companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to us. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples for us were calculated using alternatively a price of $7.56 per share of common stock (the closing price on April 5, 1999, the day preceding public announcement of the offer by SHP Acquisition to purchase us), and a price of $9.00 per share of common stock (the closing price on July 9, 1999). The multiples and ratios for each of the selected companies were based on the most recent publicly available information. The EBITDA and funds from operations per share estimates with respect to us were based on the June 28 Projections and our projected net debt at October 31, 1999 was based upon estimates of our management. With respect to the selected companies, among other things, Goldman Sachs considered:

     - leveraged market capitalization (i.e., the market value of common equity plus the book value of debt and preferred stock less cash) as a multiple of estimated 1999 and 2000 earnings before interest, taxes, depreciation and amortization ("EBITDA");

     - current share price (as of July 9, 1999 with respect to the selected companies and as of April 5, 1999 and July 9, 1999 with respect to us) as a multiple of Institutional Broker Estimated System estimated 1999 and 2000 funds from operations per share (for REITs) and as a multiple of Institutional Broker Estimated System estimated 1999 and 2000 earnings per share (for corporations);

     - Institutional Broker Estimated System estimated 5-year growth rate of funds from operations per share (for REITs) and earnings per share (for corporations); and

     - Institutional Broker Estimated System estimated 1999 funds from operations per share (for REITs) and earnings per share (for corporations) as a multiple of Institutional Broker Estimated System estimated 5-year growth rate of funds from operations per share (for REITs) and earnings per share (for corporations).

          The results of this analysis were as follows:

                           Selected Companies: REITs
                           -------------------------

                     1999E EBITDA    2000E EBITDA  1999E FFO 1  2000E FFO    5-Year FFO   1999E FFO to
                      Multiples       Multiples    Multiples   Multiples   Growth Rate   5-year Growth
High Point of
 Range                   9.1x           8.7x          6.9x        6.4x         15.0%         0.9x
Low Point of
 Range                   7.8x           7.1x          2.8x        3.1x          7.5%         0.2x
Mean                     8.4x           7.9x          5.7x        5.3x         10.1%         0.6x
Sunstone
 (4/5/1999)              8.3x           7.6x          5.2x        4.8x         11.0%         0.5x
Sunstone
 (7/9/1999)              9.0x           8.2x          6.2x        5.7x         11.0%         0.6x

    /1/  Funds from operations per share

                        Selected Companies: Corporations
                        --------------------------------

                     1999E EBITDA   2000E EBITDA    1999E PE    2000E PE   5-Year EPS 2   1999 PE to
                      Multiples       Multiples    Multiples   Multiples   Growth Rate   5-year Growth
High Point of
 Range                  24.5x           22.8x        47.2x       28.3x         35.0%         1.6x
Low Point of Range       6.3x           5.8x         10.9x        9.6x         11.5%         0.6x
Mean                    10.0x           10.0x        21.3x       16.4x         19.3%         1.1x
Sunstone
 (4/5/1999)              8.3x           7.6x          5.2x        4.8x         11.0%         0.5x
Sunstone
 (7/9/1999)              9.0x           8.2x          6.2x        5.7x         11.0%         0.6x

     /2/ Earnings per share


     SELECTED ACQUISITIONS OF COMPANIES IN THE LODGING INDUSTRY. Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples relating to the merger to corresponding financial information, ratios and public market multiples relating to selected acquisitions of companies in the lodging industry between January 1997 and February 8, 1999. With respect to the selected acquisitions, among other things, Goldman Sachs considered:

     - the transaction value (i.e., the acquired company's equity market capitalization plus assumed debt) as a multiple of the acquired company's forward EBITDA;

     - the transaction value as a multiple of the acquired company's forward earnings before interest and taxes ("EBIT");

     - the price per share paid in the applicable transaction as a multiple of the acquired company's forward funds from operations per share per share (for REITs) and its earnings per share (for corporations); and

     - the premium in percentage terms of the price per share paid in the applicable transaction over the price of the acquired company's stock one month prior to announcement of the applicable transaction.

          The multiples in each case were derived with respect to the year that the relevant transaction was announced. The analysis with respect to Sunstone assumed an offer price of $10.35 per share of common stock, was based on the June 28 Projections and included our projected net debt (and preferred stock) at October 31, 1999 which was based upon estimates of our management.

          The results of this analysis were as follows:

                         Forward EBITDA     Forward       Forward      Forward    Premium Over Stock
                            Multiple          EBIT          P/E          FFO        Price One Month
                                            Multiple     Multiple     Multiple           Prior
High Point of Range           14.0x          19.7x         38.0x        9.7x                    76.0%
 (excluding Sunstone)
Median of Range               11.3x          15.0x         27.0x        9.5x                    24.8%
 (excluding Sunstone)
Mean (excluding               11.0x          15.5x         27.0x        8.0x                    24.9%
 Sunstone)
Low Point of Range            7.6x           11.5x         15.2x        4.8x                   (1.0)%
 (excluding Sunstone)
 SHP                          9.6x           17.4x          NA          7.1x                    34.6%
  Acquisition/Sunstone

     NET ASSET VALUE ANALYSIS. Goldman Sachs calculated the net asset value per share of our common stock using various capitalization rates ranging from 13.00% to 10.50%. For purposes of such calculations, 2000 property net operating income for the properties owned by us, leased by Lessee and managed by the Management Company was estimated at $97.1 million based upon the June 28 Projections. A real estate value was calculated by dividing the estimated 2000 property net operating income by the applicable capitalization rate. The amounts of certain notes receivable and other assets were added and the amounts of the total net debt at October 31, 1999 as estimated by our management and the preferred stock and the value of Lessee and the Management Company were subtracted, respectively, from the applicable real estate value to calculate our net asset value. The value of Lessee and the Management Company was derived from the fact that in conjunction with a Superior Acquisition Proposal (see "Summary -- Termination of the Merger Agreement" above for the definition of this term) we have the right to purchase Lessee and the Management Company at a purchase price of $30 million. Goldman Sachs also calculated the premium (or discount) in percentage terms of the Merger Consideration, the final trading price of the shares of common stock on July 9, 1999 and the average trading price of the shares of common stock over various periods preceding announcement of the merger, respectively, over the net asset value per share using various capitalization rates.

          The results of this analysis were as follows:

                              Capitalization   Capitalization   Capitalization    Capitalization    Capitalization    Capitalization
                                   Rate             Rate             Rate              Rate              Rate              Rate
                                  13.00%           12.50%           12.00%            11.50%            11.00%            10.50%
                              ------------------------------------------------------------------------------------------------------
Net asset value per               $6.42            $7.16            $7.96             $8.84             $9.79            $10.83
 share

Merger consideration               61.2%            44.5%            30.0%             17.1%              5.8%             (4.4%)
 as percentage
 premium/(discount) to
 net asset value per
 share

7/09/1999 share price              40.1%            25.7%            13.0%              1.9%             (8.0%)           (16.9%)
 ($9.00) as percentage
 premium/(discount) to
 net asset value per
 share

30 day                             12.7%             1.1%            (9.1%)           (18.1%)           (26.0%)           (33.2%)
 pre-announcement
 average share price
 ($7.24) as percentage
 premium/(discount) to
 net asset value per
 share

90 day                             31.0%            17.4%             5.6%             (4.8%)           (14.1%)           (22.3%)
 pre-announcement
 average share price
 ($8.41) as percentage
 premium/(discount) to
 net asset value per
 share

180 day                            37.1%            23.0%            10.6%             (0.3%)           (10.0%)           (18.7%)
 pre-announcement
 average share price
 ($8.81) as percentage
 premium/(discount) to
 net asset value per
 share

One year                           68.3%            50.9%            35.7%             22.3%             10.4%             (0.2%)
 pre-announcement
 average share price
 ($10.81) as
 percentage
 premium/(discount) to
 net asset value per
 share

          The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to us or the contemplated transaction.

          The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the Special Committee as to the fairness from a financial point of view to the stockholders (other than the Related Persons) of the Merger Consideration to be received by such holders. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of the Special Committee, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

          As described above, Goldman Sachs' opinion to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth as Appendix B to this Proxy Statement.

          Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with us because it has provided certain investment banking services to us from time to time, including having acted as a co-managing underwriter of a public offering of 4.5 million shares of common stock in February 1998, and having acted as financial advisor to the Special Committee in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Westbrook Fund III and its affiliates from time to time and may provide investment banking services to Westbrook Fund III and its affiliates in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Sunstone for its own account and for the account of customers. As of July 12, 1999, Goldman Sachs had accumulated a long position of 1,000,000 shares of common stock.

          Pursuant to a letter agreement dated April 14, 1999, the Special Committee engaged Goldman Sachs to act as its independent financial advisor to assist the Special Committee in connection with the transactions contemplated by the merger agreement. Pursuant to the terms of the letter agreement, we have agreed to pay Goldman Sachs upon consummation of the merger a transaction fee of 0.67% of the aggregate consideration paid in connection with the merger (including payments made for our equity securities (including to holders of options, warrants and other convertible securities), payments made for the equity securities of the Operating Partnership, and the principal amount of all indebtedness for borrowed money as shown on our most recent consolidated balance sheet prior to the closing). We also have agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

POSITION OF SHP ACQUISITION AND SHP INVESTORS SUB

          The rules of the Securities and Exchange Commission require each of
SHP Acquisition and SHP Investors Sub to express its belief as to the fairness of the merger to the Nonaffiliated Stockholders. While neither SHP Acquisition nor SHP Investors Sub has undertaken any evaluation of the merger from the standpoint of fairness to the Nonaffiliated Stockholders, they have considered the factors listed above under "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" which were taken into consideration by the Special Committee and the Board of Directors, based, however, only on the more limited facts and information available to them. Although SHP Acquisition and SHP
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                                                                              58

Investors Sub did not find it practicable to quantify or otherwise attach relative weights to the factors considered by the Special Committee and the Board, each of SHP Acquisition and SHP Investors Sub did consider in particular the fact that the estimated $10.41 per share of common stock to be paid in the merger represented a premium of approximately 44.18% to the average closing price of the common stock on the New York Stock Exchange of $7.22 for the 30-day period prior to and including April 5, 1999 (the day prior to the date SHP Acquisition publicly announced its initial cash offer of $9.50 to $10.00 per share).

          Each of SHP Acquisition and SHP Investors Sub also considered the fact that the Special Committee received the written opinion of Goldman Sachs with respect to the fairness of the consideration to be received by the Nonaffiliated Stockholders. In addition, each of SHP Acquisition and SHP Investors Sub considered the measures taken by the Board of Directors to ensure the procedural fairness of the transaction, including the formation of the Special Committee, the retention of independent legal and financial advisors by the Special Committee and the arms-length nature of the negotiations. On the basis of all of the above factors, each of SHP Acquisition and SHP Investors Sub believes that the merger is fair, from a financial point of view, to the Nonaffiliated Stockholders.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          In considering the recommendation of the Special Committee and our Board of Directors, stockholders should be aware that some of our executive officers and Directors have interests in the merger or relationships, including those referred to below, that may present potential or actual conflicts of interest in connection with the merger. The Special Committee and our Board of Directors were aware of these potential or actual conflicts of interest and considered them (as described in "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger") along with other matters described under "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" and "Certain Relationships and Transactions."

     CONTRIBUTION AND SALE AGREEMENT. In exchange for the assets of the Management Company and its subsidiaries, certain related liabilities will be assumed and Mr. Alter will receive $3 million in cash from SHP Acquisition as well as equity interests in SHP Acquisition. In exchange for the stock of Lessee and OP Units being conveyed, Mr. Alter and his affiliates will receive additional equity interests in SHP Acquisition and a capital account credit of $8.6 million, and Mr. Biederman and his affiliates will receive $2.15 million in cash. In addition, SHP Acquisition has agreed to pay Mr. Biederman an additional $2.25 million in cash for certain services performed by him. SHP Acquisition has also agreed to cause certain of Messrs. Alter's and Biederman's obligations under a third party pledge, an OP unit purchase agreement and an institutional lender's working capital facility, each of which is discussed in more detail under "Certain Relationships and Transactions", to be terminated. The contribution agreement further provides that Messrs. Alter and Biederman will be released from certain personal guarantees and indemnities incurred by them on behalf of us under our line of credit, franchise agreements and percentage leases.
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                                                                              59

     FORMATION OF SHP ACQUISITION. SHP Acquisition was formed by affiliates of Westbrook and Mr. Alter in connection with the transactions contemplated by the merger agreement. Alter SHP, a member of SHP Acquisition, is an affiliate of Mr. Alter, the President, Chief Executive Officer and Chairman of our Board of Directors, and has agreed to cause all shares of common stock and OP Units currently owned by Mr. Alter and entities controlled by him to be contributed to SHP Acquisition at the time of the merger in exchange for equity interests in SHP Acquisition. Biederman SHP, a member of SHP Acquisition, is an affiliate of Mr. Biederman, the Vice Chairman of our Board of Directors, and has agreed to cause all OP Units currently owned by Mr. Biederman and entities controlled by him to be contributed to SHP Acquisition at the time of the merger in exchange for equity interests in SHP Acquisition. Certain affiliates of Westbrook have agreed to contribute cash to SHP Acquisition at the closing of the merger in exchange for interests in SHP Acquisition.

          As of the effective time of the merger, affiliates of Westbrook are expected to own in the aggregate approximately 90% of the then-outstanding interests of SHP Acquisition, and Alter SHP and Biederman SHP are expected to own in the aggregate approximately 10% of the then-outstanding interests of SHP Acquisition, depending on the amount of financing obtained as of the closing of the merger and the number of holders of OP Units who elect to receive cash in the Operating Partnership merger. Each of these equity holders will be entitled to receive initially a specified percentage return on their investment. After that return has been received, the interests held by Alter SHP and Biederman SHP will generally entitle them to a disproportionate portion of SHP Acquisition's distributions of available cash and proceeds in the event of the sale or liquidation of SHP Acquisition or of us or the Operating Partnership as the surviving entities. Consequently, Messrs. Alter and Biederman (through their affiliates) will have a significant interest in SHP Acquisition and will continue to have the opportunity to participate in the future earnings growth, if any, of Sunstone as the surviving entity and benefit from any increases in our value. See "-- Purpose and Structure of the Merger." The limited liability company agreement of SHP Acquisition also provides for annual bonus payments of $920,000 to Mr. Alter and $80,000 to Mr. Biederman. In addition, Messrs. Alter and Biederman have each entered into employment agreements with SHP Acquisition as described below.

     OPTIONS AND WARRANTS. Certain Directors and executive officers have received options to acquire common stock pursuant to our stock option plan. Pursuant to the stock option plan and the merger agreement, we agree to use our best efforts so that at the time of closing of the merger, each outstanding option, whether or not then vested or exercisable, will be converted into a cash amount equal to the excess of the Merger Consideration over the exercise price for each share of common stock subject to the option, payable at the closing of the merger. Payments pursuant to these options will be approximately $________
in the aggregate. Messrs. Alter and Biederman and certain employees of Lessee have received warrants to acquire common stock pursuant to our 1994 Stock Incentive Plan. Under the terms of the merger agreement, at the closing of the merger, each outstanding warrant to purchase common stock, whether or not vested or exercisable, will be converted into a cash amount equal to the excess of the Merger Consideration over the exercise price for each share of common stock subject to the warrant, payable at the closing. Payments with respect to these warrants to purchase common stock will be approximately $________ in the aggregate. In connection with our initial capitalization, Mr.
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                                                                              60

Alter received warrants to acquire OP Units. Pursuant to the merger agreement, at the closing of the merger, each outstanding warrant to purchase OP Units will be converted into a cash amount equal to the excess of the Merger Consideration over the exercise price for each OP Unit subject to the warrant, payable at the closing. Payments with respect to these warrants to purchase OP Units will be approximately $_________ in the aggregate. Each of the calculations of this paragraph assumes the Merger Consideration will be $10.41 per share.

          The table below shows the options and the warrants to purchase common stock or OP Units currently held by each of our executive officers and Directors (and all other individuals as a group) and the amounts in respect of such options that such individuals will be entitled to receive at the effective time of the merger.

                                    TOTAL OPTIONS             AMOUNT RECEIVED

AT                                  OUTSTANDING               EFFECTIVE TIME
--------------------------------------------------------------------------------
     DIRECTORS:
          Robert A. Alter            592,600
          Charles L. Biederman       235,720
          Raymond H. Bingham           7,500
          C. Robert Enever             4,500
          Laurence Geller             54,500
          Fredric Gould                3,000
          Paul Kazilionis              3,000
          David Lambert                7,500
          Edward H. Sondker            7,500

          Subtotal for Directors:    915,820
--------------------------------------------------------------------------------
     EXECUTIVE OFFICERS:
          R. Terrence Crowley        350,000

          Subtotal for Officers:     350,000
--------------------------------------------------------------------------------
     ALL OTHER INDIVIDUALS
     AS A GROUP                      115,000

          Total:                   1,380,820
--------------------------------------------------------------------------------

     INDEMNIFICATION AND INSURANCE. Pursuant to the merger agreement, Sunstone as the surviving entity will provide exculpation and indemnification for each person who was at any time prior to the effective time of the merger, an officer, employee or director of us or any of our subsidiaries. The exculpation and indemnification provided will be equivalent to that which is currently provided in our Charter and by-laws or the organizational documents of the applicable subsidiary. At or before closing of the merger, we will obtain $20 million of officers and directors liability insurance for acts or omissions occurring prior to the merger for each person currently covered by the officers and directors liability insurance of us or our subsidiaries, and that policy will remain effective for 6 years after the closing.

     EMPLOYMENT AND RELATED AGREEMENTS AND ARRANGEMENTS. Upon the closing of the merger, SHP Acquisition intends to enter into employment or other agreements or arrangements with certain of our executive officers as summarized below.

          Mr. Alter has entered into a five-year employment agreement with SHP Acquisition, effective as of the closing date of the merger, pursuant to which he will serve as its chief executive officer. The employment agreement provides for an annual salary of $500,000. The SHP Acquisition Limited Liability Company Agreement contemplates that if the employment of Mr. Alter with SHP Acquisition is terminated by SHP Acquisition without cause, or by Mr. Alter with good reason, or by reason of Mr. Alter's death or disability, or if SHP Acquisition fails to offer to enter into a new employment agreement with Mr. Alter as provided in the SHP Acquisition Limited Liability Company Agreement after expiration of the term of his initial employment agreement with SHP Acquisition, he will have the right to require SHP Acquisition to purchase the equity interest in SHP Acquisition held by Alter SHP (his affiliate) for a price equal to fair market value on the date such right is exercised. If the employment of Mr. Alter with SHP Acquisition is terminated for any reason, SHP Acquisition will have the right to purchase the equity interests in SHP Acquisition held by Alter SHP for a price equal to fair market value on the date such right is exercised.

          Mr. Biederman has entered into a five-year employment agreement with SHP Acquisition, effective as of the closing date of the merger. The employment agreement provides for an annual salary of $200,000. The SHP Acquisition Limited Liability Company Agreement contemplates that if the employment of Mr. Biederman with SHP Acquisition is terminated by SHP Acquisition without cause, or by Mr. Biederman with good reason, or by reason of Mr. Biederman's death or disability, or if SHP Acquisition fails to offer to enter into a new employment agreement with Mr. Biederman as provided in the SHP Acquisition Limited Liability Company Agreement after expiration of the term of his initial employment agreement with SHP Acquisition, he will have the right to require SHP Acquisition to purchase the equity interest in SHP Acquisition held by Biederman SHP (his affiliate) for a price equal to Fair Market Value on the date such right is exercised. If the employment of Mr. Biederman with SHP Acquisition is terminated for any reason, SHP Acquisition will have the right to purchase the equity interests in SHP Acquisition held by Biederman SHP for a price equal to Fair Market Value on the date such right is exercised.

CERTAIN CONSEQUENCES OF THE MERGER

          At the effective time of the merger, SHP Investors Sub will be merged with and into us, and we will continue as the surviving entity in the merger, with the result that:

     - each share of common stock of SHP Investors Sub immediately prior to the effective time of the merger will be converted in the merger into one share of common stock of Sunstone as the surviving entity;

     -    our Charter and by-laws, as amended, will be the Charter and by-laws of Sunstone as the surviving entity; and
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                                                                              62

     - the Directors and officers of SHP Investor Sub will be the directors and officers of Sunstone as the surviving entity.

          Following the merger, the Nonaffiliated Stockholders will cease to participate in our future earnings growth, if any, or to benefit from any increase in our value, and they no longer will bear the risk of any decrease in our value. Because the common stock held by Nonaffiliated Stockholders will be canceled as a result of the merger, the common stock will be delisted from the New York Stock Exchange.

          Distributions by Sunstone as the surviving entity after completion of the merger (other than any distribution for which the record date is a date prior to the date of completion of the merger) will be paid to the equity owners of the surviving entity and not to the Nonaffiliated Stockholders.

          The common stock is currently registered under the Securities Exchange Act of 1934, as amended. Following the merger:

     - the common stock will become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended;

     - SHP Acquisition has indicated its intention to have the common stock's registration under the Securities Exchange Act of 1934, as amended, terminated; and

     -    upon such termination, our obligation to file reports pursuant to
          Section 15(d) of the Securities Exchange Act of 1934, as amended, will be suspended.

In addition, we will be relieved of our obligation to comply with other requirements of the Securities Exchange Act of 1934, as amended, including the proxy rules of Regulation 14A, the short-swing trading profits provisions of
Section 16 and, with respect to future transactions involving us, the "going private" provisions of Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended.

          Accordingly, as a result of the merger, the information required to be furnished to the Securities and Exchange Commission and the stockholders of Sunstone as the surviving entity will be significantly reduced.

REDEMPTION AND OPERATING PARTNERSHIP MERGER

          In the merger agreement, we have agreed that before the merger of us and the merger of the Operating Partnership takes place, the Operating Partnership will redeem a portion of the OP Units owned by us in exchange for certain assets and equity interests. In this redemption, certain subsidiaries and/or properties owned directly or indirectly by the Operating Partnership will be transferred to one or more direct or indirect subsidiaries of us. These equity interests and assets relate to the hotel properties we obtained from Kahler Realty Corporation.

          After this redemption is complete, and immediately prior to the merger of SHP Investors Sub into us, the Operating Partnership merger will occur. The Operating Partnership merger agreement provides for the merger of SHP OP with and into the Operating Partnership, with the Operating Partnership as the surviving entity. We will receive an amount of cash for each OP Unit we hold (whether as a limited partner or a general partner) equal to the Merger Consideration. After completion of the Operating Partnership merger, the Operating Partnership will be a subsidiary of SHP Acquisition.

PLANS FOR SUNSTONE AFTER THE MERGER

          SHP Acquisition has advised us that, following the merger, SHP Acquisition will evaluate the business, assets, organizational structure, policies, management and personnel of Sunstone as the surviving entity and consider what changes, if any, would be desirable to be effected in light of the circumstances which then exist. SHP Acquisition currently intends not to operate Sunstone as a REIT after the merger. Lessee will become a subsidiary of SHP Acquisition and the business currently conducted by the Management Company will be transferred to a subsidiary of SHP Acquisition. The day-to-day business and operations of Sunstone as the surviving entity will be conducted under common management and common ownership with the Operating Partnership, Lessee and the Management Company.

          The Directors of Sunstone as the surviving entity after the merger will be the members of the board of directors of SHP Investors Sub immediately prior to the merger. SHP Acquisition currently plans to retain the members of our senior management (other than Mr. Crowley, who has tendered his resignation effective as of the effective time of the merger) in their current positions with Sunstone as the surviving entity after the merger. SHP Acquisition also intends to employ Mr. Alter as chief executive officer of SHP Acquisition, effective as of the closing date of the merger. See "-- Interests of Certain Persons in Matters to be Acted Upon -- Employment and Related Agreements and Arrangements."

          Because SHP Acquisition currently intends not to operate the surviving entity as a REIT, it will not be subject to the REIT qualification rules under the Internal Revenue Code of 1986, as amended, including the requirement to make annual distributions to its stockholders of substantially all of its taxable income. Although SHP Acquisition has made no definitive determination as to the rate or frequency of distributions to be made by the surviving entity following the merger, SHP Acquisition intends to reduce the level of distributions of the surviving entity below the aggregate amount of annual distributions that would be required were Sunstone to be operated as a REIT following the merger.

          Except as otherwise described in this Proxy Statement, we have not, and SHP Acquisition has not, as of the date of this Proxy Statement, approved any specific plans or proposals for:

     - any extraordinary corporate transaction involving Sunstone as the surviving entity after the completion of the merger;

     - any sale or transfer of a material amount of assets currently held by Sunstone after the completion of the merger;

     -    any change in our Board of Directors or management;

     - any material change in the dividend rate or policy of Sunstone as the surviving entity; or

     - any other material change in Sunstone's corporate structure or business.

CONDUCT OF THE BUSINESS OF SUNSTONE IF THE MERGER IS NOT CONSUMMATED

          If the Merger is not consummated for any reason, we expect our business and operations to continue with certain modifications. We will continue negotiations with our lenders under the $350 million revolving line of credit to obtain waivers of certain technical defaults through modifications of certain covenants, but there can be no assurance that our efforts will be successful. Our lenders have already advised us that any modification of the credit line will result in an increase in the interest rate paid, require that we pay them a modification fee, limit our expenditures for new acquisitions and renovations, and require us to maintain certain minimum levels of liquidity. In addition, our lenders have advised us that if the merger does not close, they will require us to secure the line with the hotel properties and pay additional fees and that will further increase our interest rate. The increase in debt constraints under the line of credit, coupled with the current difficulty in both the debt and equity markets for REITs would also result in a re-evaluation of, and may result in a reduction in, or elimination of, our dividend, which had been payable at the rate of $0.285 per share quarterly.

          Our credit line also matures in July 2000 and will not be extended by our current lenders. Therefore, we will continue to look at alternative funding structures to replace the line.

          The Board will also likely resume its evaluation of alternatives intended to address restrictions on us imposed by the REIT structure, which could involve ceasing to qualify as a REIT (subject to necessary stockholder approval) or taking steps to restructure our relationship with Lessee and the Management Company. The Board may also consider conducting an orderly liquidation of our assets.

          We will also continue our policy of reviewing all properties in our portfolio on an ongoing basis to assess their future FFO growth potential and capital needs. We expect this process to continue to lead to selected disposition of properties and reduction in debt or reinvestment in newly-acquired or developed assets which we believe have greater growth potential.

          The information set forth above constitutes our current plans for the remainder of 1999. However, a number of factors could cause us to modify our plans.

MATERIAL FEDERAL TAX CONSEQUENCES

          The following discussion summarizes the material United States federal income tax considerations of the merger based upon the law as currently in effect. It does not address any state, local or foreign tax consequences and does not address the tax consequences to any stockholder in special circumstances. Accordingly, each stockholder should consult his or her own financial and tax advisor regarding the precise tax consequences of the merger to the stockholder.

     UNITED STATES STOCKHOLDERS. A "United States Stockholder" is one of the following: a citizen or resident of the United States; a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States; an estate, the income of which is subject to United States federal income taxation regardless of its source; any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all of the substantial decisions of such trust; or a trust that has a valid election in effect under applicable United States Department of Treasury regulations to be treated as a United States person. The exchange of common stock or preferred stock for cash by a stockholder in the merger will be a taxable transaction under the Internal Revenue Code of 1986, as amended. In general, a stockholder will recognize gain or loss equal to the difference between the tax basis of his or her common stock or preferred stock and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the common stock or preferred stock is a capital asset in the hands of the stockholder and will be long-term gain or loss if the stockholder has held the common stock or preferred stock for more than one year as of the effective time of the merger. Long-term capital gains of individuals are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to certain limitations. These rules may not apply to stockholders who acquired their common stock or preferred stock pursuant to the exercise of stock options or other compensation arrangements with us or to stockholders who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended.

     FOREIGN STOCKHOLDERS. A "Foreign Stockholder" is a person that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign trust or estate. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 if the common stock or the preferred stock exchanged for cash in the merger will not be subject to United States taxation unless such shares constitute a "United States real property interest", in which case a Foreign Stockholder will be subject to United States federal income tax at regular graduated rates on the gain realized by such Foreign Stockholder with respect to such stock.

          However, the shares will not be treated as a "United States real property interest" and, as a result, the amount realized by a Foreign
Stockholder on the disposition of common stock or preferred stock will not be subject to United States tax if one of the following conditions is met:
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                                                                              66

     - we are a "domestically-controlled REIT" within the meaning of the Internal Revenue Code of 1986, as amended, or

     - our common stock or preferred stock is regularly traded on an established securities market within the meaning of the Internal Revenue Code of 1986, as amended; provided, however, that if the Foreign Stockholder owns, actually or constructively, under the attribution rules provided in the Internal Revenue Code of 1986, as amended, in excess of 5% of the fair market value of all common stock and preferred stock outstanding at any time during the shorter of the five- year period preceding the merger or the Foreign Stockholder's holding period, such stockholder will be subject to the tax, but not the withholding described above.

          We believe that the common stock is regularly traded on an established securities market within the meaning of the Internal Revenue Code of 1986, as amended, and will endeavor to determine whether it continues to be so traded and whether we are a "domestically-controlled REIT" as of the effective time of the merger.

     WITHHOLDING. The exchange of common stock or preferred stock for cash by a stockholder will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments made to a United States Stockholder (other than a corporation or any other exempt United States Stockholder) unless the United States Stockholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. A Foreign Stockholder will be exempt from backup withholding provided that certain certification requirements are satisfied. Payment of the proceeds from the disposition of the common stock or preferred stock to or through the United States office of a broker is subject to information reporting and backup withholding unless the stockholder establishes an exemption from information reporting and backup withholding.

          Any amounts withheld from a stockholder under the withholding rules described above will be allowed as a refund or a credit against such stockholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis.

LITIGATION REGARDING THE MERGER

          Eight substantially similar purported class actions have been filed concerning the proposed merger. Five of these actions were filed in Maryland state court and the remaining three were filed in California state court. By agreement of the parties the five Maryland state court actions have been stayed pending resolution of the three parallel actions pending in California state court. The parties have agreed to consolidate the California actions under the first case filed in California for all purposes, and a proposed consolidation is currently being negotiated among the parties. The plaintiffs therein have indicated that they intend to file a consolidated amended complaint shortly in the Superior Court of the State of California, County of Orange.

          Each of the actions is brought on behalf of a purported class of all our stockholders other than the named defendants. The complaints, each of which was filed prior execution of the merger agreement, allege that certain members of our Board, in conjunction with SHP Acquisition, have breached their fiduciary duties by negotiating a proposed acquisition of Sunstone for an unfair price. In addition to certain members of the Board of Directors, the complaints purport to allege claims against SHP Acquisition, Westbrook Fund I, Westbrook Co-Invest I and Lessee. Each of the complaints purports to seek injunctive relief and monetary damages.

          We believe that these lawsuits will not have a material adverse effect on our financial position or results of operations. We believe that the suits are without merit and we, along with the other defendants, intend to contest them vigorously.

ACCOUNTING TREATMENT

          The merger will be accounted for by SHP Acquisition under the "purchase" method of accounting in accordance with generally accepted accounting principles.

FINANCING; SOURCE OF FUNDS

          The total amount of funds required by SHP Acquisition in connection with the consummation of the merger and the Operating Partnership merger is estimated to be approximately $837 million, assuming the Merger Consideration is $10.41 per share, including:

     - Payment of the Merger Consideration to stockholders in the amount of approximately $394.7 million, consisting of an aggregate of $23.8 million and to Westbrook and its affiliates, Mr. Alter and his affiliates and Mr. Biederman and his affiliates, and an aggregate of $370.9 million to all other stockholders.

     - Payment of cash to holders of preferred stock in the amount of approximately $25 million.

     - Payment of cash to holders of OP Units (other than us, SHP Acquisition and its affiliates) in the amount of approximately $12.4 million (assuming all of such holders elect to receive cash).

     -    Repayment of debt in the amount of approximately $365.7 million.

     - Payment in respect of stock options and warrants in the aggregate amount of approximately $1.0 million.

     - Payment of fees and expenses (including debt prepayment fees and financing fees) in the amount of approximately $29.3 million.

     - Cash payments under the contribution agreement in the amount of approximately $8.5 million.

          The amount of funds required by SHP Acquisition in connection with the merger and the Operating Partnership merger will be obtained through a combination of equity and debt financing. The Operating Partnership as the surviving entity will continue to be obligated for an aggregate of approximately $69 million of outstanding debt.

          Pursuant to a contribution agreement, members of SHP Acquisition who are affiliates of Westbrook, including Westbrook Fund III (collectively, the "Westbrook Members"), have agreed to make aggregate cash contributions to SHP Acquisition on or prior to the closing date of the merger such that, after giving effect to the proceeds under the debt financing arrangements described below, SHP Acquisition and its subsidiaries shall have an amount of cash that is sufficient to consummate the transactions contemplated by the merger agreement and the Operating Partnership merger agreement. Messrs. Alter and Biederman and their affiliates have agreed to cause to be contributed to SHP Acquisition a total of _________ OP Units. The amount of cash to be contributed by the Westbrook Members is subject to reduction (i) to the extent the aggregate cash consideration to be paid in the Operating Partnership merger is reduced as a result of holders of OP Units electing to receive interests in SHP Acquisition rather than cash and (ii) based on the amount of debt financing obtained with respect to the merger and the Operating Partnership merger as described below.

          Paine Webber has provided Westbrook Fund III with a commitment letter, subject to the terms and conditions of which Paine Webber has agreed to provide a loan to fund a portion of the consideration required for the consummation of the transactions contemplated by the merger agreement and the Operating Partnership merger agreement. Subject to the terms and conditions set forth in the commitment letter, Paine Webber has indicated that it currently intends to provide $495 million of debt financing.

          The commitment letter provides that the loan will have a maturity date of four years from the initial funding, with a single one year extension option of the borrower subject to satisfaction of certain conditions. The commitment letter requires that the proceeds be used to finance the cash consideration to be paid in the merger and the Operating Partnership merger, to refinance certain indebtedness of the Operating Partnership and to fund certain fees and expenses associated with the merger and the Operating Partnership merger.

          The funds borrowed pursuant to the commitment letter are to be secured by, among other things, (i) first mortgage liens on certain properties, (ii) a first priority assignment of all leases and rents attributable to such properties, (iii) a first priority assignment of all security accounts and other reserves and escrows for such properties and (iv) a first priority assignment of all rights of the borrowers or the operating lessee, as applicable, under operating leases, management agreements, franchise agreements, licensing agreements and other licenses, permits and agreements relating to the ownership and/or operation of such properties.

          The commitment letter provides for an interest rate equal to the one-month LIBOR rate plus a specified percentage. The financing commitment provided for in the commitment letter is subject to a number of conditions, including the occurrence of the merger and the Operating Partnership merger by no later than November 23, 1999, the funding by the current members of SHP Acquisition of the equity commitments set forth in SHP Acquisition Limited Liability Company Agreement, the receipt of certain legal opinions and the receipt of customary mortgage title insurance policies. The commitment letter is an exhibit to the
Schedule 13E-3 with respect to the merger. See "Where You Can Find More Information."

          The funds to be used by the Westbrook Members to meet their equity contributions described above are expected to come from capital contributions from their respective partners or members, as the case may be.

APPRAISAL RIGHTS

          Under Maryland law, holders of common stock are not entitled to seek any appraisal or similar rights with respect to such stockholders' shares of common stock as a result of the consummation of the merger or any of the actions contemplated by the Merger Proposals.

          The Maryland General Corporation Law does not provide appraisal rights to stockholders of a corporation in connection with a merger if their shares are listed on a national securities exchange, such as the New York Stock Exchange, on the record date for determining stockholders entitled to vote on such merger. All of the shares of common stock outstanding on the record date for determining the stockholders entitled to vote on the merger, the termination of our status as a REIT and the amendment of our Charter were listed on the New York Stock Exchange, thus the holders of common stock are not entitled to any appraisal rights with respect to their shares of common stock.

          Westbrook Fund I has entered into a voting agreement pursuant to which it has agreed to vote its shares of preferred stock in favor of the Merger Proposals. (See "Certain Relationship and Transactions -- Voting Agreement").

FEES AND EXPENSES

          The estimated aggregate costs and fees of us on the one hand, and SHP Acquisition and SHP Investors Sub on the other hand, in connection with the merger and related transactions are as follows:


     Item                                                            Amount
     ----                                                            ------

     Estimated Costs to SHP Acquisition and SHP Investors Sub        $ 6.3
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                                                                              70

     Estimated Costs to Sunstone                                      11.5

     Estimated Lender Fees and Expenses                               11.4

     Total Estimated Closing Costs                                   $29.2


          The merger agreement calls for such fees and expenses to be paid by the party which incurred them, except that we on the one hand, and SHP Acquisition and SHP Investors Sub on the other hand, may be required to pay Termination Expenses and/or Termination Fees. See "The Merger and the Merger Agreement (Item No. 1) -- Termination Fees and Expenses."

REGULATORY REQUIREMENTS

          Except for the filing of the Articles of Merger with the Department of Assessments and Taxation of the State of Maryland pursuant to the Maryland General Corporation Law and any required filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976, the filing of any required transfer tax returns or related documents and compliance with federal and state securities laws, none of us, SHP Investors Sub or SHP Acquisition is aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with or approval that must be obtained in connection with the merger.


               THE MERGER AND THE MERGER AGREEMENT (ITEM NO. 1)

          Stockholders are being asked to approve the merger of SHP Investors Sub with and into us under the merger agreement. Approval of the merger constitutes approval of the merger agreement and all transactions contemplated thereby.

          The following is a summary of all material provisions of the merger agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is attached as Appendix A to this Proxy Statement. Stockholders are urged to read the merger agreement in its entirety and to consider it carefully.

THE MERGER

          The merger agreement provides for the merger of SHP Investors Sub with and into us, in which event we will be the surviving entity and will continue our corporate existence under the laws of the State of Maryland. As the surviving entity, we will continue to possess all our rights, privileges, immunities, powers and purposes and will assume and become liable for all our liabilities and obligations.

MERGER CONSIDERATION

          In the merger, each outstanding share of common stock, will be converted, by virtue of the merger and without any action on the part of the stockholders, into the right to
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                                                                              71

receive the Merger Consideration, which consists of $10.35 in cash per share, which amount shall be adjusted by:

     (1) an increase equal to not less than approximately 6 cents per share representing a pro rata portion (based on the number of outstanding shares of common stock) of an aggregate amount equal to 50% of the increase in our cash balance as of five business days prior to the merger as compared to the cash balance as of June 30, 1999, in each case as calculated as described below,

     (2) a decrease equal to an amount representing a pro rata portion (based on the number of outstanding shares of common stock) of an aggregate amount equal to one-half of the amount by which fees relating to the consents of franchisors under the franchise agreements for our hotel properties exceed $12.5 million and are less than $25 million. If those fees exceed $25 million, we may either further decrease the Merger Consideration by the full amount by which those fees exceed $25 million or terminate the merger agreement,

     (3) a decrease equal to the amount (if any) by which our expenses relating to the merger and the Operating Partnership merger exceed $11.5 million,

     (4) a decrease equal to the amount (if any) by which fees relating to obtaining the consents of the lessors under certain ground leases for our hotel properties and the lenders under certain of our outstanding debt financing including the four loans described below for which lender consents to transfer are required exceeds $1.5 million,

     (5) a decrease equal to the amount (if any) by which consents relating to the merger and the Operating Partnership merger other than as described in the preceding paragraphs 2 through 4 exceeds $100,000,

     (6) a decrease, at our election, equal to the amount (if any) necessary to pay in full at the closing of the merger all remaining amounts under four loans for which lender consents are required, and

     (7) a decrease equal to the amount (if any) of any dividends paid after July 12, 1999 and prior to the closing of the merger, to the extent any such dividend distribution is necessary for us to maintain REIT status or to prevent us from having to pay federal or excise tax.

          Our cash balance increase referred to in paragraph 1 above is calculated under the merger agreement, as follows:

     - consolidated cash, cash equivalents and marketable securities (valued equal to their market value) of us and our subsidiaries, determined by Ernst & Young, LLP
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                                                                              72

          in accordance with GAAP, as of the close of business on the fifth business day prior to the closing of the merger,

     -    minus consolidated cash, cash equivalents and marketable securities
          -----
          (valued equal to their market value) of us and our subsidiaries, determined by Ernst & Young LLP in accordance with GAAP, as of June 30, 1999;

     -    minus the aggregate proceeds received by us and our subsidiaries
          -----
          during the period after June 30, 1999 and on or prior to the fifth business day prior to the closing of the merger of (x) any sales or other dispositions of assets of us or any of our subsidiaries, (y) any incurrence of indebtedness or other non-equity financing by us or any of our subsidiaries or (z) any issuances of equity interests in us or any of our subsidiaries, except in each case to the extent such proceeds were utilized to pay down debt (other than scheduled amortization payments or payments at scheduled maturity);

     -    plus certain transaction related expenses not exceeding $11.5 million
          ----
          and paid in cash by us after June 30, 1999 and on or prior to the close of business on the fifth business day prior to the closing of the merger,

     -    plus the amount by which our accrued property taxes as of the close of
          ----
          business on the fifth business day prior to the closing of the merger are less than the amount at June 30, 1999;

     -    minus the amount by which our accrued property taxes as of the close
          -----
          of business on the fifth business day prior to the closing of the merger exceed the amount at June 30, 1999;

     -    plus any amounts overdue from Lessee as of the close of business on
          ----
          the fifth business day prior to the closing of the merger; and

     -    minus the amount of insurance and condemnation proceeds received by us
          -----
          that have not been applied (x) to purchase or repair the assets giving rise to such proceeds or (y) to the repayment of debt (other than scheduled amortization payments or payments at scheduled maturity);

provided however that the merger agreement provides that this total amount will always equal at least $2.5 million.

          The Merger Consideration payable to the stockholders was determined as the result of arm's-length negotiations between the Special Committee and SHP Acquisition. See "Matters Relating to the Merger Proposals -- Background of the Merger," "-- Purpose and Structure of the Merger," "-- Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" and "-- Opinion of the Financial Advisor."

          The consideration payable to the holders of preferred stock other than SHP Acquisition and its wholly-owned subsidiaries under the merger agreement is equal to the Liquidation Preference for such shares as set forth in the Articles Supplementary designating the preferred stock, but shares owned by SHP Acquisition and its wholly-owned subsidiaries shall be canceled without any payment being made. At the time of closing of the merger, all shares of preferred stock will be owned by SHP Acquisition or one of its wholly-owned subsidiaries.

CLOSING DATE AND EFFECTIVE TIME

          The closing of the merger will take place at 10:00 a.m., local time in New York, New York, on the date which is the third business day following satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions (other than those that are incapable of being satisfied until the date of the closing) set forth in the merger agreement, unless another date is agreed to in writing by the parties to the merger agreement.

          Articles of Merger will be filed with the Department of Assessments and Taxation of the State of Maryland to become effective on the closing date of the merger. The effective time of the merger will be the time that the Articles of Merger are filed and accepted for record by the Department of Assessments and Taxation of Maryland, or at such other time as we and SHP Investors Sub agree should be specified in the Articles of Merger (not to exceed 30 days after the Articles of Merger are filed with the Department of Assessments and Taxation of the State of Maryland).

EXCHANGE AND PAYMENT PROCEDURES

          Promptly after the effective time of the merger, Sunstone as the surviving entity will cause a paying agent appointed by SHP Investors Sub and reasonably acceptable to us to mail to each Nonaffiliated Stockholder who is a record holder of certificates representing outstanding shares of common stock or preferred stock immediately prior to the effective time of the merger, a letter of transmittal and instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration. Upon surrender to the paying agent of a certificate for cancellation representing shares of common stock or preferred stock, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the paying agent, the holder of such certificate will be entitled to receive, in exchange therefor, the applicable Merger Consideration and the certificate so surrendered will be canceled immediately thereafter. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any certificate. Until surrendered in accordance with the foregoing instructions, each certificate representing shares of common stock or preferred stock will represent for all purposes only the right to receive the Merger Consideration (without interest).

          Stockholders should not send their common stock or preferred stock certificates now; they should send them only pursuant to instructions set forth in letters of transmittal to be mailed to stockholders as soon as practicable after the effective time. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this Proxy Statement, the merger agreement and such letters of transmittal.

          We, SHP Acquisition and SHP Investors Sub strongly recommend that certificates representing shares of common stock and preferred stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Stockholders whose certificates are lost will be required, at the holder's expense, to furnish a lost certificate affidavit and bond acceptable in form and substance to the paying agent.

          Any Merger Consideration delivered to the paying agent that remains unclaimed by stockholders for 12 months after the effective time of the merger will be delivered by the paying agent to Sunstone as the surviving entity, upon demand, and any stockholders who have not theretofore made an exchange subject to escheat laws must thereafter look only to the Sunstone as the surviving entity for payment of their claim for Merger Consideration.

          Any questions concerning exchange and payment procedures and requests for letters of transmittal may be addressed to ________________, the paying agent.

TRANSFER OF COMMON STOCK AND PREFERRED STOCK

          No transfer of common stock or preferred stock will be made on our stock transfer books after the effective time of the merger. If, at or after the effective time of the merger, certificates of common stock or preferred stock are presented, they will be canceled and exchanged for the right to receive the Merger Consideration, as provided in "-- Exchange and Payment Procedures."

ADDITIONAL AGREEMENTS

          We, SHP Acquisition and SHP Investors Sub have agreed in the merger agreement to promptly prepare and file with the Securities and Exchange Commission this Proxy Statement and a Transaction Statement on Schedule 13E-3 and otherwise use all reasonable efforts to cause this Proxy Statement to be mailed to the stockholders at the earliest practicable date. We, SHP Acquisition and SHP Investors Sub have agreed to cooperate with each other and use our reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or appropriate to consummate and make effective the merger and the other transactions contemplated by the merger agreement.

          The merger agreement provides that we will:

     - as soon as practicable, call and convene the special meeting for the purpose of obtaining the required stockholder approvals; and

     - through our Board of Directors, recommend to the stockholders that they approve the Merger Proposals and will not withdraw, modify or change such recommendation, or recommend any other offer or proposal, at any time prior to the conclusion of the special meeting.

          Notwithstanding the foregoing, our Board of Directors may at any time prior to the effective time of the merger withdraw or modify its approval or recommendation regarding the merger or the merger agreement, or recommend any other offer or proposal, if such offer or proposal is a Superior Acquisition Proposal (see "Summary -- Termination of the Merger Agreement" above for the definition of this term).

          The merger agreement provides that we, SHP Acquisition and SHP Investors Sub will, prior to the effective time of the merger, (i) afford representatives of each other party reasonable access to our and our subsidiaries' properties, books, contracts, commitments, personnel and records; and (ii) furnish promptly to each other party and its financing sources all information concerning our and our subsidiaries' business, properties and personnel as such other party may reasonably request.

          Except (a) in connection with a Superior Acquisition Proposal and (b) if our Board of Directors determines in good faith that such action is required for the Board to comply with its duties to stockholders imposed by law, and subject to a notice requirement by us to SHP Investors Sub, the merger agreement provides that we will not:

     - initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of our or any of our subsidiaries' assets or equity securities (any such proposal or offer, an "Acquisition Proposal");

     - engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal; or

     - otherwise facilitate any effort to attempt to make or implement an Acquisition Proposal.

          In addition, the merger agreement requires us to:

     - direct and use our best efforts to cause our officers, directors, employees, agents or financial advisors not to engage in any of the activities set forth above;

     - cease and cause to be terminated any activities, discussions or negotiations with any parties conducted before the execution of the merger agreement with respect to any of the activities set forth above; and

     - notify SHP Investors Sub promptly if we receive any such inquiries or proposals or any requests for such information or if any such negotiations or discussions are sought to be initiated or continued with it.

LESSEE/MANAGER AGREEMENT

          Concurrently with the execution of the merger agreement, we, Mr. Alter, Mr. Biederman, Lessee, the Management Company and the Operating Partnership entered into the Lessee/Manager Agreement pursuant to which in the event of (i) a termination of the merger agreement and (ii) a subsequent entry by us into an agreement constituting a Superior Acquisition Proposal (see "Summary -- Termination of the Merger Agreement" above for the definition of this term), then we and the Operating Partnership shall have the right to acquire all of the common stock of Lessee and the Management Company from Messrs. Alter and Biederman for an aggregate purchase price of $30 million, on the terms and subject to the conditions set forth in the Lessee/Manager Agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

          Pursuant to the merger agreement, from July 12, 1999 through the effective time of the merger, except as consented to in writing by SHP Investors Sub or as contemplated by the merger agreement, we and our subsidiaries, including the Operating Partnership, must conduct our and their respective businesses only in the usual, regular and ordinary course and in substantially the same manner as such businesses were conducted prior to the execution of the merger agreement and take all action necessary to continue to qualify as a REIT. We and our subsidiaries must also use our and their reasonable efforts to preserve intact our present business organizations and goodwill and keep available the services of our officers and key employees (other than those employed by SHP Acquisition, Lessee, the Management Company or their affiliates).

          In addition, we generally must, and must cause each of our subsidiaries to:

     - confer on a regular basis with one or more representatives of SHP Investors Sub to report on material operational matters and any proposals to engage in material transactions;

     - promptly notify SHP Investors Sub of any material adverse change in our condition (financial or otherwise), business, properties, assets or liabilities, or of any material governmental complaints, investigations or hearings which could reasonably be expected to have a material adverse effect on us (or communications indicating that the same may be contemplated);

     - promptly deliver to SHP Investors Sub true and correct copies of any report, statement or schedule filed with the Securities and Exchange Commission after July 12, 1999 and prior to the effective time of the merger;

     - maintain our books and records in accordance with generally accepted accounting principles ("GAAP") consistently applied and not change in any material manner any of our methods, principles or practices of accounting, except as may be required by the Securities and Exchange Commission, applicable law or GAAP;

     - duly and timely file all material tax returns and other documents required to be filed with federal, state, local and other tax authorities;

     - not make, rescind or revoke any material express or deemed election relative to taxes (unless required by law or necessary to preserve our status as a REIT or the status of any of our subsidiaries as a partnership for federal income tax purposes or as a qualified REIT subsidiary);

     - not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness (except for working capital under our revolving lines of credit), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except with respect to projects under development in accordance with the agreements in existence on the date of the merger agreement and previously furnished or otherwise disclosed to SHP Acquisition;

     - except as contemplated by the merger agreement and the Operating Partnership merger agreement, not amend our Charter or by-laws, or the organizational documents of any of our subsidiaries;

     - except as contemplated by the merger agreement and for issuances under our dividend reinvestment plan in accordance with past practice, make no change in the number of our shares of capital stock, membership interests or units of limited partnership interest (as the case may be) issued and outstanding or reserved for issuance, other than pursuant to

          -- the exercise of options or other rights contemplated by the merger agreement,

          --   the conversion of shares of preferred stock, or

          --   the exchange or redemption of OP Units;

     - except as previously disclosed to SHP Investors Sub, not grant any options or other rights or commitments relating to our shares of capital stock, membership interests or units of limited partnership interest or any security convertible into our shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of our general creditors and, except as contemplated by the merger agreement, not amend or waive any rights under any of the qualified or nonqualified options to purchase shares of our common stock granted under our 1994 Incentive Plan, Director Plan, 1997 Supplemental Plan, or any other formal or informal arrangement;

     - except as provided in the merger agreement, the Operating Partnership merger agreement or described under "Questions and Answers About the Merger -- What will happen to my common stock dividends", or in connection with (1) the payment of the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants in those benefit plans, (2) the redemption of shares of common stock required by the Charter in order to preserve our REIT status or (3) conversions or redemptions of OP Units in accordance with the terms of the partnership agreement of the Operating Partnership, not:

          -- authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of common stock, preferred stock or OP Units, or

          -- directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest;

     - not sell, lease (other than to Lessee), exchange or otherwise dispose of any real properties owned or leased by us or our subsidiaries outside the ordinary course of business (except for certain specified properties);

     - not make any loans, advances or capital contributions to, or investments in, any other person or entity, other than regular advances to employees in the ordinary course of business and loans, advances and capital contributions to our subsidiaries in existence on the date of the merger agreement;

     - not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to us and our subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to SHP Investors Sub or incurred in the ordinary course of business consistent with past practice;

     - except as provided in the merger agreement, not enter into any commitment, contractual obligation or transaction for the purchase of any real estate other than expansion or improvements made in the ordinary course of business to existing real property;

     - not guarantee the indebtedness of another person or entity, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of the foregoing;

     - not enter into any contractual obligation with any of our officers, Directors or affiliates except as set forth in the merger agreement;

     - not increase any compensation or enter into or amend any employment, severance or other agreement with any of our officers, directors or employees earning a base salary of more than $100,000 per annum, other than as required by any contract or employee plan or pursuant to waivers by employees of benefits under such agreements;

     - except as provided in the merger agreement, not adopt any new employee benefit plan or amend, terminate or increase the benefits under any existing plans or rights, not grant any additional options, warrants, rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance stock to any officer, employee or director, or accelerate vesting with respect to any grant of our common stock to employees which are subject to any risk of forfeiture, except for changes which are required by law and changes which are not more favorable to participants than provision presently in effect;

     - not change the ownership of any of our subsidiaries, except changes which arise as a result of the conversion of OP Units into shares of common stock or cash or the redemption of certain interests of us in the Operating Partnership as contemplated by the merger agreement;

     - not accept a promissory note in payment of the exercise price payable under any option to purchase common stock;

     - not enter into or amend or otherwise modify or waive any material rights under any agreement or arrangement for the executive officers or directors of us or any of our subsidiaries (other than Messrs. Alter and Biederman in their capacities as such);

     - not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or a majority of any other equity interest in, any other entity;

     -    not settle or compromise any material tax liability;

     - perform all actions required to consummate the redemption of certain interests of us in the Operating Partnership must have occurred as provided in the merger agreement prior to the effective time of the merger;

     - perform all agreements required to be performed by us and our subsidiaries (including the Operating Partnership) under the Operating Partnership merger agreement; and

     - not agree, commit or arrange to take any action prohibited by the covenants set forth above.

REPRESENTATIONS AND WARRANTIES

          The material representations and warranties of us to SHP Acquisition and SHP Investors Sub contained in the merger agreement relate to the following matters:

     - the due organization and valid existence of us and our subsidiaries and similar corporate matters;

     -    the capitalization of us and our subsidiaries;

     - the due authorization, execution and delivery of the merger agreement by us and its binding effect on us;

     - the lack of required regulatory filings and approvals for the consummation of the merger, and the lack of conflicts between the merger agreement (and the transactions contemplated thereby) and the Charter or the by-laws, contracts to which we or our subsidiaries are parties, or any law, rule, regulation, order or decree applicable to us and our subsidiaries;

     - the accuracy of our filings with the Securities and Exchange Commission and financial statements;

     - the accuracy of the information provided by us for inclusion in this Proxy Statement and the Schedule 13E-3 filed with respect to the merger;

     -    compliance with applicable laws;

     - the absence of current litigation or actions pending or threatened in writing against or affecting us or our subsidiaries;

     -    the absence of any undisclosed liabilities;

     - our payment of, or provision of adequate reserve for, tax liabilities, our compliance with tax return filing requirements, our qualification as a REIT under the Internal Revenue Code of 1986, as amended, and the treatment of the Operating Partnership, and each subsidiary of us that is a partnership, as a partnership for federal income tax purposes;

     - employee benefit plans, labor matters, severance and change of control agreements;

     - the ownership of, encumbrances on, and restrictions relating to, our properties;

     - our exposure to environmental liabilities and compliance with environmental laws;

     - our material contracts and indebtedness and our obligations thereunder;

     - the absence of any event since December 31, 1998 through July 12, 1999 that constitutes a material adverse change in our business, properties, assets, financial condition or results of operations;

     - our disclosure of all of our material arrangements with our control persons and affiliates;

     - the inapplicability to the merger of certain provisions of state takeover law;

     - the absence of brokers and finders (other than Goldman Sachs) engaged by us who would be entitled to payment in connection with the merger;

     - the receipt by the Special Committee of the Board of Directors of the opinion of Goldman Sachs;

     -    the adequacy of our insurance coverage;

     - the absence of any requirement that we or our subsidiaries be registered under the Investment Company Act of 1940, as amended;

     - the recommendation of our Board of Directors that stockholders approve and adopt the Merger Proposals; and

     - the truth and accuracy of the representations and warranties of the Operating Partnership and its general partner in the Operating Partnership merger agreement.

          These representations and warranties are subject, in certain cases, to specified exceptions and qualifications, including certain qualifications as to items disclosed in documents filed by us with the Securities and Exchange Commission since July 1, 1996, and material adverse effects on (1) the business, properties, assets, financial condition or results of operations of us and our subsidiaries, taken as a whole, or (2) the ability of us or the Operating Partnership to consummate the transactions contemplated by the merger agreement and the Operating Partnership merger agreement.

          The merger agreement also contains representations and warranties of SHP Acquisition and SHP Investors Sub to us, including with respect to the following matters:

     - due organization and valid existence of SHP Acquisition and the SHP Investors Sub and similar corporate matters;

     - the due authorization, execution and delivery of the merger agreement by SHP Acquisition and SHP Investors Sub and its binding effect on SHP Acquisition and SHP Investors Sub;

     - the lack of required regulatory filings and approvals for the consummation of the merger by SHP Acquisition or SHP Investors Sub, and the lack of conflicts between the merger agreement (and the transactions contemplated thereby) and the organizational documents of SHP Acquisition and SHP Investors Sub, contracts to which they are a party, or any law, rule, regulation, order or decree applicable to SHP Acquisition and SHP Investors Sub;

     - the absence of current litigation or actions pending threatened in writing against or affecting SHP Acquisition or any of the subsidiaries of SHP Acquisition;

     - the compliance by SHP Acquisition and its subsidiaries with the statutes, laws, ordinances, regulations, rules, judgments, decrees or orders of any governmental authority applicable to its business, properties or operations;

     - the absence of any written notice that SHP Acquisition or any of its Subsidiaries is in violation of or in default under any material loan, credit agreement or other evidence of indebtedness;

     - the access of SHP Investors Sub to funds sufficient to consummate the transactions contemplated by the merger agreement;

     - the accuracy of the information provided by SHP Acquisition and SHP Investors Sub or any of their affiliates for inclusion in this Proxy Statement and the Schedule 13E-3 filed with respect to the merger;

     - the absence of brokers and finders (other than as disclosed to us) entitled to payment from SHP Acquisition or its subsidiaries;

     - the solvency of Sunstone and the Operating Partnership as the surviving entities immediately after the effective time of the merger;

     - the absence of any requirement that SHP Acquisition or any of its subsidiaries be registered under the Investment Company Act of 1940, as amended;

     - the beneficial ownership of common stock, preferred stock and OP Units by SHP Acquisition, SHP Investors Sub and SHP OP and certain other parties;

     -    the absence of any undisclosed liabilities; and

     - the truth and accuracy of the representations and warranties of SHP Acquisition and SHP OP in the Operating Partnership merger agreement.

          These representations and warranties are subject, in certain cases, to specified exceptions and qualifications, including certain qualifications as to material adverse effects on SHP Acquisition and SHP Investors Sub.

CONDITIONS

          The obligations of us, SHP Acquisition and SHP Investors Sub to consummate the merger are subject to the satisfaction at or prior to the closing date of the merger of the following conditions:

     - the approval of the amendment of our Charter and the recommendation by our Board of Directors that we should terminate our status as a REIT, in each case, by the affirmative vote of two-thirds of all votes entitled to be cast by the holders of the issued and outstanding common stock and preferred stock (voting on an "as converted" basis), voting as a single class;

     - the approval of the merger and the merger agreement by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding common stock and preferred stock (voting on an "as converted" basis), voting as a single class;

     - the ratification and approval of the matters described in the prior two paragraphs by our Board of Directors following stockholder approval;

     - there not being in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger, the Operating Partnership merger, the redemption of certain of our interests in the Operating Partnership as provided in the merger agreement or any of the other transactions contemplated by the merger agreement; and

     - the expiration or other termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott Rodino Antitrust Improvements Act of 1976, if any.

          There are additional conditions that must be satisfied before SHP Acquisition and SHP Investors Sub are obligated to complete the merger. These conditions are:

     - the representations and warranties made by us in the merger agreement must be true and correct in all material respects, except for those representations and warranties that are qualified by their terms as to materiality, which must be true and correct in all respects, as of the date of the merger agreement and as of the closing date of the merger;

     - we must perform in all material respects all obligations required to be performed by us pursuant to the terms of the merger agreement at or prior to the effective time of the merger;

     - SHP Acquisition and SHP Investors Sub must have received a tax opinion (as to our qualification as a REIT within the meaning of the Internal Revenue Code of 1986, as amended, and as to the treatment of the Operating Partnership as a partnership for federal income tax purposes up to the closing) from our counsel, Brobeck Phleger & Harrison LLP (or other counsel reasonably acceptable to SHP Acquisition and SHP Investors Sub);

     - no material adverse changes to our business, properties, assets, financial condition or results of operations may have occurred since the date of the merger agreement; for this purpose, a material adverse change will be deemed to have occurred if, as a result of a change of federal tax laws after the date of the merger agreement, at or prior to the effective time of the merger we would not qualify as a REIT;

     - certain identified third-party consents and waivers must have been obtained and not subsequently revoked; in addition, the aggregate costs and termination fees payable by us or our subsidiaries (including the Operating Partnership) or by Lessee in connection with obtaining the consent of franchisors under certain franchise agreements must not exceed $25 million if we do not agree to reduce the Merger Consideration by the aggregate amount of such excess;

     - all investment banking, legal, accounting, printing, Securities and Exchange Commission filing and certain other fees and expenses incurred, paid or accrued by us and any of our subsidiaries in connection with the transactions contemplated by the merger agreement and the Operating Partnership merger agreement must not exceed $11.5 million if we do not agree to reduce the Merger Consideration by the aggregate amount of such excess;

     - the redemption of certain interests of us in the Operating Partnership as provided in the merger agreement must have occurred;

     -   the Operating Partnership merger must have been consummated; and

     - SHP Acquisition and its subsidiaries must have obtained funds under the commitment letter with Paine Webber of at least $454.6 million (subject to reduction as provided in the merger agreement).

          There are additional conditions that must be satisfied before we are obligated to complete the merger. These conditions are:

     - the representations and warranties of SHP Acquisition and SHP Investors Sub set forth in the merger agreement must be true and correct in all material respects, except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects, as of the date of the merger agreement and as of the closing date of the merger, in each case as though made on and as of the closing date of the merger;

     - SHP Acquisition and SHP Investors Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger;

     - no change in the business, financial condition or results of operations of SHP Acquisition and its subsidiaries, taken as a whole, or of SHP Investors Sub and its subsidiaries, taken as a whole, since the date of the merger agreement, that has had or would reasonably be expected to have a material adverse effect on the ability of SHP Acquisition, SHP Investors Sub or SHP OP to consummate the transactions contemplated by the merger agreement and the Operating Partnership merger agreement;

     - Sunstone and the Operating Partnership shall have received an opinion, by a nationally recognized firm, as to solvency and adequate capitalization of us and the Operating Partnership immediately before the mergers and Sunstone and as the surviving entities immediately after giving effect to the transactions contemplated by the merger agreement and the Operating Partnership merger agreement;

     - certain expenses, to the extent incurred and not exceeding $11.5 million, shall have been paid in full or a reasonably satisfactory arrangements shall exist to pay in full such amounts at closing of the merger; and

     -    the Operating Partnership merger shall have been consummated.

          Notwithstanding anything to the contrary in the merger agreement, none of the initiation, threat or existence of any legal action of any kind with respect to the merger agreement or the Operating Partnership merger agreement or any transaction contemplated by the merger agreement or the Operating Partnership merger agreement, including, without limitation, any action initiated, threatened or maintained by any of our stockholders or any partner in the Operating Partnership, whether alleging rights with respect to claims under any federal or state securities law, contract or tort claims, claims for breach of fiduciary duty or otherwise, will constitute a failure of the conditions relating to us or SHP Acquisition and SHP Investors Sub unless that action has resulted in the granting of injunctive relief that prevents the consummation of the merger and the other transactions contemplated by the merger agreement or the Operating Partnership merger agreement and such injunctive relief has not been dissolved or vacated.

          The conditions we must meet can be waived in writing by SHP Investors Sub and the conditions SHP Acquisition and SHP Investors Sub must meet can be waived in writing by us. As of the date of this Proxy Statement, we have no present intention, and SHP Acquisition and SHP Investors Sub have advised us that they have no present intention, to waive any material conditions to the merger. If any material conditions are waived by us, our Board of Directors will, in light of its duties under Maryland law and the federal securities laws, determine at such time if a resolicitation of stockholders should be made.

TERMINATION; WITHDRAWAL OF RECOMMENDATIONS

          The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval by our stockholders as follows:

     - by mutual written consent duly authorized by us, SHP Acquisition and SHP Investors Sub;

     - by SHP Investors Sub or SHP Acquisition, upon a breach of any representation, warranty, covenant, obligation or agreement set forth in the merger agreement on the part of us such that certain conditions set forth in the merger agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to us or, if sooner, the date the closing would have otherwise occurred;

     - by us, upon a breach of any representation, warranty, covenant, obligation or agreement set forth in the merger agreement on the part of SHP Investors Sub or SHP Acquisition, in either case such that certain conditions set forth in the merger agreement are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to SHP Investors Sub or SHP Acquisition;

     - by us, SHP Investors Sub or SHP Acquisition, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the merger has become final and nonappealable or, if sooner, the date the closing would have otherwise occurred;

     - by us, SHP Investors Sub or SHP Acquisition, if the merger has not been consummated on or before December 31, 1999, provided that a party may not terminate the merger agreement for this reason if such party has breached in any material respect its representations, warranties or obligations under the merger agreement in any manner that has contributed to the failure of the merger to be consummated on or before December 31, 1999;

     - by either of us (unless we are in breach of our obligations set forth in the merger agreement with respect to this Proxy Statement or the special meeting) or SHP Investors Sub or SHP Acquisition (unless SHP Investors Sub or SHP Acquisition is in breach of its obligations set forth in the merger agreement with respect to obtaining certain debt financing) if, upon a vote at a duly held meeting of the stockholders or any adjournment thereof, the stockholder approval described under "Summary -- Voting Securities and Votes Required" has not been obtained if the proposed amendment of the Operating Partnership's partnership agreement are not approved within five days of the stockholder approval described above;

     - by us, prior to the special meeting, if our Board of Directors has withdrawn or modified its approval or recommendation of the merger or the merger agreement in connection with, or approved or recommended, a Superior Acquisition Proposal (see "Summary -- Termination of the Merger Agreement" above for the definition of this term); provided, however, that no such termination will be effective under circumstances in which a $17.5 million termination fee, plus expenses up to $7.5 million, is payable pursuant to the terms of the merger agreement, unless simultaneous with such termination, such termination fee is paid to SHP Acquisition in full by us or the Operating Partnership;

     -    by SHP Investors Sub or SHP Acquisition if:

          -- prior to the special meeting, our Board of Directors has withdrawn or modified in any manner adverse to SHP Investors Sub its approval or recommendation of the merger or the merger agreement, or approved or recommended any acquisition proposal from a third party, or

          -- we have entered into an agreement with respect to any acquisition proposal from a third party (other than a confidentiality agreement entered into in compliance with certain terms of the merger agreement);

     - by us, if SHP Investors Sub has not closed the borrowings contemplated by the commitment letter with Paine Webber on or prior to the closing date of the merger, or if the commitment under the commitment letter terminates, unless a Lender Property Determination (see "Summary -- Termination of the Merger Agreement" above for the definition of this term) has been made;

     - by SHP Acquisition or SHP Investors Sub, if SHP Investors Sub has not closed the borrowings contemplated by the commitment letter with Paine Webber because of a Lender Property Determination;

     - by SHP Acquisition or SHP Investors Sub, if an acquisition proposal from a third party that is publicly announced has been commenced or communicated in writing to us and contains a proposal as to price and:

          -- we have not rejected such proposal within ten business days after the date of receipt thereof by us or after the date its existence first becomes publicly announced, if sooner, or

          -- we have failed to confirm the recommendation of our Board of Directors approving the merger and adopting the merger agreement within ten business days after being requested by SHP Investors Sub to do so;

     - by SHP Acquisition or SHP Investors Sub, if the fees with respect to obtaining the consent of franchisors under certain franchise agreements with respect to our hotel properties to the transactions contemplated by the merger agreement exceed $25 million and we do not elect to decrease the Merger Consideration by the amount of such excess; or

     - by SHP Acquisition or SHP Investors Sub, if the Merger Proposals are approved by the required stockholders and the ratification and approval of such approval by our Board of Directors does not occur by the first business day following the approval by our stockholders.

TERMINATION FEES AND EXPENSES

          In the event the merger agreement is terminated for certain of the reasons described above, we and the Operating Partnership will be obligated to pay SHP Acquisition, or SHP Acquisition and SHP Investors Sub will be obligated to pay us, on behalf of the Operating Partnership, the stockholders and the holders of OP Units:

     - a termination fee in the amount of $17.5 million (the "Termination Fee") (or, in the case of amounts payable to us, the lesser of $17.5 million or the maximum amount that can be paid to us without causing us to fail to meet certain REIT requirements); and/or

     - the lesser of the documented out-of-pocket expenses incurred by the party to which the payment is to be made in connection with the merger agreement and the transactions contemplated thereby, not to exceed $7.5 million (the "Termination Expenses") or certain specified amounts.

          The payment of the Termination Fee and Termination Expenses by SHP Acquisition and SHP Investors Sub is secured by a letter of credit in the amount of $25 million. The right to draw on the letter of credit is our exclusive remedy against SHP Acquisition and SHP Investors Sub for any and all losses suffered as a result of the failure of the merger and the Operating Partnership merger to be consummated. The letter of credit is held by Fidelity

     National Title Insurance Company, as escrow agent, under an escrow agreement among us, SHP Investors Sub, SHP Acquisition and Fidelity National.

               The following table summarizes the circumstances in which the merger agreement may be terminated and the payments required to be made in connection therewith:

-------------------------------------------------------------------------------------------------------------------
Terminating Party             Event Giving Rise to Right to Terminate      Payment
-------------------------------------------------------------------------------------------------------------------
Mutual                        Written consent of Sunstone, SHP             No payment
                              Acquisition and SHP Investors Sub
-------------------------------------------------------------------------------------------------------------------
SHP Acquisition or SHP        Breach by Sunstone of any representation     Sunstone and the Operating
Investors Sub                 or warranty or breach by Sunstone of any     Partnership pay Termination Fee
                              covenant, obligation or agreement, except    plus Termination Expenses
                              with respect to certain unwillful and other
                              breaches as described below
-------------------------------------------------------------------------------------------------------------------
SHP Acquisition or SHP        Unwillful breach by Sunstone of a            Sunstone and the Operating
Investors Sub                 specified representation with respect to     Partnership pay $7.5 million plus
                              environmental matters, or breach of any      Termination Expenses
                              representation which Mr. Alter knew was not
                              true and correct when made
-------------------------------------------------------------------------------------------------------------------
Sunstone                      Breach by SHP Acquisition or SHP Investors   SHP Acquisition or SHP Investors
                              Sub of any representation, warranty,         Sub pay Termination Fee plus
                              covenant, obligation or agreement            Termination Expenses
-------------------------------------------------------------------------------------------------------------------
Sunstone (unless in breach    The requisite approval of the stockholders   Sunstone and the Operating
of its obligations to give    has not been obtained at meeting of          Partnership pay Termination
notice of and hold            stockholders                                 Expenses, provided that SHP
meeting of stockholders)                                                   Acquisition and SHP Investors
or SHP Acquisition or SHP                                                  Sub  are not in material breach of
Investors Sub (unless in                                                   merger agreement, and both the
breach of their obligations                                                commitment letter with Paine Webber
to use reasonable best                                                     and the contribution agreement
efforts to obtain equity                                                   relating to the contributions to
and debt financing)                                                        SHP Acquisition at the closing of
                                                                           the merger are in full force and
                                                                           effect


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Terminating Party             Event Giving Rise to Right to Terminate      Payment
-------------------------------------------------------------------------------------------------------------------
Sunstone (unless in breach    The requisite approval of the stockholders   Sunstone and the Operating
of its obligations to give    has not been obtained at meeting of          Partnership pay Termination Fee
notice of and hold            stockholders or the requisite approval of    plus Termination Expenses, to the
meeting of stockholders)      the Operating Partnership's partnership      extent not already paid provided
or SHP Acquisition or SHP     agreement has not been obtained within five  that SHP Acquisition and SHP
Investors Sub (unless in      days of the stockholder approval, and        Investors Sub are not in material
breach of their obligations   Acquisition Proposal has been by             breach of merger agreement, and
to use reasonable best        Sunstone or publicly announced at or         both the commitment letter with
efforts to obtain equity      prior to the time of termination of the      Paine Webber and the contribution
and debt financing)           merger agreement, and either prior to or     agreement are in full force and
                              within 12 months of such termination,        effect
                              a written agreement (other than a
                              confidentiality agreement entered
                              into in compliance with the terms of
                              the merger agreement) is entered into
                              with respect to an Acquisition
                              Proposal or an Acquisition Proposal
                              is consummated with any person who
                              made an Acquisition Proposal prior to
                              termination of the merger agreement.
-------------------------------------------------------------------------------------------------------------------
Sunstone                      Prior to the special meeting if the Board    Sunstone and the Operating Partnership
                              of Directors has withdrawn or modified its   pay Termination Fee plus Termination
                              approval or recommendation of the merger     Expenses provided that SHP Acquisition
                              in connection with, or approved or           and SHP Investors Sub are not in
                              recommended, a Superior Acquisition          material breach of merger agreement, and
                              Proposal                                     both the commitment letter with Paine
                                                                           Webber and the contribution agreement
                                                                           are in full force and effect
-------------------------------------------------------------------------------------------------------------------
SHP Acquisition and SHP       The Board of Directors, prior to the         Sunstone and the Operating
Investors Sub                 special meeting, has withdrawn or            Partnership pay Termination Fee
                              modified in any manner adverse to SHP        plus Termination Expenses provided
                              Investors Sub or SHP Acquisition its         that SHP Acquisition and SHP
                              approval or recommendation of the Merger     Investors Sub are not in material
                              Proposals or has approved or recommended     breach of merger agreement, and
                              any other Acquisition Proposal, or           both the commitment letter with
                              Sunstone has entered into an agreement       Paine Webber and the contribution
                              with respect to any Acquisition              agreement are in full force and
                              Proposal (other than a confidentiality       effect
                              agreement entered into in compliance with
                              the provisions of the merger agreement)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Terminating Party             Event Giving Rise to Right to Terminate      Payment
-------------------------------------------------------------------------------------------------------------------
Sunstone                      The commitment letter with Paine Webber is   No payment
                              terminated for any reason and Sunstone
                              acts to terminate before the date the
                              closing of the merger would otherwise have
                              occurred
-------------------------------------------------------------------------------------------------------------------
Sunstone                      The borrowings contemplated by the           SHP Acquisition pays Termination
                              commitment letter with Paine Webber have     Expenses plus Termination Fee
                              not been closed on or prior to the date
                              the closing of the merger would otherwise
                              have occurred unless a Lender Property
                              Determination was made
-------------------------------------------------------------------------------------------------------------------
SHP Investors Sub or SHP      The borrowings contemplated by the           No payment
Acquisition                   commitment letter with Paine Webber have
                              not been closed on or prior to the date
                              the closing of the merger would otherwise
                              have occurred because a Lender Property
                              Determination was made
-------------------------------------------------------------------------------------------------------------------
SHP Investors Sub or SHP      (i) Another acquisition proposal has been    Sunstone and the Operating Partnership
Acquisition                   publicly announced and Sunstone has not      pay Termination Fee plus Termination
                              rejected such proposal within ten business   Expenses provided that SHP Acquisition
                              days or (ii) Sunstone has failed to          and SHP Investors Sub are not in
                              confirm its recommendation of the Merger     material breach of merger agreement, and
                              Proposals within ten business days of        both the commitment letter with Paine
                              SHP Investors Sub's request to do so         Webber and the contribution agreement
                                                                           are in full force and effect
-------------------------------------------------------------------------------------------------------------------
Any party                     Any judgment, injunction, order, decree or   No payment
                              action of a governmental authority
                              preventing the consummation of the merger
                              has become final and non-appealable
-------------------------------------------------------------------------------------------------------------------
Any party (so long as such    Closing of the merger has not occurred on    No payment
party is not in breach)       or before December 31,1999
-------------------------------------------------------------------------------------------------------------------
Sunstone                      Closing of the merger has not occurred       Sunstone will pay Termination Expenses
                              on or before December 31, 1999 and
                              Sunstone has not mailed the Proxy Statement
                              to the stockholders because lender under
                              the commitment letter with Paine Webber has
                              not provided Sunstone with certification
                              that it has reviewed substantially all the
                              property reports with respect to Sunstone's
                              properties
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Terminating Party             Event Giving Rise to Right to Terminate      Payment
-------------------------------------------------------------------------------------------------------------------
SHP Acquisition or SHP        Fees to obtain consents of franchisors       No payment
Investors Sub                 under certain franchise agreement for
                              Sunstone's properties to the transactions
                              contemplated by the merger agreement exceed
                              $25 million, and Sunstone does not elect to
                              adjust the Merger Consideration in the
                              amount of such excess
-------------------------------------------------------------------------------------------------------------------
SHP Acquisition or SHP        The Merger Proposals are approved by the     Sunstone to pay Termination Fee and
Investors Sub                 required stockholders and the ratification   Termination Expenses
                              and approval of such approval by the Board
                              of Directors of Sunstone does not occur by
                              the first business day following the
                              approval by the stockholders
-------------------------------------------------------------------------------------------------------------------

     AMENDMENT AND WAIVER

               The merger agreement provides that it may be amended in writing by the parties thereto, by action taken by their respective Boards of Directors or other governing bodies at any time before or after approval of the Merger Proposals by the stockholders and prior to the effective time of the merger, but, after such approval, no amendment, modification or supplement may be made which by law requires further approval by the stockholders without obtaining such further approval. The parties have agreed to amend the merger agreement in this manner to the extent required to continue our status as a REIT.

               At any time prior to the effective time of the merger, the parties to the merger agreement may, to the extent legally allowed:

          - extend the time for the performance of any of the obligations or other acts of the other party;

          - waive any inaccuracies in the representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

          - subject to the limitations set forth in the preceding paragraph with respect to further stockholder approval, waive compliance with any of the agreements or conditions contained in the merger agreement.

     Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     DIRECTORS RESOLUTIONS RECOMMENDING REIT TERMINATION (ITEM NO. 2)

               The consummation of the merger is conditioned upon the approval by our stockholders of the resolutions of our Board of Directors recommending the termination of our status as a REIT and certain amendment of our Charter, including Article V thereof, and the implementation of those actions by us. This proposal will be voted upon separately by our stockholders; however, unless our stockholders approve all three Merger Proposals, we will not close the merger or implement any of the Merger Proposals.

               Approval of the resolutions of our Board of Directors recommending termination of our status as a REIT and the related amendment of Article V of our Charter by the stockholders shall be deemed also to constitute approval of a resolution authorizing our Board of Directors, at any time prior to consummation of the merger, to abandon such proposed termination of the status of Sunstone as a REIT and the related amendments of our Charter without further action by the stockholders, in connection with the termination of the merger agreement or otherwise, notwithstanding the approval by the stockholders. Furthermore, we do not intend to effect the termination of REIT status or to amend our charter as recommended by our Board of Directors until the conditions to closing the merger are satisfied.

               SHP Investors Sub is not a REIT and after completion of the merger Sunstone will terminate its status as a REIT. The Charter provides that to terminate our status as a REIT or to make any amendment of Article V of the Charter (which contains REIT-related restrictions and limitations on the equity shares of Sunstone), the Board must first adopt a resolution recommending the termination of the REIT status or amendment of Article V of the Charter and then present such resolution to the stockholders for approval. The Board has adopted resolutions recommending that we terminate our status as a REIT for federal tax purposes in connection with the proposed merger. A copy of the resolution of our Board of Directors relating to the proposed termination is attached as Appendix D to this Proxy Statement. This summary is qualified in all respects by reference to Appendix D.

               The proposed amendment of our Charter would amend our Charter so as to no longer require us to remain a REIT after the merger and make certain amendment of Article V of our Charter. The full text of the proposed amendment of Article V of the Charter appear as items 2, 3, 4, 5 and 6 of Appendix C to this Proxy Statement. The following summary is qualified in all respects by reference to Appendix C.

               Item 4 of Appendix C relates to the deletion from our Charter of Sections 2, 4 and 7 of Article V, which contain, among other things, REIT-related restrictions on the ownership of our common stock and preferred stock as summarized below. The following description is qualified in its entirety by reference to our Charter.

               Our Charter currently provides that, subject to certain exceptions, no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% of the lesser in value of the total number or value of our outstanding shares of common stock or our outstanding shares of preferred stock.

     Our Charter also prohibits any transfer of our common stock or preferred stock that would (i) result in our common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution under the Internal Revenue Code of 1986, as amended), (ii) result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended, or (iii) cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended. Under our current Charter, any such acquisition or transfer of our common stock or preferred stock will be null and void, and the intended transferee or owner will acquire no rights to, or economic interests in, the transferred shares.

               Under our current Charter, any purported transfer of our common stock or preferred stock that would (a) result in any person owning, directly or indirectly, common stock or preferred stock in excess of the 9.8% ownership limitation discussed above, (b) result in our common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (c) result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended, or (d) cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended, will be designated as "Shares-in-Trust" and transferred automatically to a trust effective on the day before the purported transfer of such common stock or preferred stock. The record holder of the shares of common stock or preferred stock that are designated as Shares-in-Trust will be required to submit such number of shares of common stock or preferred stock to the trust for designation in the name of a trustee designated by us. The beneficiary of that trust will be one or more charitable organizations named by us.

               Our Charter provides that Shares-in-Trust will remain issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The trust in which the Shares-in-Trust are placed will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the relevant beneficiary. The trustee of that trust will vote all Shares-in-Trust and will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another trust.

               Currently, the record holder of the shares of our common stock or preferred stock that are designated as Shares-in-Trust are required to repay to the trust in which those Shares-in-Trust are placed the amount of any dividends or distributions received by that record holder (1) that are attributable to any Shares-in-Trust and (2) for which the record date was on or after the date that such shares became Shares-in-Trust. Such a holder generally will receive from the trustee the lesser of (i) the price per share such holder paid for our common stock or preferred stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the market price (based on a five day trading average) per share on the date of such transfer) and (ii) the price per share received by the trustee from the sale or other disposition of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the record holder will be distributed to the beneficiary designated by us.

               The Shares-in-Trust will be deemed to have been offered for sale to us or our designee at a price per share equal to the lesser of (A) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the market price per share on the date of such transfer) or (B) the market price per share on the date that we, or our designee, accept such offer. We will have the right to accept such offer for a period of ninety days after the later of the date of the purported transfer which resulted in such Shares-in-Trust and the date we determine in good faith that a transfer resulting in such Shares-in-Trust occurred.

               Any person who acquires or attempts to acquire our common stock or preferred stock in violation of the foregoing restrictions, or any person who owned shares of our common stock or preferred stock that were transferred to a trust pursuant to the above-described provisions will be required (i) to give immediately written notice to us of such event and
     (ii) to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

               Under our current Charter, all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Internal Revenue Code of 1986, as amended) of our outstanding shares of common stock and preferred stock must within 30 days after January 1 of each year, provide us with a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of our common stock and preferred stock owned directly or indirectly and a description of how such shares are held. In addition, each direct or indirect stockholder must provide us with such additional information as we may request in order to determine the effect, if any, of such ownership on our as a REIT and to ensure compliance with the 9.8% ownership limitation.

               Any certificates representing shares of our common stock or preferred stock are currently required to bear a legend referring to the restrictions described above. Furthermore, our Charter currently provides that any of our shares of our common stock or preferred stock that are the subject of a settlement of any transaction entered into through the facilities of the New York Stock Exchange will continue to be subject to the terms of Article V of our Charter subsequent to such settlement.

               The proposed amendment of our Charter described in Item 4 on Appendix C would delete all of the restrictive provisions described above. Items 2, 3, 5, 6 and 7 of Appendix C contain proposed amendment of conform the language in our Charter to reflect the deletions proposed in Item 4. Specifically, Items 2 and 3 conform references to sections of Article V that would be renumbered to reflect the proposed deletions, and Items 5 and 6 remove references to the restrictive provisions of Article V that are being proposed to be deleted. Item 5 also provides that the description of the rights and preferences of our common shares contained therein will be subject to the provision of our Charter relating to the classification and reclassification of our capital stock.

                        CHARTER AMENDMENTS (ITEM NO. 3)

               The consummation of the merger is conditioned up the approval of certain amendment of the Charter in connection with the merger to permit us to terminate our status as a REIT, as contemplated by the resolutions referred to in Item No. 2, by our stockholders and the filing of these amendments with the Department of Assessments and Taxation of Maryland. This proposal will be voted upon separately by our stockholders; however, unless our stockholders approve all three Merger Proposals, we will not close the merger or implement any of the Merger Proposals.

               The stockholders are being asked to approve this additional amendment of the Charter, as well as the amendment of Article V, substantially in a form that would result in the provisions of the Charter as so amended, if the Charter were to be restated, reading in their entirety as set forth in the composite form of restated Charter included as Appendix E to this Proxy Statement. The following is a summary of this additional amendment of the Charter. The amendment of Article V of the Charter and all other articles thereof required by the Merger Proposals are set forth as Appendix C to this Proxy Statement. This summary is qualified in its entirety by reference to Appendix C.

               Approval of the amendment of the Charter by the stockholders shall be deemed also to constitute approval of a resolution authorizing our Board of Directors, at any time prior to the filing of the amendment of the Charter with the Department of Assessments and Taxation of Maryland, to abandon such proposed amendment without further action by the stockholders, in connection with the termination of the merger agreement or otherwise, notwithstanding the approval of by the stockholders. We do not intend to file the amendment of the Charter with the Department of Assessments and Taxation of Maryland until the conditions to closing the merger are satisfied.

               The Charter contains a number of provisions, in addition to those contained in Article V thereof, which refer to our status as a REIT. Upon completion of the merger we would no longer be a REIT. This proposal seeks approval from the stockholders of amendment of the Charter which would delete references to our being a REIT in those articles of the Charter other than Article V.

               Items 1, 7, 8, 9, 10 and 11 of Appendix C to this Proxy Statement are the changes to those provisions of the Charter other than Article V which relate to the termination of our status as a REIT. Item 1 would delete a provision in our Charter that states that we shall engage in business as a REIT, qualifying as such for federal income tax purposes.
     Item 7 would delete a reference to the 9.8% ownership limit set forth in
     Section 2 of Article V, which is proposed to be deleted as discussed above.
     Item 8 would conform a section reference to the newly numbered section in
     Article V (renumbered to reflect the proposed deletions to provisions of Article V). Item 9 would delete a provision in our Charter that requires that no provision of our Charter may be amended in any respect that would cause us not to be a REIT for federal income tax purposes unless approved by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter. Item 10 would delete the provision in our Charter that states that our Board shall not take any action to terminate our status as a REIT or amend provisions of Article V of our charter until certain actions are undertaken. Finally, Item 11 would renumber certain sections of Article V of our Charter to reflect the deletion of certain provisions of Article V, as discussed above.

                SELECTED FINANCIAL DATA OF SUNSTONE AND LESSEE

               The following table sets forth selected financial data and other operating information of us and Lessee. The selected financial data in the tables are derived from the consolidated financial statements of us and Lessee and should be read in conjunction with the consolidated financial statements, related notes thereto and other financial information included or incorporated by reference in this Proxy Statement.

                SUNSTONE HOTEL INVESTORS, INC. AND SUBSIDIARIES

                                                                                                                 Inception
                                   Six Months                                                                August 16, 1995
                                 Ended June 30,                  For the Years Ended December 31,            to December 31,
                             1999              1998           1998            1997             1996                 1995
                             ----              ----           ----            ----             ----                 ----
REVENUES:
Lease revenue -Lessee    $  49,898,000    $  48,462,000   $  98,682,000    $  44,680,000    $ 14,848,000     $  3,013,000
Interest and other             358,000          140,000         473,000          471,000         236,000           47,000
 income                  -------------    -------------   -------------    -------------    ------------     ------------
                            50,256,000       48,602,000      99,155,000       45,151,000      15,084,000        3,060,000
                         -------------    -------------   -------------    -------------    ------------     ------------

EXPENSES:
Real estate related
 depreciation
     and amortization       20,281,000       16,912,000      35,835,000       14,749,000       4,514,000          968,000
Interest expense and
 amortization of            13,645,000       10,108,000      23,734,000        6,365,000       1,558,000           47,000
     financing costs
Real estate and
 personal property
     taxes and
      insurance              6,078,000        5,662,000      11,409,000        4,670,000       1,273,000          312,000
General and
 administrative              2,906,000        2,374,000       5,344,000        1,890,000       1,015,000          109,000
Transaction costs            2,222,000                -               -                -               -                -
Cost of withdrawn
 offerings                           -                -       1,450,000                -               -                -
                         -------------    -------------   -------------    -------------    ------------     ------------
         Total expenses     45,132,000       35,056,000      77,772,000       27,674,000       8,360,000        1,436,000

Income before gain
 (losses) on
     dispositions of
      hotel
     properties,
      minority interest
     and extraordinary
      item                   5,124,000       13,546,000      21,383,000       17,477,000       6,724,000        1,624,000

Gain (losses) on
 dispositions of
     hotel properties          490,000                -      (3,574,000)               -               -                -

Minority interest             (243,000)        (675,000)       (851,000)      (1,886,000)     (1,090,000)        (284,000)
                         -------------    -------------                    -------------    ------------     ------------

Income before
 extraordinary item          5,371,000       12,871,000      16,958,000       15,591,000       5,634,000        1,340,000

Extraordinary charge
 for early
     extinguishment of
      debt (net of
    $34,000 of
     minority interest)              -                -               -                -               -         (159,000)
                         -------------    -------------   -------------    -------------    ------------     ------------

                                                                                                                      Inception
                                             Six Months                                                              August 16, 1995
                                           Ended June 30,                 For the Years Ended December 31,          to December 31,

                                        1999           1998            1998              1997            1996             1995
                                        ----           ----            ----              ----            ----             ----
NET INCOME                            5,371,000      12,871,000      16,958,000       15,591,000       5,634,000        1,181,000

Distributions on                       (979,000)       (979,000)     (1,975,000)        (422,000)              -                -
 preferred shares                 -------------   -------------   -------------    -------------    ------------     ------------

INCOME AVAILABLE TO
 COMMON STOCKHOLDERS               $  4,392,000   $  11,892,000   $  14,983,000    $  15,169,000    $  5,634,000     $  1,181,000
                                  =============   =============   =============    =============    ============     ============

EARNINGS PER SHARE - BASIC                $0.12           $0.33           $0.40            $0.72           $0.70            $0.19

EARNINGS PER SHARE - DILUTED              $0.12           $0.32           $0.40            $0.71           $0.69            $0.19

DIVIDENDS DECLARED PER
 COMMON SHARE                            $0.285           $0.55           $1.12            $1.05           $0.96            $0.35

CASH FLOW FROM
 OPERATING ACTIVITIES             $  25,736,000   $  28,233,000   $  63,911,000    $  24,316,000    $ 11,669,000     $  2,291,000

CASH FLOW USED IN
 INVESTING ACTIVITIES               (66,215,000)   (145,787,000)   (165,441,000)    (392,546,000)    (82,757,000)     (32,899,000)

CASH FLOW FROM
 FINANCING ACTIVITIES                41,550,000     114,162,000      98,805,000      371,672,000      66,008,000       35,824,000

RATIO OF EARNINGS TO
 COMBINED FIXED
 CHARGES AND PREFERRED
 DISTRIBUTIONS (1)                          1.2x            1.7x            1.5x             2.6x             --               --

FUNDS FROM OPERATIONS (2)         $  27,627,000   $  30,458,000   $  57,218,000    $  32,226,000    $ 11,238,000     $  2,592,000

Balance sheet and Other Data:
Investments in hotel properties,
   net                            $ 874,801,000     839,314,000   $ 840,974,000    $ 704,817,000    $152,937,000     $ 50,063,000
 Total assets                       916,899,000     878,424,000     875,636,000      739,577,000     160,079,000       57,226,000
 Total debt                         455,387,000     383,007,000     398,893,000      307,830,000      63,300,000       11,510,000

STOCKHOLDERS' EQUITY                437,603,000     468,740,000     451,250,000      397,887,000      80,801,000       37,495,000

BOOK VALUE PER COMMON
 SHARE (3)                               $11.65              --          $12.01               --              --               --

Number of properties owned at
 end of period                               58              61              57               53              24               11
Number of rooms at end of period         10,361          11,005          10,215            9,854           3,389            1,477

     (1) For purposes of computing the ratios of earnings to combined fixed charges and preferred dividends, earnings consist of income before extraordinary items and minority interest in the income of the Operating Partnership and fixed charges, excluding capitalized interest. Fixed charges consist of interest, whether expensed or capitalized and amortization of deferred financing costs.

     (2) Management and industry analysts generally consider funds from operations to be an appropriate measure of the performance of an equity REIT. The White Paper on funds from operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") defines funds from operations as net income or loss (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Sunstone computes funds from operations in accordance with standards established by NAREIT, adjusted for minority interest and nonrecurring items, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than Sunstone.

          Funds from operations should be considered in conjunction with net income and cash flows from operating, investing and financing activities as presented in Sunstone's consolidated financial statements and notes thereto. Funds from operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of Sunstone's financial performance or to cash flow from operating, investing or financing activities (determined in accordance with GAAP) as a measure of Sunstone's liquidity, nor is it indicative of funds available to fund Sunstone's cash needs, including its ability to make cash distributions. Funds from operations may include funds that may not be available for management's discretionary use due to the requirements to conserve funds for capital expenditures and property acquisitions and other commitments.

     (3) Book value per share is calculated by dividing the number of outstanding shares of common stock into stockholders' equity.

                                 LESSEE AND ITS PREDECESSOR

                                      Sunstone Hotel Properties Inc. (Lessee)                    Sunstone Hotels (Predecessor)
                                      ---------------------------------------                   -------------------------------
                       Six Months                                                     From August 16,   For the Period     For the
                     Ended June 30,     For the Years Ended December 31,             1995 (Inception)  January 1, 1995   Year Ended
                                                                                      to December 31,   to August 15,   December 31,
                    1999           1998          1998          1997         1996          1995              1995            1994
                    ----           ----          ----          ----         ----          -----             ----            ----
Hotel operating
revenue          $136,559,000 $136,340,000  $273,596,000  $118,153,000  $38,593,000     $7,925,000      $9,675,000      $13,863,000

Hotel operating
expense            85,754,000   89,800,000   179,297,000    75,604,000   26,907,000      5,658,000       5,679,000        9,168,000

Operating Profit   50,805,000   46,540,000    94,299,000    42,549,000   11,686,000      2,267,000       3,996,000        4,695,000

Lease rent
expense            49,898,000   48,462,000    98,682,000    44,680,000   14,848,000      3,013,000               -                -

Net income (loss)     907,000   (1,922,000)   (4,383,000)   (2,131,000)  (3,162,000)      (746,000)      1,674,000          398,000

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

          Certain matters discussed in this Proxy Statement are forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from the expectations described in such statements. These risks and uncertainties include the factors referred to under the section captioned "Forward-Looking Statements" in our Annual Report on

Form 10-K/A for the year ended December 31, 1998, which is incorporated in this Proxy Statement by reference. Forward-looking statements include the information set forth under "Certain Financial Projections of Sunstone." Such information has been included in this Proxy Statement for the limited purpose of giving the stockholders access to financial projections that were furnished to our Board of Directors, the Special Committee, Goldman Sachs, SHP Acquisition and certain potential bidders, and their financial advisors.


                CERTAIN FINANCIAL PROJECTIONS REGARDING SUNSTONE

          The information set forth in this section is based on the June 28 Projections, the April 29 Projections and the June 11 Projections, and the underlying assumptions concerning our business prospects, revenue and operations in the years 1999 and 2000. The information also was based on other industry specific revenue and operating assumptions. Information of this type is based on estimates and assumptions that are inherently subject to significant economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those set forth in the projections described in this section.

          As further described under "Background of the Merger," the April 29 Projections were provided to SHP Acquisition and to the other twenty potential bidders who were distributed information packages regarding us and our properties by Goldman Sachs. The April 29 Projections were prepared by Lessee and the Management Company and used by us to generate certain of our financial information including funds from operations (FFO). Shortly after the release of the April 29 Projections, after learning that our actual results for April would be less than the budgeted amounts underlying the April 29 Projections, the Special Committee believed the projections needed to be revised to reflect more current financial performance of our properties.

          The June 11 Projections, which updated the April 29 Projections, were provided to Goldman Sachs, Competing Bidder and SHP Acquisition. The June 11 Projections were prepared by Lessee and the Management Company and used by us in a similar manner to the April 29 Projections, although we did not provide all of the items provided in the April 29 Projections.

          Between April 29 and June 11, the Special Committee appointed Mr. Vern Deming, an independent consultant who was not affiliated with us, Lessee or the Management Company, to examine various issues regarding our, Lessee's and the Management Company's financial performance. As part of his assignment, Mr. Deming reviewed, among other things, the April 29 Projections and the June 11 Projections.

          After receiving and reviewing the June 11 Projections, reviewing our and Lessee's results for the first five months of 1999, noting that our actual performance did not meet budgeted performance and following discussions with the independent consultant regarding the June 11 Projections, the Special Committee instructed the independent consultant to prepare revised projections. The June 28

Projections, prepared at the request of the Special Committee and without the involvement of, or review by, our management, Lessee or the Management Company:

     - were based upon certain of the financial information used to prepare the June 11 Projections,

     - included our and Lessee's actual financial results for the first five months of 1999 and

     - were based upon revised assumptions that the independent consultant believed would more accurately forecast our results for the remained of 1999 and for 2000.

     - We then used the projections of the independent consultant to generate certain projections regarding us.

          Following the Special Committee's review of the June 28 Projections, and because of the Special Committee's concerns with the April 29 Projections and the June 11 Projections described above, the Special Committee instructed Goldman Sachs to rely only on, and Goldman Sachs relied only on, the June 28 Projections.

          We do not as a matter of course publicly disclose either our, Lessee's or the Management Company's internal budgets, plans, estimates, forecasts or projections as to future revenues, earnings or other financial information. Projections are included in this Proxy Statement only because the April 29 Projections and the June 11 Projections were provided to SHP Acquisition and other bidders and each set of the projections was made available to Goldman Sachs. The items supplied in these projections are the items provided to the above parties.

          The projections described in this section were not prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the projections, nor have they expressed any opinion or given any form of assurance on such information or its ability to be achieved. For all of the reasons described above, stockholders should not place undue reliance on any of the projections.

          While presented with numerical specificity, the projections necessarily were based on numerous assumptions, the material ones of which are set forth below and many of which are beyond our control and may prove not to have been, or may no longer be, accurate. However, we believe that as of the date they were prepared, such assumptions were reasonable given the information known by management as of such date. The projections do not reflect any of the effects of the merger and do not reflect revised prospects for our business, changes in general business and economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared. Accordingly, such information is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below, and should not be regarded as a representation that they will be achieved.

          The information set forth below should be read together with the information contained in our Annual Report on Form 10-K/A for the year ended December 31, 1998, our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and the other information included or incorporated by reference in this Proxy Statement.

          No party who made the projections or to whom the projections were provided can give any assurances as to the accuracy of any such projections or their underlying assumptions. The projections are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ materially from those expressed in the projections. Many of the factors that will determine these results and values are beyond our ability to control or predict. There can be no assurance that the projections will be realized or that our future financial results will not materially vary from the projections. We do not intend to update or revise the projections except as may be required by applicable law.

JUNE 28 PROJECTIONS

          Subject to the qualifications and limitations stated above, the June 28 Projections prepared by the independent consultant are generally based upon the following material assumptions of the independent consultant:

     - Property revenues, expenses and resulting net operating income were determined through analysis of our portfolio's actual individual property performance for the first five months of 1999.

     - Projections for the balance of 1999 were made with consideration of market dynamics on an individual property basis. As such, individual properties, whose performance was either enhanced or diminished due to specific market conditions, were forecasted to perform in a similar manner to the property's five-month actual performance for the balance of 1999.

     - Expense ratios expressed in management's forecasts (including the April 29 Projections and the June 11 Projections) that produced wide fluctuations to past performance were adjusted to reflect industry norms for similar properties.

     - Properties added to our portfolio during 1999 were forecasted using most recent management projections.

     - Consideration for occupancy and rate improvement was made for properties that had recently completed extensive renovation programs.

     - Many of our portfolio's properties had been recently re-flagged or a brand change was imminent. Newly re-flagged hotels were, therefore, forecasted to achieve revenue growth higher than the growth forecasted by the portfolio.

     -    Property performance was made on an individual basis.

     - Projections for revenues other than rooms revenue were projected on a "per occupied room basis."

     - Departmental expenses were adjusted on an individual property basis to account for fixed costs which will not be affected by changes in business volumes.

     - No expense adjustments were forecasted for future statutory increases in the federal minimum wage.

     - No changes were contemplated in our debt structure and no assumption was made for an increase in equity capital.

     -    No disposition or acquisition of properties was considered.

     -    No further renovation projects were considered.

     - Adjustments for the year 2000 were made with respect to average daily rate, growth in occupancy and CPI increase, each on a hotel by hotel basis.

                              JUNE 28 PROJECTIONS
                (dollars in thousands, except per share amounts)




Property Level Data (a)                             1999             2000
-----------------------                          ----------       ----------
Occupancy                                              68.5%            70.1%
Average Daily Rate (ADR)                         $    86.61       $    90.77
Revenue per Available Room (RevPAR)                   59.33            63.63
Lessee Total Revenue                             $281,289.8       $306,659.1
Gross Operating Profit                            127,187.2        139,396.3

REIT Level Data (b)
-------------------
REIT Total Revenue                               $110,018.0       $119,946.0
REIT Rent Revenue                                 109,734.9        119,542.3
REIT Real Estate Property Taxes & Insurance         (13,392)         (14,004)
REIT General & Administrative                        (4,957)          (5,205)
REIT Funds From Operations (FFO)                   60,491.0         65,516.0
REIT Fully Diluted FFO/Share and Unit            $     1.45       $     1.57

(a)  Prepared by independent consultant.
(b)  Prepared based upon Property Level Data, using our existing models.

APRIL 29 AND JUNE 11 PROJECTIONS

          Subject to the qualifications and limitations stated above, the April 29 Projections and the June 11 Projections prepared by Lessee and the Management Company are generally based upon the following material assumptions:

     - Property revenues, expenses and resulting net operating income were determined through analysis of our portfolio's actual individual property performance for the first three months of 1999, in the case of the April 29 Projections, and the first four months of 1999, in the case of the June 11 Projections.

     - Projections are pro forma for an un-levered integrated company which includes us, Lessee and the Management Company.

     - Management fees to the Management Company and rent expense to Lessee have been eliminated in the pro forma combination.

     - Property taxes and insurance are based on 1999 estimated plus 2% per year increases thereafter.

     - Ground lease payments generally are calculated based on the actual lease terms (base rent plus percentage rent, whereby percentage rent is determined using hotel revenue projections).

     - Overhead going forward on an integrated company basis is estimated by management to be $3.5 million due to synergies and due to the elimination of public reporting requirements. From the year 2000 on, this overhead is projected to increase 3% annually.

     - For three development assets, property taxes and insurance estimates were not available and were estimated at 0.5% and 3% of revenues, respectively.

     - Adjustments for the year 2000 were made with respect to average daily rate, growth in occupancy and CPI increase, each on a hotel by hotel basis.

                 APRIL 29 PROJECTIONS AND JUNE 11 PROJECTIONS
               (dollars in thousands, except per share amounts)

                                             April 29 Projections (a)         June 11 Projections (a)
Property Level Data(b)                        1999                2000        1999                  2000
----------------------                        ----                ----        ----                  ----
Occupancy                                          70.0%            71.2%           69.1%              70.8%
ADR                                         $     87.32      $     92.84     $     87.27        $     92.22
RevPAR                                            61.17            66.15           60.31              65.31
Lessee Total Revenues                       $ 288,612.0      $ 320,200.0     $ 288,322.2        $ 316,390.4
Gross Operating Profit                        132,712.0        146,900.0       132,006.0          145,897.6

REIT Level Data (c)
-------------------
REIT Total Revenue                            113,908.0        127,709.0             N/A (d)            N/A (d)
REIT Rent Revenue                             113,362.0        127,153.0       111,462.0          125,553.0
REIT Real Estate Property Taxes &
Insurance                                       (13,727)         (14,044)            N/A (d)            N/A (d)
REIT General & Administrative                    (4,988)          (5,009)            N/A (d)            N/A (d)

REIT FFO                                       64,236.7         74,068.0        N/A (d)            N/A (d)
REIT Fully Diluted FFO/ Share and Unit             1.54             1.78        N/A (d)            N/A (d)

     (a) Please see the above discussion for why the Special Committee instructed Goldman Sachs not to rely upon, and why Goldman Sachs did not rely upon, these projections.

     (b)  Prepared by Lessee and Management Company.

     (c)  Prepared based upon Property Level Data, using our existing models.

     (d)  Not provided.

          COMMON STOCK MARKET PRICE INFORMATION; DIVIDEND INFORMATION

          Our common stock is traded on the New York Stock Exchange under the symbol "SSI." The following table shows the per share high and low sales prices of the common stock as reported by the New York Stock Exchange. April 2, 1999 was the last full trading day prior to the day SHP Acquisition publicly disclosed its initial proposal to effectuate the merger at a price of $9.50 to $10.00 per share. The following table also shows, for the periods indicated, the dividends declared per share of common stock. The closing price on the New York Stock Exchange of the common stock on ___________, 1999 (the most recent practicable date prior to the printing of this Proxy Statement) was $______. Holders of common stock are encouraged to obtain current market quotations for the common stock.

                                                     Market Price of Common Stock        Dividends
                                                     ----------------------------
                                                        High               Low            Declared
                                                        ----               ---            --------
1997
     First Quarter                                     $ 14.000           $12.250           $0.250
     Second Quarter                                      14.500            12.625            0.250
     Third Quarter                                       18.125            13.750            0.275
     Fourth Quarter                                      18.125            15.500            0.275

1998
     First Quarter                                     $ 17.375           $14.875           $0.275
     Second Quarter                                      16.500            12.500            0.275
     Third Quarter                                       13.750             8.313            0.285
     Fourth Quarter                                      11.000             6.500            0.285

1999
     First Quarter                                     $10.6875           $6.9375           $0.285
     Second Quarter (through April 2, 1999)              7.6875            7.6875               __
     Second Quarter (from April 2, 1999                  9.4375            7.5625               __
     Third Quarter through August 13, 1999               9.3125            8.5625

          The high and low sale prices of the common stock on July 12, 1999, the last full trading day prior to the announcement of the signing of the merger agreement were $______ and $______, respectively.

          On _____________, we consummated our initial underwritten public offering of _________ shares of our common stock at a price of $_____ per share and received proceeds after underwriting discounts and commissions of approximately $___________.

          During the 60-day period preceding the date of this Proxy Statement, we issued _________ shares of common stock as a result of conversions of OP Units.

          Our practice is to review and declare dividends on a quarterly basis, and to establish a dividend rate that is supportable by funds from operations, after considering capital expenditures necessary for the maintenance of the hotel properties. On January 15, 1999, the Board approved a dividend of $0.285 per share payable on February 15, 1999 to the stockholders of record on January 31, 1999. We do not expect to make any further dividend payments to stockholders. However, if any further dividends are made, they will serve to reduce the amount paid in the merger. See "Questions and Answers About the Merger -- What will happen to my common stock dividends?"

          As of _________, 1999, there were approximately _______ registered holders of common stock and 2 registered holders of preferred stock.

          As of _________, 1999, there were 250,000 shares of preferred stock outstanding. Holders of shares of preferred stock are entitled to receive, if declared by the Board of Directors, preferential cumulative quarterly cash dividends, at the greater of the rate of 7.9% per annum or the dividend payable on shares of common stock. Each share of preferred stock is currently convertible, at the option of the holder, 6.79842 shares of common stock, based on a conversion price of $14.7093.

          The terms of the preferred stock provide that the preferred stock will rank prior to any other series of preferred stock, prior to the common stock and prior to any other class or series of our capital stock with respect to the payment of dividends, the right to redemption and the distribution preference in the event of a change in ownership or the liquidation, dissolution or winding up of Sunstone.

          If the merger is not consummated, the declaration of future dividends, if any, will necessarily be dependent upon business conditions, the earnings and financial position of us and our plans with respect to operating and capital expenditures and such other matters as the Board of Directors deems relevant. See "Questions and Answers About the Merger -- What will happen to my common stock dividends?" Due to our financial situation, the Board would reevaluate and may reduce or eliminate the amount of dividends we pay.


                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

          Sunstone, a Maryland corporation, was formed on September 21, 1994 and elected to be taxed as a REIT. We completed an initial public offering on August 16, 1995 and contributed the net proceeds therefrom to the Operating Partnership. On October 15, 1997, we purchased a portfolio consisting of 17 hotels. In order to qualify as a REIT for tax purposes, neither we nor the Operating Partnership may operate hotels, so each of our hotels has been leased to Lessee. Lessee is owned by Mr. Alter, our Chairman and President (80%), and Mr. Biederman, our Vice Chairman and Executive Vice President (20%). Lessee has entered into management agreements pursuant to which all of the hotels it leases from the Operating Partnership (or its subsidiaries) are managed by the Management Company, of which Mr. Alter is the sole stockholder.

          We and the Operating Partnership have entered into a number of transactions and agreements with Mr. Alter and Mr. Biederman and certain of their affiliates. We receive management fees and reimbursements associated with third-party management contracts which are primarily with entities affiliated with Mr. Alter.

PERCENTAGE LEASES

          In order for us to qualify as a REIT, the Operating Partnership (or one of its subsidiaries) has leased each of our hotels to Lessee pursuant to percentage leases. As of August 13, 1999, the Operating Partnership had a portfolio of 59 hotels which it leases to Lessee pursuant to separate percentage leases. Rent payments are based on fixed based rent plus a percentage rent based on room revenues, Lessee's food and beverage revenues and sublease and concession rentals.

          Each percentage lease has been approved by a majority of the Independent Directors. The percentage leases are designed to allow us to participate in revenue growth by providing that (i) between approximately 9% to 50% in the first tier and 60% to 68% in the second tier of room revenues in excess of specified amounts, (ii) 5% of Lessee's food and beverage revenues,
(iii) 100% of any sublease and concession rentals, and (iv) other net revenues described in the percentage lease for the applicable hotel in excess of base rent will be paid to the Operating Partnership as percentage rent. Once all other operating expenses of each hotel are paid by Lessee, Lessee will be entitled to all of the net income from the hotels.

MANAGEMENT AGREEMENTS

          Lessee has entered into management agreements with the Management Company for each of the hotels it leases from the Operating Partnership. Pursuant to the management agreements, the Management Company provides management and administrative services to Lessee in consideration for between 1% to 2% of gross revenue of the hotels and reimbursement of certain direct expenses incurred by the Management Company for Lessee. As the sole stockholder of the Management Company, Mr. Alter would be entitled to the net income of the Management Company. Because of Lessee's current financial condition, the Management Company agreed to abate payment of management fees and reimbursements, up to a maximum of $3.5 million during 1998. Management fees amounting to $3.3 million were abated through December 31, 1998. No such agreement is in effect for 1999.

EMPLOYMENT AGREEMENTS

          We entered into employment agreements with each of Messrs. Alter and Biederman that renew automatically each August 16 until terminated. Mr. Alter serves as President and is required to devote substantially all of his time to the business of Sunstone with an annual base compensation of $120,000 a year subject to any further increases approved by the Compensation Committee. Mr. Biederman serves as Executive Vice President for an annual base compensation of $30,000, subject to any increases based on recommendations by our President for performance of special assignments. Mr. Biederman is not required to devote substantially all of his time to our business. Each of the employment agreements restricts competitive activities by Mr. Alter, Mr. Biederman or any of their affiliates.

TRANSACTIONS WITH LESSEE

          We and Lessee entered into a series of transactions during fiscal year 1998 relating to the hotels acquired by us and leased to Lessee. Mr. Alter owns 80% and Mr. Biederman owns 20% of Lessee. During fiscal 1998, we reimbursed Lessee $962,000 for certain Lessee's employees' salaries and identifiable expenses incurred in connection with acquisition and construction services. Commencing in 1999, the employees of Lessee involved in acquisition and construction services became our employees.

          Upon the execution of each percentage lease, we assign all hotel operating assets and liabilities to Lessee at our cost. Lessee records all such hotel operating assets and liabilities at our cost with a corresponding net amount payable to or receivable from us, depending on whether net assets or liabilities were assigned. During 1998, the net assets assigned in this manner totaled $218,000.

          Lessee was reimbursed in 1998 by us for $1.6 million in costs it incurred related to our renovation of the hotels. In addition, we reimbursed Lessee for general and administrative expenses incurred by Lessee on behalf of us. The total costs reimbursable to Lessee during 1998 totaled $167,000.

          During 1998, Lessee reconveyed to us certain hotel telephone equipment relating to hotels acquired from Kahler Realty Corporation that was being leased from a third party pursuant to a capital lease agreement. The equipment carried at $404,000 and related capital lease obligation of $421,000 were previously assigned by us to Lessee. We agreed to assume the capital lease obligation and to reimburse Lessee for all lease payments made by Lessee since the equipment was assigned to Lessee in October 1997.

          During 1998, Lessee reconveyed to us approximately $2.2 million in china, glass, silver and linen that was previously assigned to Lessee by us and originally recorded by Lessee at our cost.

TRANSACTIONS WITH MANAGEMENT COMPANY

          We paid the Management Company $171,000 in 1998 for certain accounting and management services relating to taking over newly acquired hotels. Additionally, we paid the Management Company $18,000 for employee salaries, identifiable employee expenses and other costs incurred in connection with acquisition, and construction and renovation services performed for us during 1998. Mr. Alter owns 100% of the Management Company.

THIRD PARTY PLEDGE

          Mr. Alter and Mr. Biederman, the stockholders of Lessee, have through ________, 1999 pledged to the Operating Partnership ________ OP Units with a value equal to approximately $_____ million, based upon a price of $10.41 per share of common stock, to secure Lessee's obligations under the percentage leases. Provided no event of default under any percentage lease exists, the pledged OP Units corresponding to a particular percentage lease will be released to the pledgors on the third anniversary of such percentage lease. The Independent Directors approved an amendment to the Third Party Pledge Agreement with Mr. Alter and Mr. Biederman to limit the total number of OP Units that would be required to be pledged to secure Lessee's obligations under the percentage leases to four (4) months base rent under each new percentage lease, up to an aggregate not to exceed 481,955 OP Units. The Independent Directors also approved an amendment to the pledge agreement with Messrs. Alter and Biederman to limit the total number of OP Units that would be required to be pledged to the number currently owned. The Independent Directors also approved the subordination of our lien in the OP Units to a lien proposed in favor of an institutional lender that, as a condition to making a proposed working capital facility available to Lessee, has required that Mr. Alter guarantee the loan and secure it with a first priority lien in his OP Units. The loan was recently restructured so that the lender has made the loan directly to Mr. Alter, who in turn lends the money to Lessee, but the lien on Mr. Alter's OP Units in favor of the institutional lender remains effective. In connection with the merger, these pledges will be terminated. See "Interests of Certain Persons in Matters to be Acted Upon -- Contribution and Sale Agreement."

OP UNIT PURCHASE AGREEMENT

          Messrs. Alter and Biederman have entered into a unit purchase agreement with us, Lessee and the Operating Partnership to use distributions from Lessee, in excess of their tax liability for earnings of Lessee, to either accumulate reserves for Lessee's rental obligations due under the percentage leases, or purchase from the Operating Partnership additional OP Units at the then current market price of the common stock. The unit purchase agreement will remain in effect so long a there is a percentage lease in effect, but will be terminated in connection with the merger. See "Matters Relating to the Merger Proposals -- Interests of Certain Persons in Matters to be Acted Upon -- Contribution and Sale Agreement." Lessee has lost money since its inception and had a cumulative deficit of $9.6 million as of June 30, 1999. Therefore, neither Mr. Alter nor Mr. Biederman have purchased any OP Units under the unit purchase agreement.

LESSEE STOCK APPRECIATION RIGHTS/WARRANT EXCHANGE PROGRAM

          In 1996, Lessee implemented its 1996 Stock Appreciation Rights Plan, pursuant to which employees of Lessee were granted stock appreciation rights with a base price per share tied to the fair market value of our common stock on the date of grant of the stock appreciation rights. Each stock appreciation right entitled the holder, to the extent vested in the stock appreciation right shares, to surrender the stock appreciation right and receive from Lessee, with respect to each stock appreciation right share surrendered, a cash payment equal to the excess of the fair market value per share of our common stock on the date of exercise over the stock appreciation right base price per share. Messrs. Alter and Biederman agreed to contribute in cash, in the 80%/20% proportion reflecting their respective ownership interests in Lessee, the amount necessary to enable Lessee to pay the amounts due to Lessee's employees upon exercise of their stock appreciation rights, to the extent Lessee did not otherwise have sufficient cash available to meet such obligation. In consideration for their services to us, during the period from August 1995 to January 1998, we granted Messrs. Alter and Biederman options, under our 1994 Stock Incentive Plan to purchase up to an aggregate of 447,000 shares of common stock at exercise prices ranging from $9.50 to $16.63 per share, to provide them with a source of cash to fund this obligation to Lessee.

          For financial reporting purposes, Lessee was required to record a compensation expense with respect to all outstanding stock appreciation rights, equal to the appreciation in the fair market value of the number of shares of common stock covered by such stock appreciation rights over the aggregate amount of the base prices established for such stock appreciation rights. Because of the negative impact of such compensation expense on Lessee's financial statements, Lessee determined in September 1998 that it was in its best interest to terminate the 1996 Stock Appreciation Rights Plan and cancel the outstanding stock appreciation rights. However, it was determined that, in order to continue to incentivize Lessee's employees, it was necessary to provide them with an alternative equity incentive program linked to our common stock. Accordingly, effective September 25, 1998 we awarded to each of Messrs. Alter and Biederman transferable warrants to purchase an aggregate of 447,000 shares of our common stock under our 1994 Stock Incentive Plan at exercise prices ranging from $9.50 to $16.63 per share. Messrs. Alter and Biederman each agreed to assign their warrants to the stock appreciation right holders to replace the stock appreciation rights, which the stock appreciation right holders agreed to surrender to Lessee for cancellation. Messrs. Alter and Biederman surrendered the options issued in connection with such stock appreciation rights to us for cancellation as they were no longer required to fund the stock appreciation rights. Each warrant issued to Messrs. Alter and Biederman covers the same number of shares of common stock covered by the option which such warrant replaces and is exercisable at the same exercise price as applied under such option. Each warrant becomes exercisable in full on October 25, 1999 and remains so exercisable until September 24, 2003. Upon assignment of each warrant to an employee of Lessee, the shares of our common stock purchasable upon exercise of such warrant are subject to repurchase by the assignors (in the ratio of approximately 80% repurchasable by Mr. Alter and approximately 20% by Mr. Biederman), at the warrant exercise price paid per share, in the event the assignee terminates service with Lessee prior to vesting in the warrant shares. Such repurchase right will lapse, and the assignee will vest in the warrant appreciation right which such warrant replaced. Upon consummation of the merger, Messrs. Alter and Biederman will receive an aggregate of approximately $________ in payment for cancellation of warrants to purchase common stock held by them, assuming the Merger Consideration is $10.41 per share.

CONSULTING AGREEMENT WITH MR. GELLER

          In July 1996, we entered into a consulting agreement with Mr. Geller, a member of our Board of Directors. Through his company, Geller & Co., Mr. Geller provides strategic consulting services to us for a two-year period with an option at our election to extend for an additional year. We exercised the option to extend the term until July 1999. The agreement has now terminated. In consideration for services rendered by Mr. Geller under the consulting agreement, Mr. Geller was granted non-qualified options to purchase 50,000 shares of common stock, which are fully vested. Of these options, 25,000 are exercisable at $10.50 per share and 25,000 at $15.50 per share. In addition, Mr. Geller received each quarter during the term of the agreement a restricted stock grant of 1,250 shares of common stock.

TRANSACTION BONUS AGREEMENT WITH MR. CROWLEY

          In June 1999, we entered into an Agreement for Transaction Success Bonus with Mr. Crowley. Under the terms of the agreement, we will pay Mr. Crowley a bonus of $1.2 million upon satisfaction of all conditions to the
completion of the merger agreement.   If all the conditions are not satisfied,
Mr. Crowley will not receive any payment. The agreement also requires us to pay Mr. Crowley an additional amount to reimburse him for special federal taxes that he may be assessed against him due to the bonus payment. Mr. Crowley's liability for such taxes is estimated to be between $104,000 and $690,000.

VOTING AGREEMENT

          Pursuant to a voting agreement, Messrs. Alter and Biederman have agreed to vote the common stock which they own (including any shares of common stock issued after the date the voting agreement was executed) for approval and adoption of the Merger Proposals and the approval of the transactions contemplated thereby. In addition, the voting agreement provides that Messrs. Alter and Biederman will vote the OP Units that they own for approval and adoption of the Operating Partnership merger agreement and the approval of the transactions contemplated thereby. Westbrook Fund I is also a party to the voting agreement, and has agreed to vote its preferred stock and common stock to approve the Merger Proposals and transactions contemplated thereby. As of the date hereof, the shares subject to the voting agreement represent approximately ___% of the votes entitles to be cast on the Merger Proposals. Holders of ___ % of the outstanding OP Units, including Messrs. Alter and Biederman, have delivered written consents to the consummation of the Operating Partnership merger and related matters.


                            MANAGEMENT OF SUNSTONE

          Our directors and executive officers are as follows:

--------------------------------------------------------------------------------------------------------------------------
       Name                              Age                       Title                                Director or
                                                                                                     Executive Officer
                                                                                                           Since
--------------------------------------------------------------------------------------------------------------------------
Robert A. Alter (1)                      48         Chairman, President, Chief Executive Officer,           1994
                                                    Secretary and Director

Charles L. Biederman                     65         Vice Chairman, Executive Vice President and             1994
                                                    Director

R. Terrence Crowley                      41         Chief Operating Officer and General                     1997
                                                    Counsel

H. Raymond Bingham(2) (3)(5)             54         Director                                                1995

C. Robert Enever                         71         Director                                                1994

Laurence S. Geller(1)(4)(5)              51         Director                                                1996

Fredric H. Gould (2) (3) (4)(5)          63         Director                                                1995

Paul D. Kazilionis                       42         Director                                                1997

David E. Lambert (1) (2) (3) (4)(5)      47         Director                                                1995

Edward H. Sondker (2) (3)(5)             51         Director                                                1995

__________________
     (1)  Member of the Executive Committee
     (2)  Member of the Compensation Committee
     (3)  Member of the Audit Committee
     (4)  Member of the Lessee Special Assessment Committee
     (5)  Member of the Special Committee

          Mr. Alter has served as President, Secretary, Chief Executive Officer and Chairman of the Board since August 1994. From 1990 until August 1995, Mr. Alter served as President of the Management Company, which currently manages all of the hotels owned by us. Mr. Alter also serves as chairman of the board of directors of both the Management Company and Lessee, the lessee of all the hotels owned by us. Mr. Alter has been engaged in the hotel ownership, development and management business since 1976. Mr. Alter is a Certified Hotel Administrator, as designated by the American Hotel and Motel Association, and is a past President and a former member of the Board of Directors of the International Association of Holiday Inns, the franchisee association for Holiday Inn hotels. Mr. Alter is President of Riverside Hotel Partners and a Partner of Southeast Aurora Hotel Venture. Mr. Alter holds a Bachelor of Science degree in Hotel Administration from Cornell University.

          Mr. Biederman has served as Executive Vice President and a director since September 1994. Mr. Biederman has also served as Vice Chairman of our Board of Directors since January 1998. From 1990 until August 1995, Mr. Biederman served as Executive Vice President of the Management Company. Mr. Biederman has previously served as President of Provident Development Group Corporation, a Florida corporation engaged in the design, development and sale of luxury homes in South Florida, from 1989 until 1992 and as President and Vice President of Colorado Home Improvements, Inc., a Colorado corporation engaged in general contracting, renovation and related services for existing homes in the Denver, Colorado area, since 1989. From 1974 to 1996, Mr. Biederman was Vice President of Robert Rouse and Associates, and President of NDH. He is currently President of C.L.B., Inc., a director of One Liberty Properties, Inc., a New York-based real estate investment trust specializing in the purchase and leasing of single tenant net leased properties throughout the United States. Mr. Biederman has been engaged in the real estate development business since 1962. Mr. Biederman holds a Bachelor of Arts degree from Colgate University and a Bachelor of Architecture and a Masters in Architecture from Columbia University and is a registered architect.

          Mr. Crowley has served as an officer since joining us in his capacity as general counsel in October 1997. Mr. Crowley has served as Chief Operating Officer since December 1998. Prior to joining Sunstone, Mr. Crowley practiced law as a partner and associate in New York and San Francisco-based law firms. Mr. Crowley holds a Bachelor of Arts degree from the University of Southern California and Juris Doctorate from Loyola University.

          Mr. Bingham has served as a director since August 1995. Mr. Bingham also serves as Chairman of the Audit Committee. Since 1999, Mr. Bingham has served as the Chief Executive Officer of Cadence Design Systems, a publicly traded computer aided design company. Prior to joining Cadence Design Systems in 1993 as its Executive Vice President and Chief Financial Officer, Mr. Bingham served as Executive Vice President and Chief Financial Officer of Red Lion Hotels & Inns for eight years. Mr. Bingham is currently a director of WTD Industries, a wood products and wood mills company, and IMS, a test equipment and manufacturing company. Mr. Bingham is the former Chairman of the American Hotel & Motel Association Industry Real Estate Finance Council and a former Director of the National Realty Committee. Mr. Bingham holds a Bachelor of Science degree in Economics from Weber State College and a Masters in Business Administration from Harvard Business School.

          Mr. Enever has served as a director since September 1994. Mr. Enever is retired but currently manages a portfolio of real estate and securities investments. From 1971 until his retirement, Mr. Enever was engaged in real estate development management and ownership, through several owned entities. Before that he had a career in financial analysis, pricing and international operations with Ford Motor Company. Mr. Enever holds a Bachelor of Science degree in Economics from the University of London, a C.P.A. from the State of Illinois and a Masters Degree in Business Administration (with distinction) in Finance and Accounting from Northwestern University.

          Mr. Geller has served as a director since November 1996 and also serves as the Chairman of the Special Committee. Since May, 1997, Mr. Geller has been Chief Executive Officer of Strategic Hotel Capital Incorporated. From 1989 to 1997, Mr. Geller was Chairman of Geller & Co., a hotel-industry consulting firm based in Chicago, Illinois. From 1984 through December 1989, Mr. Geller served as the Executive Vice President and Chief Operating Officer of Hyatt Development Corporation, a developer of domestic and international hotels and resorts, and from 1976 to 1981, as a Senior Vice President of Holiday Inns, Inc. Mr. Geller is a graduate of the Ealing Technical College (U.K.) in Hotel Management and Catering.

          Mr. Gould has served as a director since August 1995. Mr. Gould has served for the past seven years as General Partner of Gould Investors L.P., a master limited partnership engaged in the ownership and operation of various types of income-producing real property located throughout the United States and which holds substantial interests in publicly held real estate investment trusts and savings and commercial banks. In addition, Mr. Gould is currently the Chairman of the Board of Trustees of BRT Realty Trust, a publicly-traded mortgage real estate investment trust, Chairman of the Board of Directors of One Liberty Properties, Inc., President of REIT Management Corporation, President of Majestic Property Management Corporation and

Chairman of Georgetown Partners, Inc. Mr. Gould holds a Bachelor of Business Administration from Lehigh University and an L.L.B. from New York Law School.

          Mr. Kazilionis has served as a director since October 1997. From April 1994 until the present, Mr. Kazilionis has been a Managing Principal of Westbrook, a real estate investment management company. Prior to co-founding Westbrook, Mr. Kazilionis spent 12 years at Morgan Stanley and Company serving most recently as Managing Director and President of the General Partner of the Morgan Stanley Real Estate Fund, through which Morgan Stanley conducted its principal real estate investment activities. Mr. Kazilionis is also a Director of Berkshire Realty Company, Inc. Mr. Kazilionis received a Bachelor of Arts degree from Colby College in 1979 and a Masters in Business Administration degree from the Amos Tuck School of Business Administration at Dartmouth College in 1982. Mr. Kazilionis is a member of the Dartmouth College real estate advisory committee.

          Mr. Lambert has served as a director since August 1995. Mr. Lambert also serves as Chairman of the Compensation Committee. Since February 1999, Mr. Lambert has served as Chief Executive Officer of Discovermusic.com. Prior to joining Discovermusic.com, Mr. Lambert was Executive Vice President of Preview Travel, Inc., from June 1995, a San Francisco Bay Area company in the online travel business and media production and syndication business. Prior to joining Preview Travel, Mr. Lambert had served as Executive Vice President and Chief Financial Officer of Excalibur Technologies Corporation, a publicly-traded computer software company from 1992 to 1995. Prior to joining Excalibur Technologies, Mr. Lambert served as a private consultant in marketing, strategic planning, operations and computer systems from 1991 to 1992 and as Chairman of the Board, President and Chief Executive Officer of Grand American Fare, Inc., a $30 million restaurant company, from 1985 to 1991. From 1981 to 1985, Mr. Lambert served as Executive Vice President of Colony Hotels and Resorts, a subsidiary of Radisson Hotels. Mr. Lambert holds Bachelor of Arts degrees in Physics and Math from Occidental College and a Masters in Business Administration from the University of California, Los Angeles, and is a licensed California real estate broker.

          Mr. Sondker has served as a director since August 1995. Also since August 1995, Mr. Sondker has served as President and Chief Executive Officer of Bay View Capital Corporation, a publicly-traded bank holding company located in the San Francisco Bay Area. Prior to joining Bay View Capital Corporation, Mr. Sondker served from 1990 through June 1995 as the President and Chief Executive Officer of Independence One Bank of California. During the fifteen years prior to that time, Mr. Sondker served in senior executive positions with several independent financial institutions having assets ranging in size from $200 million to over $1 billion. Mr. Sondker holds both a Bachelor of Arts and a J.D. degree from Washburn University. Mr. Sondker currently is a director of Bay Area Council, a public policy forum for businesses in San Francisco, California.

          There is no family relationship between any of our directors or executive officers.

             MANAGEMENT OF SHP ACQUISITION AND SHP INVESTORS SUB;
                          MEMBERS OF SHP ACQUISITION

SHP ACQUISITION AND SHP INVESTORS SUB

          SHP Acquisition is a Delaware limited liability company. SHP Investors Sub is a wholly-owned indirect subsidiary of SHP Acquisition. The business and affairs of SHP Acquisition are controlled by its members, Westbrook SHP, Westbrook Fund III, Westbrook Co-Invest III, Alter SHP and Biederman SHP, pursuant to the terms of the SHP Acquisition Limited Liability Company Agreement. Under the SHP Acquisition Limited Liability Company Agreement, SHP Acquisition is governed by an executive committee consisting of one representative of each of Westbrook SHP, Westbrook Fund III, Westbrook Co-Invest III and Alter SHP. Although the officers of SHP Acquisition are generally responsible for managing its day-to-day operations, the SHP Acquisition Limited Liability Company Agreement provides that certain actions of SHP Acquisition may not be taken without the prior approval of a majority, or in some cases all, of the member of the executive committee. SHP Acquisition and SHP Investors Sub currently have no executive officers.

ALTER SHP AND BIEDERMAN SHP

          Alter SHP is a newly-formed Delaware limited liability company wholly owned by Mr. Alter, our President, Chief Executive Officer and the Chairman of our Board of Directors. Biederman SHP is a newly-formed Delaware limited liability company wholly owned by Mr. Biederman, the Vice Chairman of our Board of Directors. Neither Alter SHP nor Biederman SHP currently has any executive officers. The principal business address of Alter SHP, Biederman SHP and Messrs. Alter and Biederman is c/o Sunstone Hotel Properties, Inc., 903 Calle Amanecer, San Clemente, California 92673-6212. The principal occupation of each of Messrs. Alter and Biederman is as an employee of Sunstone. Each of Messrs. Alter and Biederman is a citizen of the United States.

WESTBROOK AFFILIATES

          Each of Westbrook SHP, Westbrook Fund III and Westbrook Co-Invest III is engaged in the principal business of making direct and indirect investments in real estate. Westbrook SHP is a newly-formed Delaware limited liability company. Westbrook Fund III and Westbrook Co-Invest III are Delaware limited partnerships. The general partner of each of Westbrook Fund III and Westbrook Co-Invest III is Westbrook Real Estate Partners Management III, L.L.C., a Delaware limited liability company ("Westbrook Management III"). The principal business of Westbrook is to serve as managing member of Westbrook Management III and other similar funds. Mr. Kazilionis, and Gregory Hartman, Jonathan Paul and William Walton are the managing principals of Westbrook, and their principal occupations are their activities on behalf of Westbrook. The principal office of each of Westbrook SHP, Westbrook Fund III, Westbrook Co-Invest III, Westbrook Management III and Westbrook is located at, and the principal business address for Messrs. Paul and Walton is, 599 Lexington Avenue, Suite 3800, New York, New York 10022. The principal business address for Hartman is 11150 Santa Monica Boulevard, Suite

1450, Los Angeles, California 90025. The principal business address for Mr. Kazilionis is 265 Franklin Street, Suite 1800, Boston, Massachusetts 02110. Each of Messrs. Kazilionis, Hartman, Paul and Walton is a United States citizen.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                             MANAGEMENT OF SUNSTONE

          The following table sets forth information concerning the beneficial ownership of shares of our common stock by (i) each beneficial owner of more than 5% of the outstanding shares of common stock; (ii) each director and nominee of Sunstone, (iii) the executive officers named in the Summary Compensation Table below; and (iv) by all current directors and executive officers of Sunstone as a group. This information is presented as of August 13, 1999. The number of shares of common stock includes the number of shares of common stock into which OP Units may be redeemed in certain circumstances. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the common stock indicated.

 Name of Individuals or Number      Position with Sunstone      Number of Shares of Common    Percent
 of Persons on Group                                           Stock Beneficially Owned (1)  of Class
Westbrook Real Estate Fund I, L.P.                                        3,989,867 (2)           9.57
Westbrook Real Estate
Co-Investment Partnership I, L.P.

Robert A. Alter                   President, Secretary,                     569,812 (3)           1.35
                                  Chief Executive Officer
                                  and Director

Charles L. Biederman              Executive Vice President                  460,367 (4)           1.09
                                  and Director

R. Terrence Crowley               Chief Operating Officer                    20,000 (5)              0

Kenneth J. Biehl                  Chief Financial Officer (6)                     0 (6)              0

H. Raymond Bingham                Director                                   15,038 (7)              0

C. Robert Enever                  Director                                  197,140 (8)              0

Laurence S. Geller                Director                                   70,250 (9)              0

Fredric H. Gould                  Director                                   52,288 (10)             0

David E. Lambert                  Director                                   22,074 (11)             0

Paul D. Kazilionis                Director                                 3,989,867 (2)(12)      9.57

Edward H. Sondker                 Director                                   17,138 (13)             0

All current directors and                                                 5,413,974 (14)         12.96
executive officers as a group
(11 persons)

------------------
*Less than one percent

(1) The Operating Partnership had 40,012,703 Common OP Units and 250,000 Preferred OP Units outstanding as of August 11, 1999, of which 37,940,453 Common OP Units and all of the Preferred OP Units were owned by Sunstone, corresponding to the number of shares of common stock or 250,000 shares of convertible preferred stock outstanding as of that date, and 2,072,250 by other limited partners. Each of the Common OP Units are redeemable pursuant to certain redemption rights on a one-for-one basis for shares of common stock. The number and percentages set forth above assumes that all OP Units held by the person are redeemed for shares of common stock. The total number of shares of common stock outstanding used in calculating the percentage assumes that all convertible preferred stock is converted and all of the OP Units held by other persons are redeemed for shares of common stock.

(2) Includes (i) 1,699,605 shares of common stock initially issuable to Westbrook Fund I and Westbrook Co-Invest I upon conversion of preferred stock, subject to adjustment in certain events and (ii) 3,000 shares of common stock underlying stock options granted pursuant to the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999.

(3) Includes (i) 86,000 shares of common stock underlying stock options granted pursuant to the Incentive Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999 and (ii) 483,812 OP Units redeemable on a one-for-one basis for shares of common stock, including an 82% interest (65,600 OP Units) of OP Units owned by Riverside Hotel Partners and 99,251 OP Units owned by Alter Investment Group, Ltd.

(4) Includes (i) 63,320 shares of common stock underlying stock options granted pursuant to the Incentive Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999 and (ii) 397,047 OP Units redeemable on a one-for-one basis for shares of common stock, including an 18% interest (14,400 OP Units) of OP Units owned by Riverside Hotel Partners of which Mr. Biederman has an 18% interest.

(5) Common stock underlying stock options granted pursuant to the Incentive Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999.

(6) Mr. Biehl resigned his position as Chief Financial Officer of Sunstone on February 26, 1999.

(7) Includes 7,500 shares of common stock underlying stock options granted pursuant to the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999.

(8) Includes (i) 4,500 shares of common stock underlying stock options granted pursuant to the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999, (ii) 61,049 OP Units redeemable on a one- for-one basis for shares of common stock, (iii) 100,254 OP Units owned by Enever Rout Investment Group Ltd. redeemable on a one-for-one basis for shares of common stock and (iv) 20,799 shares of common stock owned by Mr. Enever's spouse.

(9) Includes 54,500 shares of common stock underlying stock options which are currently exercisable or which become exercisable within 60 days after August 11, 1999, of which 50,000 were granted in connection with his consulting agreement with Sunstone pursuant to the Incentive Plan and 4,500 were granted pursuant to the Directors Plan.

(10) Includes (i) 3,000 shares of common stock underlying stock options granted pursuant to the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999 and (ii) 10,250 shares of common stock held by One Liberty Properties, Inc. of which Mr. Gould is Chairman of the Board, (ii) 3,000 shares of common stock held by BRT Pension Trust of which Mr. Gould is the Trustee, (iii) 3,000 shares of common stock held by GIT Pension Trust of which Mr. Gould is the Trustee,
     (iv) 3,000 shares of common stock held by REIT Management Corporation Pension Trust of which Mr. Gould is the Trustee, (v) 3,000 shares of common stock held by REIT Management Corporation Profit Sharing Trust of which Mr. Gould is the Trustee.

(11) Includes 7,500 shares of common stock underlying stock options granted pursuant to the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999.

(12) Includes (i) 2,287,262 shares of common stock owned by Westbrook Fund I and Westbrook Co-Invest I, (ii) 1,699,605 shares of common stock initially issuable to Westbrook Fund I and Westbrook Co-Invest I upon conversion of the preferred stock, subject to adjustment in certain events and (iii) 3,000 shares of common stock underlying stock options granted pursuant to the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999. Mr. Kazilionis is a Managing Principal of Westbrook.

(13) Includes (i) 7,500 shares of common stock underlying stock options granted pursuant to the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999 and (ii) 2,000 shares owned by the Sondker Family Trust.

(14) Includes (i) 256,820 shares of common stock underlying stock options granted pursuant to the Incentive Plan and the Directors Plan which are currently exercisable or which become exercisable within 60 days after August 11, 1999 and (ii) 1,062,961 OP Units redeemable on a one-for-one basis for shares of common stock. Also includes the shares deemed to be beneficially owned by Mr. Kazilionis.


                     PROPOSALS BY STOCKHOLDERS OF SUNSTONE

          If the merger is consummated, we will not have any public stockholders or any public participation in any future meetings of stockholders of Sunstone. However, if the merger is not consummated, we intend to hold our 1999 Annual Meeting of stockholders as promptly as reasonably practicable. In such case, our stockholders would continue to be entitled to attend and participate in our stockholder meetings.

          Any proposals by stockholders intended to be presented at the 2000 Annual Meeting of stockholders must be made in writing to the Secretary of Sunstone and delivered to, or mailed and received at, the principal executive offices of Sunstone no later than November 14,

1999. Any proposal must be sent to our principal address and in the case of matters other than the nomination of directors must include a description of the proposed business, the reasons therefor and other specific matters.

          Any stockholder desiring a copy of our by-laws, which include provisions governing matters to be considered at stockholder meetings, will be furnished a copy without charge upon written request of the Secretary of Sunstone.


                            INDEPENDENT ACCOUNTANTS

          Our consolidated financial statements as of December 31, 1998 and for each of the years in the three year period ended December 31, 1998, incorporated in this Proxy Statement by reference, have been audited by Ernst & Young LLP independent auditors, as set forth in their report. It is expected that representatives of Ernst & Young LLP will be present at the special meeting, both to respond to appropriate questions of stockholders and to make a statement if they so desire.


                      WHERE YOU CAN FIND MORE INFORMATION

          As required by law, we file reports, proxy statements and other information with the Securities and Exchange Commission. Because the merger is a "going private" transaction, we, SHP Acquisition and SHP Investors Sub have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3 with respect to the merger and such reports, proxy statements and other information contain additional information about us. You can inspect and copy these materials at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Securities and Exchange Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Securities and Exchange Commission's public reference rooms, you may call the Securities and Exchange Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Securities and Exchange Commission's Internet address at "http://www.sec.gov." The common stock is listed on the New York Stock Exchange and the materials described above may also be inspected at the New York Stock Exchange's offices, 20 Broad Street, New York, New York 10005.

          You should rely only on the information contained in (or incorporated by reference into) this Proxy Statement in connection with your consideration of the Merger Proposals. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this Proxy Statement. This Proxy Statement is dated __________, 1999. You should not assume that the information contained in this Proxy Statement is accurate as of any later date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

                                 OTHER MATTERS

          Our Board of Directors does not know of any matter other than that described in this Proxy Statement that will be presented for action at the special meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their discretion.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed by us with the Securities and Exchange Commission (File No. 0-26304)) are incorporated in this Proxy Statement by reference:

     (a) Annual Report on Form 10-K for the year ended December 31, 1998 as filed on March 30, 1999, as amended by Annual Report on Form 10-K/A as filed on July 15, 1999;

     (b) Current Reports on Form 8-K as filed on April 8, 1999, July 13, 1999 and July 14, 1999;

     (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 as filed on May 17, 1999, as amended by Quarterly Report on Form 10-Q/A as filed on July 15, 1999; and

     (d) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 as filed on August 16, 1999.

          All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the date of the special meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference in this Proxy Statement and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any other document subsequently filed with the Securities and Exchange Commission which also is deemed to be incorporated by reference in this Proxy Statement modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

          We will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Proxy Statement (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Sunstone Hotel Investors, Inc., 903 Calle

Amanecer, San Clemente, California 92673-6212, Attention: R. Terrence Crowley, telephone 949-369-4000.

                              By Order of the Board of Directors,

                              _______________________________
                              Robert A. Alter, Secretary

                              ________________, 1999

                                                                      APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                           SHP ACQUISITION, L.L.C.,

                            SHP INVESTORS SUB, INC.

                                      AND

                        SUNSTONE HOTEL INVESTORS, INC.

                           DATED AS OF JULY 12, 1999

                                                                  EXECUTION COPY
                                                                  --------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1  THE MERGER........................................................  2
      1.1  The Merger........................................................  2
      1.2  Closing...........................................................  2
      1.3  Effective Time....................................................  3
      1.4  Effect of Merger on Charter and Bylaws............................  3
      1.5  Directors and Officers............................................  3
      1.6  Effect on Shares..................................................  3
      1.7  Merger Consideration..............................................  3
      1.8  Transactions Relating to Seller Partnership.......................  5
      1.9  Exchange of Certificates..........................................  5
     1.10  Further Assurances................................................  6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF SELLER..........................  7
      2.1  Organization, Standing and Power of Seller........................  7
      2.2  Seller Subsidiaries/Investments...................................  7
      2.3  Capital Structure.................................................  8
      2.4  Authority; Noncontravention; Consents............................. 10
      2.5  SEC Documents; Financial Statements; Undisclosed Liabilities...... 11
      2.6  Absence of Certain Changes or Events.............................. 12
      2.7  Litigation........................................................ 13
      2.8  Properties........................................................ 13
      2.9  Environmental Matters............................................. 15
     2.10  Related Party Transactions........................................ 16
     2.11  Employee Benefits................................................. 16
     2.12  Employee Matters.................................................. 18
     2.13  Taxes............................................................. 18
     2.14  No Payments to Employees, Officers or Directors................... 20
     2.15  Brokers........................................................... 20
     2.16  Compliance With Laws.............................................. 20
     2.17  Contracts; Debt Instruments....................................... 21
     2.18  Opinion of Financial Advisor...................................... 22
     2.19  State Takeover Statutes........................................... 22
     2.20  Proxy Statement and Information Statement......................... 23
     2.21  Investment Company Act of 1940.................................... 23
     2.22  Definition of Knowledge of Seller................................. 23
     2.23  Insurance......................................................... 23
     2.24  Board Recommendation.............................................. 23
     2.25  Representations in Partnership Merger Agreement................... 24

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER................ 24
      3.1  Organization, Standing and Power of Parent and Buyer.............. 24
      3.2  Ownership of Parent, Buyer and Holdings........................... 25
      3.3  Authority; Noncontravention; Consents............................. 25


      3.4  Litigation........................................................ 26
      3.5  Undisclosed Liability............................................. 26
      3.6  Brokers........................................................... 26
      3.7  Compliance With Laws.............................................. 26
      3.8  Contracts; Debt Instruments....................................... 27
      3.9  Solvency.......................................................... 27
     3.10  Proxy Statement and Information Statement......................... 27
     3.11  Investment Company Act of 1940.................................... 27
     3.12  Ownership of Stock in Seller...................................... 27
     3.13  Definition of Knowledge........................................... 28
     3.14  Sufficient Funds.................................................. 28
     3.15  Representations in Partnership Merger Agreement................... 28

ARTICLE 4  COVENANTS......................................................... 28
      4.1  Acquisition Proposals............................................. 28
      4.2  Conduct of Seller's Business Pending Merger....................... 30
      4.3  Conduct of Parent's and Buyer's Business Pending Merger........... 33
      4.4  Other Actions..................................................... 33
      4.5  Private Placement................................................. 34
      4.6  Escrow Arrangement................................................ 34
      4.7  Seller Partnership Actions........................................ 34
      4.8  Pro Formas........................................................ 34

ARTICLE 5  ADDITIONAL COVENANTS.............................................. 34
      5.1  Preparation of the Proxy Statement; Seller Stockholders Meeting... 34
      5.2  Access to Information; Confidentiality............................ 36
      5.3  Reasonable Best Efforts; Notification............................. 36
      5.4  Public Announcements.............................................. 39
      5.5  Transfer Taxes.................................................... 39
      5.6  Benefit Plans..................................................... 39
      5.7  Indemnification................................................... 40
      5.8  Declaration of Dividends and Distributions........................ 41
      5.9  Resignations...................................................... 42
     5.10  Stockholder Claims................................................ 42
     5.11  Seller Franchise Agreements and Leases............................ 42
     5.12  Cooperation with Proposed Financings.............................. 42

ARTICLE 6  CONDITIONS........................................................ 43
      6.1  Conditions to Each Party's Obligation to Effect the Merger........ 43
      6.2  Conditions to Obligations of Parent and Buyer..................... 43
      6.3  Conditions to Obligations of Seller............................... 45

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER................................. 46
      7.1  Termination....................................................... 46
      7.2  Certain Fees and Expenses......................................... 47
      7.3  Effect of Termination............................................. 51

      7.4  Amendment......................................................... 51
      7.5  Extension; Waiver................................................. 51

ARTICLE 8  GENERAL PROVISIONS................................................ 51
      8.1  Nonsurvival of Representations and Warranties..................... 51
      8.2  Notices........................................................... 52
      8.3  Interpretation.................................................... 53
      8.4  Counterparts...................................................... 53
      8.5  Entire Agreement; No Third-Party Beneficiaries.................... 53
      8.6  Governing Law..................................................... 53
      8.7  Assignment........................................................ 53
      8.8  Enforcement....................................................... 54
      8.9  Severability...................................................... 54

EXHIBITS

Exhibit A   Seller Partnership Redemption Terms
Exhibit B   Lessee/Manager Agreement
Exhibit C   Voting Agreement and Irrevocable Proxy
Exhibit D   Form of Seller Charter Amendments
Exhibit E   Voting Agreements and Consents of Seller Unit Holders
Exhibit F   Form of Seller Partnership Agreement Amendments
Exhibit G   Financing Commitment
Exhibit H   Form of Letter of Credit
Exhibit I   Form of Tax Opinions
Exhibit J   Pro Forma

                            INDEX OF DEFINED TERMS


DEFINED TERM                                                                                          SECTION
1940 Act.........................................................................................        2.21
Acquisition Proposal.............................................................................      4.1(a)
Additional Filings...............................................................................      5.1(a)
Adverse Determination............................................................................      7.1(j)
Affiliate........................................................................................        2.10
Agreement........................................................................................    Preamble
AICPA Statement..................................................................................      5.1(b)
Alter............................................................................................   Recital E
Alter Investment Group...........................................................................   Recital E
Articles of Merger...............................................................................         1.3
Base Amount......................................................................................      7.2(b)
Biederman........................................................................................   Recital E
Break-Up Expenses................................................................................      7.2(c)
Break-Up Expenses Tax Opinion....................................................................      7.2(c)
Break-Up Fee.....................................................................................      7.2(b)
Break-Up Fee Tax Opinion.........................................................................      7.2(b)
Buyer............................................................................................    Preamble
Buyer Disclosure Letter..........................................................................   Article 3
Buyer Material Adverse Effect....................................................................      3.1(b)
Buyer Operating Partnership......................................................................   Recital G
CapEx Budget.....................................................................................      2.8(c)
Cash Collateral..................................................................................         4.6
Certificates.....................................................................................      1.9(c)
Charter..........................................................................................         1.4
Charter Amendments...............................................................................      2.4(a)
Claims...........................................................................................      5.7(b)
Closing..........................................................................................         1.2
Closing Date.....................................................................................         1.2
Code.............................................................................................     2.11(a)
Commitment.......................................................................................      4.2(q)
Common Merger Consideration......................................................................   1.7(a)(i)
Contribution.....................................................................................   Recital E
Contribution Agreement...........................................................................   Recital E
Controlled Group Member..........................................................................        2.11
Data Room........................................................................................      2.8(a)
Defect Amount....................................................................................      7.1(j)
Development Agreements...........................................................................      4.2(i)
Effective Time...................................................................................         1.3
Employee Plan....................................................................................        2.11
Encumbrances.....................................................................................      2.8(a)
Environmental Law................................................................................      2.9(c)
Environmental Liabilities and Costs..............................................................      2.9(c)

ERISA...........................................................................................          2.11
Escrow Agent....................................................................................           4.6
Escrow Agreement................................................................................           4.6
Exchange Act....................................................................................        2.5(a)
Financing.......................................................................................          3.14
Financing Commitment............................................................................          3.14
Financing Overage...............................................................................     5.3(c)(i)
Flow-Through Entity.............................................................................       2.13(b)
Franchise Consents..............................................................................        5.3(a)
Franchise Fees..................................................................................        5.3(d)
GAAP............................................................................................        2.5(a)
Goldman Sachs...................................................................................          2.15
Governmental Entity.............................................................................        2.4(b)
Hazardous Materials.............................................................................        2.9(a)
Holdings........................................................................................        3.1(b)
HSR Act.........................................................................................        2.4(b)
Indebtedness....................................................................................       2.17(b)
Indemnified Parties.............................................................................        5.7(a)
Indemnifying Parties............................................................................        5.7(b)
Information Statement...........................................................................        5.1(a)
Injunction......................................................................................        7.1(d)
Irrevocable Proxy...............................................................................     Recital I
IRS.............................................................................................        7.2(d)
Knowledge of Buyer..............................................................................          3.13
Knowledge of Parent.............................................................................          3.13
Knowledge of Seller.............................................................................          2.22
Laws............................................................................................        2.4(b)
Lender Consents.................................................................................5.3(a), 5.3(a)
Lender Property Determination...................................................................           7.1
Lessee..........................................................................................     Recital E
Lessee/Manager Agreement........................................................................     Recital H
Letter of Credit................................................................................           4.6
Liens...........................................................................................     2.2(b)(i)
Management Sub..................................................................................     Recital E
Manager.........................................................................................     Recital E
Maryland Department.............................................................................           1.3
Material Contract...............................................................................       2.17(a)
Merger..........................................................................................     Recital A
Merger Consideration............................................................................    1.7(a)(ii)
MGCL............................................................................................           1.1
Option Consideration............................................................................        1.7(b)
Ordinary Course Liabilities.....................................................................        4.2(p)
Outside Date....................................................................................        2.4(b)
Parent..........................................................................................      Preamble
Parent Material Adverse Effect..................................................................        3.1(a)
Partnership Agreement Amendment.................................................................          2.24

Partnership Merger..............................................................................           1.8
Partnership Merger Agreement....................................................................     Recital G
Paying Agent....................................................................................        1.9(a)
Pension Plan....................................................................................          2.11
Person..........................................................................................        2.2(a)
Preferred Merger Consideration..................................................................    1.7(a)(ii)
Property Reports................................................................................        5.1(a)
Property Restrictions...........................................................................        2.8(a)
Proxy Statement.................................................................................        5.1(a)
Qualifying Income...............................................................................        7.2(b)
REIT............................................................................................       2.13(b)
REIT Income Requirements........................................................................        7.2(b)
Required Consents...............................................................................        5.3(a)
Riverside.......................................................................................     Recital E
Satisfaction Date...............................................................................           1.2
SEC.............................................................................................        2.4(b)
Securities Act..................................................................................        2.5(a)
Seller..........................................................................................      Preamble
Seller 1994 Incentive Plan......................................................................        2.3(a)
Seller 1997 Supplemental Plan...................................................................        2.3(a)
Seller Board....................................................................................     Recital A
Seller Common OP Units..........................................................................           1.8
Seller Common Shares............................................................................        2.3(a)
Seller Common Unit Holder.......................................................................           1.8
Seller Contribution Agreements..................................................................       2.17(a)
Seller Director Plan............................................................................        2.3(a)
Seller Disclosure Letter........................................................................     Article 2
Seller Financial Statement Date.................................................................           2.6
Seller Franchise Agreements.....................................................................        2.8(e)
Seller Ground Leases............................................................................        2.8(d)
Seller Material Adverse Change..................................................................           2.6
Seller Material Adverse Effect..................................................................           2.1
Seller OP Preferred Units.......................................................................        2.3(e)
Seller OP Preferred Unit Holder.................................................................        2.3(e)
Seller OP Units.................................................................................        2.3(e)
Seller Options..................................................................................        2.3(b)
Seller Partner Approval.........................................................................        2.4(a)
Seller Partnership..............................................................................     Recital F
Seller Partnership Agreement....................................................................        2.3(e)
Seller Partnership Redemption...................................................................     Recital F
Seller Permits..................................................................................          2.16
Seller Plans....................................................................................        2.3(b)
Seller Preferred Shares.........................................................................        2.3(a)
Seller Properties...............................................................................2.8(a), 2.9(a)
Seller SEC Documents............................................................................        2.5(b)
Seller Stockholder Approvals....................................................................        2.4(a)

Seller Stockholders Meeting.....................................................................        5.1(c)
Seller Subsidiaries.............................................................................        2.2(a)
Seller's Environmental Reports..................................................................        2.9(a)
Seller's Knowledge..............................................................................          2.22
Service Agreements..............................................................................       2.17(a)
Special Committee...............................................................................     Recital A
Subsidiary......................................................................................        2.2(a)
Superior Acquisition Proposal...................................................................           4.1
Surviving Company...............................................................................           1.1
Surviving Operating Partnership.................................................................     Recital G
Takeover Statute................................................................................          2.19
Tax Authority...................................................................................       2.13(a)
Tax Protection Agreements.......................................................................       2.17(f)
Tax Returns.....................................................................................       2.13(a)
Taxes...........................................................................................       2.13(a)
Third Party Provisions..........................................................................          8.5
Transactions....................................................................................         2.24
Transfer Taxes..................................................................................          5.5
Underlying Loan.................................................................................    5.3(c)(i)
Voting Agreement................................................................................    Recital I
Welfare Plan....................................................................................         2.11
Westbrook Co-Investment.........................................................................    Recital E
Westbrook Fund I................................................................................    Recital E
Westbrook Fund III..............................................................................    Recital E
Westbrook SHP...................................................................................    Recital E

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 12,
                                              ---------
1999, is by and among SHP Acquisition, L.L.C., a Delaware limited liability company ("Parent"), SHP Investors Sub, Inc., a Maryland corporation and an
          ------
indirect subsidiary of Parent ("Buyer"), and Sunstone Hotel Investors, Inc., a
                                -----
Maryland corporation ("Seller").
                       ------

                                   RECITALS:

     A.    The Board of Directors of Seller ("Seller Board"), based upon the
                                              ------------
recommendation of a duly appointed special committee thereof of independent directors ("Special Committee"), and the Board of Directors of Buyer have each
            -----------------
determined it to be advisable and in the best interests of their respective stockholders, subject to the conditions and other provisions contained herein, that Buyer merge with and into Seller ("Merger").
                                        ------

     B.    The members of Parent have approved this Agreement and the Merger.

     C. The Special Committee and the Seller Board have received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

     D. Parent, Buyer and Seller desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby.

     E. Contemporaneously with the execution of this Agreement, Westbrook SHP L.L.C., a Delaware limited liability company ("Westbrook SHP"), Robert A. Alter
                                               -------------
("Alter"), Riverside Hotel Partners, Inc., a California corporation
  -----
("Riverside"), Alter Investment Group Ltd., a Colorado limited partnership,
  ---------
("Alter Investment Group"), Charles L. Biederman ("Biederman"), Sunstone Hotel
 -----------------------                           ---------
Management, Inc., a Colorado corporation ("Manager"), Management Sub SHP L.L.C.,
                                           -------
a Delaware limited liability company ("Management Sub"), Sunstone Hotel
                                       --------------
Properties, Inc., a Colorado corporation ("Lessee"), Parent, Westbrook Real
                                           ------
Estate Fund III, L.P., a Delaware limited partnership ("Westbrook Fund III"),
                                                        ------------------
Westbrook Real Estate Co-Investment Partnership III, L.P., a Delaware limited partnership ("Westbrook Co-Investment"), and, solely for purposes of Section
              -----------------------
4.2(c) of the Contribution Agreement (as defined), Westbrook Real Estate Fund I, L.P., a Delaware limited partnership ("Westbrook Fund I"), and, solely for the
                                       ----------------
purposes of Section 9.14 of the Contribution Agreement, Regina Biederman have entered into a Contribution Agreement (the "Contribution Agreement") pursuant to
                                            ----------------------
which and subject to the terms and conditions thereof, Westbrook SHP, Alter, Biederman, Manager, Westbrook Fund III, Westbrook Co-Investment, Management Sub, Riverside and Alter Investment Group shall contribute certain assets, equity interests and cash to Parent as described therein (the "Contribution")
                                                        ------------
immediately prior to the Seller Partnership Redemption (as defined below).

     F. Immediately prior to the Partnership Merger (as defined below) Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Seller
                                                                 ------
Partnership"), will redeem from Seller certain outstanding units of Seller
-----------
Partnership held by Seller in exchange for certain assets held by Seller Partnership ("Seller Partnership Redemption") in accordance with the terms set
              -----------------------------
forth on Exhibit A attached hereto.
         ---------

     G. Contemporaneously with the execution of this Agreement, SHP OP, L.L.C., a Delaware limited liability company ("Buyer Operating Partnership"),
                                               ---------------------------
Seller Partnership and Parent are entering into a Merger Agreement ("Partnership
                                                                     -----------
Merger Agreement") pursuant to which, and subject to the terms and conditions
----------------
thereof, immediately after the Seller Partnership Redemption and immediately prior to the Merger, Buyer Operating Partnership will be merged with and into Seller Partnership (the "Partnership Merger") with Seller Partnership as the
                         ------------------
surviving entity ("Surviving Operating Partnership").
                   -------------------------------

     H. To effect the Partnership Merger and the Partnership Agreement Amendment (as defined below), (i) approval by the General Partner (as defined in the Seller Partnership Agreement) (the "General Partner") and Limited Partners
                                        ---------------
(as defined in the Seller Partnership Agreement, "Limited Partners") who own
                                                  ----------------
more than 50% of the Percentage Interests (as defined in the Seller Partnership Agreement) ("Percentage Interests") of the Partners (as defined in the Seller
             --------------------
Partnership Agreement) of the Partnership Merger and the Partnership Merger Agreement and (ii) approval by Limited Partners holding more than 66-2/3% of the Percentage Interests of the Limited Partners (excluding the Percentage Interests held by Seller or any entity controlled by Seller) of the Partnership Agreement Amendment ((i) and (ii) collectively, the "Seller Partner Approval") must be
                                           -----------------------
obtained as of the date hereof, and copies of such approvals as have been obtained as a result of the delivery to the Seller Partnership of certain voting agreements and consents are attached as Exhibit E.
                                        ---------

     I. Contemporaneously with the execution of this Agreement, Alter, Biederman, Seller, Seller Partnership, Lessee and Manager have entered into a drag-along agreement (the "Lessee/Manager Agreement"), a copy of which is
                           ------------------------
attached as Exhibit B, pursuant to which, under certain circumstances, Seller
            ---------
and the Seller Partnership have the right to require Alter and Biederman or Lessee and Manager, and Alter and Biederman or Lessee or Manager have the obligation, to sell all of their equity interest in Lessee and Manager, as the case may be, to certain third parties.

     J. Contemporaneously with the execution of this Agreement, Seller, Alter, Biederman, Westbrook Fund I and Parent have entered into a voting agreement (the "Voting Agreement") and a limited irrevocable proxy (the
                ----------------
"Irrevocable Proxy"), a copy of which is attached as Exhibit C.
 -----------------                                   ---------

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

     1.1   The Merger.  Upon the terms and subject to the conditions of this
           ----------
Agreement, and in accordance with Subtitle 1 of Title 3 of the Maryland General Corporation Law ("MGCL"), Buyer shall be merged with and into Seller, with
                  ----
Seller as the surviving entity (the entity surviving the Merger, the "Surviving
                                                                      ---------
Company").  The Merger shall have the effects specified in Section 3-114 of the
-------
MGCL and this Agreement.

     1.2   Closing.  On the terms and subject to the conditions of this
           -------
Agreement and provided that this Agreement has not been terminated pursuant to
Article 7, the closing of the Merger ("Closing") will take place at 10:00 a.m.,
                                       -------
local time in New York, New York, on the date which is the third business day following satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Article 6 (other than conditions that by their terms, cannot be satisfied until the Closing Date), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017-3954, unless another date or place is agreed to in writing by the parties; provided however that without the written consent of Parent and Buyer, the Closing shall not occur prior to October 30, 1999 unless the Lender Consent (as herein defined) has been obtained under that certain loan facility dated May 7, 1999 in the original principal amount of $16,135,000. The date on which the Closing occurs is referred to herein as the "Closing Date."
               ------------

     1.3   Effective Time.  On the Closing Date, the parties shall execute and
           --------------
file articles of merger (the "Articles of Merger"), executed in accordance with
                              ------------------
Maryland law, and shall make all other filings and recordings required under Maryland law. The Merger shall become effective at the time ("Effective Time")
                                                               --------------
the Articles of Merger are accepted for record by the Maryland State Department of Assessments and Taxation (the "Maryland Department"), or at such time as
                                  -------------------
Buyer and Seller shall agree should be specified in the Articles of Merger (not to exceed 30 days after the Articles of Merger are filed with the Maryland Department). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

     1.4   Effect of Merger on Charter and Bylaws.  The Articles of
           --------------------------------------
Incorporation, as amended and restated ("Charter"), as further amended by the
                                         -------
amendments discussed below, of Seller and the bylaws, as amended and restated, of Seller, as in effect immediately prior to the Effective Time, shall constitute the Charter and bylaws, respectively, of the Surviving Company, from and after the Effective Time, until further amended in accordance with applicable Maryland law.

     1.5   Directors and Officers.  The directors and officers of the Surviving
           ----------------------
Company shall be the Persons who were the directors and officers, respectively, of Buyer immediately prior to the Effective Time. Such directors and officers shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal.

     1.6   Effect on Shares.  The effect of the Merger on the shares of Seller
           ----------------
shall be as provided in this Article 1. Each share of common stock of Buyer outstanding immediately prior to the Merger shall be converted, without any action on the part of the holder thereof, into one share of the common stock of the Surviving Company.

     1.7   Merger Consideration.
           --------------------

           (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Buyer, Seller or the holders of the following securities:

           (i) each Seller Common Share (as defined in Section 2.3(a)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $10.35 in cash as adjusted pursuant to Section 1.7(c) ("Common Merger Consideration"), without interest thereon, upon surrender of the
  ---------------------------
certificate formerly representing such Share; and

          (ii) each Seller Preferred Share (as defined in Section 2.3(a)) issued and outstanding immediately prior to the Effective Time (other than Seller Preferred Shares held by Parent, Buyer or any wholly-owned Subsidiary of Parent or Buyer, which shares by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and shall cease to exist with no payment being made with respect thereto and Parent and Buyer hereby consent to such treatment) shall be converted into the right to receive the "Liquidation Preference" (as such term is defined in the Articles Supplementary of the Seller Preferred Shares) (the "Preferred Merger Consideration"), without
                                      ------------------------------
interest thereon, upon surrender of the certificate formerly representing such share.

The Preferred Merger Consideration, together with the Common Merger Consideration, is hereinafter referred to as the "Merger Consideration."
                                                  --------------------

           (b) Each outstanding Seller Option (as defined in Section 2.3(b)) shall be subject to the terms of this Agreement. As of the Effective Time, each outstanding Seller Option, whether or not then vested or exercisable, shall have the expiration date thereof accelerated to the Closing Date, and Seller shall use its reasonable best efforts to cause each such Seller Option to be converted into the right to receive from the Surviving Company an amount of cash equal to the product of (i) the number of Seller Common Shares subject to the Seller Option and (ii) the excess, if any, of the Common Merger Consideration over the exercise price per Seller Common Share of such option (the "Option
                                                            ------
Consideration").  Each outstanding agreement for the issuance of warrants
-------------
("Warrants") and the shares which would be issuable upon the exercise of such
  --------
warrants (such shares, "Warrant Shares") shall be subject to the terms of this
                        --------------
Agreement. Seller shall use its reasonable best efforts to cause each Warrant to be converted into the right to receive from the Surviving Company an amount of cash equal to the product of (i) the number of Warrant Shares and (ii) the excess, if any, of the Common Merger Consideration over the exercise price per Warrant Share of such Warrants (the "Warrant Consideration"). Prior to the
                                     ---------------------
Effective Time, Seller shall take all steps necessary to give written notice to each holder of a Seller Option and Warrant that all Seller Options and Warrants shall expire effective as of the Effective Time and be converted into the right to receive the Option Consideration or Warrant Consideration, as the case may be. The Surviving Company shall cause the Paying Agent (as defined below) to pay each holder of Seller Options and Warrants, promptly following the Effective Time, the Option Consideration or Warrant Consideration, as the case may be, for all Seller Options and of Warrant Shares held by such holder. The Seller Board or any committee thereof responsible for the administration of Seller's stock option plans or warrant plans shall take any and all action necessary to effectuate the matters described in this Section 1.7(b) on or before the Effective Time. Any amounts payable pursuant to this Section 1.7(b) shall be subject to any required withholding of taxes and shall be paid without interest. Parent agrees to provide the Surviving Company with sufficient funds to permit the Surviving Company to satisfy its obligations under this Section 1.7(b).

           (c) The Common Merger Consideration shall be decreased to the extent and in the circumstances described in Section 5.3 (a)(ii)(y) and (z),
Section 5.3(c), Section 5.3(d), the last sentence of Section 5.8 or the last sentence of Section 6.2(f). The Common Merger Consideration shall be increased by an amount (the "Closing Adjustment Amount") equal to: 50% of (i) consolidated
                   -------------------------
cash, cash equivalents and marketable securities (valued equal to their market value) of Seller and its Subsidiaries, determined by Ernst & Young, LLP in accordance with GAAP, as of the close of business on the fifth business day prior to Closing(the "Measurement Date") minus (ii) consolidated cash, cash
                      ----------------   -----
equivalents and marketable securities (valued equal to their market value) of Seller and its Subsidiaries, determined by Ernst & Young LLP in accordance with GAAP, as of June 30, 1999; minus (iii) the aggregate proceeds received by
                           -----
Seller and its Subsidiaries during the period after June 30, 1999 and on or prior to the Measurement Date of (x) any sales or other dispositions of assets of Seller or any of its Subsidiaries, (y) any incurrence of indebtedness or other non-equity financing by Seller or any of its Subsidiaries or (z) any issuances of equity interests by Seller or any of its Subsidiaries, except in each case to the extent such proceeds were utilized to pay down debt (other than scheduled amortization payments or payments at scheduled maturity); plus (iv) expenses not exceeding $11,500,000
                                 ----
described in Section 6.2(f) and paid in cash by Seller after June 30, 1999 and on or prior to the Measurement Date, plus (v) the amount by which accrued
                                     ----
property taxes of Seller as of the Measurement Date are less than the amount at June 30, 1999; minus (vi) the amount by which accrued property taxes of Seller
               -----
as of the Measurement Date exceed the amount at June 30, 1999; plus (vii) any
                                                               ----
amounts overdue from Lessee as of the Measurement Date; minus (viii) the amount
                                                        -----
of insurance and condemnation proceeds received by Seller that have not been applied (x) to purchase or repair the assets giving rise to such proceeds or (y) to the repayment of debt (other than scheduled amortization payments or payments at scheduled maturity); provided however that the Closing Adjustment Amount will equal not less than $2,500,000. The determination of Ernst & Young LLP with respect to the Closing Adjustment Amount pursuant to this Section 5.8(b) will be binding on the parties except in the case of fraud or gross negligence by Ernst & Young LLP.

     1.8   Transactions Relating to Seller Partnership.  Contemporaneously with
           -------------------------------------------
the execution of this Agreement, Buyer Operating Partnership and Seller Partnership are entering into the Partnership Merger Agreement pursuant to which and subject to the terms and conditions thereof, among other things, (i) on the Closing Date and prior to the Effective Time Buyer Operating Partnership will be merged with and into Seller Partnership (the "Partnership Merger") with Seller
                                              ------------------
Partnership surviving as the Surviving Operating Partnership and (ii) each holder ("Seller Common Unit Holder") other than Seller of common units in the
         -------------------------
Seller Partnership ("Seller Common OP Units") will be offered the option of
                     ----------------------
receiving either (A) an amount per Seller Common OP Unit equal to the Common Merger Consideration or (B) one Class A Unit (as defined in the limited liability company agreement of Parent, as amended) for each Seller Common OP Unit held by such holder, or (C) one Class B Unit (as defined in the Limited Liability Company Agreement of Parent, as amended) for each Seller Common OP Unit held by such holder, provided that such holder must be an "accredited investor" as defined in Rule 501 under the Securities Act (as defined below) and not an "interested stockholder" of Seller or an "affiliate" of an interested stockholder of Seller (both as defined in Section 3-601 of the MGCL) to elect the option described in the clause (B) or (C). Each Seller Common OP Unit held by Seller shall be converted into the right to receive an amount equal to the Common Merger Consideration. Immediately prior to the Partnership Merger, Seller Partnership shall redeem all of the Seller OP Preferred Units (as defined in Section 2.3(e)) and certain of the Seller Common OP Units held by Seller in exchange for certain assets held by the Seller Partnership in accordance with the terms set forth on Exhibit A attached hereto.
                       ---------

      1.9  Exchange of Certificates.
           ------------------------

           (a) Prior to the Effective Time, Buyer shall appoint a paying agent reasonably acceptable to Seller to act as agent (the "Paying Agent") for the
                                                      ------------
payment of the Merger Consideration upon surrender of certificates formerly representing issued and outstanding Seller Common Shares or Seller Preferred Shares and cash payable in respect of Seller Common OP Units, Seller Options and Warrants.

           (b) Parent and Buyer shall provide to the Paying Agent on or before the Effective Time, for the benefit of the holders of Seller Common Shares, Seller Preferred Shares and Seller Common OP Units, cash payable in exchange for the issued and outstanding Seller Common Shares and Seller Preferred Shares and cash payable in respect of Seller Common OP Units.

           (c) Promptly after the Effective Time, the Surviving Company shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Seller Common Shares or Seller Preferred Shares (the "Certificates")
                                                                  ------------
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Seller Common Shares or Seller Preferred Shares which is not registered in the transfer records of Seller, payment may be made to a Person (as defined in Section 2.2(a)) other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other Taxes (as defined in Section 2.14(a)) required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Company that such Tax or Taxes have been paid or are not applicable. Until surrendered as contemplated by this
Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate. Consideration payable in respect of Seller Common OP Units will be paid as provided in the Partnership Merger Agreement.

           (d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Seller Common Shares or Seller Preferred Shares formerly represented by such Certificates; provided, however, that Seller shall transfer to the Paying Agent cash sufficient to pay any dividends or make any other distributions with a record date on or prior to the Effective Time which may have been declared or made by Seller on such Seller Common Shares or Seller Preferred Shares, including without limitation any dividends permitted by the second paragraph of
Section 5.8 hereof, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Seller of the Seller Common Shares or Seller Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

           (e) None of Parent, Seller, Buyer, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Paying Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Paying Agent to the Surviving Company, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.9(c) shall thereafter look only to the Surviving Company for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar Laws (as defined below).

      1.10  Further Assurances.  If, at any time after the Effective Time, the
            ------------------
Surviving Company shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company the right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of Parent, Buyer and Seller, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Parent, Buyer and Seller or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Parent and Buyer, except (i) as set forth in Seller SEC Documents (as defined below) to the extent it is reasonably clear from a reading of the disclosure in such Seller SEC Document that such disclosure is applicable to the relevant representation and warranty contained herein, (ii) with respect to events, facts, or circumstances or conditions known to Alter as of the date of this Agreement or existing because of acts or omissions by Alter since April 6, 1999, but solely with respect to the representations and warranties set forth in Sections 2.4(b)(ii) and (iii), 2.6(f), and 2.8(e), (g) and (h) or (iii) the letter of even date herewith delivered to Buyer prior to the execution hereof (the "Seller Disclosure
                                                       -----------------
Letter") (it being understood that the Seller Disclosure Letter shall be arranged in sections corresponding to the sections contained in this Article 2, and the disclosures in any section of the Seller Disclosure Letter shall qualify all of the representations in the corresponding section of this Article 2 and, in addition, all other sections in this Article 2 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections) as follows:

     2.1   Organization, Standing and Power of Seller.  Seller is a corporation
           ------------------------------------------
duly organized and validly existing under the Laws of Maryland. Seller has the requisite corporate power and authority to carry on its business as now being conducted. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. Seller has delivered to Buyer complete and correct copies of Seller's Charter and bylaws, in each case, as amended to the date of this Agreement. As used in this Agreement, "Seller
                                                                   ------
Material Adverse Effect" shall mean a material adverse effect on the business,
-----------------------
properties, assets, financial condition, or results of operations of Seller and its Subsidiaries, taken as a whole, including the prevention of the ability of Seller or Seller Partnership to consummate timely any of the Transactions (as defined below); provided that adverse effects on the business, properties, assets, financial condition or results of operation of Seller or its Subsidiaries resulting from (A) the fact that Seller and Seller Partnership have entered into this Agreement or Seller's and Seller Partnership's compliance with the terms of this Agreement, including consummating the Merger or the Partnership Merger, (B) general economic or market conditions or (C) the real estate or hotel and lodging industry generally, shall not individually or in the aggregate constitute a Seller Material Adverse Effect.

     2.2   Seller Subsidiaries/Investments.
           -------------------------------

           (a) Section 2.2(a) of the Seller Disclosure Letter sets forth as of
               ----------------------------------------------
the date hereof (i) each Subsidiary (as defined below) of Seller (the "Seller
                                                                       ------
Subsidiaries"), (ii) the ownership interest therein of Seller, (iii) if not
------------
wholly-owned by Seller, the identity and ownership interest of each of the other owners of such Seller Subsidiary (it being understood that such representation with respect to securities held by any entity other than Seller or a Seller Subsidiary is made only to the Knowledge of Seller (as defined below)) and (iv) each real property owned or leased by such Subsidiary, and identifies whether such property is owned or leased and if leased, the name of the lessor. As used in this Agreement, "Subsidiary" of any Person (as defined below) means any
                    ----------
corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 50% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity, including, without limitation, the Seller Partnership, but does not include short-term money market investments and other participation interests in short-term investments. As used herein,

"Person" means an individual, corporation, partnership, limited liability
-------
company, joint venture, association, trust, unincorporated organization or other entity.

          (b) (i) All the outstanding shares of capital stock owned by Seller or a Seller Subsidiary of each Seller Subsidiary that is a corporation have been validly issued and are (A) fully paid, nonassessable and free of any preemptive rights, (B) owned by Seller or by another Seller Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") or any other
                                                           -----
limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws; and (ii) all equity interests in each Seller Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Seller, by another Seller Subsidiary or by Seller and another Seller Subsidiary are owned free and clear of all Liens or any other limitation or restriction (including any contractual restriction on the right to vote or sell the same) other than restrictions under applicable securities laws. Each Seller Subsidiary that is a corporation is duly incorporated and validly existing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Seller Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the Laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Seller Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. True and correct copies of the certificate or articles of incorporation, By-laws, organization documents and partnership, joint venture and operating agreements of each Seller Subsidiary, and all amendments to the date of this Agreement, have been made available or previously delivered to Buyer.

     (c) Neither Seller nor any Seller Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in the Seller Subsidiaries and short-term investment securities).

     2.3   Capital Structure.
           -----------------

           (a) The authorized shares of capital stock of Seller consist of 150,000,000 shares of common stock, $0.01 par value per share, of which 37,929,477 shares are issued and outstanding as of June 30, 1999 (the "Seller
                                                                       ------
Common Shares"), and 10,000,000 shares of preferred stock, $0.01 par value per
-------------
share, of which 250,000 are issued and outstanding as of the date hereof and are designated as Class A Cumulative Convertible Preferred Stock (the "Seller
                                                                   ------
Preferred Shares").  Since June 30, 1999, no Seller Common Shares have been
----------------
issued. As of the date hereof, (i) 2,400,000 Seller Common Shares have been reserved for issuance under the 1994 Stock Incentive Plan of Seller (the "Seller
                                                                          ------
1994 Incentive Plan"), under which options in respect of 1,690,640 Seller Common
-------------------
Shares have been granted and are outstanding as of the date hereof, (ii) 150,900 Seller Common Shares have been reserved for issuance under the 1994 Directors Plan of Seller (the "Seller Director Plan"), under which options in respect of
                     --------------------
30,000 Seller Common Shares have been granted and are outstanding on the date hereof, (iii) 15,900 Seller Common Shares have been reserved for issuance under the 1997 Supplemental Stock Option Plan of Seller (the "Seller 1997 Supplemental
                                                        ------------------------
Plan"), under which options in respect of 9,300 Seller Common Shares have been
----
granted and are outstanding on the date hereof, (iv) 2,072,250 Seller Common Shares are reserved for issuance upon conversion of Seller Common OP Units, (v) 1,699,605 Seller Common Shares are reserved for issuance upon conversion of the Seller Preferred Shares, and (vi) 464,042 Seller Common Shares are reserved for issuance upon exercise of warrants of Seller of which warrants for the purchase of 17,042 Seller Common Shares have been issued and are outstanding.

           (b)   Set forth in Section 2.3(b) of the Seller Disclosure Letter is
                 ----------------------------------------------
a true and complete list of the following: (i) each qualified or nonqualified option to purchase Seller Common Shares granted under the Seller 1994 Incentive Plan, Seller Director Plan and Seller 1997 Supplemental Plan (collectively, the "Seller Plans") or any other formal or informal arrangement ("Seller Options");
 ------------                                                 --------------
(ii) each grant of Seller Common Shares to employees which are subject to any risk of forfeiture; (iii) all agreements for the issuance of warrants or to purchase Seller Common Shares and the number of shares which would be issuable upon the exercise of such warrants or agreements, and (iv) all other rights to acquire stock, all limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares granted under the Seller Plans which are outstanding as of the date hereof. On the date of this Agreement, except as set forth in this Section 2.3, no shares of capital stock of Seller were outstanding or reserved for issuance.

           (c) All outstanding shares of capital stock of Seller are duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Seller having the right under applicable law or Seller's Charter or bylaws to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Seller may vote.

           (d) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Seller or any Seller Subsidiary is a party or by which any such entity is bound, obligating Seller or any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Seller or any Seller Subsidiary or obligating Seller or any Seller Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Seller or a Seller Subsidiary). There are no outstanding obligations of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of stock of Seller or shares of stock or other ownership interests of any Seller Subsidiary.

           (e) As of the date hereof, 40,001,727 Seller Common OP Units are validly issued and outstanding, fully paid and nonassessable, except to the extent provided by applicable law, of which 37,929,477 are owned by Seller. As of the date hereof, 250,000 preferred units of the Seller Partnership are designated 7.9% Class A Cumulative Convertible Preferred Partnership Units (the "Seller OP Preferred Units" (and each holder thereof, a "Seller OP Preferred
 -------------------------                               -------------------
Unit Holder"), and together with the Seller OP Common Units, the "Seller OP
-----------                                                       ---------
Units") and are validly issued and outstanding, fully paid and nonassessable,
-----
all of which are owned by Seller.  Section 2.3(e) of the Seller Disclosure
                                   ---------------------------------------
Letter sets forth the name of each Seller OP Common Unit Holder and the number
------
of Seller OP Units owned by each such Seller Unit Holder as of the date of this Agreement. The Seller OP Units are not subject to any restriction established by Seller or under applicable law (other than restrictions on sale imposed by applicable securities laws) except as set forth in the Second Amended and Restated Agreement of Limited Partnership of the Seller Partnership (the "Seller
                                                                          ------
Partnership Agreement") and Seller Contribution Agreements (as defined below).
---------------------
Seller Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, issuing interests in Seller Partnership or securities convertible into interests in Seller Partnership.

           (f) All dividends on Seller Common Shares and distributions on Seller OP Units which have been declared prior to the date of this Agreement have been paid in full.

     2.4   Authority; Noncontravention; Consents.
           -------------------------------------

           (a) Seller has the requisite corporate power and corporate authority to enter into this Agreement and, subject to the approval (i) of the amendments to Seller's Charter as set forth on Exhibit D hereto ("Charter
                                                                  -------
Amendments") and the recommendation by Seller Board that Seller should terminate
----------
its status as a real estate investment trust, in each case, by the affirmative vote of two-thirds of all votes entitled to be cast by the holders of the issued and outstanding Seller Common Shares and Seller Preferred Shares (voting on an "as converted" basis), voting as a single class, and (ii) of this Agreement and the Merger by the affirmative vote of a majority of all votes entitled to be cast by the holders of the issued and outstanding Seller Common Shares and Seller Preferred Shares (voting on an "as converted" basis), voting as a single class ((i) and (ii) collectively, the "Seller Stockholder Approvals"), and
                                       ----------------------------
ratification and approval of the matters described in (i) and (ii) by Seller Board following stockholder approval ("Seller Board Approval") and the Seller
                                       ---------------------
Partner Approval to consummate the transactions contemplated by this Agreement to which Seller is a party. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller, except for and subject to the Seller Stockholder Approvals, Seller Partner Approval and Seller Board Approval. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity. The Seller Board, based upon the recommendation of the Special Committee, has duly and validly approved, and taken all corporate action required to be taken by it for the consummation of the Transactions (other than the Seller Board Approval), including, assuming the accuracy of the representations and warranties of Parent and Buyer in Section 3.12, all actions required to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Subtitle 6 of Title 3 of the MGCL) between Seller (or any affiliate thereof) and Buyer (or any affiliate thereof) set forth in Subtitle 6 of Title

3 of the MGCL and the limitations on voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) set forth in Subtitle 7 of Title 3 of the MGCL.

           (b) The execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated by this Agreement to which Seller is a party and compliance by Seller with the provisions of this Agreement will not, require any consent, approval or notice under, or conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller or any Seller Subsidiary under, (i) the Charter or the bylaws of Seller, or subject to the Seller Partner Approval, the comparable articles or certificate of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any Seller Subsidiary, each as amended or supplemented to the date hereof, (ii) any material loan or credit agreement, note, bond, mortgage or indenture to which Seller or any Seller Subsidiary is a party, (iii) any reciprocal easement agreement, lease, joint venture agreement, development agreement, benefit plan or other agreement, instrument, permit, concession, franchise or license applicable to Seller or any Seller Subsidiary or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Seller or any Seller
                              ----
Subsidiary, provided no representation or warranty is made in this sentence as to any agreement with Lessee, Manager or any of their affiliates, and in the case of clause (iii) or (iv), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Seller Material Adverse Effect or (y) prevent or delay beyond December 31, 1999 (the "Outside Date") the consummation of the
                               ------------
transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a

"Governmental Entity"), is required by or with respect to Seller or any Seller
--------------------
Subsidiary in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange of the Proxy Statement (as defined
      ---
in Section 5.1(a)) and any filings required by the Exchange Act (including
Schedule 13E-3), (ii) the filing of the Articles of Merger with the Maryland Department, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Partnership Merger, (iv) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) the filing of a Form D with the SEC with respect
                 -------
to the transaction contemplated by the Partnership Merger Agreement and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Section 2.4 of the Seller
                                                 -------------------------
Disclosure Letter, (B) as may be required under (y) federal, state or local
-----------------
environmental Laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay beyond the Outside Date the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or delay beyond the Outside Date Seller from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Seller Material Adverse Effect.

     2.5   SEC Documents; Financial Statements; Undisclosed Liabilities.
           ------------------------------------------------------------

           (a) Seller has filed all Seller SEC Documents (as defined below) on a timely basis. Section 2.5(a) of the Seller Disclosure Letter contains a
                ----------------------------------------------
complete list of all Seller SEC Documents filed by

Seller or Seller Partnership with the SEC since January 1, 1999 and on or prior to the date of this Agreement. All of the Seller SEC Documents (other than preliminary material and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), as of their respective filing dates, did or, if not yet filed, will (i) comply as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities
                                         --------------
Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the
                                       ------------
rules and regulations promulgated thereunder applicable to such Seller SEC Documents and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Seller included in the Seller SEC Documents did (or, if not yet filed, upon filing will) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been (or, if not yet filed, upon filing will be) prepared in accordance with generally accepted accounting principles ("GAAP") (except, in
                                                           ----
the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (or, if not yet filed, upon filing will fairly present) in all material respects, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Seller and its Subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Seller has no Subsidiaries which are not consolidated for accounting purposes.

           (b) Except (i) for liabilities or obligations incurred in the ordinary course of business, (ii) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, or (iii) as disclosed in the Seller SEC Documents filed after July 1, 1996 or in the Seller Disclosure Letter, Seller and its Subsidiaries have no liabilities or obligations (whether absolute, accrued, contingent or otherwise) which would have a Seller Material Adverse Effect other than those resulting from any lawsuits or other claims filed with respect to the Merger and the other transactions completed hereby. As used herein, "Seller SEC Documents" shall mean
                                                --------------------
all reports, schedules, forms, statements and other documents required to be filed by the Seller with the SEC since July 1, 1996; provided that with respect to all representations and warranties of Seller contained in this Article 2 (except those contained in Section 2.5(a)), references to Seller SEC Documents shall refer only to those filings made prior to the date hereof.

     2.6   Absence of Certain Changes or Events.  Except as disclosed in the
           ------------------------------------
Seller SEC Documents, since the date of the most recent audited financial statements included in the Seller SEC Documents (the "Seller Financial Statement
                                                      --------------------------
Date") through the date of this Agreement, Seller and its Subsidiaries have
----
conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and, except as disclosed in the Seller SEC Documents or the Seller Disclosure Letter, there has not been (a) any Seller Material Adverse Change (as defined below), (b) except for regular quarterly distributions not in excess of $0.285 per Seller Common Share or Seller Common OP Unit and dividends on the Seller Preferred Shares in accordance with the terms of Seller's Articles Supplementary of Incorporation, respectively (or as necessary to maintain REIT status) and Seller Preferred OP Units, in each case subject to rounding adjustments as necessary and with customary record and payment dates, and any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Seller Common Shares, the Seller OP Units or the Seller Preferred Shares, (c) any split, combination or reclassification of the Seller Common Shares, the Seller OP Units or the Seller Preferred Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Seller or partnership interests in Seller partnerships or any issuance of an ownership interest in, any Seller Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be likely to have a Seller Material Adverse Effect, (e) any change in financial or tax accounting methods, principles or practices by Seller or any Seller Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP, (f) (x) any granting by Seller or any of its Subsidiaries to any officer or other key employee of Seller or any of its Subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date hereof, (y) any granting by Seller or any of its Subsidiaries to any such officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1998 or (z) any entry by Seller or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or key employee except in the ordinary course of business consistent with past practice, (g) any acquisition or disposition of any real property, or any commitment to do so, made by Seller or any of its Subsidiaries or (h) any making or revocation of any material tax election. As used in this Agreement, "Seller Material Adverse
                                                   -----------------------
Change" shall mean (i) any material adverse change in the business, properties,
------
assets, financial condition or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) any other change that would prevent or delay beyond the Outside Date the ability of Seller or the Seller Partnership from consummating any of the Transactions; provided that in no event shall any change, circumstance or effect relating to or arising out of (A) the fact that Seller and Seller Partnership have entered into this Agreement or Seller's and Seller Partnership's compliance with the terms of this Agreement including, consummating the Merger or the Partnership Merger, (B) general economic or market conditions, or (C) the real estate or hotel and lodging industry generally, individually or in the aggregate, constitute a Seller Material Adverse Change.

     2.7   Litigation.  Except as disclosed in the Seller SEC Documents, and
           ----------
other than personal injury and other routine tort litigation arising from the ordinary course of operations of Seller and its Subsidiaries which are covered by adequate insurance, as of the date hereof, there are no suits, actions or proceedings pending (in which service of process has been received by Seller or a Seller Subsidiary) or, to the Knowledge of Seller, threatened in writing against or affecting Seller or any Seller Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Seller Material Adverse Effect or (ii) prevent or delay beyond the Outside Date the consummation of the material transactions contemplated by this Agreement, nor, as of the date of this Agreement, is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller or any Seller Subsidiaries having, or which insofar as can reasonably be foreseen, in future will have, any such effect. No claim is pending or has been made within the two-year period ending on the date of this Agreement under any director's or officer's liability insurance policy maintained at any time by Seller or any of its Subsidiaries.

     2.8   Properties.
           ----------

           (a)   Each Seller Subsidiary set forth in Section 2.2(a) of the
                                                     ---------------------
Seller Disclosure Letter owns marketable fee simple or leasehold title to the
------------------------
real properties identified opposite it in Section 2.2(a) of the Seller
                                          ----------------------------
Disclosure Letter (collectively with all buildings, structures and other
-----------------
improvements thereon, the "Seller Properties" and each, collectively with all
                           -----------------
buildings, structures and other improvements thereon, a "Seller Property"),
                                                         ---------------
which are all of the real properties owned or leased by Seller and the Seller Subsidiaries as of the date hereof. Except as set forth in the existing title reports identified in clause (iii) below or in

Section 2.2(a) of the Seller Disclosure Letter and except for any easements
----------------------------------------------
granted in the ordinary course of business since the date of such title reports which do not have a material adverse effect on the operation of any of the Seller Properties, no other Person has any real property ownership interest in any of the Seller Properties. The Seller Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Liens (including Liens for Taxes),
                ---------------------
mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title (the "Encumbrances"), except
                                                        ------------
for (i) Property Restrictions and Encumbrances set forth in Section 2.8(a)(i) of
                                                            --------------------
the Seller Disclosure Letter, (ii) Property Restrictions imposed or promulgated
----------------------------
by law or any governmental body or authority with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Seller Material Adverse Effect, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been made available to Buyer's representatives at the data room established by Seller and examined by representatives of Buyer (the "Data Room")), and referenced on Seller's Data
                               ---------
Room index dated June 15, 1999 or provided to Parent or Buyer prior to the date hereof, and (iv) mechanics', carriers', workmen's, repairmen's Liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

          (b) Seller has obtained title insurance insuring Seller's or the applicable Seller Subsidiary's fee simple title to each of the Seller Properties owned by it and leasehold title to each of the Seller Properties leased by it, in each case, subject only to the matters disclosed in such policies, in clause
(a) above and in Section 2.8(b) of the Seller Disclosure Letter. Seller has not
                 ----------------------------------------------
received any written notice that any such policy is not in full force and effect. No claim has been made against any such policy in excess of $50,000.

          (c)  Section 2.8(c) of the Seller Disclosure Letter sets forth
               ----------------------------------------------
Seller's and each Seller Subsidiary's capital expenditure budget and schedule for each Seller Property, which describes the capital expenditures which the Seller or any Subsidiary has budgeted for such Seller Property for the period running through December 31, 1999 (the "CapEx Budget"). Section 2.8(c) of the
                                        ------------    ---------------------
Seller Disclosure Letter, sets forth a complete list of each Seller Property
------------------------
that is currently under development or subject to any agreement with respect to development; provided, however, that "development" shall not include capital improvements made in the ordinary course of business to existing Seller Properties and repairs made to existing Seller Properties.

          (d) The ground leases underlying the leased Seller Properties referenced in Section 2.2(a) of the Seller Disclosure Letter (collectively, the
              ----------------------------------------------
"Seller Ground Leases") are listed, by property, in Section 2.8(d) of the Seller
 --------------------                               ----------------------------
Disclosure Letter. Each of the Seller Ground Leases is valid, binding and in
-----------------
full force and effect as against Seller or its Subsidiaries and, to Seller's Knowledge, as against the other party thereto, except to the extent the failure to be binding and in full force and effect would not reasonably be expected to have a Seller Material Adverse Effect. Seller has not received written notice under any of the Seller Ground Leases of any default, and, to Seller's Knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default by Seller, except as would not, individually or in the aggregate, be reasonably expected to result in a Seller Material Adverse Effect.

          (e)  Section 2.8(e) to the Seller Disclosure Letter sets forth a list
               ----------------------------------------------
of the hotel franchise agreements (the "Seller Franchise Agreements") pursuant
                                        ---------------------------
to which each of the Seller Properties is being operated by Lessee and Manager. Each of the Seller Franchise Agreements is in full force and effect with respect to Seller or the applicable Seller Subsidiary and there are no defaults thereunder by Seller or a Seller

Subsidiary and, to the Knowledge of Seller, or by any other party thereto. To the Knowledge of Seller, no events have occurred which with the giving notice or the passage time or both would constitute a default or event of default thereunder, except for those which either singly or in the aggregate would not constitute a Seller Material Adverse Effect.

          (f) Neither Seller nor any Seller Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement issued by any governmental authority which, individually or in the aggregate, would have a Seller Material Adverse Effect. There has been no physical damage to any Seller Properties which, individually or in the aggregate, would have a Seller Material Adverse Effect for which there is no insurance in effect covering the cost of the restoration (less applicable deductibles).

          (g) Neither Seller nor any of the Seller Subsidiaries has received any written notice with respect to any Seller Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Seller Material Adverse Effect.

          (h) To the Knowledge of Seller, no Governmental Entity having jurisdiction over any Seller Property under development has denied or rejected any applications by Seller for a certificate, permit or license with respect to such Seller Property, which denial or rejection, individually or in the aggregate, would have a Seller Material Adverse Effect.

          (i) There are no structural defects in any of the Seller Properties that would, individually or in the aggregate, have a Seller Material Adverse Effect.

          (j) Seller or Seller Partnership has marketable title to all material furniture, fixtures equipment, operating supplies and other personal property necessary for the operation of the Seller Properties, subject to no Liens which, individually or in the aggregate, would have a Seller Material Adverse Effect.

     2.9  Environmental Matters.
          ---------------------

          (a) Except as disclosed in the Seller SEC Documents and Seller's Environmental Reports (as defined below) previously made available to Buyer, none of Seller, any of the Seller Subsidiaries or any other Person has caused or permitted (i) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials, pollutants, contaminants, and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any local, county, state, territorial or federal governmental authority or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting or remediation (collectively, "Hazardous Materials") on any of the Seller
                               -------------------
Properties except to the extent such presence would, individually or in the aggregate, not have a Seller Material Adverse Effect or (ii) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Seller Properties as a result of any construction on or operation and use of the Seller Properties, which presence or occurrence would, individually or in the aggregate, have a Seller Material Adverse Effect; and in connection with the construction on or operation and use of the Seller Properties, Seller and the Seller Subsidiaries have complied with all applicable local, state and federal Environmental Laws, including all regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have a Seller Material Adverse Effect. With respect to each Seller Property, since the date of the most recent Seller's Environmental Report relating to such Seller Property, except where the failure of any of the following to be true individually or in the aggregate would not have a Seller Material Adverse Effect, (i) the assets, properties, businesses and operations of Seller and its Subsidiaries are and have been in compliance with applicable Environmental Laws, (ii) Seller and its Subsidiaries have obtained, currently maintain and, as currently operating, are in compliance with all Seller Permits necessary under any Environmental Law for the conduct of the business and operations of Seller and its Subsidiaries in the manner now conducted, and there are no actions or proceedings pending or threatened to revoke or materially modify such Seller Permits, (iii) no Hazardous Materials have been used, stored, manufactured, treated, processed or transported to or from any such Seller Property except as necessary to the customary conduct of business and in compliance with law and in a manner that does not result in liability under applicable Environmental Laws; (iv) there have been no spills, releases, discharges or disposals of Hazardous Materials on or from such Seller Property of any type or quantity as would require reporting to a Governmental Entity under the Environmental Laws; and (v) Seller and Seller Subsidiaries have not received any written notice of potential responsibility, letter of inquiry or written notice of alleged liability from any Person regarding such Seller Property or the business conducted thereon. For the purposes of this Section 2.9 only, "Seller Properties" shall be deemed to
                                    -----------------
include all property formerly owned, operated or leased by Seller or Seller Subsidiaries; solely, however, as to the period of time when such property was so owned, operated or leased by Seller or the Seller Subsidiaries. Seller has previously made available to Buyer complete copies of all final versions of environmental investigations and testing or analysis (other than those which have been superseded by more recent investigations, testing or analyses) that are in the possession, custody or control of any of Seller or any of the Seller Subsidiaries with respect to the environmental condition of the Seller Properties, all of which are listed in Section 2.9 of the Seller Disclosure
                                       ------------------------------------
Letter ("Seller's Environmental Reports").
------   ------------------------------

          (b) Except as set forth in Seller's Environmental Reports, (i) there are no friable asbestos-containing materials, lead-based paints, or radon at, in or part of any facility owned, operated or leased by Seller or any of its Subsidiaries, and (ii) there are no underground storage tanks owned, operated or controlled by Seller or its Subsidiaries on any real property owned, operated or leased by Seller, the presence of which, in the case of items described in clauses (i) and (ii) individually or in the aggregate, would be reasonably expected to result in Seller incurring Environmental Liabilities and Costs aggregating $30 million or more.

          (c) For purposes of this Agreement, the terms below shall have the following meanings:

          "Environmental Law" means any law (including, without limitation,
           -----------------
     common law), regulation, ordinance, guideline, code, decree, judgment, order, permit or authorization or other legally enforceable requirement of any Governmental Entity relating to or imposing liability with respect to worker or public safety or the indoor or outdoor environment or natural resources, including, without limitation, pollution, contamination, Hazardous Materials, cleanup, regulation and protection of the air, natural resources, water or soils in the indoor or outdoor environment; and

          "Environmental Liabilities and Costs" means all losses, liabilities,
           -----------------------------------
     damages, fines, penalties, obligations, costs or expenses (including, without limitation, fees, disbursements, expenses of legal counsel, experts and engineers and the costs of investigation and cleanup studies and to remove, treat or clean up Hazardous Materials) incurred, assessed or levied pursuant to any Environmental Law.

     2.10 Related Party Transactions. Set forth in Section 2.10 of the Seller
          --------------------------               --------------------------
Disclosure Letter is a list of all written arrangements, agreements and
-----------------
contracts entered into by Seller or any of the Seller Subsidiaries with any Person who is an officer, director or Affiliate (as defined below) of Seller, or any entity of which any of the foregoing is an Affiliate, except those of a type available to Seller employees generally or are with Parent or an Affiliate of Parent. Such documents, copies of all of which have previously been delivered or made available to Buyer, are listed in Section 2.10 of the Seller Disclosure
                                          -------------------------------------
Letter.  As used in this Agreement, the term "Affiliate" shall have the same
------                                        ---------
meaning as such term is defined in Rule 405 promulgated under the Securities
Act.

     2.11 Employee Benefits. As used herein, the term "Employee Plan" includes
          -----------------                            -------------
any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other material employee benefit plan, trust, employment agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of
  -----     ------------
ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or
        ------------
self-funded, written or oral, (i) sponsored or maintained by Seller or its Subsidiaries (each a "Controlled Group Member") and covering any Controlled
                      -----------------------
Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed in Section 2.11 of the Seller
                                                      --------------------------
Disclosure Letter.  With respect to the Employee Plans:
-----------------

          (a) No Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 601 (et seq.)
                                                ----
of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

          (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under Section 501(a) of the Code and to the Knowledge of Seller no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively, except in circumstances in which, individually or in the aggregate, the failure to so qualify or be tax exempt would not have a Seller Material Adverse Effect. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Entity have been filed or are pending which, individually or in the aggregate, would have a Seller Material Adverse Effect and, to the Knowledge of Seller, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan that would have a Seller Material Adverse Effect. Without limiting the foregoing, except in the case of the following clauses (i) through (iv) which have not and would not individually or in the aggregate have a Seller Material Adverse Effect, the following are true with respect to each Employee Plan:

               (i) all Controlled Group Members have filed or caused to be filed every material return, report statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the Internal Revenue Service and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

               (ii all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

               (iii all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

               (iv   with respect to each such Employee Plan, to the extent
     applicable, Seller has delivered to or has made available to Buyer true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the Internal Revenue Service, (C) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan; and

               (v) no payment made or to be made to an officer, director or employee, whether or not pursuant to an Employee Plan, either before, on, or after consummation of the transactions contemplated by this Agreement shall constitute an "excess parachute payment" within the meaning of
     Section 280G of the Code; and consummation of the transactions contemplated by this Agreement shall not (A) give rise to a severance pay obligation with respect to those employees who continue employment with the Surviving Corporation or (B) enhance or trigger (including acceleration of vesting, payment or funding) any benefits under any Employee Plan.

          (c) With respect to each Employee Plan, there has not occurred, and no Person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code of Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or
Section 408 of ERISA which, individually or in the aggregate, would have a Seller Material Adverse Effect.

          (d) No Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Section 412 of the Code or Title IV of ERISA.

     2.12 Employee Matters. Neither Seller nor any of the Seller Subsidiaries
          ----------------
is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has Seller or any of the Seller Subsidiaries agreed that any unit of its employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any employees of Seller or any of its Subsidiaries. To the Knowledge of Seller, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Seller or any of the Seller Subsidiaries.

     2.13 Taxes.
          -----

          (a) Each of Seller and the Seller Subsidiaries and any consolidated, combined, unitary or aggregate group for tax purposes of which Seller or any Seller Subsidiary is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it (after giving effect to any extension properly granted by a Tax Authority (as defined below) having authority to do
so) and has timely paid (or Seller has timely paid on its behalf) all Taxes (as defined below) required to be paid by it (whether or not shown on such Tax Returns) except (i) Taxes that are being contested in good faith by appropriate proceedings and for which Seller or the applicable Seller Subsidiary shall have set aside on its books adequate reserves or (ii) where the failure to file such Tax Returns or pay such Taxes would not have a Seller Material Adverse Effect. Each such Tax Return is complete and accurate except where any failure to be complete and accurate would not have a Seller Material Adverse Effect. The most recent audited financial statements contained in the Seller SEC Documents reflect an adequate reserve for all Taxes payable by Seller and the Seller Subsidiaries for all taxable periods and portions thereof through the date of such financial statements except where any failure would not have a Seller Material Adverse Effect. Since the Seller Financial Statement Date, Seller has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Seller nor any Seller Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which, in the absence of the Transactions (as defined below), would present a risk that any Tax described in the preceding sentence will be imposed upon Seller or any Seller Subsidiary except where any failure would not have a Seller Material Adverse Effect. No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Seller or any Seller Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect. All Taxes required to be withheld, collected and paid over to any Tax Authority by the Seller and any Seller Subsidiary have been timely withheld, collected and paid over to the proper Tax Authority except where failure to do so would not have a Seller Material Adverse Effect. No Tax Authority has imposed a Lien against any Seller Property for any Taxes payable by Seller except for Taxes not yet due and payable. There are no material pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax. Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by Seller and each Seller Subsidiary for all taxable years beginning on or after January 1, 1995, all extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to the Buyer and the representatives of the Buyer. No written claim has been made by a Taxing Authority in a jurisdiction where Seller or any Seller Subsidiary does not file Tax Returns that it is or may be subject to taxation by the jurisdiction except where the failure to file such Tax Return would not have a Seller Material Adverse Effect. Neither the Seller nor any Seller Subsidiary holds any material asset (A) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service Notice 88-19 other than as set forth in Section 2.13 of the Seller Disclosure
                                        -------------------------------------
Letter or (B) that is subject to a consent filed pursuant to Section 341(f) of
------
the Code and the regulations thereunder. Neither the Seller, nor any Seller Subsidiary is obligated to make after the Closing any payment that would be not deductible under Section 162(m) of the Code except where the lack of such deduction would not have a Seller Material Adverse Effect. Neither Seller nor any Seller Subsidiary is party to, nor has any liability under (including liability with respect to any predecessor entity), any indemnification, allocation or sharing agreement with respect to Taxes. As used in this Agreement, "Tax" or "Taxes" shall include all federal, state, local and foreign
            ---      -----
income, property, sales, use, occupancy, transfer, recording, withholding, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to tax with respect thereto. As used in this Agreement, "Tax Return" or "Tax Returns"
                                                  ----------      -----------
shall include all original and amended returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax Authority in any jurisdiction. As used in this Agreement, "Tax Authority" shall mean the
                                          -------------
Internal Revenue Service and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

          (b) Seller (i) for all taxable years commencing with its initial taxable year through December 31, 1998 has been properly subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of
                                   ----
the Code and has qualified as a REIT for such years, (ii) has operated since December 31, 1998, and will continue to operate to the Closing, in such a manner as to qualify as a REIT (determined without regard to the dividends paid deduction requirements for the current year) for the taxable year beginning January 1, 1999 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or to Seller's Knowledge threatened. Each Seller Subsidiary which is a partnership, joint venture or limited liability company
(i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Seller of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause Seller to violate Section 856(c)(4) of the Code. The nature of the assets of the Seller and the Seller Subsidiaries is such that the sale of all of the assets owned by them would not cause the Seller to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Seller has not elected to pay Tax on any capital gain recognized on or after January 1, 1999. Each Seller Subsidiary which is a corporation has been since it became a Subsidiary a qualified REIT subsidiary under Section 856(i) of the Code. Seller Partnership is not a publicly traded partnership within the meaning of Section 7704 of the Code, and the interests in the Seller Partnership are not considered to be (i) traded on an established securities market or (ii) readily tradable on a secondary market or the substantial equivalent thereof under either Internal Revenue Service Notice 88-75 or Treasury Regulations Section 1.7704-1. In the case of a partner of Seller Partnership that is a Flow-Through Entity (as defined below), no Person owning an interest in such Flow-Through Entity (directly or through another Flow-Through Entity) is treated as a partner of the Seller Partnership under either Internal Revenue Service Notice 88-75 or Treasury Regulation Section 1.7704-1(h)(3). For purposes of this Section 2.13(b), "Flow-Through Entity" means an entity classified as a partnership, a
          -------------------
grantor trust or an S corporation for federal income tax purposes.

     2.14 No Payments to Employees, Officers or Directors. Section 2.14 of the
          -----------------------------------------------  -------------------
Seller Disclosure Letter contains a true and complete list of all material cash
------------------------
and non-cash payments, rights to property or other contract rights which will become payable, accelerated or vested to or in each employee, officer or director of Seller or any Seller Subsidiary as a result of the Merger other than Alter and Biederman. There is no employment or severance contract, or other agreement requiring payments or an increase in existing payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Seller or any Seller Subsidiary (other than Alter and Biederman) in an aggregate amount in excess of $50,000.

     2.15 Brokers. No broker, investment banker, financial advisor or other
          -------
Person, other than Goldman, Sachs & Co. ("Goldman Sachs"), the fees and expenses
                                          -------------
of which are as described in the
engagement letter dated April 14, 1999, a true and correct copy of which has previously been given to Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any Seller Subsidiary.

     2.16 Compliance With Laws. (i) Neither Seller nor any of the Seller
          --------------------
Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations (excluding any violation or failure by Lessee or Manager), except to the extent that such violation or failure has not had or would not reasonably be expected to have a Seller Material Adverse Effect; (ii) Seller and its Subsidiaries have, and are in compliance with, all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of their businesses, taken as a whole ("Seller
                                                                      ------
Permits"), except where the failure to comply has not had or would not
-------
reasonably be expected to have a Seller Material Adverse Effect; and (iii) no investigation by any Governmental Entity with respect to the Seller or the Seller Subsidiaries is pending or, to the Knowledge of the Seller, threatened, other than investigations which, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

     2.17 Contracts; Debt Instruments.
          ---------------------------

          (a) Except as disclosed in the Seller SEC Documents, neither Seller nor any Seller Subsidiary is a party to any contract or agreement that purports to limit in any material respect the geographic location in which Seller or any Seller Subsidiary may conduct its business. Neither Seller nor any Seller Subsidiary (i) is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound (excluding primarily as a result of any action or inaction of Lessee or Manager and excluding any of the foregoing with Lessee or Manager) (each, a "Material Contract"), nor (ii) to the Knowledge of Seller does such a
          -----------------
violation or default exist, except to the extent that such violation or default referred to in clauses (i) or (ii), individually or in the aggregate, would not have a Seller Material Adverse Effect. Each Material Contract as of the date hereof which has not been filed as an Exhibit to any of the Seller SEC Documents has been or made available to Buyer's representatives at the Data Room, is listed on Seller's Data Room index dated June 15, 1999 or has been provided to Parent or Buyer prior to the date hereof. Seller has made available at the Data Room on or prior to June 15, 1999 or has provided to Parent or Buyer prior to the date hereof all contracts and other agreements relating to the contribution of assets to Seller Partnership in exchange for Seller OP Units (the "Seller
                                                                      ------
Contribution Agreements") and all such agreements are listed on Seller's Data
-----------------------
Room index dated June 15, 1999 or have been provided to Parent or Buyer prior to the date hereof.

          (b)  Section 2.17(b) of the Seller Disclosure Letter sets forth a list
               -----------------------------------------------
as of the date hereof of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness (as defined below) of Seller or any of Seller Subsidiaries, other than Indebtedness payable to Seller or a Seller Subsidiary, is outstanding or may be incurred in an amount in excess of $2,000,000, together with the amount outstanding thereunder as of the date hereof. For purposes of this Section 2.17, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether
 ------------
secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other Person.

          (c) Neither Seller nor any of the Seller Subsidiaries is a party to any agreement relating to the management of any of the Seller Properties by any Person other than Manager. Section 2.17(c) to the Seller Disclosure Letter
                           -----------------------------------------------
lists as of the date hereof all service agreements, brokerage commission agreements, maintenance contracts, contracts for purchase of delivery of services, materials, goods, inventory or supplies, cleaning contracts, equipment rental agreements, equipment leases or leases of personal property (other than the Seller Franchise Agreements) (but excluding any such agreements providing for payment of less than $100,000 per annum or which are terminable by Seller or a Seller Subsidiary without penalty upon 90 days or less prior written notice) to which Seller or any Seller Subsidiary is a party (the foregoing, collectively the "Service Agreements"). Section 2.17(c) to the Seller Disclosure Letter lists
     ------------------    -----------------------------------------------
as of the date hereof all proposed material Service Agreements being negotiated except for proposed Service Agreements known to Alter as of the date hereof. To Seller's Knowledge, (i) the Service Agreements are in full force and effect and constitute legal, valid, binding and enforceable obligations as against Seller or its Subsidiaries and, to Seller's Knowledge, as against the other party thereto, and (ii) there exists no default of any party thereto, nor has any event or circumstances occurred that, with notice or lapse of time or both, would constitute any default thereunder, except for any defaults that would not reasonably be expected to have a Seller Material Adverse Effect.

          (d)  Section 2.17(d) of the Seller Disclosure Letter lists all
               -----------------------------------------------
agreements entered into by Seller or any of the Seller Subsidiaries providing for the sale or exchange of, or option to sell or exchange, any Seller Properties or the purchase of or exchange, or option to purchase or exchange, any real estate which are currently in effect.

          (e) Neither Seller nor any Seller Subsidiary has any continuing contractual liability (i) for indemnification under any agreement relating to the sale of real estate previously owned by Seller or any Seller Subsidiary,
(ii) to pay any additional purchase price for any of the Seller Properties, or
(iii) to make any reprorations or adjustments to prorations involving an amount in excess of $500,000 that may previously have been made with respect to any property currently or formerly owned by Seller.

          (f) Neither Seller nor any Seller Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, other
           ------------------------
than with Parent or an Affiliate of Parent (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to Seller Partnership or any other Seller Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Seller or any Seller Subsidiary, (ii) requires that Seller or any Seller Subsidiary maintain, or put in place, or replace, indebtedness, secured by one or more of the Seller Properties, or (iii) requires that Seller or any Seller Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Seller or any Seller Subsidiary.

          (g) Except for obligations to provide funds to the Seller Partnership or to Seller Subsidiaries owned entirely by Seller and/or Seller Partnership, there are no material outstanding contractual obligations of Seller or its Subsidiaries to provide any funds to, or make investments in, any other Person.

          (h) Neither Seller nor any of the Seller Subsidiaries is party to any agreement other than with Parent or, in the case of clause (ii), with an affiliate of Parent which (i) would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or (ii) requires any of them to maintain any amount of Indebtedness with respect to any of the Seller Properties.

          (i)  To the extent not set forth in response to the requirements of
Section 2.17(b), Section 2.17 of the Seller Disclosure Letter sets forth as of
                 --------------------------------------------
the date hereof each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction, in each case involving $50,000 or more, to which Seller or any Seller Subsidiary is a party or an obligor with respect thereto.

          (j) Neither Seller nor any of the Seller Subsidiaries is a party to any agreement pursuant to which Seller or any Seller Subsidiary manages any real properties.

     2.18 Opinion of Financial Advisor. The Seller Board and Special Committee
          ----------------------------
have received the opinion of Goldman Sachs dated July 12, 1999 with respect to the fairness from a financial point of view of the consideration to be received by the holders (other than Parent and its Subsidiaries and Affiliates) of Seller Common Shares in connection with the Merger.

     2.19 State Takeover Statutes. Assuming the accuracy of the representations
          -----------------------
and warranties of Parent and Buyer set forth in Section 3.12, Seller has taken all action necessary to exempt the transactions contemplated by this Agreement, including without limitation the Merger, among Parent, Buyer and Seller and their respective Affiliates from the operation of any "business combination," "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute of any state (a "Takeover Statute") and
                                                     ----------------
(ii) the action of the Seller Board and Special Committee in approving the Merger and this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in Subtitle 6 of Title 3 of the MGCL) set forth in Subtitle 6 of Title 3 of the MGCL and the limitations on the voting rights of shares of stock acquired in a "control share acquisition" (as defined in Subtitle 7 of Title 3 of the MGCL) set forth in Subtitle 7 of Title 3 of the MGCL.

     2.20 Proxy Statement and Information Statement. The information relating to
          -----------------------------------------
Seller and the Seller Subsidiaries included in the Proxy Statement (as defined in Section 5.1(a)) and the Information Statement (as defined in Section 5.1(a)) will not, as of the date of mailing of the Proxy Statement and the Information Statement, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.21 Investment Company Act of 1940. Neither Seller nor any of Seller
          ------------------------------
Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").
                                                           --------

     2.22 Definition of Knowledge of Seller.  As used in this Agreement, the
          ---------------------------------
phrase "Knowledge of Seller" or "Seller's Knowledge" (or words of similar
        -------------------      ------------------
import) means the actual knowledge, without any duty of investigation or inquiry, of only those individuals identified in Section 2.22 of the Seller
                                                 --------------------------
Disclosure Letter. Without limiting the generality of the foregoing, in no event
-----------------
will the knowledge of Alter or Biederman by itself be deemed the "Knowledge of Seller" or "Seller's Knowledge."

     2.23 Insurance.  Seller and Seller Subsidiaries maintain insurance coverage
          ---------
for Seller and Seller Subsidiaries and their respective properties and assets of a type and in amounts typical of similar companies engaged in the respective businesses in which Seller and Seller Subsidiaries are engaged. All such insurance policies (a) are in full force and effect, and with respect to all policies neither of Seller nor any Seller Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy, and (b) are sufficient for compliance with all requirements of law and of all agreements to which Seller or the Seller Subsidiaries are a party or otherwise bound and are valid, outstanding, collectible, and enforceable policies, subject to any exception in the case of either clause (a) or (b), as would not, alone or in the aggregate, be reasonably expected to have a Seller Material Adverse Effect or prevent or materially delay the ability of Seller to consummate the transactions contemplated by this Agreement. Neither Seller nor any Seller Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for, insurance covering either Seller or any Seller Subsidiary or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice, except as would not have a Seller Material Adverse Effect.

     2.24 Board Recommendation.  Seller Board, at a meeting duly called and held
          --------------------
on July 12, 1999, at which all of the incumbent directors were present and acting throughout, based upon the unanimous recommendation and approval of the Special Committee, unanimously adopted resolutions which, among other things,
(a) declared that the Merger and the other transactions contemplated by this Agreement are advisable on substantially the terms set forth in this Agreement,
(b) set forth the Charter Amendments and declared that the Charter Amendments are advisable, (c) directed that the Charter Amendments, the Merger and the other transactions contemplated by this Agreement be submitted for consideration by the stockholders of Seller, (d) recommended that the Seller terminate its status as a real estate investment trust and (e) authorized and approved the Partnership Merger Agreement and the transactions contemplated thereby, including the Partnership Merger (such transactions, together with the transactions contemplated by this Agreement, including, without limitation, the Merger, are hereinafter collectively referred to as the "Transactions"). Seller
                                                         ------------
Board has recommended that (y) Seller's stockholders approve this Agreement, the Merger, the Charter Amendments, the termination of Seller's status as a real estate investment trust and the other transactions contemplated by this Agreement, and (z) on behalf of Seller as the sole general partner of Seller Partnership, that the Seller Unit Holders adopt the Partnership Merger Agreement and approve the Partnership Merger and the amendment (the "Partnership Agreement
                                                           ---------------------
Amendment") to the Seller Partnership Agreement attached hereto as Exhibit F.
---------                                                          ---------
Such recommendations shall not be withdrawn, modified or amended, other than as expressly permitted under Section 4.1.

     2.25 Representations in Partnership Merger Agreement.  The representations
          -----------------------------------------------
and warranties of the Seller and the Seller Partnership set forth in the Partnership Merger Agreement are true and correct.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     Parent and Buyer, jointly and severally, represent and warrant to Seller, except as set forth in the letter of even date herewith and delivered to Seller prior to the execution hereof (the "Buyer Disclosure Letter") (it being
                                    -----------------------
understood that the Buyer Disclosure Letter shall be arranged in sections corresponding to the sections contained in this Article 3, and the disclosures in any section of the Buyer Disclosure Letter shall qualify all of the representations in the corresponding section of this Article 3 and, in addition, other sections in this Article 3 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections) as follows:

      3.1 Organization, Standing and Power of Parent and Buyer.
          ----------------------------------------------------

          (a) Parent is a limited liability company duly organized and validly existing under the Laws of Delaware and has the requisite power and authority to carry on its business as now being conducted. Parent is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the ability of Parent and Buyer to timely consummate the transactions contemplated by this Agreement or the Partnership Merger Agreement ("Parent
                                                                     ------
Material Adverse Effect").  Parent has delivered to Seller complete and correct
-----------------------
copies of its organizational documents (including the certificate of formation and limited liability company agreement of Parent) as amended or supplemented to the date of this Agreement.

          (b) Each of Buyer and SHP Investors, Inc. ("Holdings") is a
                                                      --------
corporation duly organized and validly existing under the Laws of Maryland, in the case of Buyer, or Delaware, in the case of Holdings, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Buyer and Holdings is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer and Holdings to timely consummate the transactions contemplated by this Agreement or the Partnership Merger Agreement (a "Buyer Material Adverse Effect"). Complete and
                                 -----------------------------
correct copies of the organizational documents as amended or supplemented to the date of this Agreement of Buyer and Holdings have been delivered to Seller.

          (c) Each of Parent, Buyer and Holdings are newly formed and, except for activities incident to the acquisition of Seller, none of Parent, Buyer or Holdings has (i) engaged in any business activities of any type or kind whatsoever or (ii) acquired any property of any type or kind whatsoever.

      3.2 Ownership of Parent, Buyer and Holdings.  As of the date hereof, all
          ---------------------------------------
of Parent's membership interests are owned by Westbrook Fund III and Alter. Holdings is a wholly-owned Subsidiary of Parent, and Buyer is a wholly-owned Subsidiary of Holdings. As of the Closing Date, at least 75% of the voting interests and 75% of the equity interest of Parent will be owned, directly or indirectly by Westbrook Fund III, Westbrook SHP and Westbrook Co-Investment. Parent has delivered to Seller a true and complete copy of the Contribution Agreement which is being executed contemporaneously with the execution of this Agreement.

      3.3 Authority; Noncontravention; Consents.
          -------------------------------------

          (a) Each of Parent and Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery of this Agreement by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated by this Agreement to which Parent and/or Buyer is a party have been duly authorized by all necessary limited liability company or corporate action on the part of Parent, Buyer and Holdings. The Merger has been approved by Holdings as the sole stockholder of Buyer. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes a valid and binding obligation of each of Parent and Buyer, enforceable against each of Parent and Buyer in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity. The Contribution Agreement has been duly executed and delivered by the parties thereto and constitutes a valid and binding obligation of each party thereto, enforceable against each party thereto in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b) The execution and delivery of this Agreement by each of Parent and Buyer does not, and the consummation of the transactions contemplated by this Agreement to which Parent and/or Buyer is a party and compliance by each of Parent and Buyer with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) the organizational documents of Parent or Buyer or the comparable certificate of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any other Subsidiary of the Parent, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Parent Material Adverse Effect or a Buyer Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Buyer or the consummation by Parent or Buyer of any of the transactions contemplated by this Agreement, except for (i) any filings required under the Exchange Act (including Schedule 13E-3), (ii) the filing of the Articles of Merger with the Maryland Department, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the Partnership Merger, (iv) such filings as may be required in connection with the payment of any Transfer Taxes (as defined in Section 5.6), (v) any filings required under the HSR Act, (vi) the filing of a Form D with the SEC with respect to the transaction contemplated by the Partnership Merger Agreement and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as may be required under federal, state or local environmental Laws, (B) as may be required under the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay beyond December 31, 1999 the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent or Buyer from timely performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect.

      3.4 Litigation.  As of the date of this Agreement, there is no suit,
          ----------
action or proceeding pending (in which service of process has been received by Parent or any of its Subsidiaries) or, to the Knowledge of Parent (as defined in
Section 3.13), threatened in writing against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to (i) have a Parent Material Adverse Effect or (ii) prevent or delay beyond the Outside Date the consummation of any of the material transactions contemplated by this Agreement, nor, as of the date of this transaction, is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent of any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

      3.5 Undisclosed Liability.  As of the date hereof, neither Parent nor
          ---------------------
Buyer has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required by GAAP to be set forth on a consolidated balance sheet of Parent or Buyer or in the notes thereto which, individually or in the aggregate, would have a Parent Material Adverse Effect or Buyer Material Adverse Effect other than those resulting from any lawsuits or other claims filed with respect to the Merger and the other transactions contemplated hereby.

      3.6 Brokers.  No broker, investment banker, financial advisor or other
          -------
Person, the fees and expenses of which will be paid by Parent or Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or any of its Subsidiaries other than as set forth in Section 3.6 of the Buyer Disclosure Letter.
                     ------------------------------------------

      3.7 Compliance With Laws.  Neither Parent nor any of its Subsidiaries has
          --------------------
violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Parent Material Adverse Effect or Buyer Material Adverse Effect.

      3.8 Contracts; Debt Instruments.  Neither Parent nor any of its
          ---------------------------
Subsidiaries (i) has received a written notice that Parent or any of its Subsidiaries is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor (ii) to the Knowledge of Buyer (as defined in Section 3.15) does such a violation or default exist, except to the extent such violation or default referred to in clauses (i) or (ii), individually or in the aggregate, would not have a Parent Material Adverse Effect or a Buyer Material Adverse Effect.

     3.9  Solvency.  Immediately after giving effect to the Transactions and the
          --------
closing of the Financing (as herein defined) and the Contribution, the Surviving Company and the Surviving Operating Partnership shall (a) be able to pay their respective debts as they become due and shall each own property having a fair market value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (b) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Partnership Merger Agreement and the closing of any financing to be obtained by Parent, Buyer or Buyer Operating Partnership in order to effect the transactions contemplated by this Agreement and the Partnership Merger Agreement or with the intent to hinder, delay or defraud either present or future creditors of Parent, Buyer, Buyer Operating Partnership, the Surviving Company or the Surviving Operating Partnership.

     3.10 Proxy Statement and Information Statement.  The information provided
          -----------------------------------------
by Parent or Buyer with respect to Parent and its Subsidiaries and the Surviving Company for inclusion in the Proxy Statement and the Information Statement will not, as of the date of mailing of the Proxy Statement and the Information Statement, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11 Investment Company Act of 1940.  Neither Parent nor any of its
          ------------------------------
Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

     3.12 Ownership of Stock in Seller.
          ----------------------------

          (a) The beneficial ownership of Seller Common Shares (excluding any Seller Common Shares issuable upon exercise of the options for 845,362 Seller Common Shares issued to Alter and Biederman that were not exercisable within 60 days of April 15, 1999), Seller Preferred Shares and Seller OP Units by Parent, Buyer, Buyer Operating Partnership and the parties to the Contribution Agreement and certain other affiliated persons and entities listed in the Schedule 13Ds are as set forth in the Schedule 13D filed by Westbrook Fund I and the other parties named therein with the SEC on October 24, 1997, as amended through the date hereof, and the Schedule 13D filed by Alter and the other parties named therein with the SEC on April 15, 1999, as amended through the date hereof.

          (b) Parent, Holdings, Buyer, and Buyer Operating Partnership are "affiliates" or "associates" (as such terms are defined in Section 3-601 of the MGCL) of Alter.

          (c) Of Parent, Holdings, Buyer, Buyer Operating Partnership, the parties to the Contribution Agreement and the other direct and indirect beneficial owners of stock and affiliates (as such terms are defined in Section 3-601 of the MGCL) of Buyer, only (i) Westbrook Fund I, (ii) Westbrook Co-Investment Partnership I, L.P., a Delaware limited partnership ("Westbrook Co-
                                                                 ------------
Investment I"), and (iii) each other beneficial owner of the securities of
------------
Seller beneficially owned by Westbrook Fund I or Westbrook Co-Investment I is or was at any time within the 2 years prior to the date hereof the beneficial owner (as such term is defined in Section 3-601 of the MGCL) directly or indirectly of 10 percent or more of the voting power of the outstanding voting stock of Seller.

     3.13 Definition of Knowledge.  As used in this Agreement, the phrase
          -----------------------
"Knowledge of Parent" or "Knowledge of Buyer" (or words of similar import) means
--------------------      ------------------
the actual knowledge without any duty of investigation or inquiry of those individuals identified in Section 3.13 of the Buyer Disclosure Letter.
                          -------------------------------------------

     3.14 Sufficient Funds.  After giving effect to the contribution of cash and
          ----------------
assets to Parent pursuant to, and in accordance with, the Contribution Agreement, and borrowings (the "Financing") under Parent's financing commitment
                                ---------
attached as Exhibit G  (the "Financing Commitment"), which Contribution
            ---------        --------------------
Agreement and Financing Commitment are in full force and effect, the Surviving Company and the Surviving Operating Partnership will have sufficient funds available to:

          (a) refinance or repay in cash all indebtedness for borrowed money of Seller or any Seller Subsidiary that will become due as a result of the transactions contemplated by this Agreement or the Partnership Merger Agreement, plus unpaid interest accrued thereon, and any prepayment, breakage or other costs associated with the repayment or refinancing, as the case may be, in each case as set forth in Section 3.14(a) of the Seller Disclosure Letter;
                     -----------------------------------------------

          (b) pay all amounts required to be paid pursuant to this Agreement and the Partnership Merger Agreement;

          (c) pay all fees, costs and expenses incurred by Seller and the Seller Partnership in connection with this Agreement, the Partnership Merger Agreement and the transactions contemplated herein and therein assuming such fees, costs and expenses (including severance costs) are not in excess of $11,500,000; and

          (d) pay all fees, costs and expenses incurred by Parent, Buyer and Buyer Operating Partnership in connection with this Agreement, the Partnership Merger Agreement and the other transactions contemplated herein and therein.

     3.15 Representations in Partnership Merger Agreement.  The representations
          -----------------------------------------------
and warranties of Parent and the Buyer Operating Partnership and its Subsidiaries set forth in the Partnership Merger Agreement are true and correct.

                                   ARTICLE 4

                                   COVENANTS

     4.1  Acquisition Proposals. During the period from the date hereof and
          ---------------------
continuing through the Effective Time or the earlier termination of this Agreement in accordance with its terms, Seller agrees that:

          (a) neither it nor any of the Seller Subsidiaries shall initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, share exchange, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of, Seller and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or
                                                       --------------------
engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (for the avoidance of doubt, responding to an unsolicited inquiry by informing such inquiror that Seller is subject to this Section 4.1 and instructing such inquiror to review this Agreement shall not be a violation of this Section 4.1);

          (b) it shall direct and use its reasonable best efforts to cause its officers, directors, employees, agents or financial advisors not to engage in any of the activities restricted by Section 4.1(a);

          (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations theretofore conducted with any Person with respect to any Acquisition Proposal and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

          (d) it will notify Buyer promptly if Seller receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Agreement shall restrict Seller Board or Special Committee (and the officers, directors, employees, agents and financial advisors of Seller acting at the direction of Seller Board or Special Committee) from (i) prior to the Seller Stockholders Meeting (as defined below), furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited Acquisition Proposal, if
(A) Seller Board or Special Committee determines in good faith that the failure to take such action would reasonably be expected to violate its duties under applicable law and such proposal is, or is reasonably likely to be, a Superior Acquisition Proposal (as defined below), (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Seller provides written notice to Buyer to the effect that it is furnishing information to, or entering into discussions with, such Person and (C) subject to any confidentiality agreement with such Person, Seller keeps Buyer informed of the status (not the terms or identity of parties) of any such discussions or negotiations (Seller agreeing that it will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits Seller from providing such information to Buyer); and (ii) to the extent applicable, taking and disclosing to the Seller stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided, however, that Seller Board or Special Committee may not approve or recommend an Acquisition Proposal, or withdraw or modify in a manner adverse to Buyer its approval or recommendation of this Agreement and the Merger, unless such Acquisition Proposal is a Superior Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Seller to terminate this Agreement (except as specifically provided in Article 7 hereof) or (y) permit Seller to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement in customary form executed as provided above); provided, however, that the Seller Board or Special Committee may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means
                                            -----------------------------
a bona fide Acquisition Proposal made by a third party which Seller Board or Special Committee determines in good faith (after consultation with its financial advisor) to be more favorable to Seller's stockholders than the Merger and which Seller Board or Special Committee determines is reasonably capable of being consummated.

      4.2 Conduct of Seller's Business Pending Merger.  During the period from
          -------------------------------------------
the date hereof and continuing through the Effective Time, except (i) as consented to in writing by Buyer or as contemplated by this Agreement and (ii) as set forth on Section 4.2 of the Seller Disclosure Letter, Seller shall, and
                -------------------------------------------
shall cause each of the Seller Subsidiaries to:

          (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and, except as contemplated by this Agreement and the transactions contemplated hereby, take all action necessary to continue to qualify as a REIT;

          (b) use its reasonable efforts to (i) preserve intact its business (corporate or otherwise) organizations and goodwill and (ii) keep available the services of its officers and key employees other than those employed by Parent, Lessee or Manager or any of Affiliate thereof;

          (c) confer on a regular basis upon reasonable request with one or more representatives of Buyer to report on material operational matters and, subject to Section 4.1, any proposals to engage in material transactions;

          (d) promptly notify Buyer of any material adverse change in its condition (financial or otherwise), business, properties, assets or liabilities, or of any material governmental complaints, investigations or hearings adverse to it (or written threats thereof) which could reasonably be expected to have a Seller Material Adverse Effect;

          (e) promptly deliver to Buyer true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement and prior to the Closing Date;

          (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Seller Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

          (g) duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law, and provided such extensions do not adversely affect Seller's status as a qualified REIT under the Code;

          (h) except as set forth in this Agreement, not make, rescind or revoke any material express or deemed election relative to Taxes (unless required by law or necessary to preserve Seller's status as a REIT or the status of any Seller Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

          (i) except as contemplated in the CapEx Budget previously made available to Buyer, not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving lines of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except with respect to projects described in the Seller SEC Documents or the Seller Disclosure Letter as being under development in accordance with the agreements in existence on the date of this Agreement and previously furnished to Buyer (the "Development Agreements");
      ----------------------

          (j) not (except as contemplated by this Agreement and the Partnership Merger Agreement) amend its Charter or bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Seller Subsidiary;

          (k) except as contemplated by this Agreement and the Seller Partnership Redemption and for issuances under Seller's dividend reinvestment plan in accordance with past practice, make no change in the number of its shares of capital stock, membership interests or units of limited partnership interest (as the case may be) issued and outstanding or reserved for issuance, other than pursuant to (i) the exercise of options or other rights disclosed in

Section 2.3 of the Seller Disclosure Letter, (ii) the conversion of Seller
-------------------------------------------
Preferred Shares, or (iii) the exchange or redemption of Seller OP Units pursuant to the Seller Partnership Agreement for Seller Common Shares or cash, at Seller's option;

          (l) except as set forth in Section 4.2(l) of the Seller Disclosure
                                     ---------------------------------------
Letter or without the consent of Parent, grant no options or other rights or
------
commitments relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and, except as contemplated by this Agreement, not amend or waive any rights under any of the Seller Options;

          (m) except as provided in this Agreement (including the Seller Partnership Redemption and Section 5.8), the Partnership Merger Agreement and in connection with the use of Seller Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Seller Common Shares, Seller Preferred Shares or Seller OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest, except for (A) redemptions of Seller Common Shares required under Section 2 of Article V of Seller's Charter in order to preserve the status of Seller as a REIT under the Code and (B) conversions or redemptions of Seller OP Units, whether or not outstanding on the date of this Agreement, for cash or Seller Common Shares in accordance with the terms of the Seller Partnership Agreement;

          (n) not sell, lease (other than to Lessee), exchange or otherwise dispose of any Seller Property outside the ordinary course of business or as set forth on Section 4.2(n) of the Seller Disclosure Letter;
         ----------------------------------------------

          (o) not make any loans, advances or capital contributions to, or investments in, any other Person, other than regular advances to employees in the ordinary course of business and loans, advances and capital contributions to Seller Subsidiaries in existence on the date hereof;

          (p) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) which are material to Seller and its Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Buyer or incurred in the ordinary course of business consistent with past practice (collectively, "Ordinary Course Liabilities");
                                   ---------------------------

          (q) except as provided in Section 4.2(i) above, not enter into any commitment, contractual obligation or transaction (each, a "Commitment") for the
                                                            ----------
purchase of any real estate; provided that expansion or improvements made in the ordinary course of business to existing real property shall not be considered a purchase of real property;

          (r) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

          (s) not enter into any contractual obligation with any officer, director or Affiliate of Seller except as set forth in this Agreement;

          (t) not increase any compensation or enter into or amend any employment, severance or other agreement with any of its officers, directors or employees earning a base salary of more than $100,000 per annum, other than as required by any contract or Employee Plan or pursuant to waivers by employees of benefits under such agreements;

          (u) except as provided in Section 4.2(l) of this Agreement, not adopt any new employee benefit plan or amend or terminate or increase the benefits under any existing plans or rights, not grant any additional options, warrants, rights to acquire stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance stock to any officer, employee or director, or accelerate vesting with respect to any grant of Seller Common Shares to employees which are subject to any risk of forfeiture, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

          (v) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the conversion of Seller OP Units into Seller Common Shares or cash or the Seller Partnership Redemption;

          (w) not accept a promissory note in payment of the exercise price payable under any option to purchase Seller Common Shares;

          (x) not enter into or amend or otherwise modify or waive any material rights under any agreement or arrangement for the Persons that are executive officers or directors of Seller or any Seller Subsidiary (other than Alter and Biederman in their capacities as such);

          (y) not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or a majority of any other equity interest in, any Person other than any of the foregoing (other than a merger or consolidation) in connection with a transaction permitted pursuant to Section 4.2(i);

          (z) not settle or compromise any material tax liability;

          (aa) perform all actions required to consummate the Seller Partnership Redemption on the Closing Date prior to the Effective Time;

          (bb) perform all agreements required to be performed by the Seller and its Subsidiaries (including the Seller Partnership) under the Partnership Merger Agreement; and

          (cc) not agree, commit or arrange to take any action prohibited under this Section.

      4.3 Conduct of Parent's and Buyer's Business Pending Merger.  Prior to the
          -------------------------------------------------------
Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Seller, Parent shall, and shall cause Buyer to:

          (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

          (b) promptly notify Seller of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (c) not directly or indirectly, through a subsidiary or otherwise, merge or consolidate with, or acquire all or substantially all of the assets of, or the beneficial ownership of a majority of the outstanding capital stock or other equity interests in any Person whose securities are registered under the Exchange Act unless such transaction has been approved by Seller;

          (d) except as contemplated by this Agreement, not issue or commit to issue or change the ownership of any Buyer or Buyer Operating Partnership securities unless such issuance or change in ownership has been approved by Seller;

          (e) use reasonable best efforts to do all necessary things required to obtain and to close the funding contemplated by the Contribution Agreement and the borrowings contemplated by the Financing Commitment or if the Financing Commitment is terminated or such funds shall not otherwise be available, to obtain alternate financing, in each case on financial and other terms no less favorable than those set forth in the Financing Commitment or to the extent not set forth therein, on terms reasonably acceptable to Parent, and to cause such equity funding and such borrowings to be made available to Parent, Buyer, Buyer Operating Partnership and Seller Partnership or the other borrowers thereunder, as applicable as and subject to the conditions provided in the Contribution Agreement and the Financing Commitment. Parent and Buyer will not amend or otherwise modify in any material respect, or waive any material rights under the Contribution Agreement or Financing Commitment, in each case to the extent such action could reasonably be expected to materially and adversely affect the likelihood of obtaining such funding. Parent agrees to use its reasonable best efforts so that representatives of Seller shall have reasonable access to the lender under the Financing Commitment and use its reasonable best efforts to cause such lender to respond to Seller's reasonable request regarding the status of such financing;

          (f) not agree, commit or arrange to take any action prohibited under this Section; and

          (g) except as contemplated by the Contribution Agreement, not acquire ownership, beneficially or of record, of any Seller Common Shares or Seller Preferred Shares.

      4.4 Other Actions.  Each of Seller on the one hand, and Parent and Buyer
          -------------
on the other hand, shall not knowingly take, and shall use commercially reasonable efforts to cause their Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in Article 6 not being satisfied.

      4.5 Private Placement.  Parent shall take all actions necessary to offer
          -----------------
and sell interests in Parent to holders of Seller OP Units in the manner contemplated by the Partnership Merger Agreement and Sections 1.8 and 5.1 hereof and as shall be required for the offering and sale of such units of limited partnership interest to be exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D.

      4.6 Escrow Arrangement.  Parent has delivered to Fidelity National Title
          ------------------
Insurance Company, as escrow agent (the "Escrow Agent") $25,000,000 (the "Cash
                                         ------------                     ----
Collateral") in cash or an irrevocable letter of credit in the amount of the
----------
Cash Collateral, substantially in the form attached hereto as Exhibit H, with
                                                              ---------
such changes as shall be reasonably satisfactory to Seller and from a bank reasonably satisfactory to Seller (the "Letter of Credit") to secure the
                                        ----------------
obligation of Parent and Buyer to pay certain fees and expenses pursuant to
Section 7.2 and to be held in accordance with the terms of an Escrow Agreement dated as of the date hereof among the Escrow Agent, Seller, Seller Partnership and Parent (the "Escrow Agreement").
                 ----------------

      4.7 Seller Partnership Actions.  Seller shall use its reasonable best
          --------------------------
efforts to cause Seller Partnership to (a) obtain the Seller Partner Approval and (b) redeem from Seller, Seller OP Units in exchange for assets of Seller Partnership as set forth on Exhibit A. Parent will cooperate with Seller in
                            ---------
obtaining the Seller Partner Approval.

      4.8 Pro Formas.  Set forth on Exhibit J is the current estimated sources
          ----------                ---------
and uses of funds in connection with the Contribution, the Financing Commitment and the consummation of the transactions contemplated by this Agreement and the Partnership Merger Agreement, which reflects the current assumptions regarding sources and uses of funds for such purposes, and Parent will promptly notify Seller of any material changes in such estimated sources and uses of funds and provide Seller a revised statement reflecting such changes.

                                   ARTICLE 5

                             ADDITIONAL COVENANTS

      5.1 Preparation of the Proxy Statement; Seller Stockholders Meeting.
          ---------------------------------------------------------------

          (a) The parties shall cooperate and promptly prepare, and Seller shall file with the SEC as soon as practicable a proxy statement with respect to the meeting of the stockholders of Seller in connection with the Merger and Charter Amendments (the "Proxy Statement"). The parties shall cooperate
                 ---------------
and promptly prepare and the appropriate party shall file with the SEC as soon as practicable any other filings required under the Exchange Act ("Additional
                                                                   ----------
Filings"), including a Rule 13e-3 Transaction Statement on Schedule 13E-3 with
-------
respect to the Merger to be filed jointly by Seller, Parent and Buyer, together with any required amendments thereto. To the extent the Seller Partnership has received the Seller Partner Approval in the form of valid written consents executed by partners of the Seller Partnership promptly after the date hereof, Seller Partnership and Parent shall jointly promptly prepare an Information Statement of Seller Partnership and Parent for use in connection with the offering of units of limited liability company interest in Parent (the "Information Statement). To the extent the Seller Partnership has not received
 ---------------------
the Seller Partner Approval in the form of valid written consents executed by partners of the Seller Partnership promptly after the date hereof, Seller Partnership and Parent shall jointly and promptly prepare a Consent Solicitation Statement soliciting the written consent of the holders of Seller OP Units to the adoption of this Agreement and the approval of the Partnership Merger (the "Consent Solicitation Statement"), which Consent Solicitation Statement shall
 ------------------------------
contain a description of the terms of the Class A Preferred Units and the Class B Units and the recommendation of Seller General Partner's Board of Directors that the holders of Seller OP Units consent to the adoption of this Agreement and the approval of the Partnership Merger. Each of Seller, Seller Partnership, Parent, Buyer and Buyer Operating Partnership agrees that the information provided by it for inclusion in the Proxy Statement, the Additional Filings, the Information Statement, Consent Solicitation Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of Seller and at the time of the taking of consent in respect of the Seller Partner Approval, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, Buyer and Buyer Operating Partnership shall, with respect to the Seller Partner Approval and the offering of units of limited liability interests in Parent to holders of Seller OP Units, comply with Regulation D of the Securities Act, as applicable. Seller will use its reasonable best efforts, and Parent, Buyer and Buyer Operating Partnership will cooperate with Seller to (i) file a preliminary Proxy Statement with the SEC and (ii) cause the Proxy Statement to be mailed to Seller's stockholders, in each case, as promptly as practicable (including clearing the Proxy Statement with the SEC) following receipt by Seller of written certification from the lender under the Financing Commitment that it has received and reviewed the environmental reviews, engineering reports, title reports, surveys and appraisal reports with respect to substantially all (based on the aggregate value of the Seller Properties) of the Seller Properties for which it desires such reports (collectively, the "Property Reports"), provided that the termination date of
                    ----------------
the Financing Commitment shall be later than 12 days from the date the Proxy Statement was otherwise to be mailed to Seller's stockholders; and provided,
                                                                   --------
further, that the parties acknowledge that any of such reports may be updated or
-------
supplemented from time to time prior to Closing. Seller will use its reasonable best efforts, and Parent, Buyer and Buyer Operating Partnership will cooperate with Seller, to cause the Information Statement or Consent Solicitation Statement, as applicable, to be mailed to the Seller Unit Holders as promptly as practicable after the SEC has cleared the Proxy Statement and it has been mailed to Seller's stockholders. Seller will notify Buyer promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or the Additional Filings or for additional information and will supply Buyer with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Proxy Statement or the Additional Filings. The parties shall cooperate to cause the Proxy Statement, the Information Statement, Consent Solicitation Statement and any Additional Filings to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Additional Filings, or the Information Statement or Consent Solicitation Statement, Seller on the one hand, and Parent and Buyer on the other hand, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the stockholders of Seller or holders of Seller OP Units, as applicable, such amendment or supplement to the Proxy Statement or the Information Statement or Consent Solicitation Statement .

          (b) It shall be a condition to the mailing of the Proxy Statement and the Information Statement that if they so request, Buyer and Buyer Operating Partnership shall have received a "comfort" letter or an "agreed upon procedures" letter from Ernst & Young LLP, independent public accountants for Seller and Seller Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"),
                                                         ---------------
dated as of the date on which the Proxy Statement is to be mailed to the stockholders of Seller, addressed to Parent, Buyer and Buyer Operating Partnership, in form and substance reasonably satisfactory to Buyer and Buyer Operating Partnership, concerning the procedures undertaken by Ernst & Young, LLP with respect to the financial statements and information of Seller, Seller Partnership and their Subsidiaries contained in the Proxy Statement and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (c) Seller will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders, such meeting to be held no sooner than 20 business days nor later than 45 days following the date the Proxy Statement is mailed to the stockholders of Seller (the "Seller Stockholders Meeting") for the purpose of
                             ---------------------------
obtaining the Seller Stockholder Approvals. Seller shall be required to hold the Seller Stockholders Meeting, regardless of whether the Seller Board has withdrawn, amended or modified its recommendation that its stockholders adopt this Agreement and approve the Merger, unless this Agreement has been terminated pursuant to the provisions of Section 7.1. Seller will, through its Seller Board, recommend that its stockholders adopt this Agreement and approve the transactions contemplated hereby, including the Merger and Charter Amendments; provided, that prior to the Seller Stockholders Meeting, such recommendation may be withdrawn, modified or amended only to the extent expressly permitted under
Section 4.1.

          (d) If on the date for the Seller Stockholders Meeting established pursuant to Section 5.1(c) of this Agreement, Seller has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by Persons who intend to vote to adopt this Agreement, will constitute a sufficient number of votes to adopt the Seller Stockholder Approvals (but less than one-third of the outstanding Seller Common Shares and Seller Preferred Shares (voting on an "as-converted basis"), voting as a single class have indicated their intention to vote against, or have submitted duly executed proxies voting against, the adoption of the Seller Stockholder Approvals), then Seller shall recommend the adjournment of its stockholders meeting until the date 10 business days after the originally scheduled date of the stockholders meeting.

      5.2 Access to Information; Confidentiality.  Subject to the requirements
          --------------------------------------
of confidentiality agreements with third parties, each of Seller, Parent and Buyer shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors, sources of financing and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Seller, Parent and Buyer shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party and its financing sources all other information concerning its business, properties and personnel as such other party may reasonably request. Parent, Buyer and their financing sources shall have the right to conduct non-intrusive environmental and engineering inspections at the Seller Properties, provided that in no event shall Parent or Buyer have the right to conduct so-called "Phase II" environmental tests without Seller's prior consent, which shall not be unreasonably withheld. Notwithstanding anything in this
Section 5.2 to the contrary, all of Parent's and Buyer's activities pursuant to this Section 5.2 must be conducted in a manner that does not unreasonably interfere with the ongoing operations of Seller and Seller Subsidiaries.

      5.3 Reasonable Best Efforts; Notification.
          -------------------------------------

          (a) Subject to the terms and conditions herein provided, Seller, Parent and Buyer shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including without limitation any required filings and consents under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations (the parties acknowledge that all consents under each of the Seller Franchise Agreements shall comply with the provisions of Section 5.3(a) of the Buyer Disclosure
                                    --------------------------------------
Letter unless otherwise mutually agreed by Seller and Parent); (ii) use all
------
reasonable best efforts to obtain, in writing, the consents listed in Section
                                                                      -------
5.3(a)(1) of the Seller Disclosure Letter (the "Lender Consents") in the manner
-----------------------------------------       ---------------
set forth in Section 5.3(c) and the consents listed in Section 5.3(a)(3) of the Seller Disclosure Letter (the "Ground Lessor Consents"), and the parties shall
                               ----------------------
use all reasonable best efforts to cause Lessee to obtain, in writing, the consents listed in Section 5.3(a)(2) of the Seller Disclosure Letter (the
                   -------------------------------------------------
"Franchise Consents") in the manner set forth in Section 5.3(d) (such Lender
-------------------
Consents, Ground Lessor Consents and Franchise Consents referred to herein collectively as the "Required Consents") in form reasonably satisfactory to
                     -----------------
Seller and Buyer, provided however, that, without the prior written consent of Parent, neither Seller, the Seller Partnership nor any other Seller Subsidiary shall pay any cash or other consideration, make any commitments or incur any liability or other obligation except (x) in the case of obtaining Lender Consents and consents under the Seller Franchise Agreements, as set forth in clause (y) below and Sections 5.3(c) and 5.3(d), (y) in the case of obtaining Ground Lessor Consents and Lender Consents, in an aggregate amount of $1,500,000 or less for the payment of all Ground Lessor Amounts and Prepayment Amounts (provided that such amount may exceed $1,500,000 if the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger is reduced by the aggregate amount of such excess, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, is reduced accordingly) and
(z) for all other consents required to effect the Transactions, in an aggregate amount of $100,000 or less (provided that such amount may exceed $100,000 if the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger is reduced by the aggregate amount of such excess, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, is reduced accordingly); and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, subject in the case of Seller to the exercise by the Seller Board or Special Committee prior to the Outside Date of its duties under applicable law; provided however, that nothing in this Section 5.3 shall require Parent or Buyer to pay or commit to pay any money or other consideration or to incur any liability or other obligation (except as described in clause (i) of Section 5.3(c)). In furtherance thereof, Seller agrees to vote in favor of, or at Buyer's request deliver a written consent with respect to, the transactions contemplated by the Partnership Merger Agreement in its capacity as a limited partner of the Seller Partnership, and in its capacity as a general partner of the Seller Partnership. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, Parent and the Surviving Company shall take all such necessary action.

          (b) Seller shall give prompt notice to Parent and Buyer, and Parent and Buyer shall give prompt notice to Seller, (i) if any representation or warranty made by it or them contained in this Agreement that is qualified as to Seller Material Adverse Effect, Parent Material Adverse Effect or Buyer Material Adverse Effect, as the case may be, becomes untrue or incorrect in any respect or any such representation or warranty that is not so qualified becomes untrue or incorrect in any material respect or (ii) of the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) With respect to securing the Lender Consents, Buyer and Seller shall cooperate with each other and use all reasonable best efforts to secure each of the Lender Consents, including taking the actions set forth in Section
                                                                       -------
5.3(d) of the Seller's Disclosure Schedule.  Each party shall update the other
------------------------------------------
on its progress at the request of the other:

               (i) In the event some or all of the Lender Consents are not obtained, to the extent the Original Loan Amounts (as defined in the Financing Commitment), as such Original Loan Amount may be increased pursuant to the terms of the Financing Commitment, exceed $454,600,000 less the amount, if any, by which the proceeds under the Financing Commitment are reduced as a result of any defect or loss referred to in clause (i)(A) of Section 7.1(j) (whether or not a Lender Property Determination (as defined below) shall have occurred) (a "Financing Overage"), the Financing
                                             -----------------
     Overage shall be used as a source of funds to prepay as of the Closing Date, in whole or in part, the outstanding amounts under all of the loans for which a Lender Consent is required (any such loan, an "Underlying
                                                                ----------
     Loan") which have not been received and any prepayment penalty with respect thereto. To the extent an Underlying Loan and any related prepayment penalty will be paid as of the Closing Date with the proceeds of a Financing Overage, the Lender Consent with respect to such Underlying Loan shall be deemed to have been obtained;

               (ii) In the event that at any time after July 15, 1999, Seller reasonably believes that (A) some or all of the Lender Consents will not be obtained or waived or (B) the Financing Overage will be an insufficient source of funds for the prepayment in full of all the Underlying Loans (together with all prepayment penalties) or (C) Buyer will not be able to obtain additional financing to prepay in full all the Underlying Loans (together with all prepayment penalties), Seller may seek to obtain new financing in an amount equal to such excess upon terms materially similar to market terms for similar loans on the date hereof. The proceeds of such financings shall be used solely to prepay as of the Closing Date in whole or in part one or more of the Underlying Loans for which Lender Consents have not been received or waived and any prepayment penalty with respect thereto. To the extent an Underlying Loan and any related prepayment penalty will be paid as of the Closing Date with the proceeds of any such financing, together with any Financing Overage, the

     Lender Consent with respect to such Underlying Loan shall be deemed to have been obtained. With respect to Underlying Loans that are not prepayable in accordance with their respective terms, all amounts paid or required to be paid pursuant to clause (i) above or this clause (ii) to obtain Lender Consents that exceed the amount of principal and accrued interest on the applicable Underlying Loan are referred to herein as the "Prepayment
                                                               ----------
     Amounts" and the parties shall use all reasonable best efforts to minimize
     -------
     the Prepayment Amounts;

               (iii)  In the event that, following the operation of clauses
     (i) and (ii) above, all of the Lender Consents have not been obtained or deemed waived, Seller may, at its sole option, agree to have the Common Merger Consideration reduced by the aggregate amount necessary to pay at Closing all remaining amounts under the Underlying Loans in full, and Buyer shall agree to waive the condition that it receive any of the Lender Consents.

          (d) Seller, Buyer and Parent shall use all reasonable best efforts to minimize (i) the amounts of so-called Property Improvement Plan costs and termination fees paid or payable by Seller, Seller Partnership or any other Seller Subsidiary or Lessee in cash or other consideration (including by making commitments or incurring any liability or obligation) in connection with obtaining consent of the franchisors (including the Franchise Consents) under each of the Seller Franchise Agreements with respect to any Seller Property (collectively and in the aggregate, "Franchise Fees") and (ii) the amounts paid
                                     --------------
or required to be paid by Seller, Seller Partnership or any other Seller Subsidiary in cash or other consideration (including by making commitments or incurring any liability or obligation) in connection with obtaining the Ground Lessor Consents (the "Ground Lessor Amounts"), in each case in connection with
                      ---------------------
transactions contemplated hereby and by the Contribution Agreement. If the Franchise Fees are equal to or less than $12,500,000, the aggregate cash consideration payable to the holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall not be adjusted pursuant to this Section 5.3(d). If the Franchise Fees exceed $12,500,000 but are less than $25,000,000 the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall be reduced by one-half of the amount by which the Franchise Fees exceed $12,500,000, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly. If the Franchise Fees exceed $25,000,000, at the option of Seller, Seller may or any Seller Subsidiary may pay or commit to pay or Seller may consent to Lessee paying or committing to pay such excess, and the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall be reduced by the sum of (x) $6,250,000 as required by the preceding sentence and (y) the amount by which the Franchise Fees exceed $25,000,000, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly. The Special Committee (or its representatives) shall be provided reasonable advance notice of all meetings with and copies of all correspondence with any franchisors under each of the Seller Franchise Agreements and be given the opportunity to attend and participate in all such meetings.

          (e) For purposes of the last two sentences of Section 5.3(d), no Franchise Fees that are paid or payable by Parent, Buyer or Lessee shall be included in determining the dollar thresholds in such sentences unless Seller shall have been consulted by Parent, Buyer or Lessee, as applicable, prior to the incurrence of such Franchise Fees.

      5.4 Public Announcements.  Parent, Buyer and Seller will consult with each
          --------------------
other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

      5.5 Transfer Taxes.  Buyer and Seller shall cooperate in the preparation,
          --------------
execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer Taxes"). From and after the
                                           --------------
Effective Time, the Surviving Company shall pay, or shall cause the Surviving Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Seller Common Shares or Seller OP Units, all Transfer Taxes.

      5.6 Benefit Plans.  After the Effective Time, all employees of Seller who
          -------------
are employed by the Surviving Company shall, at the option of the Surviving Company, either continue to be eligible to participate in an "employee benefit plan," as defined in Section 3(3) of ERISA, of Seller which is, at the option of the Surviving Company, continued by the Surviving Company, or alternatively shall be eligible to participate in any "employee benefit plan," as defined in
Section 3(3) of ERISA, established, sponsored or maintained by the Surviving Company after the Effective Time. With respect to each such employee benefit plan not formerly maintained by Seller, service with Seller or any Seller Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits and all pre-existing condition exclusions shall be waived and expenses incurred by any employee for deductibles and copayments in the portion of the year prior to the date such employee first becomes a participant in such employee benefit plan shall be credited to the benefit of such employee under such employee benefit plan for the year in which the employee's participation commences.

      5.7 Indemnification.
          ---------------

          (a) From and after the Effective Time, the Surviving Company shall provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, employee or director of Seller or any Seller Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification
--------------------
provided to the Indemnified Parties by Seller and the Seller Subsidiaries immediately prior to the Effective Time in their respective articles or certificate of incorporation and bylaws or other organizational documents, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement and the Financing.

          (b) In addition to the rights provided in Section 5.7(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of Seller, Parent or Buyer, or any Subsidiary of the Seller or Parent, or by or in the right of Seller, Parent or Buyer, or any Subsidiary of the Seller or Parent, or any claim, action, suit, proceeding or investigation (collectively,

"Claims") in which any Indemnified Party is, or is threatened to be, made a
 ------
party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee or director of Seller or any of the Seller Subsidiaries or any action or omission or alleged action or omission by such Person in his capacity as an officer, employee or director, or (ii) this Agreement or the Partnership Merger Agreement or the transactions contemplated by this Agreement, the Partnership Merger Agreement or the Financing, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Company (the "Indemnifying Parties")
                                                       --------------------
shall from and after the Effective Time jointly and severally indemnify and hold harmless the Indemnified Parties from and against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Claims. Parent, the Surviving Company and the Indemnified Parties hereby agree to use their reasonable best efforts to cooperate in the defense of such Claims. In connection with any such Claim, the Indemnified Parties shall have the right to select and retain one counsel, at the cost of the Indemnifying Parties, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). In addition, after the Effective Time, in the event of any such threatened or actual Claim, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the Claim to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld or delayed), and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Party shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such Claim, shall promptly notify the Indemnifying Parties of such Claim and the relevant facts and circumstances with respect thereto; provided however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such Claim; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 5.7(b) prior to the Effective Time.

          (c) At or prior to the Effective Time, Buyer shall purchase directors' and officers' liability insurance policy coverage for Seller's and each Seller Subsidiary's directors and officers with at least $20,000,000 of coverage for a period of six years which will provide the directors and officers with coverage on substantially similar terms as currently provided by Seller and the Seller Subsidiaries to such directors and officers. At or prior to the Effective Time, Seller shall have the right to reasonably review and approve any such policy, which approval shall not be unreasonably withheld.

          (d) This Section 5.7 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Parent and Buyer, including without limitation the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.7 and Parent and Buyer acknowledge and agree that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.7.

          (e) In the event that the Surviving Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.7, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

     Parent guarantees, unconditionally and absolutely, the performance of Surviving Company's and Buyer's obligations under this Section 5.7.

     5.8  Declaration of Dividends and Distributions.  From and after the date
          ------------------------------------------
of this Agreement, Seller shall not make any dividend or distribution to its stockholders without the prior written consent of Buyer; provided, however, the written consent of Buyer shall not be required for the authorization and payment of, and Seller shall make quarterly distributions with respect to the Seller Preferred Shares in the amounts provided for in the Articles Supplementary in respect of the Seller Preferred Shares. From and after the date of this Agreement, Seller Partnership shall not make any distribution to the holders of Seller OP Units except a distribution per Seller OP Unit in the same amount as a dividend per Seller Common Share, with the same record and payment dates as such dividend on the Seller Common Shares, and the Seller Partnership shall not make any distribution to Seller OP Preferred Unit Holders except a distribution per Seller OP Preferred Unit in the same amount as a dividend per Seller Preferred Share. The foregoing restrictions, and Section 4.2(m)(i), shall not apply, however, to the extent a distribution by Seller is necessary for Seller to maintain REIT status or to prevent Seller from having to pay federal income or excise tax; provided that in the event of such a necessary distribution, the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership Merger shall be reduced by the aggregate amount of such distribution, and the Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly.

     5.9  Resignations.  On the Closing Date, Seller shall use its best efforts
          ------------
to cause the directors and officers of Seller or any of the Seller Subsidiaries to submit their resignations from such positions as may be requested by Buyer, effective immediately after the Effective Time; provided, however, that by resigning, such officers and directors will not lose the benefit of any "change of control" provisions of any employment agreement or other instruments to which they would otherwise be entitled.

     5.10 Stockholder Claims.  Seller shall not settle or compromise any claim
          ------------------
relating to the Transactions brought by any current, former or purported holder of any securities of Seller or the Seller Partnership without the prior written consent of Buyer, which consent will not be unreasonably withheld.

     5.11 Seller Franchise Agreements and Leases.  Except as (i) permitted
          --------------------------------------
pursuant to Section 5.3 or (ii) approved by Buyer (which approval shall not be unreasonably withheld or delayed), Seller will not, and will not permit any of its Subsidiaries to, amend in any material respect any of the Seller Franchise Agreements or Seller Ground Leases, or renew any Seller Franchise Agreement or Seller Ground Lease.

     5.12 Cooperation with Proposed Financings.  At the request of the Buyer,
          ------------------------------------
Seller will, at the Buyer's expense, reasonably cooperate with the Buyer in connection with the proposed financing of the Transactions by the Parent and its Subsidiaries (including causing Seller Partnership and other Seller Subsidiaries who are identified as borrowers in the Financing Commitment to execute and deliver at the Closing the definitive financing agreements as contemplated under the Financing Commitment), provided that such requested actions do not unreasonably interfere with the ongoing operations of Seller and Seller Subsidiaries. Solely in order to permit Parent and Buyer to consummated the Financing, Seller shall immediately prior to the Effective Time cause to be (i) created a special committee of the Seller Board whose sole authority and purpose shall be to authorize the execution of definitive finance documents to effect the Financing at the Closing and (ii) appointed to such special committee 2 designees of Parent who are reasonably acceptable to Seller. It is expressly agreed and understood that no action or inaction of such special committee shall be treated as action or inaction of Seller or any of its Subsidiaries for purposes of this Agreement.

                                   ARTICLE 6

                                  CONDITIONS

     6.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval.  The (i) Seller Stockholder Approvals and
              --------------------
(ii) Seller Board Approval shall have been obtained.

          (b) No Injunctions or Restraints.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Partnership Merger, the Seller Partnership Redemption or any of the other transactions contemplated hereby (other than the Contribution) shall be in effect.

          (c) HSR.  All applicable waiting periods (and any extensions thereof)
              ---
under the HSR Act shall have expired or otherwise been terminated.

     6.2  Conditions to Obligations of Parent and Buyer.  The obligations of
          ---------------------------------------------
Parent and Buyer to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived in writing by Buyer (provided that the failure of any condition set forth in Section 6.2(a) and (c) as a result of any action taken or not taken by Seller as contemplated by Section 4.2
                                                                     -----------
of the Seller Disclosure Letter, as otherwise agreed to by Parent or as a result
-------------------------------
of the consummation of the transactions contemplated by this Agreement and the Partnership Merger Agreement shall not cause or result in any such condition not being satisfied):

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Seller set forth in this Agreement (i) that are qualified as to Seller Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, as of the date of this

Agreement and as of the Closing Date, in each case as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct (if qualified as to Seller Material Adverse Effect) or true and correct in all material respects (if not so qualified) only as of such specific date, and Parent and Buyer shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Seller contained herein are so qualified) signed on behalf of Seller by the chief operating officer of Seller, in such capacity, to such effect.

          (b) Performance of Obligations of Seller.  Seller shall have performed
              ------------------------------------
in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent and Buyer shall have received a certificate signed on behalf of Seller by an executive officer of Seller, in such capacity, to such effect.

          (c) Material Adverse Change.  Since the date of this Agreement through
              -----------------------
and including the Closing Date, (i) there shall have been no Seller Material Adverse Change and (ii) Parent and Buyer shall have received a certificate of an
executive officer of Seller, in such capacity, certifying to such effect.   For
purposes of this Section 6.2(c), it is understood and agreed that a Seller Material Adverse Change shall be deemed to have occurred, without regard to any certificate provided pursuant to clause (ii) of the first sentence of this
Section 6.2(c), if, as a result of a "change of law" after the date hereof, at the Effective Time Seller would not qualify (at or prior to the Effective Time) as a REIT. For this purpose, the term "change in law" shall mean any amendment to or change (including any announced prospective change having a proposed effective date at or prior to the Effective Time) in the federal tax laws of the United States, including any statute, regulation or proposed regulation or any official administrative pronouncement (consisting of the issuance or revocation of any revenue ruling, revenue procedure, notice, private letter ruling or technical advice memorandum) or any judicial decision interpreting such federal tax laws (whether or not such pronouncement or decision is issued to, or in connection with, a proceeding involving the Seller or a Seller Subsidiary or is subject to review or appeal).

          (d) Tax Opinions Relating to REIT Status of Seller And Partnership
              --------------------------------------------------------------
Status of Seller Partnership.  Parent and Buyer shall have received an opinion
----------------------------
of Brobeck, Phleger and Harrison LLP, or other counsel to Seller reasonably acceptable to Parent and Buyer, dated as of the Effective Time, in the form attached hereto as Exhibit J. Such opinion may be based on certificates in the
                   ---------
form of Section 6.2(d) of the Seller Disclosure Letter.
        ----------------------------------------------

          (e) Consents.  All Required Consents shall have been obtained, and not
              --------
subsequently been revoked, as of the Closing Date. In addition, the Franchise Fees shall not exceed $25 million (unless Seller shall have exercised its option described in the last sentence of Section 5.3(d)).

          (f) Seller Expenses.  All (i) investment banking, (ii) legal and
              ---------------
accounting, (iii) advisory, consulting and severance, (iv) printing and SEC filing and (v) other fees and expenses incurred, paid or accrued by Seller and the Seller Subsidiaries in connection with the Transactions shall not exceed $11,500,000. Parent and Buyer shall have received a certificate signed on behalf of Seller by the chief operating officer of Seller setting forth in reasonable detail the amount of each such fees and expenses. In the event the aggregate of such fees and expenses exceed $11,500,000, the aggregate cash consideration payable to holders of Seller Common Shares in the Merger and Seller Partnership Units in the Partnership

Merger shall be reduced by the aggregate amount of such excess, and the Common Merger Consideration and Partnership Merger Consideration per share or unit, as the case may be, shall be reduced accordingly.

          (g) Partnership Redemption.  The Partnership Redemption shall have
              ----------------------
occurred.

          (h) Partnership Merger.  The Partnership Merger shall have been
              ------------------
consummated.

          (i) Financing.  Parent and its Subsidiaries shall have obtained funds
              ---------
under the Financing Commitment on terms and conditions consistent with Exhibit G
                                                                       ---------
hereto and otherwise reasonably acceptable to Parent and Buyer and the Original Loan Amount equals or exceeds $454,600,000 less any reduction resulting from a Lender Property Determination up to the Defect Amount (as defined below).

Notwithstanding anything to the contrary in this Agreement, none of the initiation, threat or existence of any legal action of any kind with respect to this Agreement or the Partnership Merger Agreement or any transaction contemplated hereby or thereby, including without limitation any action initiated, threatened or maintained by any stockholder of Seller or any partner in the Seller Partnership, whether alleging rights with respect to claims under any Federal or state securities law, contract or tort claims, claims for breach of fiduciary duty or otherwise, will constitute a failure of any of the conditions set forth in Sections 6.2 and 6.3 (and no such action shall cause the chief operating officer of Seller or of Parent or Buyer to be unable to deliver a certificate attesting to compliance with such conditions) unless that action has resulted in the granting of injunctive relief that prevents the consummation of the Merger and the other transactions contemplated hereby or thereby, and such injunctive relief has not been dissolved or vacated.

     6.3  Conditions to Obligations of Seller.  The obligation of Seller to
          -----------------------------------
effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by Seller:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Parent and Buyer set forth in this Agreement (i) that are qualified as to Parent Material Adverse Effect or Buyer Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, in each case as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct (if qualified as to Parent Material Adverse Effect or Buyer Material Adverse Effect) or true and correct in all material respects (if not so qualified) only as of such specific date, and Seller shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Parent and Buyer contained herein are so qualified) signed on behalf of Parent and Buyer by the chief executive officer or the chief financial officer of such party, in such capacity, to such effect.

          (b) Performance of Obligations of Buyer.  Each of Parent and Buyer
              -----------------------------------
shall have performed in all material respects all obligations required to be performed by them, respectively under this Agreement at or prior to the Effective Time, and Seller shall have received a certificate of Parent and Buyer signed on behalf of Parent and Buyer by the chief executive officer or the chief financial officer of Parent and Buyer, in such capacity, to such effect.

          (c) Material Adverse Change.  Since the date of this Agreement, there
              -----------------------
shall have been no change in the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or of Buyer and the Buyer Subsidiaries, taken as a whole, that has had or would reasonably be expected to have a material adverse effect on the ability of Parent, Buyer or Buyer Operating Partnership to consummate the transactions contemplated by this Agreement and the Partnership Merger Agreement, and Seller shall have received a certificate of the chief executive officer or chief financial officer of Parent and Buyer, in such capacity, certifying to such effect.

          (d) Solvency Opinion.  Seller and Seller Partnership shall have
              ----------------
received an opinion, by a nationally recognized firm selected by Parent and reasonably acceptable to Seller, in a customary form for transactions of this type as to the solvency and adequate capitalization of the Seller and Seller Partnership immediately before and of the Surviving Company and the Surviving Operating Partnership immediately after giving effect to the Transactions, which opinion shall be reasonably satisfactory to Seller.

          (e) Payment of Expenses.  Expenses, to the extent incurred and not
              -------------------
exceeding $11,500,000, described in Section 6.2(f) shall have been paid in full or a reasonably satisfactory arrangement exists to pay in full such amounts at Closing.

          (f) Partnership Merger.  The Partnership Merger shall have been
              ------------------
consummated.


                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time, (in the case of Seller, upon the direction of the Special Committee) whether before or after the Seller Stockholder Approvals are obtained:

          (a) by mutual written consent duly authorized by Parent, Buyer and Seller;

          (b) by Parent or Buyer, upon a breach of any (i) representation or warranty, or (ii) covenant, obligation or agreement on the part of Seller set forth in this Agreement, in any case such that the conditions set forth in
Section 6.2(a) or Section 6.2(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Seller (or, if sooner, the date the Closing would otherwise occur);

          (c) by Seller, upon a breach of any (i) representation or warranty, or
(ii) covenant obligation or agreement on the part of Parent or Buyer set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, are not satisfied or would be incapable of being satisfied within 30 days after the giving of written notice to Parent or Buyer (or, if sooner, the date the Closing would otherwise occur);

          (d) by Parent, Buyer or Seller, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable (an

"Injunction");
-----------

          (e) by Parent, Buyer or Seller, if the Merger shall not have been consummated on or before the Outside Date; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its representations or warranties or its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

          (f) by either Seller (unless Seller is in breach of its obligations under Section 5.1(c)) or Parent and Buyer (unless Parent or Buyer is in breach of its obligations under Section 4.3(e)) if, upon a vote at a duly held Seller Stockholders Meeting or any adjournment thereof, Seller Stockholder Approvals shall not have been obtained as contemplated by Section 5.1 or the Seller Partner Approval shall not have been obtained within 5 business days of receipt of the Seller Stockholder Approvals;

          (g) by Seller, prior to the Seller Stockholders Meeting, if Seller Board or Special Committee shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; provided, however, that no termination shall be effective pursuant to this Section 7.1(g) under circumstances in which a Break-Up Fee (as defined in Section 7.2(b)) is payable pursuant to Section 7.2(a)(vii), unless simultaneous with such termination, such Break-Up Fee is paid in full by Seller or Seller Partnership in accordance with
Section 7.2(a)(vii);

          (h) by Parent or Buyer if (i) prior to the Seller Stockholders Meeting, Seller Board shall have withdrawn or modified in any manner adverse to Buyer its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal; or (ii) Seller shall have entered into an agreement with respect to any Acquisition Proposal other than a confidentiality agreement that was entered into in compliance with Section 4.1;

          (i) by Seller, unless a Lender Property Determination (as defined below) shall have occurred, if (x) the borrowings contemplated by the Financing Commitment have not been closed on or prior to the date the Closing would otherwise have occurred (except if the failure of the Closing to occur is due to the failure of the condition set forth in Section 6.2(i) to be satisfied) or (y) the Financing Commitment shall have terminated in accordance with its terms or been terminated for any reason whatsoever;

          (j) by Parent or Buyer, if (i) the lender under the Financing Commitment does not provide the funds specified in the Financing Commitment on or prior to the date the Closing would otherwise have occurred because (A) the aggregate amount of the sum of (x) the amount of the estimated expenditures necessary to remedy defects which are identified in the Property Reports, as such may have been amended or supplemented, at or with respect to the Seller Properties and, in the case of any defects at or with respect to the Seller Properties which are identified in the Property Reports, as such may have been amended or supplemented, which cannot be remedied, the difference between the value of such Seller Property with such defect and its value without such defect plus (y) the sum of all losses with respect to which there is not insurance and which occur following the date hereof at the Seller Properties exceeds the Defect Amount or (B) the Bench Mark Cash Flow Amount (as defined in the Financing Commitment) is more than 1.5% less than the Bench Mark Cash Flow Amount at May 31, 1999 (a circumstance described in either clause (A) or (B), a
"Lender Property Determination").   As used in the prior sentence, "Defect
 -----------------------------                                      ------
Amount" means $25,000,000;
------

          (k) by Parent or Buyer if an Acquisition Proposal shall have been publicly announced and (i) Seller shall not have rejected such proposal within 10 business days after the date of the receipt thereof by Seller or after the date of its existence first becomes publicly announced, if sooner, or (ii) Seller shall have failed to confirm its recommendation described in Section 2.24 within 10 business days after being requested by Buyer to do so;

          (l) by Parent or Buyer if the Franchise Fees exceed $25,000,000 and Seller does not, within five business days of a request by Parent, notify Parent in writing that Seller has exercised Seller's option described in the last sentence of Section 5.3(d); and

          (m) by Parent or Buyer in the event the condition set forth in Section 6.1(a)(ii) is not satisfied by the first business day following receipt of the Seller Stockholder Approvals.

     7.2  Certain Fees and Expenses.
          -------------------------

          (a)  If this Agreement shall be terminated:

               (i) pursuant to Section 7.1(b)(i), then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses (provided that, in the case of a termination by Parent or Buyer pursuant to Section 7.1(b)(i) on the basis of a breach of
     (A) the representation in Section 2.9(b) that was not willful or (B) any representation which Alter had actual knowledge (without any duty of investigation or inquiry) as of the date hereof was not true and correct, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Expenses plus $7,500,000;

               (ii) pursuant to Section 7.1(b)(ii), then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses;

               (iii) pursuant to Section 7.1(c)(i), then Parent and Buyer will pay Seller an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses;

               (iv) pursuant to Section 7.1(c)(ii), then Parent and Buyer will pay Seller an aggregate amount equal to the Break-Up Fee plus Break-Up Expenses;

               (v) pursuant to Section 7.1(f) and at the time of the Seller Stockholders Meeting, (A) Parent and Buyer are not in material breach of this Agreement, and (B) the Financing Commitment and Contribution Agreement are then in full force and effect, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Expenses;

               (vi) pursuant to Section 7.1(f) and (A) at or prior to the time of the termination of this Agreement, an Acquisition Proposal has been received by Seller or publicly announced, (B) Parent and Buyer are not then in material breach of this Agreement, (C) the Financing Commitment and Contribution Agreement are then in full force and effect, and (D) either prior to the termination of this Agreement or within 12 months thereafter an Acquisition Proposal is consummated or Seller, Seller Partnership or any other Seller Subsidiary enters into any written agreement, other than a confidentiality agreement (which confidentiality agreement shall have been entered into in compliance with Section 4.1 if entered into prior to the termination of this Agreement), related to any Acquisition Proposal which is subsequently consummated, in each case with any Person (or any Affiliate thereof) who shall have made an Acquisition Proposal prior to the termination of this Agreement, then Seller and Seller Partnership will pay Parent upon consummation of such Acquisition Proposal an aggregate amount equal to the Break-Up Fee plus Break-Up Expenses (to the extent not already paid);

               (vii) pursuant to Section 7.1(g), 7.1(h) or 7.1(k) and at the time of such termination (A) Parent and Buyer are not in material breach of this Agreement and (B) the Financing Commitment and Contribution Agreement are in full force and effect, then Seller and Seller Partnership will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses;

               (viii) pursuant to Section 7.1(i)(x) then Parent will pay Seller an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses; provided, however, that Parent shall not be obligated to pay Seller any amount if the lender terminates the Financing Commitment because of a Lender Property Determination;

               (ix) pursuant to Section 7.1(e) by Seller and Seller had not mailed the Proxy Statement to its stockholders as permitted by Section 5.1 due to the failure of the lender under the Financing Commitment to deliver the certification to Seller contemplated by such Section when Seller was otherwise prepared to mail the Proxy Statement, then the terminating party will pay the non-terminating party an aggregate amount equal to the Break-Up Expenses; and

               (x) pursuant to Section 7.1(m) by Parent or Buyer then Seller will pay Parent an aggregate amount equal to the Break-Up Fee plus the Break-Up Expenses.

     Notwithstanding anything in this Agreement to the contrary, the right of a party to receive payment of the Break-Up Fee, Break-Up Expenses or other amounts in accordance with this Section 7.2 shall be the exclusive remedy of such party for the loss suffered by such party as a result of the failure of the Merger and the Partnership Merger to be consummated, any breach of this Agreement or otherwise, and no party shall have any other liability to any other party after the payment of the Break-Up Fee, Break-Up Expenses or other amounts (as applicable) as a result of the failure of the Merger and the Partnership Merger to be consummated, any breach of this Agreement or otherwise. The Break-Up Fee, Break-Up Expenses or other amounts payable by Seller and Seller Partnership in accordance with this Section 7.2 shall be paid by Seller and Seller Partnership to Parent, in immediately available funds within 15 days after the date the event giving rise to the obligation to make such payment occurred unless a different time is expressly provided. Except as provided in Section 7.2(b), the Break-Up Fee, the Break-Up Expenses or other amounts payable by Parent and Buyer to Seller in accordance with this Section 7.2 shall be paid by Parent or Buyer to Seller, in immediately available funds within 15 days after the day the event giving rise to the obligation to make such payment occurred except as otherwise specifically provided in Section 7.2.

          (b)  As used in this Agreement, the "Break-Up Fee" payable to Parent
                                               ------------
shall be an amount equal to $17,500,000.  The "Break-Up Fee" payable to Seller
                                               ------------
shall be an amount equal to the lesser of:  (i) $17,500,000, (the "Base
                                                                   ----
Amount"); and (ii) the maximum amount that can be paid to Seller without causing
------
it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code (the "REIT Income
      -----------

Requirements") determined as if the payment of such amount did not constitute
------------
income described in Sections 856(c)(2) and 856(c)(3) of the Code ("Qualifying
                                                                   ----------
Income"), as determined by independent accountants to Seller. Notwithstanding
------
the foregoing, in the event Seller receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") or a ruling from the Internal Revenue Service
 ------------------------
("IRS") to the effect that Seller's receipt of the Base Amount would either
  ---
constitute Qualifying Income or would otherwise not cause Seller to fail to meet the REIT Income Requirements, the Break-Up Fee shall be an amount equal to the Base Amount. The obligation of Parent and Buyer to pay any unpaid portion of the Break-Up Fee not payable by reason of the foregoing provisions shall terminate five years from the date of this Agreement. In the event that Seller is not able to receive the full Base Amount, Parent and Buyer shall place the unpaid amount in escrow by wire transfer within three days of termination (except as otherwise provided in Section 7.1(c)), and the Escrow Agent shall not release any portion thereof to Seller, and such portion shall not be payable, except in accordance with, and unless and until the other party receives, either one or a combination of the following: (i) a letter from Seller's independent accountants indicating the maximum amount that can be paid at that time to Seller without causing Seller to fail to meet the REIT Income Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events the escrow agent or the other party shall pay to Seller the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. Parent and Buyer agree to amend this
Section 7.2 at the reasonable request of Seller solely in order to (x) maximize the portion of the Base Amount that may be paid to Seller hereunder without causing Seller to fail to meet the REIT Income Requirements or (y) improve Seller's chances of securing a favorable ruling described in this Section 7.2(b), provided that no such amendment may result in any additional cost or expense to the other party. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Fee is satisfied or otherwise terminates shall be released to the party making such escrow deposit. The amounts described in Sections 7.2(a)(iii) and (iv) shall be subject to the conditional limitations of clause (ii) of this Section 7.2(b) as if it were a Break-Up Fee payable to Seller.

          (c)  As used in this Agreement, the "Break-Up Expenses" payable to
                                               -----------------
Seller or Parent, as the case may be, shall be an amount, not to exceed $7,500,000, equal to the documented out-of-pocket expenses of such party (and, in the case of Parent, including Buyer's and Parent's respective stockholders and members) incurred in connection with this Agreement and the transactions contemplated hereby and any litigation associated therewith (including, without limitation, all fees and expenses payable to financing sources or hedging counterparties, environmental and structural consultants, attorneys', accountants', and investment bankers' fees and expenses); provided that the Break-Up Expenses payable to Seller shall not exceed the maximum amount that can be paid to Seller without causing it to fail to meet the REIT Income Requirements determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Seller. Notwithstanding the foregoing, in the event Seller receives a letter from outside counsel (the "Break-Up Expenses Tax Opinion") or a ruling from the IRS
                      -----------------------------
to the effect that Seller's receipt of the Break-Up Expenses would either constitute Qualifying Income or would otherwise not cause Seller to fail to meet the REIT Income Requirements, the Break-Up Expenses shall be determined without regard to foregoing provisions. The obligation of Buyer, as applicable, to pay any unpaid portion of the Break-Up Expenses not payable by reason of foregoing proviso shall terminate five years from the date of this Agreement. In the event that Seller is not able to receive the full Break-Up Expenses determined without regard to foregoing proviso, Parent and Buyer shall place the unpaid amount in escrow, and the escrow agent shall not release any portion thereof to Seller, and such portion shall not be payable, except in accordance with, and unless and until the Buyer receives any one or a combination of the following: (i) a letter from Seller's independent accountants indicating the maximum amount that can be paid at that time to Seller without causing Seller to fail to meet the REIT Income Requirements or (ii) a Break-Up Expense

Tax Opinion, in either of which events the escrow agent or the Buyer shall pay to Seller the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above. Amounts remaining in escrow after the obligation of a party to pay the Break-Up Expenses is satisfied or otherwise terminates shall be released to the party making such escrow deposit. Such Break-Up Expenses shall be reflected on invoices or other means verifying the incurrence of such Break-Up Expenses. Buyer agrees to amend this Section 7.2 at the reasonable request of Seller solely in order to (x) maximize the portion of Break-Up Expenses that may be paid to Seller hereunder without causing Seller to fail to meet the REIT Income Requirements or (y) improve Seller's chances of securing a favorable ruling described in this Section 7.2(c), provided that no such amendment may result in any additional cost or expense to the other party.

          (d) If this Agreement shall be terminated by Seller and, as provided in Section 7.2(a), Parent and Buyer are required to pay to Seller a Break-Up Fee or Break-Up Expenses, then Seller shall be entitled to enforce its rights under the Escrow Agreement to receive the Cash Collateral or to draw on the Letter of Credit in accordance with the terms thereof. Except as described in the preceding sentence, in no other circumstances shall Seller have any right to receive any part of the Cash Collateral or to draw on the Letter of Credit. If this Agreement is terminated in any circumstance other than as described in the first sentence of this Section 7.2(d), Seller shall direct the Escrow Agent to return the Cash Collateral of Letter of Credit, as applicable, to Parent within one business day of any such termination. Notwithstanding anything in this Agreement to the contrary, the receipt by Seller of amounts under the Escrow Agreement shall be the exclusive remedy of Seller, and its stockholders, the Seller Partnership and the OP Unit Holders for any and all losses suffered as a result of the failure of the Merger and the Partnership Merger to be consummated and upon payment of such amounts neither Parent nor Buyer shall have any other liability to Seller hereunder (including under Section 7.2(a)). Any amounts which Seller has the right to receive pursuant to this Section 7.2(d) shall be applied as set forth in the Escrow Agreement.

          (e) In the event either party is required to file suit to seek all or a portion of the Break-Up Fee and/or Break-Up Expenses, and it ultimately succeeds, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder. Except as specifically provided in this Section 7.2, each party shall bear its own expenses in connection with this Agreement and the Transactions.

          (f) Notwithstanding anything else to the contrary herein, if Seller or Seller Partnership shall be required to make a payment to Parent or Buyer pursuant to (i) Section 7.2(a), then the amount of such payment shall be increased by $12,500,000 if, on or prior to the termination of this Agreement, Seller has committed a willful violation of the provisions of Section 4.1 and
(ii) Section 7.2(a)(ix), then the maximum amount of Break-Up Expenses pursuant to Section 7.2(c) shall be limited to $3,000,000.

          (g) If Seller and Seller Partnership shall be required to make a payment to Parent pursuant to Section 7.2(a)(i) and there is a dispute, as the case may be, whether a breach of Section 2.9(b) was willful or Alter had actual knowledge then Seller and Seller Partnership shall, no later than the time that they were required to make such payment to Parent, deliver to the Escrow Agent $10,000,000 or a letter of credit for such amount to be held and disbursed pursuant to the terms of an escrow agreement substantially in the form of the Escrow Agreement, except that such agreement shall secure the obligations of Seller and Seller Partnership described in Section 7.2(g) rather than the obligations of Parent secured under the Escrow Agreement, and if such dispute is ultimately resolved in favor of Parent, in addition to the $10,000,000 held under such escrow, Parent shall be entitled to receive interest from Seller and Seller Partnership on such

$10,000,000 at a rate of 5.5% per annum from the date of termination of the Merger Agreement until Parent receives such $10,000,000.

     7.3  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by Seller, Buyer or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Buyer, or Seller, other than in accordance with or as provided in Section 7.2, this Section 7.3 and Article 8.

     7.4  Amendment.  This Agreement may be amended by Parent, Buyer and Seller
          ---------
in writing by action of their respective Boards of Directors at any time before or after any Seller Stockholder Approvals are obtained and prior to the Effective Time; provided, however, that, after the Seller Stockholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of stockholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to continue the status of Seller as a REIT.

     7.5  Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of any other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                              GENERAL PROVISIONS

     8.1  Nonsurvival of Representations and Warranties.  None of the
          ---------------------------------------------
representations and warranties in this Agreement, the Partnership Merger Agreement or in any instrument delivered pursuant to this Agreement or the Partnership Merger Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2  Notices.  All notices, requests, claims, demands and other
          -------
communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  if to Parent or Buyer, to:

               SHP Acquisition, L.L.C.
               c/o Sunstone Hotel Properties, Inc.
               903 Calle Amanecer
               San Clemente, CA  92673
               Attention:  Robert A. Alter
               Fax:  (949) 369-4210

               and to:

               SHP Acquisition, L.L.C.
               c/o Westbrook Real Estate Partners
               599 Lexington Avenue
               Suite 3800
               New York, NY  10022
               Attention:  Jonathan Paul

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017-3954
               Attention:  Richard Capelouto, Esq.
                         Brian M. Stadler, Esq.
               Fax:  (212) 455-2502

               and

               Battle Fowler LLP
               75 East 55th Street
               New York, NY  10022
               Attention: Steve Lichtenfeld, Esq.
               Fax:  (212) 856-7823

          (b)  if to Seller, to:

               Sunstone Hotel Investors, Inc.
               903 Calle Amanecer
               San Clemente,  CA  92673
               Attention: Chief Operating Officer
               Fax:  (949) 369-4230
               with a copy to:

               Altheimer & Gray
               10 South Wacker Drive
               Chicago, IL  60606
               Attention:  Phillip Gordon, Esq.
               Fax:  (312) 715-4800

All notices shall be deemed given only when actually received.

     8.3  Interpretation.  When a reference is made in this Agreement to a
          --------------
Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     8.5  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, the
          ----------------------------------------------
Seller Disclosure Letter, the Buyer Disclosure Letter, the Partnership Merger Agreement and the other agreements entered into in connection with the Merger
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.7 (the "Third Party Provisions") are not intended to confer upon any Person other than
 ----------------------
the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the directors of Seller who had been members of the Seller Board prior to the Effective Time.

     8.6  Governing Law.  EXCEPT TO THE EXTENT THAT THE MGCL SHALL GOVERN THE
          -------------
MERGER AND THE CHARTER AMENDMENTS, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     8.7  Assignment.  Neither this Agreement nor any of the rights, interests
          ----------
or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.8  Enforcement.  The parties agree that irreparable harm would occur in
          -----------
the event that any of the provisions of this Agreement were not performed by any party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent or redress breaches of this Agreement by any other party and to enforce specifically the terms and provisions of this Agreement in any federal court located in Delaware or in Chancery Court in Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, the parties agree that no party shall be entitled to a judgment specifically enforcing the obligations of any other party to consummate the Merger or the Partnership Merger. The parties agree that the provisions of Section 7.2 constitute the exclusive remedy of any party for the loss suffered by such party as a result of the failure of the Merger and the Partnership Merger to be consummated. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.9  Severability.  Any term or provision of this Agreement which is
          ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                                  * * * * * *

     IN WITNESS WHEREOF, Parent, Buyer and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                    SHP ACQUISITION, L.L.C.,
                                    a Delaware limited liability company


                                    By:    _____________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________


                                    SHP INVESTORS SUB, INC.,
                                    a Maryland corporation


                                    By:    _____________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________


                                    SUNSTONE HOTEL INVESTORS, INC.,
                                    a Maryland corporation


                                    By:    _____________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________


     SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, joins in this Agreement solely with respect to Section 7.2

                                    By:  Sunstone Hotel Investors, L.P.


                                    By:    _____________________________________
                                    Name   _____________________________________
                                    Title: _____________________________________

                                                                      APPENDIX B

PERSONAL AND CONFIDENTIAL
-------------------------


July 12, 1999


Special Committee of the Board of Directors
Sunstone Hotel Investors, Inc.
903 Calle Amanecer
San Clemente, CA  92673-6212

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Parent (as defined below), its subsidiaries and affiliates and the Related Parties (as defined below)) of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Sunstone Hotel Investors, Inc. ("Sunstone") of the $10.35 per Share in cash, subject to adjustment as set forth in the Agreement (as defined below), to be received by such holders pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of July 12, 1999, by and among SHP Acquisition, L.L.C. ("Parent"), a Delaware limited liability company formed by Westbrook Real Estate Fund III, L.P. ("Westbrook III") and certain members of Sunstone's management and other entities as set forth in Recital E of the Agreement (collectively, the "Related Parties"), SHP Investor Sub, Inc., a Maryland corporation and an indirect subsidiary of Parent, and Sunstone.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Sunstone having provided certain investment banking services to Sunstone from time to time, including having acted as a co-managing underwriter of a public offering of 4.5 million Shares in February 1998, and having acted as financial advisor to the Special Committee of the Board of Directors of Sunstone (the "Special Committee") in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have also provided certain investment banking services to Westbrook III and its affiliates from time to time and may provide investment banking services to Westbrook III and its affiliates in the future. Goldman, Sachs & Co. provides a full range of financial advisory, investment banking and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Sunstone for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. has accumulated a long position of 1,000,000 Shares.

Sunstone Hotel Investors, Inc.
July 12, 1999
Page Two

In connection with this opinion, we have reviewed, among other things, the Agreement; the Lessee/Manager Agreement, dated as of July 12, 1999, among Sunstone, Sunstone Hotel Investors, L.P., Robert A. Alter, Charles L. Biederman, Sunstone Hotel Properties, Inc. (the "Lessee") and Sunstone Hotel Management, Inc. (the "Management Company"); Annual Reports to Stockholders and Annual Reports on Form 10-K of Sunstone for the three years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Sunstone; certain other communications from Sunstone to its stockholders; and certain internal financial analyses and forecasts for Sunstone, including: (i) projections, dated November 1998, prepared by outside consultants, Hospitality Valuation Services; (ii) projections, dated April 29, 1999, prepared collectively by the Lessee and the Management Company and reviewed by Sunstone management; (iii) projections, dated June 11, 1999, prepared collectively by the Lessee and the Management Company and reviewed by Sunstone management; and (iv) projections, dated June 28, 1999, prepared by independent consultants hired by Sunstone management at the direction of the Special Committee (the "June 28, 1999 Forecasts"). We also have held discussions with members of the Special Committee and the management of Sunstone and of the Lessee regarding the past and current business operations, financial condition and future prospects of Sunstone. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for Sunstone with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the hospitality and real estate industries specifically and other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied on the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, for purposes of this opinion, you have instructed us to rely on the June 28, 1999 Forecasts, and accordingly we have assumed that the June 28, 1999 Forecasts have been reasonably prepared and reflect the best currently available estimates and judgment of Sunstone's management as to the expected future financial performance of Sunstone. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Sunstone or any of its subsidiaries. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of Sunstone in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Sunstone Hotel Investors, Inc.
July 12, 1999
Page Three


Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $10.35 per Share in cash, subject to adjustment as set forth in the Agreement, to be received by the holders (other than Parent, its subsidiaries and affiliates and the Related Parties) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,



________________________
(GOLDMAN, SACHS & CO.)

                                                                      APPENDIX C

                                  APPENDIX C

                          RESOLUTIONS ADOPTED BY THE
                              BOARD OF DIRECTORS
                                      OF
                        SUNSTONE HOTEL INVESTORS, INC.
                               ON JULY 12, 1999

          WHEREAS, on or about April 5, 1999, the Corporation received a proposal (the "Proposal") from SHP Acquisition, LLC, an entity formed by Robert
A. Alter, certain management of Sunstone Hotel Properties, Inc. and Westbrook Fund III Acquisitions, LLC ("Offerors") to acquire the outstanding shares of the Corporation and partnership units of Sunstone Hotel Investors, L.P. (the "Partnership") of which the Corporation is the sole general partner; and

          WHEREAS, by resolutions adopted by the Board of Directors on April 5, 1999, the Board of Directors appointed a special committee of the Board (the "Special Committee") comprised of Independent Directors and authorized and empowered the Special Committee to, among other things, review the Proposal, consider alternatives thereto and negotiate agreements and other documents with respect to the Proposal or any alternative thereto; and

          WHEREAS, the Special Committee has caused to be negotiated that certain Agreement and Plan of Merger dated as of July 12, 1999 by and among SHP Acquisition, LLC ("Parent"), SHP Investors Sub, Inc. ("Buyer") and the Corporation, a copy of which has been presented to each Director for review (the "Merger Agreement") and that certain Agreement and Plan of Merger dated as of July 12, 1999 by and among SHP OP LLC ("Buyer Operating Partnership"), Parent and the Partnership, a copy of which has also been presented to each Director for review (the "Partnership Merger Agreement"); and

          WHEREAS, the Special Committee has unanimously approved the Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation, the Merger and the Charter Amendment (both as defined in the Merger Agreement), and the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation, the Partnership Merger and the Partnership Amendment (both as defined in the Partnership Merger Agreement), and the Special Committee has recommended that the Board of Directors declare the Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation the Merger and the Charter Amendment, and the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby including without limitation the Partnership Merger, to be advisable and direct that the Merger Agreement and the proposed actions and transactions contemplated thereby, and the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby, be submitted for consideration by the stockholders of the Corporation at a special meeting thereof; and

          WHEREAS, the material terms, conditions and provisions of the Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation, the Merger pursuant to which Buyer will be merged with and into the Corporation, each issued and outstanding share of common stock of the Corporation, par value $.01 per share ("Common Stock") will be converted into the right to receive cash in the approximate amount of $10.35 per share, subject to the adjustments provided in the Merger Agreement, and each issued and outstanding share of preferred stock of the Corporation, par value $.01 per share ("Preferred Stock"), will be converted into the right to receive cash in the amount of the Liquidation Preference as provided in the Articles Supplementary creating the authorized class of Preferred Stock, and each issued and outstanding share of stock of Buyer will be converted into one share of Common Stock of the Corporation, as the surviving corporation in the Merger, have been reviewed and summarized for the Directors by officers of the Corporation and counsel to the Corporation who were present at the meeting; and

          WHEREAS, the material terms, conditions and provisions of the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation, the Partnership Merger pursuant to which Buyer Operating Partnership will be merged with and into the Partnership have been reviewed and summarized for the Directors by officers of the Corporation and counsel to the Corporation who were present at the meeting; and

          WHEREAS, the Board of Directors has, by resolutions previously adopted on September 23, 1994 and August 1, 1997 respectively, exempted from Maryland Business Combination Statute (Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), among other things, any business combinations between the Corporation and Robert A. Alter and/or any affiliate of Mr. Alter, and any business combination involving the Corporation or any of its subsidiaries to the extent which such business combination would not be subject to Subtitle 6 of Title 3 of the MGCL, if the Westbrook Fund I, L.P. and Westbrook Co. Investment Partnership I, L.P. (and any other beneficial owner of shares of stock of the Corporation beneficially owned by either such Westbrook entity) were not "interested stockholders" as defined in Subtitle 6 of Title 3 of the MGCL.

          WHEREAS, the Special Committee has been informed by Goldman Sachs & Co. that it is of the opinion that the consideration proposed to be received by the holders of issued and outstanding shares of common stock of the Corporation pursuant to the proposed Merger is fair to such holders from a financial point of view; and

          WHEREAS, after due consideration and discussion of the Merger Agreement and the proposed actions and transactions contemplated thereby and other factors deemed material by the Board of Directors, the Board of Directors has determined it to be fair and reasonable to and in the best interests of the Corporation and its stockholders that the proposed Merger be consummated and that the Merger Agreement be executed, delivered and performed by the Corporation; and

          WHEREAS, after due consideration and discussion of the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby and other factors deemed material by the Board of Directors in its capacity as the Board of Directors of the general partner of the Partnership, the Board of Directors has determined it to be fair and reasonable to and in the best interests of the Partnership and the unit holders of partnership units therein that the proposed Partnership Merger be consummated and that the Partnership Merger Agreement be executed, delivered and performed by the Corporation in its capacity as general partner or the Partnership; and

          WHEREAS, the Board of Directors deems it advisable and in the best interest of the Corporation for the Merger Agreement and the proposed actions and transactions contemplated thereby, including, without limitation, the Merger and the Charter Amendment, and the Partnership Merger, to be submitted for consideration by the stockholders of the Corporation at a special meeting thereof.

          NOW, THEREFORE, IT IS HEREBY RESOLVED, that the entry by the Corporation into the Merger Agreement, and the performance by the Corporation of its obligations under the Merger Agreement, and the entry by the Corporation, in its capacity as general partner of the Partnership, on behalf of the Partnership, into the Partnership Merger Agreement and the performance by the Corporation, in its capacity as general partner of the Partnership, of the obligations of the Partnership under the Partnership Merger Agreement be, and hereby is, authorized and approved, the Board of Directors having determined, on behalf of the Corporation in its individual capacity and in its capacity as general partner or the Partnership, that the proposed transactions contemplated by each of the aforesaid agreements are fair and reasonable to and in the best interests of the Corporation and its stockholders as well as the Partnership and its unit holders; and it is

          FURTHER RESOLVED, that the Board of Directors declares the Merger Agreement and the proposed actions and transactions contemplated thereby including, but not limited to, the Merger and the Charter Amendment, and the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby including, but not limited to, the Partnership Merger, to be advisable substantially upon the terms and conditions set forth in the Merger Agreement and the Partnership Merger Agreement, respectively, which Merger Agreement including, without limitation, Exhibit D thereto which sets forth the proposed Charter Amendment (a copy of which is attached hereto as Exhibit A), and Partnership Merger Agreement, are incorporated herein by reference and constitute a part hereof, and authorizes and approves the Merger Agreement and the proposed actions and transactions contemplated thereby, and the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby, including, without limitation, the Partnership merger and the Partnership Amendment; and it is

          FURTHER RESOLVED, that the Board of Directors has determined that at such time as the proposed Merger and the proposed Partnership Merger are consummated, it will no longer be in the best interest of the Corporation to continue to qualify as a real estate investment trust ("REIT") and that the Corporation should terminate its status as a

REIT as of the time of consummation of the proposed Merger and the proposed Partnership Merger; and it is

          FURTHER RESOLVED, that the Board of Directors does hereby advise and recommend that the Corporation terminate its status as REIT, and amend its Charter, including the provision of Article V, thereof as set forth on Exhibit A attached hereto and incorporated herein by reference, in connection with the proposed Merger.

          FURTHER RESOLVED, that the Board of Directors directs that the proposed Merger, the proposed Charter Amendment, the proposed Partnership Merger and the other proposed actions and transactions contemplated by the Merger Agreement, the resolutions of the Board of Directors recommending the Charter Amendment and the proposed termination by the Corporation of its status as a REIT (the "Recommending Resolution"), and the proposed termination by the Corporation of its status as a REIT as of the time of the consummation of the proposed Merger and the proposed Partnership Merger, be submitted for consideration and approval by the stockholders of the Corporation entitled to vote thereon at a special meeting of stockholders to be called for such purpose, among other purposes (the "Special Meeting"); and it is

          FURTHER RESOLVED, that the Special Meeting is hereby called by the Board of Directors for a date to be set by the officers of the Corporation, or any of them, which date shall be within one hundred twenty (120) days from the date hereof, and the Board of Directors hereby establishes the record date for determining the stockholders entitled to vote at the Special Meeting as the close of business on the date on which the notice of the Special Meeting is sent, which date shall be not more than forty-five (45) nor less than twenty
(20) days preceding the date of the Special Meeting; and it is

          FURTHER RESOLVED, that the Board of Directors does hereby advise and recommend that the stockholders of the Corporation approve the Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation, the Merger and the Charter Amendment, the Recommending Resolution and the proposed termination by the Corporation of its status as a REIT as of the time of consummation of the proposed Merger; and it is

          FURTHER RESOLVED, that the Board of Directors, on behalf of the Corporation in its capacity as sole general partner or the Partnership, recommends that the holders of partnership units of the Partnership approve and adopt the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation, the Partnership Merger and the Partnership Amendment; and it is

          FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver in the name and on behalf of the Corporation, the Merger Agreement, with such modifications, additions, or deletions as may be approved by such officer, such approval to be conclusively evidenced by the execution by such officer of the Merger Agreement containing such modifications, additions or deletions, and to execute and deliver in the name and on behalf of the Corporation such other agreements, certificates, instruments and documents including, without limitation, the Escrow Agreement, the Lessee/Manager Agreement and the Voting Agreement referred to in the Merger Agreement, and to take such actions which such officer may determine to be necessary or desirable, in his or her discretion, in connection with the entry by the Corporation into the Merger Agreement and the performance by the Corporation of its obligations thereunder; and it is

          FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation in its capacity as general partner of the Partnership, the Partnership Merger Agreement, with such modifications, additions or deletions as may be approved by such officer, such approval to be conclusively evidenced by the execution by such officer of the Partnership Merger Agreement containing such modifications, additions or deletions, and to execute and deliver, in the name and on behalf of the Corporation in its capacity as general partner of the Partnership, such other agreements, certificates, instruments and documents, and to take such actions which such officer may determine to be necessary or desirable, in his or her discretion, in connection with the entry by the Corporation, in its capacity as general partner of the Partnership, on behalf of the Partnership, into the Partnership Merger Agreement and the performance by the Corporation, in its capacity as general partner of the Partnership, of the obligations of the Partnership thereunder; and it is

          FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to cause the Special Meeting to be held for the purpose, among other things, of having the stockholders of the Corporation, consider and approve the proposed Merger, the proposed Charter Amendment, the proposed Partnership Merger, and the other proposed actions and transactions contemplated by the Merger Agreement, the Recommending Resolution, and the proposed termination by the Corporation of its status as a REIT as of the time of consummation of the proposed Merger; and it is

          FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to prepare or cause to be prepared and filed with the Securities and Exchange Commission a proxy statement and any other filing under applicable securities laws as required in connection with and in furtherance of the Special Meeting and to take such other and further action and to enter into such other agreements, including, without limitation, agreements with one or more proxy solicitors, as such officer may deem necessary or desirable, in the discretion of such officer, in connection with the Special Meeting; and it is

          FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Corporation, in its individual capacity and in its capacity as general partner of the Partnership to submit to the stockholders at the Special Meeting for their approval, the proposed Merger, the proposed Charter Amendment, the proposed Partnership Merger and the other proposed actions and transactions contemplated by the Merger Agreement, the Recommending Resolution and the proposed termination by the Corporation of its status as a REIT as of the time of consummation of the proposed Merger, consistent with all applicable requirements of the MGCL, federal securities laws and any other applicable laws or regulations; and it is

          FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to cause a special meeting of the holders of units of partnership interests in the Partnership to be held and/or to cause to be prepared and sent to holders of units of partnership interests in the Partnership a consent solicitation information statement, for the purpose, among other things, of having such unit holders of the Partnership consider, approve and adopt the Partnership Merger Agreement and the proposed actions and transactions contemplated thereby including, without limitation, the Partnership Merger and the Partnership Amendment; and it is

          FURTHER RESOLVED, that in connection with the Merger, the Corporation be, and hereby is, authorized to issue up to 20,000,000 shares of its Common Stock to the stockholders of the Buyer upon conversion of the issued and outstanding shares of stock of Buyer; and it is

          FURTHER RESOLVED, that upon approval of the proposed Merger, the proposed Charter Amendment, the proposed Partnership Merger and the other proposed transactions contemplated by the Merger Agreement, the Recommending Resolution and the termination of the Corporation's status as a REIT as of the time of consummation of the proposed Merger (collectively the "Actions and Transactions"), by the stockholders of the Corporation entitled to vote thereon by the requisite vote required by the Charter of the Corporation and applicable law, and the approval of the proposed actions and transactions contemplated by the Partnership Merger Agreement including, without limitation the Partnership Merger, by the unit holders of the Partnership by the requisite vote, the Actions and Transactions shall be submitted to the Board of Directors for ratification and approval as a condition to consummation thereof; and it is

          FURTHER RESOLVED, that if the Actions and Transactions are not ratified and approved by the Board of Directors within a reasonable time, not to exceed twenty (20) days after approval thereof by the stockholders of the Corporation (unless extended by the Board of Directors), such Actions and Transactions shall be deemed to be abandoned and shall not be implemented or consummated; and it is

          FURTHER RESOLVED, that if the Actions and Transactions are ratified and approved by the Board of Directors within a reasonable period of time after approval thereof by the stockholders of the Corporation, then upon, and only upon, such ratification and approval by the Board of Directors, (i) the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Corporation, in its individual capacity and its capacity as general partner or the Partnership, such agreements, certificates, instruments and documents and to take such actions which such officer may determine to be necessary or desirable, in his or her discretion, in order to effect the Charter Amendment and to consummate the proposed Merger, the proposed Partnership Merger and the other proposed actions and transactions contemplated by the Merger Agreement and the Partnership Merger Agreement and the termination of the Corporation's status as a REIT; and (ii) the Chairman, Vice Chairman, President, any Vice President and other proper officers of the Corporation, be, and each of them hereby is, authorized and directed to execute, deliver, acknowledge and file with the

State Department of Assessments and Taxation of Maryland ("Department") Articles of Amendment containing the Charter Amendments and Articles of Merger, in such form or as may be approved by such officer, said approval to be conclusively evidenced by the execution by such officer of the Articles of Merger and/or the Articles of Amendment containing such modifications, additions or deletions; and it is

          FURTHER RESOLVED, that pursuant to Section 3-603(c) of the MGCL, any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any present or future stockholder of the Corporation, any present or future "affiliate" or "associate" (as such terms are defined in Section 3-601 of the MGCL) of any present or future stockholder, any other person acting in concert with, or as a group with, any present or future stockholder (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended), and/or any other person or entity be, and the same hereby is, exempted from the provisions Section 3-602 of the MGCL; provided, however, that this resolution may be altered or repealed, in whole or in part, at any time by the Board of Directors of the Corporation; and it is

          FURTHER RESOLVED, that if the Merger is not consummated for any reason including, but not limited to, abandonment of the Merger prior to its effective date, the proposed termination by the Corporation of its status as a REIT as of the time of consummation of the proposed Merger shall also be deemed abandoned and the Corporation shall continue to qualify as a REIT; and it is

          FURTHER RESOLVED, that the Board of Directors authorizes and approves the entry by the Corporation into that certain Agreement for Transaction Success Bonus with R. Terrence Crowley, the Chief Operating Officer of the Corporation, substantially in the form presented to each Director for review, and the performance by the Corporation of its obligations thereunder including, without limitation, the payment to Mr. Crowley of the Transaction Success Bonus referred to therein, and the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver the Agreement for Transaction Success Bonus, with such modifications, additions or deletions as may be approved by such officer, and to execute and deliver such other agreements, certificates, instruments and documents and to take such actions as such officer may determine to be necessary or desirable, in his or her discretion, in connection with the entry by the Corporation into the Agreement for Transaction Success Bonus and the performance by the Corporation of its obligations thereunder; and it is

          FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, in its individual capacity, in its capacity as general partner of the Partnership and/or in its capacity as the stockholder, partner or member of any corporation, partnership or limited liability company, to prepare, negotiate, execute, deliver, acknowledge and/or file any agreements, certificates, instruments, notices, requests, consents and documents, and to take, or cause to be taken, any action or actions which such officer may determine to be necessary, advisable or desirable, in his or her discretion, in connection with the entry by the Corporation into the Merger Agreement, the performance by the Corporation of its obligations under the Merger Agreement and the consummation of the actions and transactions contemplated by the Merger Agreement including, without limitation, the Merger and the Charter Amendment, and in connection with the entry by the Corporation, in its capacity as general partner or the Partnership, on behalf of the Partnership, into the Partnership Merger Agreement, the performance by the Corporation, in its capacity as general partner of the Partnership, of the obligations of the Partnership under the Partnership Merger Agreement and the consummation of the actions and transactions contemplated by the Partnership Merger Agreement, or to otherwise effectuate the full intent and purposes of any or all of the foregoing resolutions, subject however to approval by the stockholders of the Corporation and ratification and approval by the Board of Directors as provided in the foregoing resolutions; and it is

          FURTHER RESOLVED, that the Special Committee shall remain as presently constituted and, in addition to the powers previously delegated to the Special Committee, the Board of Directors hereby delegates to the Special Committee all powers of the Board of Directors which, under the Charter and Bylaws of the Corporation and applicable law, can be delegated to a committee, and the Special Committee is authorized and empowered, to: (a) take, or authorize and approve, such action, and authorize the officers of the Corporation to take such actions, subsequent to execution and delivery of the Merger Agreement and the agreements, certificates, instruments and documents to be executed and delivered contemporaneous therewith and the Partnership Merger Agreement but prior to consummation of the Actions and Transactions, as the Special Committee may deem necessary or desirable in connection with the Merger Agreement, the other agreements, certificates, instruments and documents executed contemporaneous therewith and the Partnership Merger Agreement, and the performance by the Corporation of its obligations thereunder including, without limitation, resolution of disputes relating thereto, (b) negotiate amendments to the Merger Agreement, the other agreements, certificates, instruments and documents executed contemporaneous therewith and/or the Partnership Agreement which the Special Committee deems necessary or desirable and submit such amendments to the Board of Directors for approval, (c) adopt procedures pending the completion of the Actions and Transactions limiting the authority of the officers of the Corporation who have an interest in SPH Acquisition, LLC, to take action which the Special Committee determines, in its discretion, to be other than in the best interest of the Corporation and its stockholders and (d) authorize and approve agreements and arrangements with officers and employees of the Corporation and salaries, bonuses and other compensation to be paid by the Corporation to its officers and employees; provided, however, that consummation of the Actions and Transactions shall be and remain subject to approval by the Stockholders of the Corporation and ratification and approval by the Board of Directors as provided in the foregoing resolutions.

                                                                      APPENDIX D

                               COMPOSITE CHARTER

                                      OF

                        SUNSTONE HOTEL INVESTORS, INC.


                                   ARTICLE I

          The undersigned, Lezli E. Beach, whose post office address is 4675 MacArthur Court, Suite 1000, Newport Beach, California 92660-1846, being at least eighteen years of age and the sole incorporator of Sunstone Hotel Partners, Inc., does, pursuant to Section 2-603(b) of the Maryland General Corporation Law, no organizational meeting or action of the Board of Directors having occurred or been taken, hereby amend the Articles of Incorporation of Sunstone Hotel Investors, Inc.


                                  ARTICLE II

                                     NAME


          The name of the corporation (which is hereinafter called the "Corporation") is:

                        Sunstone Hotel Investors, Inc.


                                  ARTICLE III

                                   PURPOSES


          The purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Laws of the State of Maryland now or hereafter in force.

          The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Articles of Incorporation of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

                                  ARTICLE IV

                         PRINCIPAL OFFICE IN MARYLAND
                              AND RESIDENT AGENT


          The address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Inc., 11 East Chase Street, Suite 7C, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Inc., a Maryland corporation, 11 East Chase Street, Suite 7C, Baltimore, Maryland 21202.


                                   ARTICLE V

                            SHARES OF CAPITAL STOCK


     SECTION 1.  Authorized Shares of Capital Stock.

          (a) Authorized Shares. The total number of shares of capital stock of all classes that the Corporation has authority to issue is One Hundred Sixty Million (160,000,000) shares of capital stock (par value One Cent ($.01) per share), consisting of: (i) One Hundred Fifty Million (150,000,000) shares of Common Stock, par value One Cent ($.01) per share (the "Common Shares"); and
(ii) Ten Million (10,000,000) shares of Preferred Stock, par value One Cent ($.01) per share (the "Preferred Shares") which may be issued in one or more classes as described in Section 3 of Article V. The Common Shares and each class of the Preferred Shares shall each constitute a separate class of capital stock of the Corporation.

          The Board of Directors may classify and re-classify any unissued shares of capital stock in accordance with Section 4 of Article V hereof.

          (b) Terminology and Aggregate Par Value.   The Common Shares and
Preferred Shares are collectively referred to herein as the "Equity Shares." The aggregate par value of all of the authorized Equity Shares having par value of $1,600,000.

     SECTION 2.  Common Shares.

          Subject to the provisions of Sections 3 and 4 of this Article V, the Common Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and such other rights as may be afforded by law:

          (a) Voting Rights. Except as may otherwise be required by law, each holder of Common Shares shall have one vote in respect of each Common Share on all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Shares.

          (b) Dividend Rights. Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Shares of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and the holders of the Common Shares shall share ratably in any such dividends, in proportion to the number of shares of Common Shares held by them respectively, on a share for share basis.

          (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of capital stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation are entitled, together with the holders of any other class of capital stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

     SECTION 3.  Preferred Shares.

          The Preferred Shares may be issued from time to time in one or more classes. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued class of Preferred Shares, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such class shall be payable and the preference, if any , which such dividends shall have relative to dividends on shares of any other class or classes of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such class shall be cumulative; the voting rights, if any, to be provided for shares of such class; the rights, if any, which the holders of shares of such class shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such class shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange, of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such class; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may declare to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such class and to increase or decrease the number of shares of any class prior to the issuance of shares of that class and to increase or decrease the number of shares of any class subsequent to the issuance of shares of that class, but not to decrease such number below the number of shares of such class then outstanding. In case the number of shares of any class shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class.

     SECTION 4.  Classification and Reclassification of Capital Stock.

          (a) The power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, by determining, fixing, or altering one or more of the following:

              (i) The distinctive designation of such class and the number of shares to constitute such class; provided that, unless otherwise prohibited by the terms of such or any other class, the number of shares of any class may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class which have been redeemed, purchased, otherwise acquired or converted into Common Shares or any other class shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

              (ii) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

              (iii) Whether or not shares of such class shall having voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

              (iv) Whether or not such shares of such class shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

              (v) Whether or not shares of such class shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

              (vi) The rights of the holders of shares of such class upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class of stock.

              (vii) Whether or not there shall be any limitations applicable, while shares of such class are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

              (viii) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class, not inconsistent with law and the Charter of the Corporation.

          (b) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class of stock of the Corporation shall be deemed to rank;

              (i) prior to another class either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference on priority to holders of such other class;

              (ii) on a parity with another class either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class; and

              (iii) junior to another class either as to dividends or upon liquidation, if the rights of the holders of such class shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.


                                  ARTICLE VI

                            THE BOARD OF DIRECTORS


     SECTION 1.  Number and Qualification of Directors.

          (a) Authorized Number. The number of Directors of the Corporation shall not be less than nine (9) nor more than twelve (12), with the exact number of Directors to be fixed from time to time by the shareholders or by the affirmative vote of at least 80% of the Board of Directors but shall never be less than the minimum number permitted by the General Laws of the State of Maryland nor or hereafter in force. The exact number of directors presently authorized shall be nine (9) until changed within such specified limit in the manner prescribed above. A director need not be a shareholder.

          (b) Initial Directors. The names of the directors who will serve until the first annual meeting (or until such directors' class, determined in accordance with Section 2 of this Article VI, expires) and until their successors are elected and qualify are as follows:

              Robert A. Alter
              Charles L. Biederman
              C. Robert Enever

          (c) Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be comprised of persons who are not officers or employees of the Corporation.

          (d) Definition of Affiliate. For purposes of the foregoing subsection, "Affiliate" of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

          (e) Amendment of this Section. Notwithstanding any other provisions of the Charter, or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, the Charter, or the Bylaws of the Corporation), the provisions of this Article VI shall not be amended, altered, changed or repealed unless duly authorized, approved and advised by not less than 80% of the authorized and elected members of the Board of Directors and approved by the affirmative vote of the holders of not less than 66-2/3% of the outstanding Equity Shares of the Corporation entitled to vote generally in the election of directors, voting separately as a class.

     SECTION 2.  Classified Board.

          The directors of the Corporation shall be and are hereby divided into three Classes, designated "Class I," "Class II" and "Class III," respectively. The number of directors in each Class shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting held in 1998; each initial director in Class II shall serve for a term ending on the date of the annual meeting held in 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting held in 1996. The three (3) initial directors of the Corporation named in Section 1(b) of Article VI of the Charter of the Corporation are classified as follows: Robert A. Alter- Class I; Charles L. Biederman - Class II; C. Robert Enever - Class III.

     SECTION 3.  Removal of Directors.

          Any director may be removed with or without cause by the affirmative vote of stockholders holding not less than 66-2/3% of all the votes entitled to be cast for the election of directors; provided, however, that in the case of
                                       --------  -------
any directors elected by holders of a class of Equity Shares other than Common Shares, such directors may be removed with or without cause, by the affirmative vote of all of the votes of that class of Equity Shares.

     SECTION 4.  Filling Vacancies.

          Except in the case of a vacancy on the Board of Directors among the directors elected by a class of Equity Shares other than Common Shares, any vacancy on the Board of Directors may be filled by the affirmative vote of the remaining directors (except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire Board of Directors), and, in the case of a vacancy resulting from the removal of a director, by the stockholders by the vote of a majority of the votes entitled to be cast in the election of directors. Any vacancy on the Board of Directors among the directors elected by a class of Equity Shares (other than Common Shares) may be filled by a majority of the remaining directors elected by that class or the sole remaining director elected by that class, or by the stockholders by a majority of the votes of that class.

     SECTION 5.  No Cumulative Voting.

          Stockholders shall not be entitled to cumulative voting rights with respect to the election of directors.

     SECTION 6.  Reserved Powers of the Board of Directors.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing provisions of Article VI or the provisions of Article VII of the Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                  ARTICLE VII

               PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                 CERTAIN POWERS OF THE CORPORATION AND OF THE
                          STOCKHOLDERS AND DIRECTORS


          The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

     SECTION 1.  Corporation as General Partner of the Partnership.

          The Corporation shall be authorized to act as the general partner of the Partnership. In addition, the Corporation shall be permitted to exchange Common Shares for partnership interests in the Partnership pursuant to the provisions contained in the Partnership Agreement and without any action by the stockholders.

     SECTION 2.  Board Authorization of Share Issuances.

          The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of any class of Equity Shares, whether nor or hereafter authorized, or securities convertible into any class of Equity Shares, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

     SECTION 3.  No Preemptive Rights.

          Except as provided by the Board of Directors in authorizing the issuance of Preferred Shares pursuant to Section 3 of Article V, no holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation, (ii) any warrants, rights, or options to purchase any such shares, or (iii) any other securities of the Corporation or obligations convertible into any shares of capital stock of the Corporation or such other securities or into warrants, rights or options to purchase any such shares or other securities.

     SECTION 4.  Powers of the Board of Directors.

          The Board of Directors of the Corporation shall, consistent with applicable law, have the power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

     SECTION 5.  Related Party Transactions.

          Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or transaction with any Person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder or member of such other party (an "Interested Officer/Director"), and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if: (i) the existence is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of a majority of the directors, including a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum of the Board of Directors; or (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes entitled to be cast by the stockholders, other than the votes of the shares held of record by the Interested Officers/Directors; or (iii) the contract or transaction is fair and reasonable to the Corporation. Any Interested Officer/Director of the Corporation or the stock owned by them or by a corporation, association, company, trust, partnership (limited or general) or other organization in which an Interested Officer/Director may have an interest, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.


                                 ARTICLE VIII

                               INDEMNIFICATION
                          AND LIMITATION OF LIABILITY


     SECTION 1.  Indemnification.

          (a) Indemnification of Agents. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer is or was serving at the request of the Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall indemnify other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. Any repeal or modification of this Section 1(a) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

          (b) Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

          (c) Indemnification Non-Exclusive. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     SECTION 2.  Limitation of Liability.

          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.


                                  ARTICLE IX

                                  AMENDMENTS


     SECTION 1.  Right to Amend Charter.

          The Corporation reserves the right from time to time to make any amendments to the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise.

     SECTION 2.  Amendment to the Charter of the Corporation.

          Notwithstanding any provision of law to the contrary, except as otherwise specifically provided in Section 3 of this Article IX and Section 1(e) of Article VI, the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the Corporation shall be sufficient, valid and effective, after due authorization, approval or advice by the Board of Directors, to approve and authorize any amendment to the Charter of the Corporation.

     SECTION 3.  Certain Amendments Requiring Special Stockholder Vote.

          (a) Notwithstanding any other provisions of the Charter or Bylaws of the Corporation (and in addition to any other vote, approval, authorization or advice (including that of the Board of Directors) that may be required by law, the Charter or the Bylaws of the Corporation), the affirmative vote of stockholders holding at least two-thirds (66-2/3%) of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this Article IX, Section 2 (classified Board) and Section 3 (removal of directors) of Article VI, Section 5 (no cumulative voting) of Article VI, Article VIII (indemnification of directors, officers, employees and agents and limitation of liability of officers and directors) and Section 2 (preemptive rights) of Article VII.

          (b) The stockholders of the Corporation shall have the right to adopt, alter or repeal the Bylaws of the Corporation. Subject to the right of the stockholders to adopt, alter and repeal Bylaws, the Board of Directors is expressly authorized to adopt, alter or repeal the Bylaws of the Corporation.


                                   ARTICLE X

                            DURATION OF CORPORATION

     SECTION 1.  General.

          The duration of the Corporation shall be perpetual.

     SECTION 2.  Change in Control or Dissolution of Corporation.

          Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all votes entitled to be cast by the stockholders shall be sufficient, valid and effective, after due authorization, approval or advice by the Board of Directors, to approve and authorize: (i) any consolidation or merger of the Corporation with or into another entity; (ii) any share exchange;
(iii) any sale of all or substantially all of the assets of the Corporation; or
(iv) any voluntary dissolution of the Corporation; provided, however, that the
                                                   --------  -------
Corporation may not merge, consolidate or engage in any share exchange or combination or sell all or substantially all of its assets unless such transaction includes a merger or consolidation of, or sale of assets by, the Partnership so long as the Corporation is the general partner of such entity.

          IN WITNESS WHEREOF, the undersigned has executed these Amended Articles of Incorporation and acknowledges the same to be her act, and further acknowledges, under the penalties of perjury, that, to the best of her knowledge, information and belief, the matters and facts contained herein are true in all material respects on this 22nd day of September, 1994.



                                   By: /s/ Lezli E. Beach
                                      --------------------
                                       Lezli E. Beach
                                       Sole Incorporator



WITNESS:

/s/ Kurt M. Clayton
----------------------

                                                                      APPENDIX E

                        SUNSTONE HOTEL INVESTORS, INC.

                              CHARTER AMENDMENTS


1. Article III of the Charter is to be amended by deleting in its entirety the second sentence of said Article III.

2.   The words "Section 5 of Article V" at the end of the first sentence of
     Section 1(a) of Article V are to be deleted in their entirety and"Section 3 of Article V" inserted in lieu thereof.

3.   The words "Section 6 of Article V" at the end of the third sentence of
     Section 1(a) of Article V are to be deleted in their entirety and "Section 4 of Article V" inserted in lieu thereof.

4. Sections 2, 4 and 7 of Article V of the Charter are to be deleted in their entirety.

5. The initial phrase of the first sentence of Section 3 of Article V of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

          Subject to the provisions of Sections 3 and 4 of this Article V, the Common Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the redemption and such other rights as may be afforded by law:.

6. The initial phrase of the first sentence of Section 6 of Article V of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

          The power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferenced stock, special stock or other stock, by determining, fixing or altering one or more of the following:.

7. Section 1 of Article VII of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

          The Corporation shall be authorized to act as the general partner of the Partnership. In addition, the Corporation shall be permitted to exchange Common Shares for partnership interests in the Partnership pursuant to the provisions contained in the Partnership Agreement and without any action by the stockholders.

8. Section 3 of Article VII of the Charter is to be deleted in its entirety and the following inserted in lieu thereof:

          Except as provided by the Board of Directors in authorizing the issuance of Preferred Shares pursuant to Section 3 of Article V, no holder of any stock or any securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation,
          (ii) any warrants, rights or options to purchase any such shares, or
          (iii) any other securities of the Corporation or obligations convertible into any shares of capital stock of the Corporation or such other securities or into warrants, rights or options to purchase any such shares or other securities.

9. Section 3 of Article IX of the Charter is to be amended by deleting in its entirety the last sentence of subsection (a) of said Section 3 of Article IX.

10. Section 3 of Article IX of the Charter is to be amended by deleting in its entirety subsection (b) of said Section 3 of Article IX and by redesignating subsection (c) of said Section 3 of Article IX as subsection
     (b) of said Section 3.

11. Sections 3, 5 and 6 of Article V of the Charter are to be renumbered as Sections 2, 3 and 4, respectively of Article V of the Charter.

                               PRELIMINARY COPY
       CONFIDENTIAL--For Use of Securities and Exchange Commission Only

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Stockholder Name:________________              Voter Control Number:____________


                        SUNSTONE HOTEL INVESTORS, INC.

   This Proxy is being solicited on behalf of the Board of Directors for the
            special meeting of stockholders to be held on   , 1999.

   The undersigned hereby appoints _______________, ________________ and
______________, or any of them, with individual power of substitution, proxies to vote all shares of common stock of Sunstone Hotel Investors, Inc. which the undersigned may be entitled to vote at the special meeting of stockholders of Sunstone to be held in _________________, at ____ a.m. _____ time, on , 1999 and at any adjournment or postponement thereof, as designated on the reverse side of this proxy card, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. You are encouraged to specify your choice by marking the appropriate box on the reverse side. If you do not mark any box, your proxy will be voted in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you or your authorized agent signs and returns this card or unless you vote by proxy over the Internet or by telephone as described below. The undersigned hereby acknowledges receipt of the Notice of the special meeting of stockholders and the related Proxy Statement (with all annexes and enclosures)
dated       ,1999.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given on any proposal, this proxy will be voted FOR the proposal and if any other matters should properly come before the special meeting, such shares will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

   Instead of signing and returning this proxy card, you may vote by proxy over the Internet or by telephone in accordance with the instructions set forth below. Sunstone is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone in accordance with the procedures set forth on this proxy card will be valid under Maryland law.

PROXY VOTING BY INTERNET

   In order to vote by proxy over the Internet go the web site www.________.com. Enter your _____ digit Voter Control Number located on you proxy card, and follow the instructions provided.

PROXY VOTING BY TELEPHONE

   In order to vote by proxy via telephone, please call the toll-free number ________________ on a touch-tone phone, enter your _______ digit Voter Control Number located on your proxy card and follow the recorded instructions.


                 (Continued and to be signed on reverse side)
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                            The Board of Directors recommends a vote FOR each of the Merger Proposals.

                                                                                        FOR     AGAINST       ABSTAIN

Proposal to approve the merger of SHP Investors Sub, Inc. with and into Sunstone
Hotel Investors, Inc. pursuant to an Agreement and Plan of Merger dated as of
July 12, 1999 among SHP Acquisition L.L.C, SHP Investors Sub, Inc. and Sunstone
Hotel Investors, Inc. all as described in the accompanying proxy statement              [_]         [_]          [_]

Proposal to approve the resolutions of the Board of Directors recommending that
Sunstone Hotel Investors, Inc. terminate its status as a real estate investment trust qualifying as such under Section 856 through 860 of the Internal Revenue
Code of 1986, as amended, and amend the provisions of its Charter, including
Article V thereof, and to approve the implementation of such actions, all as
described in the accompanying proxy statement                                           [_]         [_]          [_]

Proposal to approve the amendment of Articles III, V, VII and IX of the Charter of Sunstone Hotel Investors, Inc. in connection with the proposed merger, all as
described in the accompanying proxy statement                                           [_]         [_]          [_]

Please check this box if you plan to attend the special meeting [_]

SIGNATURE(S)___________________________________________  DATE__________________________

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

IMPORTANT:  Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title. In order to insure that your shares will be represented at the special meeting of stockholders, please sign, date and return this proxy promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote in person.
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